                   AS FILED WITH THE SEC ON APRIL 23, 2003



                                                     REGISTRATION NO. 333-103474

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 PRE-EFFECTIVE
                                AMENDMENT NO. 1

                                 ---------------

                          PRUCO LIFE INSURANCE COMPANY
                          ----------------------------
                           (EXACT NAME OF REGISTRANT)

                                     ARIZONA
 -----------------------------------------------------------------------------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                    22-194455
                     ---------------------------------------
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                        C/O PRUCO LIFE INSURANCE COMPANY
                              213 WASHINGTON STREET
                          NEWARK, NEW JERSEY 07102-2992
                                 (973) 802-7333
 -----------------------------------------------------------------------------
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                THOMAS C. CASTANO
                               ASSISTANT SECRETARY
                          PRUCO LIFE INSURANCE COMPANY
                              213 WASHINGTON STREET
                          NEWARK, NEW JERSEY 07102-2992

                                 (973) 802-4708
 -----------------------------------------------------------------------------
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:


                             C. CHRISTOPHER SPRAGUE

                                 VICE PRESIDENT,
                                CORPORATE COUNSEL
                            THE PRUDENTIAL INSURANCE
                               COMPANY OF AMERICA
                              213 WASHINGTON STREET
                          NEWARK, NEW JERSEY 07102-2992

                                 (973) 802-6997

================================================================================

Approximate date of commencement of proposed sale to the public--May 1, 2003

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ........................[X]

                                   CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------
     TITLE OF EACH             AMOUNT            PROPOSED            PROPOSED           AMOUNT OF
  CLASS OF SECURITIES           TO BE         MAXIMUM OFFERING    MAXIMUM AGGREGATE    REGISTRATION
    TO BE REGISTERED         REGISTERED*      PRICE PER UNIT*      OFFERING PRICE          FEE
-----------------------   -----------------  ------------------   -----------------    ------------
Market-value adjustment
 annuity contracts
 (or modified
 guaranteed
 annuity contracts)         $ 200,000,000                           $ 200,000,000      $ 16,180.00

----------------
*   Securities are not issued in predetermined units






The risk factors associated with these securities are discussed in the prospectuses included with this registration statement. The exhibit index appears in Part II of this registration statement. Prudential Investment Management Services LLC distributes these securities on a best efforts basis.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

STRATEGIC PARTNERS(SM)

ANNUITY ONE 3

VARIABLE ANNUITY
--------------------------------------------------------------------------------
PROSPECTUS: MAY 1, 2003


THIS PROSPECTUS DESCRIBES AN INDIVIDUAL VARIABLE ANNUITY CONTRACT OFFERED BY PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE). PRUCO LIFE IS A WHOLLY-OWNED SUBSIDIARY OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA.


THE FUNDS
------------------------------------------------------------


Strategic Partners Annuity One offers a wide variety of investment choices, including 27 variable investment options that invest in mutual funds managed by these leading asset managers:


PRUDENTIAL INVESTMENTS LLC
JENNISON ASSOCIATES LLC
A I M CAPITAL MANAGEMENT, INC.
ALLIANCE CAPITAL MANAGEMENT, L.P.

CALAMOS ASSET MANAGEMENT, INC.

DAVIS ADVISORS

DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LIMITED


FIDELITY MANAGEMENT & RESEARCH COMPANY


GE ASSET MANAGEMENT, INCORPORATED

INVESCO FUNDS GROUP, INC.
JANUS CAPITAL MANAGEMENT LLC

MASSACHUSETTS FINANCIAL SERVICES COMPANY (MFS)


PACIFIC INVESTMENT MANAGEMENT COMPANY LLC (PIMCO)


SALOMON BROTHERS ASSET MANAGEMENT INC.


You may choose between two basic versions of Strategic Partners Annuity One. One version, the Contract With Credit, provides for a bonus credit that we add to each purchase payment you make. If you choose this version of Strategic Partners Annuity One, some charges and expenses may be higher than if you choose the version without the credit. Those higher charges could exceed the amount of the credit under some circumstances, particularly if you withdraw purchase payments within a few years of making those purchase payments.

PLEASE READ THIS PROSPECTUS
------------------------------------------------------------


Please read this prospectus before purchasing a Strategic Partners Annuity One variable annuity contract, and keep it for future reference. Current prospectuses for the underlying mutual funds accompany this prospectus. These prospectuses contain important information about the mutual funds. Please read these prospectuses and keep them for reference as well. The Risk Factors section relating to the market value adjustment option appears on page 14 of this prospectus.


TO LEARN MORE ABOUT STRATEGIC PARTNERS ANNUITY ONE
------------------------------------------------------------


To learn more about the Strategic Partners Annuity One variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2003. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 450 5th Street N.W., Washington, D.C. 20549-0102. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 942-8090. The SEC maintains a Web site (http://www.sec.gov) that contains the Strategic Partners Annuity One SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is on Page 60 of this prospectus.


FOR A FREE COPY OF THE SAI CALL US AT:
------------------------------------------------------------

- (888) PRU-2888 or write to us at:
- Prudential Annuity Service Center
  P.O. Box 7960
  Philadelphia, PA 19101

THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN STRATEGIC PARTNERS ANNUITY ONE IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


STRATEGIC PARTNERS(SM) IS A SERVICE MARK OF THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA                                                                 ORD01142

CONTENTS
--------------------------------------------------------------------------------


                                       PART I: STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS
                                       -------------------------------------------------

                                       SUMMARY
                                       -------
                                                Glossary...........................................      6
                                                Summary............................................     10
                                                Risk Factors.......................................     14
                                                Summary of Contract Expenses.......................     15
                                                Expense Examples...................................     18

                                       PART II: STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS
                                       ------------------------------------------------------------

                                       SECTIONS 1-9
                                       ------------------------------------------------------------

                                           Section 1: What is the Strategic Partners Annuity One
                                             Variable Annuity?.....................................     24
                                                Short Term Cancellation Right or "Free Look".......     25

                                           Section 2: What Investment Options Can I Choose?........     26
                                                Variable Investment Options........................     26
                                                Fixed Interest Rate Options........................     27
                                                Market Value Adjustment Option.....................     28
                                                Transfers Among Options............................     30
                                                Market Timing......................................     30
                                                Other Available Features...........................     31
                                                Voting Rights......................................     31
                                                Substitution.......................................     32

                                           Section 3: What Kind of Payments Will I Receive During
                                             the Income Phase? (Annuitization).....................     33
                                                Payment Provisions Without the Guaranteed Minimum
                                                  Income Benefit...................................     33
                                                    Option 1: Annuity Payments for a Fixed
                                                      Period.......................................     33
                                                    Option 2: Life Income Annuity Option...........     33
                                                    Option 3: Interest Payment Option..............     33
                                                    Other Annuity Options..........................     34
                                                    Tax Considerations.............................     34
                                                Guaranteed Minimum Income Benefit..................     34
                                                    GMIB Option 1 -- Single Life Payout Option.....     35
                                                    GMIB Option 2 -- Joint Life Payout Option......     35
                                                Income Appreciator Benefit.........................     36

                                           Section 4: What is the Death Benefit?...................     38
                                                Beneficiary........................................     38
                                                Calculation of the Death Benefit...................     38
                                                Guaranteed Minimum Death Benefit...................     38
                                                Special Rules If Joint Owners......................     39
                                                Payout Options.....................................     40
                                                Earnings Appreciator Benefit.......................     40
                                                Spousal Continuance Benefit........................     41

                                           Section 5: How Can I Purchase a Strategic Partners
                                             Annuity One Contract?.................................     43
                                                Purchase Payments..................................     43
                                                Allocation of Purchase Payments....................     43
                                                Credits............................................     43
                                                Calculating Contract Value.........................     44

--------------------------------------------------------------------------------


                                           Section 6: What are the Expenses Associated with the
                                             Strategic Partners Annuity One Contract?..............     45
                                                Insurance and Administrative Cost..................     45
                                                Earnings Appreciator Benefit Charge................     45
                                                Guaranteed Minimum Income Benefit Charge...........     46
                                                Income Appreciator Benefit Charge..................     46
                                                Contract Maintenance Charge........................     47
                                                Withdrawal Charge..................................     47
                                                Waiver of Withdrawal Charges.......................     48
                                                Taxes Attributable to Premium......................     48
                                                Transfer Fee.......................................     49
                                                Company Taxes......................................     49
                                                Underlying Mutual Fund Fees........................     49
                                           Section 7: How Can I Access My Money?...................     50
                                                Withdrawals During the Accumulation Phase..........     50
                                                Automated Withdrawals..............................     50
                                                Income Appreciator Benefit Options During the
                                                  Accumulation Phase...............................     50
                                                Suspension of Payments or Transfers................     52
                                           Section 8: What are the Tax Considerations Associated
                                             with the Strategic Partners Annuity One Contract?.....     53
                                                Contracts Owned by Individuals (Not Associated with
                                                  Tax-Favored Retirement Plans)....................     53
                                                Contracts Held by Tax-Favored Plans................     55
                                           Section 9: Other Information............................     59
                                                Pruco Life Insurance Company.......................     59
                                                The Separate Account...............................     59
                                                Sale and Distribution of the Contract..............     59
                                                Litigation.........................................     60
                                                Assignment.........................................     60
                                                Financial Statements...............................     60
                                                Statement of Additional Information................     60
                                                Householding.......................................     61
                                                Market Value Adjustment Formula....................     62
                                                IRA Disclosure Statement...........................     65
                                           Appendix................................................     69
                                                Accumulation Unit Values...........................     69



                                       PART III: PROSPECTUSES
                                       ----------------------

                                       VARIABLE INVESTMENT OPTIONS
                                       ---------------------------

                                        THE PRUDENTIAL SERIES FUND, INC.

                                        JANUS ASPEN SERIES


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 4

PART I SUMMARY
--------------------------------------------------------------------------------
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SUMMARY

GLOSSARY
--------------------------------------------------------------------------------
WE HAVE TRIED TO MAKE THIS PROSPECTUS AS EASY TO READ AND UNDERSTAND AS POSSIBLE. BY THE NATURE OF THE CONTRACT, HOWEVER, CERTAIN TECHNICAL WORDS OR TERMS ARE UNAVOIDABLE. WE HAVE IDENTIFIED THE FOLLOWING AS SOME OF THESE WORDS OR TERMS.

ACCUMULATION PHASE

The period that begins with the contract date (which we define below) and ends when you start receiving income payments, or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

ADJUSTED CONTRACT VALUE

When you begin receiving income payments, the value of your contract minus any charge we impose for premium taxes.


ANNUITANT



The person whose life determines the amount of income payments that we will pay. If the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.


ANNUITY DATE

The date when income payments are scheduled to begin.

BENEFICIARY

The person(s) or entity you have chosen to receive a death benefit.

CONTRACT DATE

The date on which we credit your initial purchase payment. We will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

CONTRACT OWNER, OWNER, OR YOU

The person entitled to the ownership rights under the contract.

CONTRACT VALUE

This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your contract value will go up or down based on the performance of the investment options you choose.

CONTRACT WITH CREDIT


A version of the annuity contract that provides for a bonus credit with each purchase payment that you make and has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit.


CONTRACT WITHOUT CREDIT


A version of the annuity contract that does not provide a credit and has lower withdrawal charges and insurance and administrative costs than the Contract With Credit.


CREDIT

If you choose the Contract With Credit, this is the bonus amount that we allocate to your account each time you make a purchase payment. The amount of the credit is a percentage of the purchase payment. Bonus credits generally are not recaptured once the free look period expires. Our reference in the preceding sentence to "generally are not recaptured" refers to the fact that we have the contractual right to deduct, from the death benefit we pay, the amount of any credit corresponding to a purchase payment made within one year of death.

DEATH BENEFIT

If the sole owner dies, or if jointly owned, the first to die of the owner or joint owner, the beneficiary you designate will receive, at a minimum, the total amount invested, reduced by withdrawals or a potentially greater amount related to market appreciation. The guaranteed minimum death benefit is available for an additional charge.

DOLLAR COST AVERAGING FIXED RATE OPTION (DCA FIXED RATE OPTION)

An investment option that offers a fixed rate of interest for a selected period during which periodic transfers are

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SUMMARY

automatically made to selected variable investment options or to the one-year fixed rate option. We guarantee your money will earn at least 3% while it is allocated to this option. Payments you allocate to the DCA Fixed Rate Option become part of Pruco Life's general assets until they are transferred.

EARNINGS APPRECIATOR BENEFIT (EAB)

An optional feature available for an additional charge that may provide a supplemental death benefit based on earnings under the contract.

FIXED INTEREST RATE OPTIONS

Investment options that offer a fixed rate of interest for either a one-year period (fixed rate option) or a selected period during which periodic transfers are made to selected variable investment options or to the one-year fixed rate option (dollar cost averaging fixed rate option).

GMDB PROTECTED VALUE

The guaranteed amount of the guaranteed minimum death benefit, which may equal the GMDB roll-up value, the GMDB step-up value, or the greater of the two. The protected value will be subject to certain age restrictions and time durations, however it will still increase by subsequent invested purchase payments and reduce by withdrawals.

GMDB ROLL-UP

We may use the GMDB roll-up value to compute the GMDB protected value of the guaranteed minimum death benefit.

     The GMDB roll-up is equal to the invested purchase payments compounded daily at an effective annual interest rate of 5% (if the sole owner or the older of the owner and joint owner is less than 80 years old on the contract date) or 3% (if the sole owner or the older of the owner and joint owner is between 80 and 85 years old on the contract date) starting on the date that each invested purchase payment is made, reduced by withdrawals.

GMDB STEP-UP

We may use the GMDB step-up value to compute the GMDB protected value of the guaranteed minimum death benefit.

     If the sole owner or the older of the owner and joint owner is less than age 80 on the contract date, the GMDB step-up before the first contract anniversary is the initial invested purchase payment increased by subsequent invested purchase payments and reduced by the effect of withdrawals. The GMDB step-up on each contract anniversary will be the greater of the previous GMDB step-up and the contract value as of such contract anniversary. Between contract anniversaries, the GMDB step-up will be increased by invested purchase payments and reduced by the effect of withdrawals.

     If the sole owner or the older of the owner and joint owner is between age 80 and 85 on the contract date, the GMDB step-up before the third contract anniversary is the sum of invested purchase payments, reduced by the effect of withdrawals. On the third contract anniversary the GMDB step-up will be adjusted to the greater of the then current GMDB step-up or the contract value as of that contract anniversary.

GMIB PROTECTED VALUE


We may use the GMIB protected value to calculate annuity payments should you annuitize under the guarantee minimum income benefit.



     The value is calculated daily and is equal to the GMIB roll-up, until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries or number of years since last GMIB reset. At such point, the GMIB protected value will be increased by any subsequent invested purchase payments, reduced by withdrawals. You may elect to reset your GMIB protected value to equal your contract value twice over the life of the contract.


GMIB ROLL-UP

We will use GMIB roll-up value to compute the GMIB protected value of the guaranteed minimum income benefit. The GMIB roll-up is equal to the invested purchase payments compounded daily at an effective annual interest rate of 5% starting on the date each invested purchase payment is made, subject to a 200% cap, and reduced by withdrawals.

GOOD ORDER

An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we

GLOSSARY CONTINUED
--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SUMMARY

require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.

GUARANTEED MINIMUM DEATH BENEFIT (GMDB)

An optional feature available for an additional charge, which guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value. Depending upon the terms of your contract, the protected value for the guaranteed minimum death benefit may equal the GMDB roll-up value, the GMDB step-up value, or the larger of the two.

GUARANTEED MINIMUM INCOME BENEFIT (GMIB)


An optional feature available for an additional charge that guarantees that the income payments you receive during the income phase will be no less than a certain GMIB protected value applied to the GMIB guaranteed annuity purchase rates.


GUARANTEE PERIOD


A period of time during which your invested purchase payment in the market value adjustment option earns interest at the declared rate. We will make available one or more of the following guarantee periods: 1 year (currently available only as a renewal option), 2 years, 3 years, 4 years, 5 years, 6 years, 7 years, 8 years, 9 years, and 10 years.


IAB AUTOMATIC WITHDRAWAL PAYMENT PROGRAM


A series of payments consisting of a portion of your contract value and income appreciator benefit paid to you in equal installments over a 10 year period, which you may choose, if you elect to receive the income appreciator benefit during the accumulation phase.


IAB CREDIT


An amount we add to your contract value that is credited in equal installments over a 10 year period, which you may choose, if you elect to receive the income appreciator benefit during the accumulation phase.


INCOME APPRECIATOR BENEFIT (IAB)

An optional feature that may be available for an additional charge that may provide a supplemental income benefit based on earnings under the contract.

INCOME OPTIONS

Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

INCOME PHASE

The period in which you receive income payments under the contract.

INVESTED PURCHASE PAYMENTS

Your purchase payments less any deduction we make for any premium or other tax charge.

JOINT OWNER

The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. A joint owner may be the owner's spouse, but need not be.


MARKET VALUE ADJUSTMENT



An adjustment to your contract value or withdrawal proceeds that is based on the relationship between interest you are currently earning within the market value adjustment option and prevailing interest rates. This adjustment may be positive or negative.


MARKET VALUE ADJUSTMENT OPTION


An investment option that offers guarantee periods and pays a fixed rate of interest with respect to each guarantee period. We impose a market value adjustment on withdrawals or transfers that you make from this option prior to the end of a guarantee period.


NET PURCHASE PAYMENTS

Your total purchase payments less any withdrawals you have made.

PRUDENTIAL ANNUITY SERVICE CENTER

For general correspondence: P.O. Box 7960, Philadelphia, PA 19101. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The telephone number is 888-PRU-2888. Prudential's Web site is www.prudential.com.

PURCHASE PAYMENTS

The amount of money you pay us to purchase the contract. With some restrictions, you can make additional purchase payments at any time during the accumulation phase.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SUMMARY

SEPARATE ACCOUNT

We hold your purchase payments allocated to the variable investment options in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The separate account is set apart from all of the general assets of Pruco Life.

STATEMENT OF ADDITIONAL INFORMATION

A document containing certain additional information about the Strategic Partners Annuity One variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.

TAX DEFERRAL


This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See "What Are the Tax Considerations Associated with the Strategic Partners Annuity One Contract," on page 53.


VARIABLE INVESTMENT OPTION


When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SUMMARY

SUMMARY FOR SECTIONS 1-9
--------------------------------------------------------------------------------

FOR A MORE COMPLETE DISCUSSION OF THE FOLLOWING TOPICS, SEE THE CORRESPONDING
SECTION IN PART II OF THE PROSPECTUS.

SECTION 1
WHAT IS THE STRATEGIC PARTNERS ANNUITY ONE VARIABLE ANNUITY?


The Strategic Partners Annuity One variable annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life, we or us). The contract allows you to invest on a tax-deferred basis in one or more of 27 variable investment options, two fixed interest rate options, and the market value adjustment option. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit.


   There are two basic versions of the Strategic Partners Annuity One variable annuity.

Contract With Credit.

- provides for a bonus credit that we add to each purchase payment that you make,

- has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,

- may provide lower interest rates for fixed and market value adjustment options than the Contract Without Credit


- may provide fewer available market value adjustment guarantee periods than the Contract Without Credit.


Contract Without Credit.

-  does not provide a credit,

- has lower withdrawal charges and insurance and administrative costs than the Contract With Credit.

- may provide higher interest rates for fixed and market value adjustment options than the Contract With Credit


- may provide more available market value adjustment guarantee periods than the Contract With Credit.


   The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value.

   The fixed interest rate options offer a guaranteed interest rate. While your money is allocated to one of these options, your principal amount will not decrease and we guarantee that your money will earn at least a minimum interest rate annually.

   Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed and the interest amount that your money will earn is guaranteed by us to always be at least 3%.

   Payments allocated to the fixed interest rate options become part of Pruco Life's general assets. Payments allocated to the market value adjustment option are held as a separate pool of assets, but the income, gains or losses experienced by these assets are not directly credited or charged against the contracts. As a result, the strength of our guarantees under these options is based on the overall financial strength of Pruco Life.

   You can invest your money in any or all of the variable investment options, the fixed interest rate options, and one or more guarantee periods available under the market value adjustment option. You may make up to 12 free transfers each contract year among the variable investment options. Certain restrictions apply to transfers involving the fixed interest rate options.

   The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase.

- During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal.

- The income phase starts when you begin receiving regular payments from your contract.

   The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SUMMARY

your payments, such as age, gender, and the payout option you select.

   The contract offers a choice of income and death benefit options, which may also be available to you.


   There are certain state variations to this contract that are referred to in this prospectus. Please see the Statement of Additional Information (SAI) and your contract for further information on these and other variations.


   If you change your mind about owning Strategic Partners Annuity One, you may cancel your contract within 10 days after receiving it (or whatever period is required under applicable state law). We call this the "Free Look" period.

SECTION 2
WHAT INVESTMENT OPTIONS CAN I CHOOSE?

You can invest your money in any or all of the following variable investment options:

The Prudential Series Fund, Inc.

   Jennison Portfolio (domestic equity)

   Prudential Equity Portfolio

   Prudential Global Portfolio

   Prudential Money Market Portfolio

   Prudential Stock Index Portfolio

   Prudential Value Portfolio (domestic equity)

   SP Aggressive Growth Asset Allocation Portfolio

   SP AIM Aggressive Growth Portfolio

   SP AIM Core Equity Portfolio

   SP Alliance Large Cap Growth Portfolio

   SP Alliance Technology Portfolio

   SP Balanced Asset Allocation Portfolio

   SP Conservative Asset Allocation Portfolio

   SP Davis Value Portfolio

   SP Deutsche International Equity Portfolio


   SP Growth Asset Allocation Portfolio


   SP INVESCO Small Company Growth Portfolio


   SP Jennison International Growth Portfolio



   SP Large Cap Value Portfolio



   SP MFS Capital Opportunities Portfolio (domestic and foreign equity)


   SP Mid Cap Growth Portfolio (formerly SP MFS Mid-Cap Growth Portfolio)


   SP PIMCO High Yield Portfolio


   SP PIMCO Total Return Portfolio

   SP Prudential U.S. Emerging Growth Portfolio

   SP Small/Mid Cap Value Portfolio


   SP Strategic Partners Focused Growth Portfolio


Janus Aspen Series

   Growth Portfolio -- Service Shares


   Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Performance information for the variable investment options appears in the SAI. Past performance is not a guarantee of future results.


   Two guaranteed fixed interest rate options are also available:

- The one-year fixed interest rate option offers a base interest rate that is guaranteed by us for one year, and will always be at least between 1.5% to 3% per year depending on your state's applicable law. We may also offer a higher interest rate on each purchase payment allocated to this option for the first year after the payment.

- The dollar cost averaging fixed rate option offers an interest rate that is guaranteed by us for a selected period during which we make periodic transfers from this option to the variable investment options you select or to the one-year fixed interest rate option. We guarantee that the interest rate for the dollar cost averaging fixed rate option will always be at least 3% per year.


   You may also invest your money in a market value adjustment option. You can allocate purchase payments or transfer contract value to one or more guarantee periods available under the market value adjustment option. Available guarantee periods will include one or more of the following periods: 1 year (currently available only as a renewal option), 2 years, 3 years, 4 years, 5 years, 6 years, 7 years, 8 years, 9 years and 10 years in length. We may offer fewer available guarantee periods in the Contract With Credit than in the Contract Without Credit. Allocations or transfers

SUMMARY FOR SECTIONS 1-9 CONTINUED
--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SUMMARY


must be at least $1,000. This option is not available for contracts issued in some states. Please see your contract.


SECTION 3
WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION)

If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.


   For an additional fee, you may also choose, if it is available under your contract, the guaranteed minimum income benefit and the income appreciator benefit. The guaranteed minimum income benefit guarantees that once the income period begins, your income payments will be no less than a value calculated by a certain "GMIB protected value" applied to the GMIB guaranteed annuity purchase rates. The income appreciator benefit may provide an additional income amount during the accumulation phase or upon annuitization. See "What Kind Of Payments Will I Receive During the Income Phase" on page 34.


SECTION 4
WHAT IS THE DEATH BENEFIT?


In general, if the sole owner or first-to-die of the owner or joint owner dies before the income phase of the contract begins, the person(s) or entity that you have chosen as your beneficiary will receive, at a minimum, the greater of (i) the contract value, (ii) either the base death benefit or, for a higher insurance and administrative cost, a potentially larger guaranteed minimum death benefit. The base death benefit equals the total invested purchase payments proportionally reduced by withdrawals. The guaranteed minimum death benefit is equal to a "GMDB protected value" that depends upon which of the following guaranteed minimum death benefit options you choose:


- the highest value of the contract on any contract anniversary, which we call the "GMDB step-up value;"

- the total amount you invest increased by a guaranteed rate of return, which we call the "GMDB roll-up value;" or

-  the greater of the GMDB step-up value or GMDB roll-up value.


On the date we receive due proof of death, in lieu of paying a death benefit, we will allow the surviving spouse to continue the contract by exercising the Spousal Continuance Benefit, if in addition to certain other conditions:



   (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse; or



   (2) there are an owner and joint owner of the contract, and the owner's spouse is both the joint owner and the beneficiary under the contract.



This benefit is described on page 41.



   Depending upon the terms of your contract, not all guaranteed death benefit options may be available. See "What is the Death Benefit" on page 38.



   For an additional fee, you may also choose, if it is available in your contract, the earnings appreciator supplemental death benefit, which provides a benefit payment upon the death of the sole owner or first to die of the owner or joint owner during the accumulation period.


SECTION 5
HOW CAN I PURCHASE A STRATEGIC PARTNERS ANNUITY ONE CONTRACT?

Under most circumstances, you can purchase this contract with a minimum initial purchase payment of $10,000. In most states and subject to some conditions, you can make additional purchase payments of $500 or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms. The Contract With Credit provides for the allocation of a credit with each purchase payment.

   You may purchase this contract only if you are age 85 or younger. Certain age limits apply to certain features and benefits described herein.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SUMMARY

SECTION 6
WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE
CONTRACT?

The contract has insurance features and investment features, both of which have related costs and charges.

- Each year or upon full surrender we deduct a contract maintenance charge of $35 if your contract value is less than $75,000 (or 2% of your contract value, if that amount is less than $35). We do not impose the contract maintenance charge if your contract value is $75,000 or more. We may impose lesser charges in certain states.

- For insurance and administrative costs, we also deduct a daily charge based on the average daily value of all assets allocated to the variable investment options, depending on the death benefit option that you choose. The daily cost is equivalent to an annual charge, as follows:

   --  1.40% if you do not choose the guaranteed minimum death benefit,

   -- 1.65% if you choose the roll-up or step-up guaranteed minimum death benefit option, and

   -- 1.75% if you choose the guaranteed minimum death benefit option of the greater of the roll-up or step-up.

  We impose an additional insurance and administrative cost of 0.10% annually for the Contract With Credit.

- We will deduct an additional charge if you choose the earnings appreciator benefit supplemental death benefit. We deduct this charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.30% of your contract value.


- We will deduct an additional charge if you choose the guaranteed minimum income benefit. We deduct this annual charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is equal to 0.45% of the GMIB protected value. (In some states we will calculate this fee on a different basis, but it will not be higher than 0.45% of GMIB protected value. Further, in some states this charge is 0.30%. See your contract for details.)


- We will deduct an additional charge if you choose the income appreciator benefit. We deduct this charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.25% of your contract value.

- A few states and jurisdictions assess a premium tax when you begin receiving regular income payments from your annuity. In those states, we will assess the required premium tax charge, which can range up to 3.5% of your contract value.


- There are also expenses associated with the mutual funds. For 2002, the fees of these funds ranged on an annual basis from 0.37% to 3.00% of fund assets, which are reduced by expense reimbursements or waivers to .37% to 1.30%. These reimbursements or waivers may be terminated at any time.



- If you withdraw money (or you begin the income phase) less than seven contract anniversaries after making a purchase payment, then you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7% for the Contract Without Credit and 5-8% for the Contract With Credit. (In certain states reduced withdrawal charges may apply for certain ages. Your contract contains the applicable charges.)



   For more information, including details about other possible charges under the contract, see "Summary of Contract Expenses" on page 15 and "What Are The Expenses Associated With The Strategic Partners Annuity One Contract?" on page 45.


SECTION 7
HOW CAN I ACCESS MY MONEY?

You may withdraw money at any time during the accumulation phase. If you do so, however, you may be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. For the Contract Without Credit, if you withdraw money less than seven contract anniversaries after making a

SUMMARY FOR SECTIONS 1-9 CONTINUED
--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SUMMARY


purchase payment, we may impose a withdrawal charge ranging from 1-7%. For the version of the Contract With Credit, we may impose a withdrawal charge ranging from 5-8%. (In certain states reduced withdrawal charges may apply for certain ages. Your contract contains the applicable charges.)


   Under the market value adjustment option, you will be subject to a market value adjustment if you make a withdrawal or transfer from the option prior to the end of a guarantee period.

SECTION 8
WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE CONTRACT?


Your earnings are generally not taxed until you withdraw them. If you take money out during the accumulation phase, the tax laws first treat the withdrawal as a withdrawal of earnings, which are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) prior to age 59 1/2 are taxable and subject to the 10% penalty.


SECTION 9
OTHER INFORMATION


This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.



RISK FACTORS



There are various risks associated with an investment in the market value adjustment option that we summarize below.



   ISSUER RISK. Your market value adjustment option is issued by Pruco Life, and thus is backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the market value adjustment option could be impaired.



   RISKS RELATED TO CHANGING INTEREST RATES. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the market value adjustment option. Nonetheless, the market value adjustment formula (which is detailed in the appendix to this prospectus) reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the market value adjustment option will perform better than another investment that you might have made.



   RISKS RELATED TO THE WITHDRAWAL CHARGE. We impose withdrawal charges under the variable annuities that offer the market value adjustment option as a companion option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SUMMARY

SUMMARY OF CONTRACT EXPENSES
--------------------------------------------------------------------------------

THE PURPOSE OF THIS SUMMARY IS TO HELP YOU TO UNDERSTAND THE COSTS AND EXPENSES YOU WILL PAY FOR STRATEGIC PARTNERS ANNUITY ONE. THE FOLLOWING TABLES DESCRIBE THE MAXIMUM FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.


For more detailed information, including additional information about current and maximum charges, see "What Are The Expenses Associated With The Strategic Partners Annuity One Contract?" on page 45. For more detailed expense information about the underlying mutual funds, please refer to the individual fund prospectuses, which you will find attached at the back of this prospectus. Historical unit values appear in the appendix to this prospectus.


                       CONTRACTOWNER TRANSACTION EXPENSES

WITHDRAWAL CHARGE(1)
-----------------------------------------
     CONTRACT         CONTRACT   CONTRACT
ANNIVERSARIES SINCE     WITH     WITHOUT
 PURCHASE PAYMENT      CREDIT     CREDIT
-------------------   --------   --------
         0               8%         7%
         1               8%         6%
         2               8%         5%
         3               8%         4%
         4               7%         3%
         5               6%         2%
         6               5%         1%
         7               0%         0%
                        ---         --



MAXIMUM TRANSFER FEE
--------------------------------------------------------------
         Each transfer after 12(2)                     $30.00




1: Each contract year, you may withdraw a specified amount of your contract value without incurring a withdrawal charge. We will waive the withdrawal fee if we pay a death benefit or under certain other circumstances. See "Withdrawal Charge" on page 47. In certain states reduced withdrawal charges may apply for certain ages under the Contract with Credit. Your contract contains the applicable charges.



2: Currently we charge $25 for each transfer after the twelfth in a contract year. We can raise that charge up to a maximum of $30, as shown in the above table, but have no current intention to do so. We will not charge you for transfers made in connection with Dollar Cost Averaging and Auto-Rebalancing and do not count them toward the limit of 12 free transfers per year.

SUMMARY OF CONTRACT EXPENSES CONTINUED

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SUMMARY

The next table describes the fees and expenses you will pay periodically during the time that you own the contract, not including underlying mutual fund fees and expenses.


MAXIMUM CONTRACT MAINTENANCE CHARGE AND CONTRACT CHARGE UPON FULL
  WITHDRAWAL(3)
----------------------------------------------------------------------------
                                                                   $  60
INSURANCE AND ADMINISTRATIVE EXPENSES
----------------------------------------------------------------------------
         AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE ALLOCATED
        TO VARIABLE INVESTMENT OPTIONS
         Base Death Benefit:                                       1.40%
         Guaranteed Minimum Death Benefit Option--Roll-Up or
        Step-Up:                                                   1.65%
         Guaranteed Minimum Death Benefit Option--Greater of
        Roll-Up or Step-Up:                                        1.75%
         Additional Charge for Contract With Credit(4)             0.10%
ANNUAL GUARANTEED MINIMUM INCOME BENEFIT CHARGE AND CHARGE
  UPON CERTAIN WITHDRAWALS(5)
----------------------------------------------------------------------------
         AS A PERCENTAGE OF GMIB PROTECTED VALUE                   0.45%
ANNUAL INCOME APPRECIATOR BENEFIT CHARGE AND CHARGE
  UPON CERTAIN WITHDRAWALS(6)
----------------------------------------------------------------------------
         AS A PERCENTAGE OF CONTRACT VALUE                         0.25%
ANNUAL EARNINGS APPRECIATOR BENEFIT CHARGE AND CHARGE
  UPON CERTAIN TRANSACTIONS(7)
----------------------------------------------------------------------------
         AS A PERCENTAGE OF CONTRACT VALUE                         0.30%



3: As shown in the table above, we have the right to assess a fee of up to $60 annually and at the time of full withdrawal. We currently assess a fee of $35 against contracts valued less than $75,000 (or 2% of contract value, if less).


4: We impose this additional charge of 0.10% on the Contract With Credit, irrespective of which death benefit option you choose.


5: We impose this charge only if you choose the guaranteed minimum income benefit. In some states this charge is 0.30%, see your contract for details. See "Guaranteed Minimum Income Benefit," on page 34. This charge is equal to 0.45% of the GMIB protected value, which is calculated daily and generally is equal to the GMIB roll-up value. Subject to certain age or duration restrictions, the roll-up value is the total of all invested purchase payments compounded daily at an effective annual rate of 5.0%, subject to a 200% cap. Withdrawals reduce both the roll-up value and the cap. The reduction is equal to the amount of the withdrawal for the first 5% of the roll-up value, calculated as of the latest contract anniversary (or contract date). The amount of the withdrawal in excess of 5% of the roll-up value further reduces the roll-up value and cap proportionally to the additional reduction in contract value after the first 5% withdrawal occurs. See "Effect of Withdrawals" on page 35. We assess this fee each contract anniversary and when you begin the income phase of your contract. We also assess this fee if you make a full withdrawal, but prorate the fee to reflect a partial rather than full year. If you make a partial withdrawal, we will assess the prorated fee if the remaining contract value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not assess the fee at that time.


6: We impose this charge only if you choose the income appreciator benefit. The charge for this benefit is based on an annual rate of 0.25% of your contract value. The income appreciator benefit charge is calculated: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full or partial withdrawal, and upon a subsequent purchase payment. The fee is based on the contract value at the time of the calculation, and is prorated based on the portion of the contract year since the date that the charge was last calculated. Although it may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owners prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the then-applicable charge. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

7: We impose this charge only if you choose the earnings appreciator benefit. The charge for this benefit is based on an annual rate of 0.30% of your contract value. Although the charge may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the then-applicable earnings appreciator charge. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SUMMARY

The next item shows the minimum and maximum total operating expenses charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2002. Fund expenses are not fixed or guaranteed by the Strategic Partners Annuity One contract, and may vary from year to year.

TOTAL ANNUAL MUTUAL FUND OPERATING EXPENSES (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)


                                                              MINIMUM   MAXIMUM
                                                              -------------------- -------
Total Annual Underlying Mutual Fund Operating Expenses         0.37%     3.00%

* Actual expenses for the mutual funds are lower due to any expense reimbursements or waivers. Expense reimbursements or waivers are voluntary and may be terminated at any time. The minimum and maximum expenses, with expense reimbursements are 0.37% and 1.30%, respectively.

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SUMMARY


EXPENSE EXAMPLES

--------------------------------------------------------------------------------


THESE EXAMPLES ARE INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, CONTRACT FEES, SEPARATE ACCOUNT ANNUAL EXPENSES, AND UNDERLYING MUTUAL FUND FEES AND EXPENSES.



THE EXAMPLES ASSUME THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLES ALSO ASSUME THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE MAXIMUM FEES AND EXPENSES OF ANY OF THE MUTUAL FUNDS, WHICH DO NOT REFLECT ANY EXPENSE REIMBURSEMENTS OR WAIVERS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE AS INDICATED IN THE TABLES THAT FOLLOW.



EXAMPLE 1A: Contract With Credit: Greater of Roll-up or Step-up Guaranteed Minimum Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets



This example assumes that:



-  You invest $10,000 in the Contract With Credit;



- You choose a Guaranteed Minimum Death Benefit that provides the greater of the step-up or roll-up death benefit;



-  You choose the Guaranteed Minimum Income Benefit;



-  You choose the Earnings Appreciator Benefit;



-  You choose the Income Appreciator Benefit;



- You allocate all of your assets to only one of the variable investment options having the maximum total operating expenses;



-  The investment has a 5% return each year;



-  The mutual fund's total operating expenses remain the same each year; and



-  You withdraw all your assets at the end of the indicated period.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SUMMARY


EXAMPLE 1b: Contract With Credit: Greater of Roll-up or Step-up Guaranteed Minimum Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Do Not Withdraw Your Assets



This example makes exactly the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.



EXAMPLE 2a: Contract Without Credit: Greater of Roll-up or Step-up Guaranteed Minimum Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets



This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the version of the Contract Without Credit



EXAMPLE 2b: Contract Without Credit: Greater of Roll-up or Step-up Guaranteed Minimum Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit and You Do Not Withdraw Your Assets



This example makes exactly the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.



EXAMPLE 3a: Contract With Credit: Base Death Benefit, and You Withdraw All Your Assets



This example assumes that:



-  You invest $10,000 in the Contract With Credit;



- You do not choose a Guaranteed Minimum Death Benefit, Earnings Appreciator Benefit, Guaranteed Minimum Income Benefit, and Income Appreciator Benefit;



- You allocate all of your assets to the variable investment option having the maximum total operating expenses;



-  The investment has a 5% return each year;



-  The mutual fund's total operating expenses remain the same each year; and;



-  You withdraw all your assets at the end of the indicated period.



EXAMPLE 3b: Contract With Credit: Base Death Benefit, and You Do Not Withdraw Your Assets



This example makes exactly the same assumptions as Example 3a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

EXPENSE EXAMPLES CONTINUED


--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SUMMARY


EXAMPLE 4a: Contract Without Credit: Base Death Benefit, and You Withdraw All Your Assets



This example makes exactly the same assumptions as Example 3a except that it assumes that you invest in the version of the Contract Without Credit.



EXAMPLE 4b: Contract Without Credit: Base Death Benefit, and You Do Not Withdraw Your Assets



This example makes exactly the same assumptions as Example 4a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.



NOTES FOR EXPENSE EXAMPLES:



THESE EXAMPLES DO NOT SHOW PAST OR
FUTURE EXPENSES. ACTUAL EXPENSES
MAY BE HIGHER OR LOWER. THESE
EXAMPLES DO NOT DEPICT EVERY
POSSIBLE COMBINATION OF CHARGES
UNDER THE CONTRACTS.



The values shown in the 10 year
column are the same for Example 4a
and Example 4b, the same for
Example 3a and 3b, the same for
Example 2a and 2b, and the same for
Example 1a and 1b. This is because
if 10 years have elapsed since your
last purchase payment, we would no
longer deduct withdrawal charges
when you make a withdrawal or begin
the income phase of your contract.
Examples 1a, 1b, 3a and 3b reflect
the maximum withdrawal charges, in
certain states reduced withdrawal
charges may apply for certain ages.



The examples use an average
contract maintenance charge, which
we calculated based on our estimate
of the total contract fees we
expect to collect. Based on these
estimates, the contract maintenance
charge is included as an annual
charge of 0.035% of contract value.



Your actual fees will vary based on
the amount of your contract and
your specific allocation among the
investment options.



A table of accumulation unit values
of interests in each variable
investment option appears in the
Appendix.



The examples do not reflect premium
taxes. We may apply a charge for
premium taxes depending on what
state you live in.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SUMMARY


CONTRACT WITH CREDIT: GREATER OF ROLL-UP OR STEP-UP GUARANTEED MINIMUM
DEATH BENEFIT OPTION; GUARANTEED MINIMUM INCOME BENEFIT; EARNINGS
APPRECIATOR BENEFIT; INCOME APPRECIATOR BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                                                    EXAMPLE 1a:                         EXAMPLE 1b:
                                                    IF YOU WITHDRAW YOUR ASSETS         IF YOU DO NOT WITHDRAW YOUR ASSETS
                                                    -----------------------------------------------------------------------
                                                     1 YR    3 YRS    5 YRS    10 YRS   1 YR     3 YRS     5 YRS    10 YRS
                                                    $1,160   $2,044   $2,853   $4,534   $437    $1,322    $2,221    $4,534



CONTRACT WITHOUT CREDIT: GREATER OF ROLL-UP OR STEP-UP GUARANTEED MINIMUM
DEATH BENEFIT OPTION; GUARANTEED MINIMUM INCOME BENEFIT; EARNINGS
APPRECIATOR BENEFIT; INCOME APPRECIATOR BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                                                    EXAMPLE 2a:                         EXAMPLE 2b:
                                                    IF YOU WITHDRAW YOUR ASSETS         IF YOU DO NOT WITHDRAW YOUR ASSETS
                                                    -----------------------------------------------------------------------
                                                     1 YR    3 YRS    5 YRS    10 YRS   1 YR     3 YRS     5 YRS    10 YRS
                                                    $1,040   $1,692   $2,360   $4,277   $410    $1,242    $2,090    $4,277



CONTRACT WITH CREDIT: BASE DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------------------
                                                        EXAMPLE 3a:                         EXAMPLE 3b:
                                                        IF YOU WITHDRAW YOUR ASSETS         IF YOU DO NOT WITHDRAW YOUR ASSETS
                                                        ----------------------------------------------------------------------
                                                         1 YR    3 YRS    5 YRS    10 YRS   1 YR    3 YRS     5 YRS    10 YRS
                                                        $1,021   $1,636   $2,188   $3,288   $298     $914    $1,556    $3,288






CONTRACT WITHOUT CREDIT: BASE DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                                                       EXAMPLE 4a:                       EXAMPLE 4b:
                                                       IF YOU WITHDRAW YOUR ASSETS       IF YOU DO NOT WITHDRAW YOUR ASSETS
                                                       --------------------------------------------------------------------
                                                       1 YR   3 YRS    5 YRS    10 YRS   1 YR    3 YRS     5 YRS    10 YRS
                                                       $907   $1,299   $1,717   $3,066   $277     $849    $1,447    $3,066


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 22
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PART II SECTIONS 1-9
--------------------------------------------------------------------------------
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

        1:
WHAT IS THE STRATEGIC PARTNERS ANNUITY ONE

        VARIABLE ANNUITY?
--------------------------------------------------------------------------------

THE STRATEGIC PARTNERS ANNUITY ONE VARIABLE ANNUITY IS A CONTRACT BETWEEN YOU, THE OWNER, AND US, PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE, WE OR US).

Under our contract, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time on or after the third contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

   This annuity contract benefits from tax deferral. Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract. (If you hold the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract.)

   There are two basic versions of Strategic Partners Annuity One variable annuity.

Contract With Credit.

- provides for a bonus credit that we add to each purchase payment that you make,

- has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,

- may provide a lower interest rate for fixed and market value adjustment options than the Contract Without Credit,


- may provide fewer available market value adjustment guarantee periods than the Contract Without Credit.


Contract Without Credit.

-  does not provide a credit,

- has lower withdrawal charges and insurance and administrative costs than the Contract With Credit,

- may provide a higher interest rate for fixed and market value adjustment options than the Contract With Credit.


- may provide more available market value adjustment guarantee periods than the Contract With Credit.


   Unless we state otherwise, when we use the word contract, it applies to both versions.

   Because of the higher withdrawal charges, if you choose the Contract With Credit and you withdraw a purchase payment, depending upon the performance of the investment options you choose, you may be worse off than if you had chosen the Contract Without Credit. We do not recommend purchase of either version of Strategic Partners Annuity One if you anticipate having to withdraw a significant amount of your purchase payments within a few years of making those purchase payments.


   Strategic Partners Annuity One is a variable annuity contract. This means that during the accumulation phase, you can allocate your assets among 27 variable investment options, two guaranteed fixed interest rate options and a market value adjustment option. If you select variable investment options, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual funds associated with those variable investment options. Because the mutual funds' portfolios fluctuate in value depending upon market conditions, your contract value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.


   As mentioned above, two guaranteed fixed interest rate options are available:

- The one-year fixed interest rate option offers a base interest rate that is guaranteed by us for one year and will always be at least a minimum interest rate per year between 1.5% to 3% depending on your state's applicable law. We may also offer a higher

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

   interest rate on each purchase payment allocated to this option for the first year after the payment.

- The dollar cost averaging fixed rate option offers an interest rate that is guaranteed by us for a selected period during which periodic transfers are made to selected variable investment options and/or to the one-year fixed interest rate option. We guarantee your money will earn at least 3% while it is allocated to this option.

   Additionally, you may allocate purchase payments or transfer contract value to the market value adjustment option. Under this option, we will offer one or more of the following guarantee periods: 1 year (currently available only as a renewal option), 2 years, 3 years, 4 years, 5 years, 6 years, 7 years, 8 years, 9 years, and 10 years in length. However, we will not allow purchase payments or transfers into a guarantee period unless that guarantee period offers 3% annual interest or greater.

   As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant is the person whose life is used to determine how much and how long the annuity payments will continue once the annuity phase begins. On or after the annuity date, the annuitant may not be changed.

   The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us. Your request becomes effective when we approve it.

   There are certain state variations to this contract that are referred to in this prospectus. Please see the SAI and your contract for further information on these and other variations.

SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"

If you change your mind about owning Strategic Partners Annuity One, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable state law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:

- Your full purchase payment, less any applicable federal and state income tax withholding; or

- The amount your contract is worth as of the day we receive your request, less any applicable federal and state income tax withholding. This amount may be more or less than your original payment.


   If you have purchased the Contract With Credit, we will deduct any credit we had added to your contract value. We will not, unless and until we obtain SEC approval, recoup for our own assets the full amount of the 6% bonus credit applicable to purchase payments of $1 million or greater that we had given to you. Rather, we will recoup an amount equal to the value of the credit as of the business day on which we receive your request, less any charges attributable to that credit. We reserve the right to recapture the entire amount of the credit upon obtaining appropriate approval of the SEC with regard to that bonus credit. To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

        2:
WHAT INVESTMENT OPTIONS

        CAN I CHOOSE?
--------------------------------------------------------------------------------


THE CONTRACT GIVES YOU THE CHOICE OF ALLOCATING YOUR PURCHASE PAYMENTS TO ANY ONE OR MORE OF 27 VARIABLE INVESTMENT OPTIONS, 2 FIXED INTEREST RATE OPTIONS, AND A MARKET VALUE ADJUSTMENT OPTION.



The 27 variable investment options invest in underlying mutual funds managed by leading investment advisers. Separate prospectuses for these funds are attached to this prospectus. You should read a mutual fund's prospectus before you decide to allocate your assets to the variable investment option using that fund.


VARIABLE INVESTMENT OPTIONS


Listed below are the underlying mutual funds in which the variable investment options invest. Each variable investment option has a separate investment objective.


The Prudential Series Fund, Inc.

-  Jennison Portfolio (domestic equity)

-  Prudential Equity Portfolio

-  Prudential Global Portfolio

-  Prudential Money Market Portfolio

-  Prudential Stock Index Portfolio

-  Prudential Value Portfolio (domestic equity)

-  SP Aggressive Growth Asset Allocation Portfolio

-  SP AIM Aggressive Growth Portfolio

-  SP AIM Core Equity Portfolio

-  SP Alliance Large Cap Growth Portfolio

-  SP Alliance Technology Portfolio

-  SP Balanced Asset Allocation Portfolio

-  SP Conservative Asset Allocation Portfolio

-  SP Davis Value Portfolio


-  SP Deutsche International Equity Portfolio



-  SP Growth Asset Allocation Portfolio


-  SP INVESCO Small Company Growth Portfolio


-  SP Jennison International Growth Portfolio


-  SP Large Cap Value Portfolio

-  SP MFS Capital Opportunities Portfolio

   (domestic and foreign equity)


-  SP Mid Cap Growth Portfolio (formerly SP MFS Mid-Cap Growth Portfolio)


-  SP PIMCO High Yield Portfolio

-  SP PIMCO Total Return Portfolio

-  SP Prudential U.S. Emerging Growth Portfolio


-  SP Small/Mid Cap Value Portfolio


-  SP Strategic Partners Focused Growth Portfolio

The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio and Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI). In addition, the portfolios listed below also have subadvisers, which are listed below and which have day-to-day responsibility for managing the portfolio, subject to the oversight of PI using a manager-of-managers approach.


   Under the manager-of-managers approach, PI has the ability to assign subadvisers to manage specific portions of a portfolio, and the portion managed by a subadviser may vary from 0% to 100% of the portfolio's assets. The subadvisers that managed some or all of a Prudential Series Fund portfolio as of December 31, 2002 are listed below.



     Jennison Portfolio, Prudential Global Portfolio, SP Jennison
     International Growth Portfolio, SP Prudential U.S. Emerging Growth Portfolio and Prudential Value Portfolio: Jennison Associates LLC


     Prudential Equity Portfolio: GE Asset Management, Incorporated, Jennison Associates LLC, and Salomon Brothers Asset Management Inc.


     Prudential Money Market Portfolio and Prudential Stock Index
     Portfolio: Prudential Investment Management, Inc.


     SP Strategic Partners Focused Growth Portfolio: Jennison Associates LLC and Alliance Capital Management, L.P.

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

     SP AIM Aggressive Growth Portfolio and SP AIM Core Equity Portfolio: A I M Capital Management, Inc.

     SP Alliance Large Cap Growth Portfolio and SP Alliance Technology
     Portfolio: Alliance Capital Management L.P.

     SP Davis Value Portfolio: Davis Advisors

     SP Deutsche International Equity Portfolio: Deutsche Asset Management Investment Services Limited, a wholly-owned subsidiary of Deutsche Bank AG


     SP INVESCO Small Company Growth Portfolio: INVESCO Funds Group, Inc.


     SP Large Cap Value Portfolio and SP Small/ Mid Cap Value Portfolio:
     Fidelity Management and Research Company

     SP MFS Capital Opportunities Portfolio: Massachusetts Financial Services Company


     SP Mid Cap Growth Portfolio (formerly SP MFS Mid-Cap Growth
     Portfolio): Calamos Asset Management, Inc.



     SP PIMCO High Yield Portfolio and SP PIMCO Total Return Portfolio:
     Pacific Investment Management Company


Janus Aspen Series

-  Growth Portfolio--Service Shares

Janus Capital Management LLC serves as investment adviser to the Growth Portfolio--Service Shares of Janus Aspen Series.


   A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.


   An affiliate of each of the funds may compensate Pruco Life based upon an annual percentage of the average assets held in the fund by Pruco Life under the contracts. These percentages may vary by fund and/or portfolio, and reflect administrative and other services we provide.

FIXED INTEREST RATE OPTIONS

We offer two fixed interest rate options:

-  a one-year fixed interest rate option, and

-  a dollar cost averaging fixed rate option ("DCA Fixed Rate Option").

   When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest rate option. (You may not transfer amounts from other investment options into the DCA Fixed Rate Option.) You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time they will never be less than a certain minimum. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit.

ONE-YEAR FIXED INTEREST RATE OPTION

   We set a one-year base guaranteed annual interest rate for the one-year fixed interest rate option. Additionally, we may provide a higher interest rate on each purchase payment allocated to this option for the first year after the payment. This higher interest rate will not apply to amounts transferred from other investment options within the contract or amounts remaining in this option for more than one year. For the one-year fixed rate option, the minimum rate is between 1.5% to 3%, depending on your state's applicable law.

DOLLAR COST AVERAGING FIXED RATE OPTION

   You may allocate all or part of any purchase payment to the DCA Fixed Rate Option. For this option, the interest rate is guaranteed for the applicable period of time for which transfers are made. The minimum interest rate for this option is 3%. Under this option, you automatically transfer amounts over a stated period

        2:
WHAT INVESTMENT OPTIONS CAN I CHOOSE? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

(currently, six or twelve months) from the DCA Fixed Rate Option to the variable investment options and/or to the one-year fixed interest rate option, as you select. We will invest the assets you allocate to the DCA Fixed Rate Option in our general account until they are transferred. You may not transfer from other investment options to the DCA Fixed Rate Option.

   If you choose to allocate all or part of a purchase payment to the DCA Fixed Rate Option, the minimum amount of the purchase payment you may allocate is $2,000. The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Rate Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payments allocated to the DCA Fixed Rate Option transferred to the other options in either six or twelve monthly installments, and you may not change that number of monthly installments after you have chosen the DCA Fixed Rate Option. You may allocate to both the six-month and twelve-month options. (In the future, we may make available other numbers of transfers and other transfer schedules--for example, quarterly as well as monthly.)

   If you choose a six-payment transfer schedule, each transfer generally will equal 1/6th of the amount you allocated to the DCA Fixed Rate Option, and if you choose a twelve-payment transfer schedule, each transfer generally will equal 1/12th of the amount you allocated to the DCA Fixed Rate Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the options into which the DCA Fixed Rate Option assets are transferred. You may make a one time transfer of the remaining value out of your DCA Fixed Rate Option, if you so choose. Transfers from the DCA Fixed Rate Option do not count toward the maximum number of free transfers allowed under the contract.

   If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Rate Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer the remaining balance in the DCA Fixed Rate Option on the next scheduled transfer date.

   By investing amounts on a regular basis instead of investing the total amount at one time, the DCA Fixed Rate Option may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

MARKET VALUE ADJUSTMENT OPTION


Under the market value adjustment option, we will make available one or more of the following guarantee periods: 1 year (currently available only as a renewal option), 2 years, 3 years, 4 years, 5 years, 6 years, 7 years, 8 years, 9 years, or 10 years in length. We may offer fewer available guarantee periods in Contracts With Credit than in Contracts Without Credit.



This option is not available for contracts issued in some states. Please see your contract.



   IF AMOUNTS ARE WITHDRAWN FROM A GUARANTEE PERIOD, OTHER THAN DURING THE 30-DAY PERIOD IMMEDIATELY FOLLOWING THE END OF THE GUARANTEE PERIOD, THEY WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT EVEN IF THEY ARE NOT SUBJECT TO A WITHDRAWAL CHARGE.


   We declare the interest rate for each available guarantee period periodically, but we guarantee that we will declare no less than 3% interest with respect to any guarantee period. You will earn interest on your invested purchase payment at the rate that we have declared for the guarantee period you have chosen. You must invest at least $1,000. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit.


   We refer to interest rates as annual rates, although we credit interest within each guarantee period on a daily basis. The daily interest that we credit is equal to the pro rated portion of the interest that would be earned on an annual basis. We credit interest from the business day on which your purchase payment is received in good order at the Prudential Annuity Service Center until the earliest to occur of any of the following events: (a) full surrender of the Contract, (b) commencement of annuity payments or settlement,


 28
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--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9


(c) end of the guarantee period, (d) withdrawal or transfer the value in the guarantee period, or (e) death of the owner or first to die of the owner and joint owner (or annuitant, for entity-owned contracts) unless the contract is continued under the spousal continuance provision.


   During the 30 day period immediately following the end of a guarantee period, we allow you to do any of the following, without the imposition of the market value adjustment:

(a) withdrawal or transfer the value in the guarantee period,


(b) allocate the value in the guarantee period to another guarantee period or other investment option (provided that the new guarantee period ends prior to the annuity date). You will receive the interest rate applicable on the date we receive your instruction, or


(c) apply the value in the guarantee period to the annuity or settlement option of your choice.


If you do not instruct us what to do with the value in your maturing guarantee period, we will reinvest the contract value in the Prudential Money Market Portfolio investment option.



   During the 30 day period immediately following the end of the guarantee period, or until you elect to do (a), (b) or (c) listed immediately above, you will receive the current interest rate applicable to the guarantee period having the same duration as the guarantee period that just matured, which is offered on the day immediately following the end of the matured guarantee period. However, if at that time we do not offer a guarantee period with the same duration as that which matured, you will then receive the current interest rate applicable to the shortest guarantee period then offered.



   Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed by us and the interest amount that your money will earn is guaranteed by us to always be at least 3%.



   Payments allocated to the fixed interest rate options become part of Pruco Life's general assets. Payments allocated to the market value adjustment option are held as a separate pool of assets. Any gains or losses of these assets will not directly affect the contracts. The strength of our guarantees under these options is based on the overall financial strength of Pruco Life.


MARKET VALUE ADJUSTMENT


When you allocate a purchase payment or transfer contract value to a guarantee period, we use that money to buy and sell securities and other instruments to support our obligation to pay interest. Generally, we buy bonds for this purpose. The duration of the bonds and other instruments that we buy with respect to a particular guarantee period is influenced significantly by the length of the guarantee period. For example, we typically acquire longer-duration bonds with respect to the 10 year guarantee period than we do for the 3 year guarantee period. The value of these bonds is affected by changes in interest rates, among other factors. The market value adjustment that we assess against your contract value if you withdraw or transfer prior to the end of a guarantee period involves our attributing to you a portion of our investment experience on these bonds and other instruments.



   For example, if you make a full withdrawal when interest rates have risen since the time of your investment, the bonds and other investments in the guarantee period likely would have decreased in value, meaning that we would impose a "negative" market value adjustment on you (i.e., one that results in a reduction of the withdrawal proceeds that you receive). For a partial withdrawal, we would deduct a negative market value adjustment from your remaining contract value. If interest rates have decreased, the market value adjustment would be positive.


   Other things you should know about the market value adjustment include the following:

- We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.

- In addition to imposing a market value adjustment on withdrawals, we also will impose a market value

        2:
WHAT INVESTMENT OPTIONS CAN I CHOOSE? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

   adjustment on the contract value you apply to an annuity or settlement option, unless you annuitize after the end of a guarantee period. The laws of certain states may prohibit us from imposing a market value adjustment on the annuity date.

   YOU SHOULD REALIZE, HOWEVER, THAT APART FROM THE MARKET VALUE ADJUSTMENT, THE VALUE OF THE BENEFIT IN YOUR GUARANTEE PERIOD UNDER YOUR CONTRACT DOES NOT DEPEND ON THE INVESTMENT PERFORMANCE OF THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD WITH RESPECT TO YOUR GUARANTEE PERIOD. APART FROM THE EFFECT OF ANY MARKET VALUE ADJUSTMENT, WE DO NOT PASS THROUGH TO YOU THE GAINS OR LOSSES ON THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD IN CONNECTION WITH A GUARANTEE PERIOD.

TRANSFERS AMONG OPTIONS

You can transfer money among the variable investment options and the one-year fixed interest rate option. In addition, you can transfer contract value out of a market value adjustment guarantee period into another market value adjustment guarantee period, a variable investment option, or the one-year fixed interest rate option, although a market value adjustment will apply to any transfer you make prior to the end of a guarantee period. You may transfer contract value into the market value adjustment option at any time, provided it is at least $1,000.


   You may make your transfer request by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. You may make up to two telephone and electronic transfer requests per month. We may require you to make any additional transfer requests during that month in writing with an original signature. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following telephone or electronic instructions that we reasonably believe to be genuine. Your transfer request will take effect at the end of the business day on which we receive it. Our business day generally closes at 4:00 p.m. Eastern time, and requests received after that time will take effect at the end of the next business day.



   With regard to the market value adjustment option, you can specify the guarantee period from which you wish to transfer. If you request a transfer from the market value adjustment option, but you do not specify the guarantee period from which funds are to be taken, then we will transfer funds from the guarantee period that has the least time remaining until its maturity date.


   YOU CAN MAKE TRANSFERS OUT OF A FIXED INTEREST-RATE OPTION, OTHER THAN THE DCA OPTION, ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF THE ONE YEAR INTEREST RATE PERIOD. TRANSFERS FROM THE DCA OPTION ARE MADE ON A PERIODIC BASIS FOR THE PERIOD THAT YOU SELECT.

   During the contract accumulation phase, you can make up to 12 transfers each contract year without charge. We currently charge $25 for each transfer after the twelfth in a contract year, and we have the right to increase this charge up to $30. (Dollar Cost Averaging and Auto-Rebalancing transfers are always free, and do not count toward the 12 free transfers per year.)

MARKET TIMING

THE CONTRACT WAS NOT DESIGNED FOR MARKET TIMING OR FOR PERSONS THAT MAKE PROGRAMMED, LARGE, OR FREQUENT TRANSFERS. BECAUSE MARKET TIMING AND SIMILAR TRADING PRACTICES GENERALLY ARE DISRUPTIVE TO THE SEPARATE ACCOUNT AND THE UNDERLYING MUTUAL FUNDS, WE MONITOR CONTRACT TRANSACTIONS IN AN EFFORT TO IDENTIFY SUCH TRADING PRACTICES. IF WE DETECT THOSE PRACTICES, WE RESERVE THE RIGHT TO REJECT A PROPOSED TRANSACTION AND TO MODIFY THE CONTRACT'S TRANSFER PROCEDURES. FOR EXAMPLE, WE MAY DECIDE NOT TO ACCEPT THE TRANSFER REQUESTS OF AN AGENT ACTING UNDER A POWER OF ATTORNEY ON BEHALF OF MORE THAN ONE CONTRACTHOLDER.


   TO DETER MARKET TIMING TRANSACTIONS, PRUCO LIFE RESERVES THE RIGHT TO EFFECT EXCHANGES ON A DELAYED BASIS FOR ALL CONTRACTS. THAT IS, PRUCO LIFE MAY PRICE AN EXCHANGE INVOLVING THE VARIABLE SUBACCOUNTS ON THE BUSINESS DAY SUBSEQUENT TO THE BUSINESS DAY ON WHICH THE EXCHANGE REQUEST WAS RECEIVED. BEFORE IMPLEMENTING SUCH A PRACTICE, PRUCO LIFE WILL ISSUE A SEPARATE WRITTEN NOTICE TO CONTRACT OWNERS THAT EXPLAINS THE PRACTICE IN DETAIL.


 30
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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

OTHER AVAILABLE FEATURES

DOLLAR COST AVERAGING

The dollar cost averaging (DCA) feature (which is distinct from the DCA Fixed Rate Option) allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option and into one or more other variable investment options or the one-year fixed rate option. You can have these automatic transfers occur monthly, quarterly, semiannually or annually. By investing amounts on a regular basis instead of investing the total amount at one time, dollar cost averaging may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

   Each dollar cost averaging transfer must be at least $100. Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. If the remaining amount to be transferred drops below $100, the entire remaining balance will be transferred on the next transfer date. You can allocate additional amounts to be transferred at any time.

   Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

   Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. The dollar cost averaging feature is available only during the contract accumulation phase.

ASSET ALLOCATION PROGRAM

We recognize the value of having advice when deciding how to allocate your purchase payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. We will prepare your asset allocation based on your answers to the questionnaire. We will not charge you for this service and you are not obligated to participate or to invest according to program recommendations.

AUTO-REBALANCING

Once you have allocated your money among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentages or to subsequent allocation percentages you select. We will rebalance only the variable investment options that you have designated. If you also participate in the DCA feature, then the variable investment option from which you make the DCA transfers will not be rebalanced.

   You may choose to have your rebalancing occur monthly, quarterly, semiannually, or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

   Any transfers that occur as a result of the Auto-Rebalancing feature do not count toward the 12 free transfers you are allowed per year. The auto-rebalancing feature is available only during the contract accumulation phase. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

VOTING RIGHTS


We are the legal owner of the shares of the mutual funds that underly the variable investment options. However, we currently vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a form that you can complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive


                                                                              31
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        2:
WHAT INVESTMENT OPTIONS CAN I CHOOSE? CONTINUED

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

instructions, and any other shares that we own, in the same proportion as shares for which we do receive instructions from contract owners. We may change the way your voting instructions are calculated if federal or state law requires or permits it.

SUBSTITUTION


We may substitute one or more of the underlying mutual funds used by the variable investment options. We would not do this without the approval of the SEC and any necessary state insurance departments. We would give you specific notice in advance of any substitution we intended to make. We may also stop allowing investments in existing variable investment options and their underlying funds.


 32
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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

        3:

WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE

        INCOME PHASE? (ANNUITIZATION)
--------------------------------------------------------------------------------

We can begin making annuity payments any time on or after the third contract anniversary (or as required by state law if different). Annuity payments must begin no later than the contract anniversary next following the annuitant's 95th birthday (unless we agree to another date).

   The Strategic Partners Annuity One variable annuity contract offers an optional guaranteed minimum income benefit, which we describe below. Your annuity options vary depending upon whether you choose this benefit.


   Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1 for a period shorter than five years, Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose Option 1 for a period of five years or longer or Option 2. For information about withdrawal charges, see "What are the Expenses Associated with the Strategic Partners Annuity One Contract," page 45.


   In addition, any value in a guarantee period of the market value adjustment option may be subject to a market value adjustment.

PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT

We make the income plans described below available at any time before the annuity date. We call these plans "annuity options" or "settlement options." During the income phase, all of the annuity options under this contract are fixed annuity options. This means that you no longer invest in the variable investment options--that is, in the underlying mutual funds--on or after the annuity date. If another annuity option is not selected by the annuity date, you will automatically select the Life Income Annuity Option (Option 2, described below) unless prohibited by applicable law. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS.

OPTION 1
ANNUITY PAYMENTS FOR A FIXED PERIOD

Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). We will make these payments monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, we will continue payments to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump-sum payment. We calculate the amount of the lump sum payment as the present value of the unpaid future payments based upon the interest rate used to compute the actual payments. That interest rate will always be at least 3% a year.

OPTION 2
LIFE INCOME ANNUITY OPTION

Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years' worth of payments, we will pay the beneficiary the present value of the remaining annuity payments in one lump sum, unless we were specifically instructed to continue to pay the remaining monthly annuity payments. We calculate the present value of the remaining annuity payments using the interest rate used to compute the amount of the original 120 payments. That interest rate will always be at least 3% a year. If an annuity option is not selected by the annuity date, you will automatically select this option, unless prohibited by applicable law.

OPTION 3
INTEREST PAYMENT OPTION

Under this option, we will credit interest on the adjusted contract value until you request payment of all or part of the adjusted contract value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 3% a year. This option is not available if you hold your contract in an IRA.

   Under this option, all gain in the annuity will be taxable as of the annuity date.

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WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION)
CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

OTHER ANNUITY OPTIONS

We currently offer a variety of other annuity options. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options then offered.

   Applicable state law may limit some of these options. Consult the Statement of Additional Information for details.

TAX CONSIDERATIONS


If your contract is held under a tax-favored plan, as discussed on page 55, you should consider the minimum distribution requirements mentioned on page 57 when selecting your annuity option.


   For certain contracts held in connection with "qualified" retirement plans (such as a Section 401(k) plan), please note that if you are married at the time your payments commence, you may be required by federal law to choose an income option that provides at least a 50 percent joint and survivor annuity to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. For more information, consult the terms of your retirement arrangement.

GUARANTEED MINIMUM INCOME BENEFIT

The guaranteed minimum income benefit (GMIB), is an optional feature that, if you choose it, guarantees that once the income period begins, your income payments will be no less than a value based on a certain GMIB protected value applied to the GMIB guaranteed annuity purchase rates. If you want the guaranteed minimum income benefit, you must elect it when you make your initial purchase payment. Once elected, the guaranteed minimum income benefit cannot be revoked. This feature may not be available in your state.


   The GMIB protected value is calculated daily and is equal to the GMIB roll-up until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries, or number of years since last GMIB reset, as described below. At this point, the GMIB protected value will be increased by any subsequent invested purchase payments, reduced by the effect of withdrawals.



   In addition, the annuitant must be 75 or younger in order for you to elect guaranteed minimum income benefit.



TO TAKE ADVANTAGE OF THE GUARANTEED MINIMUM INCOME BENEFIT, YOU MUST WAIT A CERTAIN AMOUNT OF TIME BEFORE YOU BEGIN THE INCOME PHASE. THE WAITING PERIOD IS THE PERIOD EXTENDING FROM THE CONTRACT DATE TO THE 7TH CONTRACT ANNIVERSARY BUT, IF THE GUARANTEED MINIMUM INCOME BENEFIT HAS BEEN RESET (AS DESCRIBED BELOW), THE WAITING PERIOD IS THE 7 YEAR PERIOD BEGINNING WITH THE DATE OF THE MOST RECENT RESET.


   Once the waiting period has elapsed, you will have a thirty-day period each year, beginning on the contract anniversary, during which you may begin the income phase with the guaranteed minimum income benefit by submitting the necessary forms in good order to the Prudential Annuity Service Center.

GMIB ROLL-UP

The GMIB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 5% starting on the date each invested purchase payment is made, until the cap is reached (GMIB roll-up cap). We will reduce this amount by the effect of withdrawals. The GMIB roll-up cap is equal to two times each invested purchase payment and is reduced by the effect of withdrawals.

   Even if the GMIB roll-up cap has not been reached, we will nevertheless stop increasing the GMIB roll-up value by the effective annual interest rate on the latest of:

    - the contract anniversary coinciding with or next following the annuitant's 80th birthday,

    -  the 7th contract anniversary, or

    -  7 years from the most recent GMIB reset (as described below).

   However, even if we stop increasing the GMIB roll-up value by the effective annual interest rate, we will still increase the GMIB protected value by subsequent invested purchase payments, reduced by the effect of withdrawals.

 34
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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

EFFECT OF WITHDRAWALS.


In each contract year, withdrawals will first reduce the GMIB protected value on a dollar-for-dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMIB protected value calculated on the contract anniversary (or, during the first contract year, on the contract date). A proportional reduction will apply to amounts exceeding the 5% of GMIB protected value. We calculate the proportional reduction by dividing the contract value after the withdrawal by the contract value immediately following the withdrawal of the first 5% of GMIB protected value. The resulting percentage is multiplied by the GMIB protected value minus the amount of the withdrawal that does not exceed 5%.


   Here is an example of the impact of a withdrawal on the GMIB protected value:


   An owner invests $100,000 initially and then requests a withdrawal of $8,000 in the first contract year. If the contract value had increased to $108,000 prior to the withdrawal, the first $5,000 of the withdrawal would reduce the GMIB protected value by $5,000 (dollar-for-dollar up to 5% of the GMIB protected value at issue). The remaining $3,000 of the withdrawal would reduce the GMIB protected value in the same proportion that the contract value was reduced. Since the remaining $3,000 withdrawn is 2.91% of the contract value after the initial $5,000 was withdrawn on a dollar-for-dollar basis, the remaining GMIB protected value is reduced by 2.91%. If the protected value were $105,000 before the withdrawal, after the reduction it would be $97,090 ($105,000 minus $5,000 taken dollar-for-dollar minus a reduction of 2.91% of $100,000 or $2,910).


GMIB RESET FEATURE


You may elect to "reset" your GMIB protected value to equal your current contract value twice over the life of the contract. You may only exercise this reset option if the annuitant has not yet reached his or her 76th birthday. If reset, you must wait a new 7-year period from the most recent reset to exercise the guaranteed minimum income benefit. Further, we will reset the GMIB roll-up cap to equal two times the GMIB protected value as of such date. Additionally, if you reset, we will determine the GMIB payout amount by using the GMIB guaranteed annuity purchase rates (attached to your contract) based on the number of years since the most recent reset. These purchase rates may be less advantageous than the rates that would have applied absent a reset.


PAYOUT AMOUNT


The guaranteed minimum income benefit payout amount is based on the age and sex of the annuitant (and, if there is one, the co-annuitant). After we first deduct a charge for any applicable premium taxes, the payout amount will equal the greater of:



1) the GMIB protected value as of the date you exercise the GMIB payout option, applied to the GMIB guaranteed annuity purchase rates and based on the annuity payout option as described below, or


2) the adjusted contract value--that is, the contract value minus any charge we impose for premium taxes--as of the date you exercise the GMIB payout option applied to the current annuity purchase rates then in use.

GMIB ANNUITY PAYOUT OPTIONS

We currently offer two guaranteed minimum income benefit annuity payout options. Each option involves payment for at least a period certain of ten years.

GMIB OPTION 1
SINGLE LIFE PAYOUT OPTION

We will make monthly payments for as long as the annuitant lives, with payments for a period certain. We will stop making payments after the later of the death of the annuitant or the end of the period certain.

GMIB OPTION 2
JOINT LIFE PAYOUT OPTION

In the case of an annuitant and co-annuitant, we will make monthly payments for the joint lifetime of the annuitant and co-annuitant, with payments for a period certain. If the co-annuitant dies first, we will continue to make payments until the later of the death of the annuitant and the end of the period certain. If the annuitant dies first, we will continue to make payments until the later of the death of the co-annuitant and the end of the period certain, but if the period certain ends

                                                                              35
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WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION)
CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

first, we will reduce the amount of each payment to 50% of the original amount.

   You have no right to withdraw amounts early under either GMIB payout option. We may make other payout frequencies available, such as quarterly, semi-annually or annually.


   Because we do not impose a new waiting period for each subsequent purchase payment, if you choose the guaranteed minimum income benefit, we reserve the right to limit subsequent purchase payments if we discover that by the timing of your purchase payments and withdrawals, your GMIB protected value is increasing in ways we did not intend. In determining whether to limit purchase payments, we will look at purchase payments which are disproportionately larger than your initial purchase payment and other actions that may artificially increase the GMIB protected value. Certain state laws may prevent us from limiting your subsequent purchase payments. You must exercise one of the GMIB payout options described above no later than 30 days after the contract anniversary following the annuitant's attainment of age 95.


INCOME APPRECIATOR BENEFIT


The income appreciator benefit (IAB) is an optional, supplemental income benefit that provides an additional income amount during the accumulation period or upon annuitization. The income appreciator benefit is designed to provide you with additional funds in order to defray the impact taxes may have on distributions from your contract. Because individual circumstances vary, you should consult with a qualified tax adviser to determine whether it would be appropriate for you to elect the income appreciator benefit.


   If you want the income appreciator benefit, you generally must elect it when you make your initial purchase payment. Once you elect the income appreciator benefit, you may not later revoke it.

- The annuitant must be 75 or younger in order for you to elect the income appreciator benefit


- If you choose the income appreciator benefit, we will impose an annual charge equal to 0.25% of your contract value. See "What are the Expenses Associated with the Strategic Partners Annuity One Contract?" on page 45.


ACTIVATION OF THE INCOME APPRECIATOR BENEFIT

You can activate the income appreciator benefit at any time after it has been in force for seven years. To activate the income appreciator benefit, you must send us a written request in good order.

   Once activated, you can receive the income appreciator benefit:


-  at annuitization as part of an annuity payment (IAB Option 1);



- during the accumulation phase through the IAB automatic withdrawal payment program (IAB Option 2); or



- during the accumulation phase as an income appreciator benefit credit to your contract over a 10-year period (IAB Option 3).



   More information about IAB Option 1 appears below. For information about IAB Options 2 and 3, see "How Can I Access My Money?" on page 50.



   Income appreciator benefit payments are treated as earnings and may be subject to tax upon withdrawal. See "What are the Tax Considerations Associated with the Strategic Partners Annuity One Contract?" on page 53.



   IF YOU DO NOT ACTIVATE THE BENEFIT PRIOR TO THE MAXIMUM ANNUITIZATION AGE YOU MAY LOOSE ALL OR PART OF THE IAB.


CALCULATION OF INCOME APPRECIATOR BENEFIT AMOUNT

We will calculate the income appreciator benefit amount as of the date we receive your written request in good order (or, for IAB Option 1, on the annuity date). We do this by multiplying the current earnings in the contract by the applicable income appreciator benefit percentage based on the number of years the income appreciator benefit has been in force. For purposes of calculating the income appreciator benefit:

- earnings are calculated as the difference between the contract value and the sum of all purchase payments;

- earnings do not include (1) any amount added to the contract value as a result of the spousal

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

   continuance benefit (explained on page 40), or (2) if we were to permit you to elect the income appreciator benefit after the contract date, any earnings accrued under the contract prior to that election;

- withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis;

- the table below shows the income appreciator benefit percentages corresponding to the number of years the income appreciator benefit has been in force.

   NUMBER OF YEARS         INCOME
 INCOME APPRECIATOR     APPRECIATOR
       BENEFIT            BENEFIT
  HAS BEEN IN FORCE      PERCENTAGE
 ------------------     -----------
         0-6                 0%
         7-9                15%
        10-14               20%
         15+                25%


IAB OPTION 1 -- INCOME APPRECIATOR BENEFIT AT ANNUITIZATION


Under this option, if you choose to activate the income appreciator benefit at annuitization, we will calculate the income appreciator benefit amount on the annuity date and add it to the contract value for purposes of determining the adjusted contract value. You may apply the adjusted contract value to any annuity or settlement option over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

UPON ANNUITIZATION, YOU MAY LOSE ALL OR A PORTION OF THE INCOME APPRECIATOR BENEFIT IF YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION FOR AT LEAST 15 YEARS. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

EFFECT OF INCOME APPRECIATOR BENEFIT ON GUARANTEED MINIMUM INCOME BENEFIT

If you exercise the guaranteed minimum income benefit feature and an income appreciator benefit amount remains payable under your contract, the value we use to calculate the annuity payout amount will be the greater of:

1. the adjusted contract value plus the remaining income appreciator benefit amount, calculated at current annuitization rates; or


2. the GMIB protected value plus the remaining income appreciator benefit amount, calculated using the GMIB guaranteed annuity purchase rates shown in the contract.


If you exercise the guaranteed minimum income benefit feature and activate the income appreciator benefit at the same time, you must choose among the guaranteed minimum income benefit annuity payout options available at the time.

TERMINATING THE INCOME APPRECIATOR BENEFIT

The income appreciator benefit will terminate on the earliest of:

-  the date you make a total withdrawal from the contract;

- the date a death benefit is payable if the contract is not continued by the surviving spouse under the spousal continuance benefit;

- the date the income appreciator benefit amount is reduced to zero (generally ten years after activation) under IAB Options 2 and 3;

-  the date of annuitization; or

-  the date the contract terminates.

                                                                              37
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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

        4:

WHAT IS THE

        DEATH BENEFIT?
--------------------------------------------------------------------------------

THE DEATH BENEFIT FEATURE PROTECTS THE VALUE OF THE CONTRACT FOR THE
BENEFICIARY.

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit. You name the beneficiary at the time the contract is issued, unless you change it at a later date. Unless you name an irrevocable beneficiary, during the accumulation period you can change the beneficiary at any time before the owner dies. However, if jointly owned, the owner must name the joint owner and the joint owner must name the owner as the beneficiary.

CALCULATION OF THE DEATH BENEFIT


If the owner or joint owner dies during the accumulation phase, we will, upon receiving the appropriate proof of death and any other needed documentation ("proof of death"), pay a death benefit to the beneficiary designated by the deceased owner or joint owner. If there are an owner and joint owner of the contract, and the owner's spouse is both the joint owner and the beneficiary, at the death of the first to die, the death benefit will be paid to the surviving owner or the surviving owner may continue the contract under the Spousal Continuance Benefit. See "Spousal Continuance Benefit" on page 41. Upon death, the beneficiary will receive the greater of the following:



1) The current value of your contract (as of the time we receive proof of death). If you have purchased the Contract With Credit after such date that we may obtain SEC approval, we will first deduct any credit corresponding to a purchase payment made within one year of death. We impose no market value adjustment on contract value held within the market value adjustment option when a death benefit is paid.



2) Either the base death benefit, which equals the total invested purchase payments you have made proportionally reduced by any withdrawals, or, if you have chosen a guaranteed minimum death benefit, the GMDB protected value of that death benefit.


GUARANTEED MINIMUM DEATH BENEFIT

The guaranteed minimum death benefit (GMDB) provides for the option to receive an enhanced death benefit upon the death of the sole owner or the first to die of the owner or joint owner during the accumulation phase. If you elect the GMDB feature, you must elect a GMDB protected value option. The GMDB protected value option can be equal to the

-  GMDB roll-up,

-  the GMDB step-up, or


-  the greater of the GMDB roll-up or the GMDB step-up.


The GMDB protected value is calculated daily.

GMDB ROLL-UP

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 5% starting on the date that each invested purchase payment is made. The GMDB roll-up will increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

   We stop increasing the GMDB roll-up by the effective annual interest rate on the later of:

- the contract anniversary coinciding with or next following the sole owner's or older owner's 80th birthday, or

-  the 5th contract anniversary.

However, the GMDB protected value will still increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

   Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 5% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 5%.

   IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 3% starting on the date that each invested purchase payment is made. We will increase

 38
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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

the GMDB roll-up by subsequent invested purchase payments and reduce it by the effect of withdrawals.

   We stop increasing the GMDB roll-up by the effective annual interest rate on the 5th contract anniversary. However we will continue to reduce the GMDB protected value by the effect of withdrawals.

   Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 3% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 3%.

GMDB STEP-UP

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB step-up before the first contract anniversary is the initial invested purchase payment increased by subsequent invested purchase payments, and proportionally reduced by the effect of withdrawals. The GMDB step-up on each contract anniversary will be the greater of the previous GMDB step-up and the contract value as of such contract anniversary. Between contract anniversaries, the GMDB step-up will increase by invested purchase payments and reduce proportionally by withdrawals.

   We stop increasing the GMDB step-up by any appreciation in the contract value on the later of:

- the contract anniversary coinciding with or next following the sole or older owner's 80th birthday, or

-  the 5th contract anniversary.

However we still increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.


   Here is an example of a proportional reduction:



   The current contract value is $100,000 and the protected value is $80,000. The owner makes a withdrawal that reduces the contract value by 25% (including the effect of any withdrawal charges). The new protected value is $60,000, or 75% of what it was before the withdrawal.


   IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB step-up before the third contract anniversary is the sum of invested purchase payments, reduced by the effect of withdrawals. On the third contract anniversary, we will adjust the GMDB step-up to the greater of the then current GMDB step-up or the contract value as of that contract anniversary. Thereafter we will only increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.

   Special rules apply if the beneficiary is the spouse of the owner, and the contract does not have a joint owner. In that case, upon the death of the owner, the spouse will have the choice of the following:

- If the sole beneficiary under the contract is the owner's spouse, and the other requirements of the Spousal Continuance Benefit are met (see page 40), then the contract can continue, and the spouse will become the new owner of the contract; or

- The spouse can receive the death benefit. If the spouse does wish to receive the death benefit, he or she must make that choice within the first 60 days following our receipt of proof of death. Otherwise, the beneficiary will receive the death benefit.

   If ownership of the contract changes as a result of the owner assigning it to someone else, we will reset the value of the death benefit to equal the contract value on the date the change of ownership occurs, and for purposes of computing the future death benefit, we will treat that contract value as a purchase payment occurring on that date.

   Depending on applicable state law, some death benefit options may not be available or may be subject to certain restrictions under your contract.

SPECIAL RULES IF JOINT OWNERS


If the contract has an owner and a joint owner and they are spouses at the time that one dies the Spousal Continuance Benefit may apply. See "Spousal Continuance Benefit" page 41. If the Contract has an owner and a joint owner and they are not spouses at the time one dies, we will pay the death benefit and the contract will end. Joint ownership may not be allowed in your state.


                                                                              39
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WHAT IS THE DEATH BENEFIT? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

PAYOUT OPTIONS

The beneficiary may, within 60 days of providing proof of death, choose to take the death benefit under one of several death benefit payout options listed below.

   The death benefit payout options are:

   CHOICE 1. Lump sum payment of the death benefit. If the beneficiary does not choose a payout option within sixty days, the beneficiary will receive this payout option.

   CHOICE 2. The payment of the entire death benefit within a period of 5 years from the date of death of the first to die of the owner or joint owner.

      The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the contract value among the variable or one-year fixed interest rate options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the contract value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.

      During this 5 year period, we will continue to deduct from the death benefit proceeds the charges and costs that were associated with the features and benefits of the contract. Some of these features and benefits may not be available to the beneficiary, such as the GMIB, IAB and spousal continuance benefit.

   CHOICE 3. Payment of the death benefit under an annuity or annuity settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the last to survive of the owner or joint owner.

   If the contract has an owner and a joint owner:

- If the owner and joint owner are spouses at the death of the first to die of the two, any portion of the death benefit not applied under Choice 3 within one year of the survivor's date of death must be distributed within five years of the survivor's date of death.

- If the owner and joint owner are not spouses at the death of the first to die of the two, any portion of the death benefit (which is equal to the adjusted contract value) not applied under Choice 3 within one year of the date of death of the first to die must be distributed within five years of that date of death.


   The tax consequences to the beneficiary vary among the three death benefit payout options. See "What are the Tax Considerations Associated with the Strategic Partners Annuity One Contract?" on page 53.


EARNINGS APPRECIATOR BENEFIT


The earnings appreciator benefit (EAB) is an optional, supplemental death benefit that provides a benefit payment upon the death of the sole owner or first to die of the owner or joint owner during the accumulation phase. Any earnings appreciator benefit payment we make will be in addition to any other death benefit payment we make under the contract. This feature may not be available in your state.


   The earnings appreciator benefit is designed to provide a beneficiary with additional funds when we pay a death benefit in order to defray the impact taxes may have on that payment. Because individual circumstances vary, you should consult with a qualified tax adviser to determine whether it would be appropriate for you to elect the earnings appreciator benefit.

   If you want the earnings appreciator benefit, you generally must elect it at the time you apply for the contract. If you elect the earnings appreciator benefit, you may not later revoke it.

   Upon our receipt of due proof of death in good order, we will determine an earnings appreciator benefit by multiplying the earnings appreciator benefit percentage below by the lesser of: (i) the then-existing amount of earnings under the contract, or (ii) an amount equal to 3 times the sum of all purchase payments previously made under the contract.

   For purposes of computing earnings and purchase payments under the earnings appreciator benefit, we calculate earnings as the difference between the contract value and the sum of all purchase payments.

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

Withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis.

   EAB percentage:

-  40% if the owner is age 70 or younger on the date the application is signed.

- 25% if the owner is between ages 71 and 75 on the date the application is signed.

- 15% if the owner is between ages 76 and 79 on the date the application is signed.

If the contract is owned jointly, the age of the older of the owner or joint owner determines the EAB percentage.

   If the surviving spouse is continuing the contract in accordance with the spousal continuance benefit (See "Spousal Continuance Benefit" below), the following conditions apply:

- In calculating the earnings appreciator benefit, we will use the age of the surviving spouse at the time that the spousal continuance benefit is activated to determine the applicable EAB percentage.

- We will not allow the surviving spouse to continue the earnings appreciator benefit (or bear the charge associated with this benefit) if he or she is age 80 or older on the date that the spousal continuance benefit is activated.

- If the earnings appreciator benefit is continued, we will calculate any applicable earnings appreciator benefit payable upon the surviving spouse's death by treating the contract value (as adjusted under the terms of the spousal continuance benefit) as the first purchase payment.

TERMINATING THE EARNINGS APPRECIATOR BENEFIT

The earnings appreciator benefit will terminate on the earliest of:

-  the date you make a total withdrawal from the contract,

- the date a death benefit is payable if the contract is not continued by the surviving spouse under the spousal continuance benefit,

-  the date the contract terminates, or

-  the date you annuitize the contract.

SPOUSAL CONTINUANCE BENEFIT

This benefit is available if, on the date we receive due proof of the owner's death, (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse; or (2) there are an owner and joint owner of the contract, and the joint owner is the owner's spouse and the owner's beneficiary under the contract. In such cases, the surviving spouse, or annuitant if other than the surviving spouse, cannot be older than age 95 on that date, and the surviving spouse will become the new sole owner under the contract. Assuming the above conditions are present, the surviving spouse can elect the spousal continuance benefit, but must do so no later than 60 days after furnishing due proof of the owner's death in good order.

   Upon activation of the spousal continuance benefit, the contract value is adjusted to equal the amount of the death benefit to which the surviving spouse would have been entitled. This contract value will serve as the basis for calculating any death benefit payable upon the death of the surviving spouse. We will allocate any increase in the adjusted contract value among the variable, fixed interest rate or market value adjustment options in the same proportions that existed immediately prior to the spousal continuance adjustment.

   Under the spousal continuance benefit, we waive any potential withdrawal charges applicable to purchase payments made prior to activation of the spousal continuance benefit. However, we will continue to impose withdrawal charges on purchase payments made after activation of this benefit. In addition, contract value allocated to the market value adjustment option will remain subject to a potential market value adjustment.

   IF YOU ELECTED THE BASE DEATH BENEFIT, then upon activation of the spousal continuance benefit, we will adjust the contract value to equal the greater of:

-  the contract value, or

-  the sum of all invested purchase payments (adjusted for withdrawals),

plus the amount of any applicable earnings appreciator benefit.

                                                                              41
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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

   IF YOU ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB ROLL-UP, we will adjust the contract value to equal the greater of:

-  the contract value, or

-  the GMDB roll-up,

plus the amount of any applicable earnings appreciator benefit.

   IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB STEP-UP, we will adjust the contract value to equal the greater of:

-  the contract value, or

-  the GMDB step-up,

plus the amount of any applicable earnings appreciator benefit.


   IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GREATER OF THE GMDB ROLL-UP OR GMDB STEP-UP, we will adjust the contract value to equal the greatest of:


-  the contract value,

-  the GMDB roll-up, or

-  the GMDB step-up,

plus the amount of any applicable earnings appreciator benefit.

   After we have made the adjustment to contract value set out immediately above, we will continue to compute the GMDB roll-up and the GMDB step-up under the surviving spousal owner's contract, and will do so in accordance with the preceding paragraphs.

   If the contract is being continued by the surviving spouse, the attained age of the surviving spouse will be the basis used in determining the death benefit payable under the guaranteed minimum death benefit provisions of the contract.


   IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, it will be continued for the surviving spousal owner. All provisions of the guaranteed minimum income benefit (i.e., waiting period, GMIB roll-up cap, etc.) will remain the same as on the date of the owner's death. See "Guaranteed Minimum Income Benefit" page
34. If the GMIB reset feature was never exercised, the surviving spousal owner can exercise the GMIB reset feature twice. If the original owner had previously exercised the GMIB reset feature once, the surviving spousal owner can exercise the GMIB reset once. However the surviving spouse (or new annuitant designated by the surviving spouse) must be under 76 years of age at the time of reset. If the original owner had previously exercised the GMIB reset feature twice, the surviving spousal owner may not exercise the GMIB reset at all. If the attained age of the surviving spouse at activation of the spousal continuance benefit, when added to the remainder of the GMIB waiting period to be satisfied, would preclude the surviving spouse from utilizing the guaranteed minimum income benefit, we will revoke the guaranteed minimum income benefit under the contract at that time and we will no longer charge for that benefit.



   IF YOU ELECTED THE INCOME APPRECIATOR BENEFIT, on the owner's death, the income appreciator benefit will end unless the contract is continued by the owner's surviving spouse under the spousal continuance benefit. See "Spousal Continuance Benefit" page 41. If the contract is continued by the surviving spouse, we will continue to pay the balance of any income appreciator benefit payments over the remainder of the 10-year payment period, or until the surviving spouse attains age 95, whichever occurs first.


   If the income appreciator benefit has not been in force for 7 contract years, the surviving spouse may not activate the benefit until it has been in force for 7 contract years. If the attained age of the surviving spouse at activation of the spousal continuation benefit, when added to the remainder of the IAB waiting period to be satisfied, would preclude the surviving spouse from utilizing the income appreciator benefit, we will revoke the income appreciator benefit under the contract at that time and we will no longer charge for that benefit. If the income appreciator benefit has been in force for 7 contract years, but the benefit has not been activated, the surviving spouse may activate the benefit at any time after the contract has been continued. If the income appreciator benefit is activated after the contract is continued by the surviving spouse, the income appreciator benefit calculation will exclude any amount added to the contract at the time of spousal continuance resulting from any death benefit value exceeding the contract value.

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

        5:

HOW CAN I PURCHASE A STRATEGIC PARTNERS

        ANNUITY ONE CONTRACT?
--------------------------------------------------------------------------------

PURCHASE PAYMENTS


The initial purchase payment is the amount of money you first pay us to purchase the contract. The minimum initial purchase payment is $10,000. In most states, and subject to some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers. (You may not make additional purchase payments if you purchase a contract issued in Massachusetts, or if you purchase a Contract With Credit issued in Pennsylvania.)



   You may purchase this contract only if the oldest of the owner, joint owner, or annuitant is age 85 or younger. Certain age limits apply to certain features and benefits described herein. No subsequent purchase payments may be made after the earliest of the 86th birthday of (i) the owner, (ii) the joint owner or
(iii) the annuitant.


   Currently, the maximum aggregate purchase payments you may make is $20 million. We limit the maximum total purchase payments in any contract year other than the first to $2 million. You must obtain our approval prior to submitting a purchase payment of $5 million or greater within the first contract year, or greater than $2 million for subsequent purchase payments. Depending on applicable state law, lower limits may apply.

ALLOCATION OF PURCHASE PAYMENTS

When you purchase a contract, we will allocate your invested purchase payment among the variable or fixed interest rate investment options or the market value adjustment option based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.

   You may change your allocation of future invested purchase payments at any time. Contact the Prudential Annuity Service Center for details.

   If you make an additional purchase payment without allocation instructions, we will allocate the invested purchase payment in the same proportion as your most recent purchase payment, unless you directed us in connection with that purchase payment to make that allocation on a one-time-only basis.

   The allocation procedure mentioned above will apply unless that portion designated for the DCA Fixed Rate Option is less than $2,000. In that case, we will use your transfer allocation for the DCA Fixed Rate Option as part of your allocation instructions until you direct us otherwise.

   We will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time.

CREDITS

If you purchase the Contract With Credit, we will add a credit amount to your contract value with each purchase payment you make. The credit amount is allocated to the variable or fixed interest rate investment options in the same percentages as the purchase payment.

   The bonus credit that we pay with respect to any purchase payment depends on
(i) the age of the older of the owner or joint owner on the date on which the purchase payment is made and (ii) the amount of the purchase payment. Specifically,

- if the elder owner is 80 or younger on the date that the purchase payment is made, then we will add a bonus credit to the purchase payment equal to 4% if the purchase payment is less than $250,000; 5% if the purchase payment is equal to or greater than

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--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

   $250,000 but less than $1 million; or 6% if the purchase payment is $1 million or greater; and

- if the elder owner is aged 81-85 on the date that the purchase payment is made, then we will add a bonus credit equal to 3% of the amount of the purchase payment.


   Under the Contract With Credit if the owner returns the contract during the free look period, we have the contractual right to take back any credit. If we pay a death benefit under the contract, we have a contractual right to take back any credit we applied within one year of the date of death. However, we will not, unless and until we obtain SEC approval, recoup for our own assets the full amount of the 6% bonus credit applicable to purchase payments of $1 million or greater that we had given to you. Rather, we will recoup an amount equal to the value of the credit as of the business day on which we receive your request or due proof of death, as applicable, less any charges attributable to that credit. We reserve the right to recapture the entire amount of the credit upon obtaining approval of the SEC with regard to that bonus credit.


CALCULATING CONTRACT VALUE

The value of your contract will go up or down depending on the investment performance of the variable investment options you choose. To determine the value of your contract, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

   Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) adding up the total amount of money allocated to a specific investment option,

2) subtracting from that amount insurance charges and any other applicable charges such as for taxes, and

3) dividing this amount by the number of outstanding accumulation units.

   When you make a purchase payment, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. We determine the number of accumulation units credited to your contract by dividing the amount of the purchase payment, plus (if you have purchased the Contract With Credit) any applicable credit, allocated to an investment option by the unit price of the accumulation unit for that investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.

   We cannot guarantee that your contract value will increase or that it will not fall below the amount of your total purchase payments. However, we do guarantee a minimum interest rate of between 1.5% and 3% a year, depending on your state's applicable law, on that portion of the contract value allocated to the one-year fixed interest-rate option. For the DCA Fixed Interest Rate Option, we guarantee a minimum interest rate of 3% annually.

 44
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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

        6:

WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC

                    PARTNERS ANNUITY ONE CONTRACT?
--------------------------------------------------------------------------------

THERE ARE CHARGES AND OTHER EXPENSES ASSOCIATED WITH THE CONTRACT THAT REDUCE THE RETURN ON YOUR INVESTMENT. WE DESCRIBE THESE CHARGES AND EXPENSES BELOW.

INSURANCE AND ADMINISTRATIVE COST

Each day, we make a deduction for the insurance and administrative cost. This cost covers our expenses for mortality and expense risk, administration, marketing and distribution. If you choose a guaranteed minimum death benefit option, the insurance and administrative cost also includes a charge to cover our assumption of the associated risk. The mortality risk portion of the cost is for our assumption of the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. The expense risk portion of the cost is for our assumption of the risk that the current costs will be insufficient in the future to cover the cost of administering the contract. The administrative expense portion of the cost compensates us for the expenses associated with the administration of the contract. This includes preparing and issuing the contract; establishing and maintaining contract records; preparation of confirmations and annual reports; personnel costs; legal and accounting fees; filing fees; and systems costs. The guaranteed minimum death benefit risk portion of the cost, if applicable, covers our assumption of the risk that the protected value of the contract will be larger than the base death benefit if the contract owner dies during the accumulation phase.

   If the insurance and administrative cost is not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from this cost. The insurance and administrative cost for your contract cannot be increased. We may use any profits from this cost to pay for the costs of distributing the contracts. If you choose the Contract With Credit, we will also use any profits from this charge to recoup our costs of providing the credit.

   We calculate the insurance and administrative cost based on the average daily value of all assets allocated to the variable investment options. These costs are not assessed against amounts allocated to the fixed interest rate options. The amount of the cost depends on the death benefit option that you choose. The cost is equal to:

   -  1.40% on an annual basis if you choose the base death benefit,

   - 1.65% on an annual basis if you choose either the roll-up or step-up guaranteed minimum death benefit option, and

   - 1.75% on an annual basis if you choose the guaranteed minimum death benefit option of the greater of the roll-up or step-up.

   We impose an additional insurance and administrative cost of 0.10% annually (of account value attributable to the variable investment options) for the Contract with Credit.

EARNINGS APPRECIATOR BENEFIT CHARGE

We will impose an additional charge if you choose the earnings appreciator benefit. The charge for this benefit is based on an annual rate of 0.30% of your contract value.

   We calculate the charge on each of the following events:

   -  each contract anniversary,

   -  on the annuity date,

   - upon death of the sole or first to die of the owner or joint owner prior to the annuity date,

   -  upon a full or partial withdrawal, and

   -  upon a subsequent purchase payment.

   The fee is based on the contract value at time of calculation and is pro-rated based on the portion of the contract year since the date that the earnings appreciator benefit charge was last calculated.

   Although the earnings appreciator benefit charge may be calculated more often, it is deducted only:

   -  on each contract anniversary,

   -  on the annuity date,

   - upon death of the sole owner or first to die of the owner or joint owner prior to the annuity date,

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         PARTNERS ANNUITY ONE CONTRACT? CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

   -  upon a full withdrawal, and

   - upon a partial withdrawal if the contract value remaining after the partial withdrawal is not enough to cover the then applicable earnings appreciator benefit charge.

   We withdraw this charge from each investment option (including each guarantee period) in the same proportion that the amount allocated to the investment option bears to the total contract value. Upon a full withdrawal or if the contract value remaining after a partial withdrawal is not enough to cover the then-applicable earnings appreciator benefit charge, we will deduct the charge from the amount we pay you. We will deem the payment of the earnings appreciator benefit charge as made from earnings for purposes of calculating other charges.

GUARANTEED MINIMUM INCOME BENEFIT CHARGE

We will impose an additional charge if you choose the guaranteed minimum income benefit. This is an annual charge equal to 0.45% of the GMIB protected value of your contract, which we deduct from your contract value on each of the following events:

-  each contract anniversary,

-  when you begin the income phase of the contract,

-  upon a full withdrawal, and

- upon a partial withdrawal if the remaining contract value would not be enough to cover the then applicable guaranteed minimum income benefit charge.


In some states this charge is 0.30%, please see your contract for details.


   If we impose this fee other than on a contract anniversary, then we will pro-rate it based on the portion of the contract year for which the guaranteed minimum income benefit was in effect. We withdraw the fee from each investment option in the same proportion that your contract value is allocated to that investment option. Upon a full withdrawal or if the contract value remaining after a partial withdrawal is not enough to cover the applicable guaranteed minimum income benefit charge, we will deduct the charge from the amount we pay you.

   In some states, we may calculate the charge for the guaranteed minimum income benefit in a different manner, but that charge will not exceed 0.45% of the GMIB protected value.


   We will not impose the guaranteed minimum income benefit charge after the income phase begins, or after you choose your GMIB payout option.


INCOME APPRECIATOR BENEFIT CHARGE

We will impose an additional charge if you choose the income appreciator benefit. This is an annual charge equal to 0.25% of your contract value. The income appreciator benefit charge is calculated:

   -  on each contract anniversary,

   -  on the annuity date,

   - upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date,

   -  upon a full or partial withdrawal, and

   -  upon a subsequent purchase payment.

   The fee is based on the contract value at the time of the calculation, and is prorated based on the portion of the contract year since the date that the income appreciator benefit charge was last calculated.

   Although the income appreciator benefit charge may be calculated more often, it is deducted only:

   -  on each contract anniversary,

   -  on the annuity date,

   - upon the death of the sole owner or first to die of the owner or joint owners prior to the annuity date,

   -  upon a full withdrawal, and

   - upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the then-applicable income appreciator benefit charge.

   We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

   The income appreciator benefit charge is deducted from each investment option in the same proportion that the amount allocated to the investment option bears to the total contract value. Upon a full withdrawal, or if the contract value remaining after a

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

partial withdrawal is not enough to cover the then-applicable income appreciator benefit charge, the charge is deducted from the amount paid. The payment of the income appreciator benefit charge will be deemed to be made from earnings for purposes of calculating other charges.

   We no longer assess this charge upon election of IAB Option 1, the completion of IAB Option 2 or 3, and upon annuitization.

CONTRACT MAINTENANCE CHARGE

We do not deduct a contract maintenance charge for administrative expenses while your contract value is $75,000 or more. If your contract value is less than $75,000 on a contract anniversary during the accumulation phase or when you make a full withdrawal, we will deduct $35 (or a lower amount equal to 2% of your contract value) for administrative expenses. (This fee may differ in certain states.) We may increase this charge up to a maximum of $60 per year. Also, we may raise the level of the contract value at which we waive this fee. We will deduct this charge proportionately from each of your contract's investment options.

WITHDRAWAL CHARGE

A withdrawal charge may apply if you make a full or partial withdrawal during the withdrawal charge period for a purchase payment. The withdrawal charge may also apply if you begin the income phase during the withdrawal charge period, depending upon the annuity option you choose. The amount and duration of the withdrawal charge depends on whether you choose the Contract With Credit or the Contract Without Credit. The withdrawal charge varies with the number of contract anniversaries that have elapsed since each purchase payment was made. Specifically, we maintain an "age" for each purchase payment you have made by keeping track of how many contract anniversaries have passed since the purchase payment was made. The withdrawal charge is the percentage, shown below, of the amount withdrawn.

  NUMBER OF CONTRACT
ANNIVERSARIES SINCE THE                         CONTRACT WITHOUT
 DATE OF EACH PURCHASE   CONTRACT WITH CREDIT   CREDIT WITHDRAWAL
        PAYMENT           WITHDRAWAL CHARGE          CHARGE
-----------------------  --------------------   -----------------
          0                        8%                   7%
          1                        8%                   6%
          2                        8%                   5%
          3                        8%                   4%
          4                        7%                   3%
          5                        6%                   2%
          6                        5%                   1%
          7                        0%                   0%


   In certain states reduced withdrawal charges may apply for certain ages under the Contract with Credit. Your contract contains the applicable charges. See SAI for further details.



   If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage as of the next following contract anniversary will apply. If you request a withdrawal, we will deduct an amount from the contract value that is sufficient to pay the withdrawal charge and provide you with the amount requested.


   If you request a full withdrawal, we will provide you with the full amount of the contract value after making these deductions.

   Each contract year, you may withdraw a specified amount of your contract value without incurring a withdrawal charge. We make this "charge-free amount" available to you subject to approval of this feature in your state. We determine the charge-free amount available to you in a given contract year on the contract anniversary that begins that year. In calculating the charge-free amount, we divide purchase payments into two categories -- payments that are subject to a withdrawal charge and those that are not. We determine the charge-free amount based only on purchase payments that are subject to a withdrawal charge. The charge-free amount in a given contract year is equal to 10% of the sum of all the purchase payments subject to the withdrawal charge that you have made as of the applicable contract anniversary. During the first contract year, the charge-free amount is equal to 10% of the initial purchase payment.

                                                                              47
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         PARTNERS ANNUITY ONE CONTRACT? CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

   When you make a withdrawal, we will first deduct the amount of the withdrawal from purchase payments no longer subject to a withdrawal charge, and then from the available charge-free amount, and will consider purchase payments to be paid out on a first-in, first-out basis. Withdrawals in excess of the charge-free amount will come first from purchase payments, also on a first-in, first-out basis, and will be subject to withdrawal charges, if applicable, even if earnings are available on the date of the withdrawal. Once you have withdrawn all purchase payments, additional withdrawals will come from any earnings. We do not impose withdrawal charges on earnings.


   If a withdrawal or transfer is taken from a market value adjustment guarantee period prior to the expiration of the rate guarantee period we will make a market value adjustment to the withdrawal amount, including the withdrawal charge. A hypothetical example follows:



Owner requests a net withdrawal of $1,000 from the market value adjustment "MVA" option, subject to a 5% withdrawal charge and a negative 1.4% MVA:



Amount in MVA
  guarantee period
  prior to withdrawal:      $3,000
Withdrawal, including
  a 5% withdrawal
  charge:                   $1,000/(1-0.05) = $1,053
Withdrawal and
  withdrawal charge
  amount assuming a
  negative MVA:             $1,053/[1-0.014(MVA)] = $1,068
Amount in MVA
  guarantee period:         $3,000
                        -   $1,068
                            -------------------------------
                            $1,932 = Amount remaining in
                                     MVA guarantee period
                                     after taking
                                     withdrawal
Owner receives:             $1,000
Withdrawal charge:      =   $53
MVA adjustment:         =   $15


   If you choose the Contract With Credit and make a withdrawal that is subject to a withdrawal charge, we may use part of that withdrawal charge to recoup our costs of providing the credit.


   Withdrawal charges will never be greater than permitted by applicable law.


WAIVER OF WITHDRAWAL CHARGES

CRITICAL CARE ACCESS

   Except as restricted by applicable state law, we will waive all withdrawal charges and any market value adjustment upon receipt of proof that the owner or a joint owner is terminally ill, or has been confined to an eligible nursing home or eligible hospital continuously for at least three months after the contract date. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This waiver is not available if the owner has assigned ownership of the contract to someone else.

MINIMUM DISTRIBUTION REQUIREMENTS


If a withdrawal is taken from a tax qualified contract in order to satisfy an IRS mandatory distribution requirement only with respect to that contract's account balance, we will waive withdrawal charges. See "What are the Tax Considerations Associated with the Strategic Partners Annuity One Contract?" on page 53.


TAXES ATTRIBUTABLE TO PREMIUM


There are federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. Some of these taxes are due when the contract is issued, others are due when the annuity payments begin. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

TRANSFER FEE

You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract, which is the contract date. If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. In the future we could raise that charge up to $30 per additional transfer, although we have no current plans to do so. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. In certain states, we may limit the transfer fee to a lower amount to comply with applicable state law. Consult the Statement of Additional Information for details.

COMPANY TAXES

We will pay the taxes on the earnings of the separate account. We do not currently charge you for these taxes. We will periodically review the issue of charging for these taxes and may impose a charge in the future.


UNDERLYING MUTUAL FUND FEES



When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2002, the fees of these funds ranged on an annual basis from 0.37% to 1.30% of fund assets (these fees reflect the effect of expense reimbursements or waivers, which may terminate at any time). For additional information about these fund fees, please consult the prospectuses for the funds, which are attached to this prospectus.


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STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

        7:

HOW CAN I

        ACCESS MY MONEY?
--------------------------------------------------------------------------------

YOU CAN ACCESS YOUR MONEY BY:

-  MAKING A WITHDRAWAL (EITHER PARTIAL OR FULL); OR

-  CHOOSING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

WITHDRAWALS DURING THE ACCUMULATION PHASE

Following the free look period, when you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees. We will calculate the value of your contract and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

   Unless you tell us otherwise, we will take any partial withdrawal proportionately from all of the investment options in which you have invested. For a partial withdrawal, we will deduct any applicable charges and fees proportionately from the investment options in your contract. The minimum amount you may withdraw is $250. If, after a withdrawal, your contract value is less than $2,000, we have the right to end your contract.

   With respect to the variable investment options we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a withdrawal request in good order.

   With respect to the market value adjustment option, you may specify the guarantee period from which you would like to make a withdrawal. If you indicate that the withdrawal is to originate from the market value adjustment option, but you do not specify which guarantee period is to be involved, then we will take the withdrawal from the guarantee period that has the least time remaining until its maturity date. If you indicate that you wish to make a withdrawal, but do not specify the investment options to be involved, then we will take the withdrawal from your contract value on a pro rata basis from each investment option that you have. In that situation, we will aggregate the contract value in each of the guarantee periods that you have within the market value adjustment option for purposes of making that pro rata calculation. The portion of the withdrawal associated with the market value adjustment option then will be taken from the guarantee periods with the least amount of time remaining until the maturity date, irrespective of the original length of the guarantee period. You should be aware that a withdrawal may avoid a withdrawal charge based on the charge-free amount that we allow, yet still be subject to a market value adjustment.


   INCOME TAXES, TAX PENALTIES, AND CERTAIN RESTRICTIONS ALSO MAY APPLY TO ANY WITHDRAWAL YOU MAKE. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS.


AUTOMATED WITHDRAWALS

We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual, or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. You can make withdrawals from any designated investment option or proportionally from all investment options (other than a guarantee period within the market value adjustment option). The minimum automated withdrawal amount you can make is $100.


   INCOME TAXES, TAX PENALTIES, WITHDRAWAL CHARGES, AND CERTAIN RESTRICTIONS MAY APPLY TO AUTOMATED WITHDRAWALS. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS.


INCOME APPRECIATOR BENEFIT OPTIONS DURING THE ACCUMULATION PHASE


The income appreciator benefit (or "IAB") is discussed on page 36. As mentioned there, you may choose IAB Option 1 at annuitization, but you may instead choose IAB Options 2 or 3 during the accumulation phase of your contract. Income appreciator benefit payments under IAB Options 2 and 3 will begin on the same day of the month as the contract date, beginning with the next month following our receipt of your request in good order. Under IAB Options 2 and 3, you can choose to have the income appreciator benefit amounts paid or credited monthly, quarterly, semi-annually, or annually.


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

   IAB OPTIONS 2 AND 3 INVOLVE A TEN-YEAR PAYMENT PERIOD. IF THE 10-YEAR PAYMENT PERIOD WOULD END AFTER THE ANNUITY DATE AND YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION OF AT LEAST 15 YEARS OR YOU MAKE A FULL WITHDRAWAL, YOU MAY LOSE ALL OR ANY REMAINING PORTION OF THE INCOME APPRECIATOR BENEFIT. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

IAB OPTION 2 -- INCOME APPRECIATOR BENEFIT AUTOMATIC WITHDRAWAL PAYMENT PROGRAM

Under this option, you elect to receive the income appreciator benefit during the accumulation phase. When you activate the benefit, a 10-year income appreciator benefit automatic withdrawal payment program begins. We will pay you the income appreciator benefit amount in equal installments over a 10 year payment period. You may combine this income appreciator benefit amount with an automated withdrawal amount from your contract value, in which case each combined payment must be at least $100.

   The maximum automated withdrawal payment amount that you may receive from your contract value under this income appreciator benefit program in any contract year during the 10-year period may not exceed 10% of the contract value as of the date you activate the income appreciator benefit.

   Once we calculate the income appreciator benefit, the amount will not be affected by changes in contract value due to the investment performance of any allocation option. Withdrawal charges may apply to automatic withdrawal payment amounts, but not income appreciator benefit amounts, of the income appreciator benefit program payments.

   After the ten-year payment period has ended, if the remaining contract value is $2,000 or more, the contract will continue. If the remaining contract value is less than $2,000 after the end of the 10-year payment period, we will pay you the remaining contract value and the contract will terminate. If the contract value falls below the minimum amount required to keep the contract in force due solely to investment results before the end of the 10-year payment period, we will continue to pay the income appreciator benefit amount for the remainder of the 10-year payment period.

DISCONTINUING THE INCOME APPRECIATOR BENEFIT AUTOMATIC WITHDRAWAL PAYMENT PROGRAM UNDER IAB OPTION 2

You may discontinue the income appreciator benefit payment program under IAB Option 2 and activate IAB Option 3 at any time after payments have begun and before the last payment is made. We will add the remaining income appreciator benefit amount to the contract value at the same frequency as your initial election until the end of the 10-year payment period. We will treat any income appreciator benefit amount added to the contract value as additional earnings. Unless you direct us otherwise, we will allocate these additions to the variable or fixed interest rate options in the same proportions as your most recent purchase payment allocation percentages.

   You may discontinue the income appreciator benefit payment program under IAB Option 2 before the last payment is made and elect an annuity or settlement option. We will add the balance of the income appreciator benefit amount for the 10-year payment period to the contract value in a lump sum before determining the adjusted contract value. The adjusted contract value may be applied to any annuity or settlement option that is paid over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

IAB OPTION 3 -- INCOME APPRECIATOR BENEFIT CREDIT TO CONTRACT VALUE

Under this option, you can activate the income appreciator benefit and receive the benefit as credits to your contract value over a 10-year payment period. We will allocate these income appreciator benefit credits to the variable investment options, the fixed interest rate option, or the market value adjustment option in the same manner as your current allocation, unless you direct us otherwise. We will calculate the income appreciator benefit amount on the date we receive your written request in good order. Once we have calculated the income appreciator benefit, the income appreciator

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HOW CAN I ACCESS MY MONEY? CONTINUED

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

benefit credit will not be affected by changes in contract value due to the investment performance of any allocation option.

   Before we add the last income appreciator benefit credit to your contract value, you may switch to IAB Option 2 and receive the remainder of the income appreciator benefit as payments to you (instead of credits to the contract value) under the income appreciator benefit program for the remainder of the 10-year payment period.

   You can also request that any remaining payments in the 10-year payment period be applied to an annuity or settlement option that is paid over the lifetime of the annuitants, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

EXCESS WITHDRAWALS

   During the 10 year period under IAB options 2 or 3, an "excess withdrawal" occurs when any amount is withdrawn from your contract value in a contract year that exceeds the sum of (1) 10% of the contract value as of the date the income appreciator benefit was activated plus (2) earnings since the income appreciator benefit was activated that have not been previously withdrawn.

   We will deduct the excess withdrawal on a proportional basis from the remaining income appreciator benefit amount. We will then calculate and apply a new reduced income appreciator benefit amount.

   Withdrawals you make in a contract year that do not exceed the sum of (1) 10% of the contract value as of the date the income appreciator benefit was activated plus (2) earnings since the income appreciator benefit was activated that have not been previously withdrawn do not reduce the remaining income appreciator benefit amount.

EFFECT OF TOTAL WITHDRAWAL ON INCOME APPRECIATOR BENEFIT

We will not make income appreciator benefit payments after the date you make a total withdrawal of the contract surrender value.

SUSPENSION OF PAYMENTS OR TRANSFERS

The Securities and Exchange Commission (SEC) may require us to suspend or postpone payments made in connection with withdrawals or transfers for any period when:

- The New York Stock Exchange is closed (other than customary weekend and holiday closings);

-  Trading on the New York Stock Exchange is restricted;

- An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the mutual funds are not feasible or we cannot reasonably value the accumulation units; or

- The Securities and Exchange Commission, by order, permits suspension or postponement of payments for the protection of owners.

   We expect to pay the amount of any withdrawal or transfer made from the fixed interest rate options promptly upon request.

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

        8:

WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC

                    PARTNERS ANNUITY ONE CONTRACT?
--------------------------------------------------------------------------------

The tax considerations associated with the Strategic Partners Annuity One contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. It is not intended as tax advice. You should consult with a qualified tax adviser for complete information and advice.

CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT
PLANS)

TAXES PAYABLE BY YOU

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

   Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

   Subject to approval by your state, we offer supplemental benefits such as the earnings appreciator benefit and the income appreciator benefit. Although we believe these benefits are investment protection features that should have no adverse tax consequences, it is possible that the Internal Revenue Service would assert that some or all of the charges for the features should be treated for federal income tax purposes as a partial withdrawal from the contract. It is also possible that the Internal Revenue Service would assert that some or all of the charges for the guaranteed minimum death benefit and guaranteed minimum income benefit should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for these benefits could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.

   If the Internal Revenue Service determines that the deductions for one or more benefits under the contract -- including, without limitation, the guaranteed minimum death benefit and the guaranteed minimum income benefit, and any supplemental benefit added by endorsement -- are taxable withdrawals, then the sole or surviving owner may cancel the affected benefit(s) within 90 days of notice from us.

TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else.

   If you assign or pledge all or part of your contract as collateral for a loan, the part assigned will be treated as a withdrawal. Also, if you elect the interest payment option, that election will be treated, for tax purposes, as surrendering your contract.

   If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on the gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

   It is our position that the guaranteed minimum death benefit, the guaranteed minimum income benefit, and other contract benefits are an integral part of the annuity contract and accordingly that the charges made against the annuity contract's cash value for the benefit should not be treated as distributions subject to income tax. It is possible, however, that the Internal Revenue Service could take the position that such charges should be treated as distributions.

TAXES ON ANNUITY PAYMENTS

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your

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TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC

         PARTNERS ANNUITY ONE CONTRACT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

   After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

TAX PENALTY ON WITHDRAWALS AND ANNUITY PAYMENTS

Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:

-  the amount is paid on or after you reach age 59 1/2 or die;

-  the amount received is attributable to your becoming disabled;

- the amount paid or received is in the form of level annuity payments not less frequently than annually under a lifetime annuity;

TAXES PAYABLE BY BENEFICIARIES

All of the death benefit options are subject to income tax to the extent the distribution exceeds the adjusted basis in the contract and the full value of the death benefit is included in the owner's estate. Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing an annuity payment option instead of a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below. Tax consequences to the beneficiary vary among the death benefit payment options.

-  Choice 1:  the beneficiary is taxed on earnings in the contract.

- Choice 2: the beneficiary is taxed as amounts are withdrawn (In this case earnings are treated as being distributed first).

- Choice 3: the beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).

REPORTING AND WITHHOLDING ON DISTRIBUTIONS

Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with 3 exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

   State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the CONTRACTS HELD BY TAX FAVORED PLANS section for withholding rules for tax favored plans (for example, an IRA).

   Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

ANNUITY QUALIFICATION

   Diversification And Investor Control In order to qualify for the tax rules applicable to annuity contracts described above, the contract must be an annuity contract for tax purposes. This means that the assets underlying the annuity contract must be diversified, according to certain rules. It also means that we, and not you as the contract-owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. We believe these rules, which are further discussed in the Statement of Additional Information, will be met.

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

   Required Distributions Upon Your Death Upon your death (or the death of a joint owner, if earlier), certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

   If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

   If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if an annuity payment option is selected by your designated beneficiary and if annuity payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect an annuity payment option based on life expectancy or a period exceeding five years.

   If any portion of the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

   Changes In The Contract We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

ADDITIONAL INFORMATION

You should refer to the Statement of Additional Information if:

- The contract is held by a corporation or other entity instead of by an individual or as agent for an individual.

- Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.

- You transfer your contract to, or designate, a beneficiary who is either 37 1/2 years younger than you or a grandchild.

CONTRACTS HELD BY TAX FAVORED PLANS

The following discussion covers annuity contracts held under tax-favored retirement plans. Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a), 408(b) and 408A of the Internal Revenue Code of 1986, as amended (Code). This description assumes that you have satisfied the requirements for eligibility for these products.

   YOU SHOULD BE AWARE THAT TAX FAVORED PLANS SUCH AS IRAS GENERALLY PROVIDE TAX DEFERRAL REGARDLESS WHETHER THEY INVEST IN ANNUITY CONTRACTS. THIS MEANS THAT WHEN A TAX FAVORED PLAN INVESTS IN AN ANNUITY CONTRACT, IT GENERALLY DOES NOT RESULT IN ANY ADDITIONAL TAX DEFERRAL BENEFITS.

TYPES OF TAX FAVORED PLANS


   IRAs If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" on page 65 contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount credited under the contract, calculated as of the date that we receive this cancellation notice, if greater), less any applicable federal and state income tax withholding.



   Contributions Limits/Rollovers: Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution allowed by law you may make to an IRA. In 2003 and 2004 the limit is $3,000; increasing


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TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC

         PARTNERS ANNUITY ONE CONTRACT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9


in 2005 to 2007, to $4,000; and for 2008, $5,000. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above. These taxpayers will be permitted to contribute an additional $500 in years 2003 to 2005 and an additional $1,000 in 2006 and years thereafter). The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.


   Required Provisions: Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

- You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

-  Your rights as owner are non-forfeitable;

-  You cannot sell, assign or pledge the contract, other than to Pruco Life;

- The annual premium you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

- The date on which annuity payments must begin cannot be later than the April 1st of the calendar year after the calendar year you turn age 70 1/2; and

- Death and annuity payments must meet "minimum distribution requirements" (described below).

   Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

-  A 10% "early distribution penalty" (described below);

- Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

-  Failure to take a minimum distribution (also generally described below).

   ROTH IRAs Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

-  Contributions to a Roth IRA cannot be deducted from your gross income;

- "Qualified distributions" (generally, held for 5 tax years and payable on account of death, disability, attainment of age 59 1/2, or first time-homebuyer) from Roth IRAs are excludable from your gross income; and

- If eligible, you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

   Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA, you may purchase a contract as a Roth IRA only in connection with a "rollover" or "conversion" of the proceeds of another traditional IRA, conduit IRA, SEP, SIMPLE-IRA, or Roth IRA. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law.

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION

If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount, including a new method permitted under IRS regulations released in April 2002. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% IRS penalty tax on the amount of any minimum distribution not made in a timely manner.

   You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this contract without either beginning annuity payments or surrendering the contract. We will send you a check for this minimum distribution amount, less any other partial withdrawals that you made during the year.

PENALTY FOR EARLY WITHDRAWALS

You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, SIMPLE-IRA (which may increase to 25%), Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. There are only limited exceptions to this tax, and you should consult your tax adviser for further details.

WITHHOLDING

Unless a distribution is an eligible rollover distribution that is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA, we will withhold at the rate of 20%. This 20% withholding does not apply to distributions from IRAs and Roth IRAs. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

- For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions; and

-  For all other distributions, we will withhold at a 10% rate.

   We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

ERISA DISCLOSURE/REQUIREMENTS

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevents a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.


   Information about any applicable fees, charges, discounts, penalties or adjustments may be found under "What are the Expenses Associated with the Strategic Partners Annuity One Contract" starting on page 45.



   Information about sales representatives and commissions may be found under "Other Information" and "Sale and Distribution of the Contract" on page 59.

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        8:


TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC

         PARTNERS ANNUITY ONE CONTRACT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

   In addition, other relevant information required by the exemptions is contained in the contract and accompanying documentation. Please consult your tax advisor if you have any additional questions.

SPOUSAL CONSENT RULES FOR RETIREMENT PLANS -- QUALIFIED CONTRACTS

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

   Defined Benefit Plans, Money Purchase Pension Plans, and ERISA 403(b) Annuities. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" ("QJSA"), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a death benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" ("QPSA"). If the plan pays death benefits to other beneficiaries, you may elect to have a beneficiary other than your spouse receive the death benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

   Defined Contribution Plans (including 401(k) Plans). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire death benefit, even if you designated someone else as your beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

   IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution is not required. Upon your death, any death benefit will be paid to your designated beneficiary.

ADDITIONAL INFORMATION


For additional information about federal tax law requirements applicable to tax favored plans, see the "IRA Disclosure Statement" on page 65.

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

        9:

OTHER

        INFORMATION
--------------------------------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY

Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.


   Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco's Life annual report for the year ended December 31, 2002, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contractholders, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life is 33-37587. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 450 Fifth Street, Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling 1-(202) 942-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.


THE SEPARATE ACCOUNT


We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (the "separate account"), to hold the assets that are associated with the contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited financial statements, appears in the Statement of Additional Information.


SALE AND DISTRIBUTION OF THE CONTRACT


Prudential Investment Management Services LLC (PIMS), 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the contracts under a "best efforts" underwriting agreement with Pruco Life under which PIMS is reimbursed for its costs and expenses. PIMS is an indirect wholly-owned subsidiary of Prudential Financial, Inc. and is a limited liability corporation organized under Delaware law in 1996. It is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.


We pay the broker-dealer whose registered representatives sell the contract either:

-  a commission of up to 8% of your purchase payments; or

- a combination of a commission on purchase payments and a "trail" commission -- which is a commission determined as a percentage of your contract value that is paid periodically over the life of your contract.

The commission amount quoted above is the maximum amount which is paid. In most circumstances, the registered representative who sold the contract will receive significantly less. We will generally pay less

        9:

OTHER INFORMATION CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

compensation with respect to contracts issued to customers over 80 years old.

   From time to time, Prudential or its affiliates may offer and pay non-cash compensation to registered representatives who sell the contract. For example, Prudential or an affiliate may pay for a training and education meeting that is attended by registered representatives of both Prudential-affiliated broker-dealers and independent broker-dealers. Prudential and its affiliates retain discretion as to which broker-dealers to offer non-cash (and cash) compensation arrangements, and will comply with NASD rules and other pertinent laws in making such offers and payments. Our payment of cash or non-cash compensation in connection with sales of the contract does not result directly in any additional charge to you.


LITIGATION



We are subject to legal and regulatory actions in the ordinary course of our business, including class action lawsuits. Pending legal and regulatory actions include proceedings that are specific to us and proceedings generally applicable to the businesses in which we operate. We are also subject to litigation arising out of our general business activities, such as our investments and third party contracts. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages.



   We have been subject to substantial regulatory actions and civil litigation, including class actions, involving individual life insurance sales practices from 1982 through 1995. As of January 31, 2003, Pruco Life has resolved those regulatory actions, its sales practices class action litigation and all of the individual sales practices actions filed by policyholders who "opted out" of the sales practices class action. Prudential has indemnified Pruco Life for any liabilities incurred in connection with sales practices litigation covering policyholders of individual permanent life insurance policies issued in the United States from 1982 to 1995.



   Pruco Life's litigation is subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters should not have a material adverse effect on Pruco Life's financial position.


ASSIGNMENT


You can assign the contract at any time during your lifetime. If you do so, we will reset the death benefit to equal the contract value on the date the assignment occurs. For details, see "What is the Death Benefit," on page 38. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event.


   If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.

FINANCIAL STATEMENTS


The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partners Annuity One contract, are included in the Statement of Additional Information.


STATEMENT OF ADDITIONAL INFORMATION

Contents:

-  Company

-  Experts

-  Principal Underwriter


-  Allocation of Initial Purchase Payment


-  Determination of Accumulation Unit Values

-  Performance Information

-  Comparative Performance Information and Advertising

-  Federal Tax Status

-  State Specific Variations

-  Directors and Officers

-  Financial Statements

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

HOUSEHOLDING

To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contractholder that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling 1-877-778-5008.

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

MARKET-VALUE
        ADJUSTMENT FORMULA
--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA

GENERAL FORMULA


The formula under which Pruco Life calculates the market value adjustment applicable to a full or partial surrender, annuitization, or settlement under the market value adjustment option is set forth below. The market value adjustment is expressed as a multiplier factor. That is, the Contract Value after the market value adjustment ("MVA"), but before any withdrawal charge, is as follows: Contract Value (after MVA) = Contract Value (before MVA) X (1 +
MVA). The MVA itself is calculated as follows:


                              1 + I

                  MVA = [(-------------) to the N/12 power] -1
                          1 + J + .0025

where:  I   =    the guaranteed credited interest rate
                 (annual effective) for the given
                 contract at the time of withdrawal or
                 annuitization or settlement.
        J   =    the current credited interest rate
                 offered on new money at the time of
                 withdrawal or annuitization or
                 settlement for a guarantee period of
                 equal length to the number of whole
                 years remaining in the Contract's
                 current guarantee period plus one
                 year.
        N   =    equals the remaining number of months
                 in the contract's current guarantee
                 period (rounded up) at the time of
                 withdrawal or annuitization or
                 settlement.

PENNSYLVANIA FORMULA

We use the same MVA formula with respect to contracts issued in Pennsylvania as the general formula, except that "J" in the formula above uses an interpolated rate as the current credited interest rate. Specifically, "J" is the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. The interpolated value is calculated using the following formula:

            m/365 X (n + 1) year rate + (365 - m)/365 X n year rate,

where "n" equals the number of whole years remaining in the Contract's current guarantee period, and "m" equals the number of days remaining in year "n" of the current guarantee period.

INDIANA FORMULA


We use the following MVA formula for contracts issued in Indiana:

                              1 + I
                   MVA = [(-----------) to the N/12 power] -1
                               1 + J

The variables I, J and N retain the same definitions as the general formula.

MARKET VALUE ADJUSTMENT EXAMPLE

(ALL STATES EXCEPT INDIANA AND PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  5% (0.05)

    The MVA factor calculation would be: [(1.06)/(1.05 + 0.0025)]to the (38/12) power -1 = 0.02274

2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 X 0.02274 = $253.03

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $253.03 = $11,380.14

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)


   The MVA factor calculation would be: [(1.06)/(1.07 + 0.0025)] to the (38/12) power -1 = -0.03644


2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.03644) = -$405.47

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$405.47) = $10,721.64

MARKET VALUE ADJUSTMENT EXAMPLE

(PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 4%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.


    N =  38
    I =  6% (0.06)
    J =  [(61/365) X 0.05] + [((365-61)/365) X 0.04] =
         0.0417



   The MVA factor calculation would be: [(1.06)/(1.0417 + 0.0025)] to the (38/12) power -1 = 0.04902


2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 X 0.04902 = $545.45

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $545.45 = $11,672.56

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 7%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 8%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.


    N =  38
    I =  6% (0.06)
    J =  [(61/365) X 0.08] + [((365 - 61)/365) X 0.07] =
         0.0717



   The MVA factor calculation would be: [(1.06)/(1.0717 + 0.0025)] to the (38/12) power -1 = -0.04098


2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.04098) = -$455.99

MARKET-VALUE ADJUSTMENT FORMULA CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$455.99) = $10,671.12

MARKET VALUE ADJUSTMENT EXAMPLE

(INDIANA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  5% (0.05)


The MVA factor calculation would be: [(1.06)/(1.05)] to the (38/12) power -1 = 0.03047


2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 x 0.03047 = $339.04

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $339.04 = $11,466.15

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)

    The MVA factor calculation would be: [(1.06)/(1.07)] to the (38/12) power -1 = -0.02930

2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.02930) = -$326.02

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$326.02) = $10,801.09

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

IRA DISCLOSURE STATEMENT
--------------------------------------------------------------------------------

This statement is designed to help you understand the requirements of federal tax law which apply to your individual retirement annuity (IRA), your Roth IRA, your simplified employee pension IRA (SEP) for employer contributions, your Savings Incentive Match Plan for Employees (SIMPLE) IRA, or to one you purchase for your spouse. You can obtain more information regarding your IRA either from your sales representative or from any district office of the Internal Revenue Service. Those are federal tax law rules; state tax laws may vary.

FREE LOOK PERIOD


The annuity contract offered by this prospectus gives you the opportunity to return the contract for a refund (less any applicable federal and state income tax withholding) within 10 days (or whatever period is required by applicable state law) after it is delivered. The amount of the refund is dictated by state law. This is a more liberal provision than is required in connection with IRAs. To exercise this "free-look" provision, return the contract to the representative who sold it you or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus.


ELIGIBILITY REQUIREMENTS

IRAs are intended for all persons with earned compensation whether or not they are covered under other retirement programs. Additionally, if you have a non-working spouse (and you file a joint tax return), you may establish an IRA on behalf of your non-working spouse. A working spouse may establish his or her own IRA. A divorced spouse receiving taxable alimony (and no other income) may also establish an IRA.

CONTRIBUTIONS AND DEDUCTIONS

Contributions to your IRA will be deductible if you are not an "active participant" in an employer maintained qualified retirement plan or you have "Adjusted Gross Income" (as defined under Federal tax laws) which does not exceed the "applicable dollar limit." IRA (or SEP) contributions must be made by no later than the due date for filing your income tax return for that year, excluding extensions (generally by April 15th). For a single taxpayer, the applicable dollar limitation is $40,000 in 2003, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $40,000 -- $50,000. For married couples filing jointly, the applicable dollar limitation is $60,000, with the amount of IRA contribution which may be deducted reduced proportionately between $60,000-$70,000. There is no deduction allowed for IRA contributions when Adjusted Gross Income reaches $50,000 for individuals and $70,000 for married couples filing jointly. Income limits are scheduled to increase until 2006 for single taxpayers and 2007 for married taxpayers.

   Contributions made by your employer to your SEP are excludable from your gross income for tax purposes in the calendar year for which the amount is contributed. Certain employees who participate in a SEP will be entitled to elect to have their employer make contributions to their SEP on their behalf or to receive the contributions in cash. If the employee elects to have contributions made on the employee's behalf to the SEP, those funds are not treated as current taxable income to the employee. Elective deferrals under a SEP are limited to $12,000 in 2003, with a permitted catch-up contribution of $2,000 for individuals age 50 and above. Contribution limits and catch-up contribution limits are scheduled to increase through 2006 and are indexed for inflation thereafter. Salary-reduction SEPs (also called "SARSEPs") are available only if at least 50% of the employees elect to have amounts contributed to the SARSEP and if the employer has 25 or fewer employees at all times during the preceding year. New SARSEPs may not be established after 1996.

   The IRA maximum annual contribution is limited to the lesser of: (1) the maximum amount allowed by law, including catch-up contributions if applicable, or (2) 100% of your earned compensation. Contributions in excess of these limits may be subject to penalty. See below.

   Under a SEP agreement, the maximum annual contribution which your employer may make on your behalf to a SEP contract that is excludable from your income is the lesser of 25% of your salary or $40,000.

IRA DISCLOSURE STATEMENT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

An employee who is a participant in a SEP agreement may make after-tax contributions to the SEP contract, subject to the contribution limits applicable to IRAs in general. Those employee contributions will be deductible subject to the deductibility rules described above.

   The maximum tax deductible annual contribution that a divorced spouse with no other income may make to an IRA is the lesser of (1) the maximum amount allowed by law, including catch-up contributions if applicable or (2) 100% of taxable alimony.

   If you or your employer should contribute more than the maximum contribution amount to your IRA or SEP, the excess amount will be considered an "excess contribution." You are permitted to withdraw an excess contribution from your IRA or SEP before your tax filing date without adverse tax consequences. If, however, you fail to withdraw any such excess contribution before your tax filing date, a 6% excise tax will be imposed on the excess for the tax year of contribution.

   Once the 6% excise tax has been imposed, an additional 6% penalty for the following tax year can be avoided if the excess is (1) withdrawn before the end of the following year, or (2) treated as a current contribution for the following year. (See Premature Distributions below for penalties imposed on withdrawal when the contribution exceeds the maximum amount allowed by law, including catch-up contributions if applicable.)

IRA FOR NON-WORKING SPOUSE

If you establish an IRA for yourself, you may also be eligible to establish an IRA for your "non-working" spouse. In order to be eligible to establish such a spousal IRA, you must file a joint tax return with your spouse and, if your non-working spouse has compensation, his/her compensation must be less than your compensation for the year. Contributions of up to the maximum amount allowed by law, including catch-up contributions if applicable, may be made to your IRA and the spousal IRA if the combined compensation of you and your spouse is at least equal to the amount contributed. If requirements for deductibility (including income levels) are met, you will be able to deduct an amount equal to the least of (i) the amount contributed to the IRAs; (ii) twice the maximum amount allowed by law, including catch-up contributions if applicable; or (iii) 100% of your combined gross income.


   Contributions in excess of the contribution limits may be subject to penalty. See page 65 under "Contributions and Deductions." If you contribute more than the allowable amount, the excess portion will be considered an excess contribution. The rules for correcting it are the same as discussed above for regular IRAs.


   Other than the items mentioned in this section, all of the requirements generally applicable to IRAs are also applicable to IRAs established for non-working spouses.

ROLLOVER CONTRIBUTION

Once every year, you are permitted to withdraw any portion of the value of your IRA or SEP and reinvest it in another IRA or bond. Withdrawals may also be made from other IRAs and contributed to this contract. This transfer of funds from one IRA to another is called a "rollover" IRA. To qualify as a rollover contribution, the entire portion of the withdrawal must be reinvested in another IRA within 60 days after the date it is received. You will not be allowed a tax-deduction for the amount of any rollover contribution.

   A similar type of rollover to an IRA can be made with the proceeds of a qualified distribution from a qualified retirement plan or tax-sheltered annuity. Properly made, such a distribution will not be taxable until you receive payments from the IRA created with it. You may later roll over such a contribution to another qualified retirement plan. (You may roll less than all of a qualified distribution into an IRA, but any part of it not rolled over will be currently includable in your income without any capital gains treatment.) Funds can also be rolled over from an IRA or SEP to another IRA or SEP or to another qualified retirement plan or 457 government plan.

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

DISTRIBUTIONS

(a) PREMATURE DISTRIBUTIONS

At no time can your interest in your IRA or SEP be forfeited. To insure that your contributions will be used for retirement, the federal tax law does not permit you to use your IRA or SEP as security for a loan. Furthermore, as a general rule, you may not sell or assign your interest in your IRA or SEP to anyone. Use of an IRA (or SEP) as security or assignment of it to another will invalidate the entire annuity. It then will be includable in your income in the year it is invalidated and will be subject to a 10% tax penalty if you are not at least age 59 1/2 or totally disabled. (You may, however, assign your IRA or SEP without penalty to your former spouse in accordance with the terms of a divorce decree.)

   You may surrender any portion of the value of your IRA (or SEP). In the case of a partial surrender which does not qualify as a rollover, the amount withdrawn will be includable in your income and subject to the 10% penalty if you are not at least age 59 1/2 or totally disabled unless you comply with special rules requiring distributions to be made at least annually over your life expectancy.

   The 10% tax penalty does not apply to the withdrawal of an excess contribution as long as the excess is withdrawn before the due date of your tax return. Withdrawals of excess contributions after the due date of your tax return will generally be subject to the 10% penalty unless the excess contribution results from erroneous information from a plan trustee making an excess rollover contribution or unless you are over age 59 1/2 or are disabled.

(b) DISTRIBUTION AFTER AGE 59 1/2

Once you have attained age 59 1/2 (or have become totally disabled), you may elect to receive a distribution of your IRA (or SEP) regardless of when you actually retire. In addition, you must commence distributions from your IRA by April 1 following the year you attain age 70 1/2. You may elect to receive the distribution under any one of the periodic payment options available under the contract. The distributions from your IRA under any one of the periodic payment options or in one sum will be treated as ordinary income as you receive them to the degree that you have made deductible contributions. If you have made both deductible and nondeductible contributions, the portion of the distribution attributable to the nondeductible contribution will be tax-free.

(c) INADEQUATE DISTRIBUTIONS--50% TAX


Your IRA or SEP is intended to provide retirement benefits over your lifetime. Thus, federal tax law requires that you either (1) receive a lump-sum distribution of your IRA by April 1 of the year following the year in which you attain age 70 1/2 or (2) start to receive periodic payments by that date. If you elect to receive periodic payments, those payments must be sufficient to pay out the entire value of your IRA during your life expectancy (or over the joint life expectancies of you and your spouse/beneficiary). The calculation method is revised under the IRS final regulations for distributions beginning in 2003. If the payments are not sufficient to meet these requirements, an excise tax of 50% will be imposed on the amount of any underpayment.


(d) DEATH BENEFITS

If you (or your surviving spouse) die before receiving the entire value of your IRA (or SEP), the remaining interest must be distributed to your beneficiary (or your surviving spouse's beneficiary) in one lump-sum by December 31st of the fifth year after your (or your surviving spouse's) death, or applied to purchase an immediate annuity for the beneficiary. This annuity must be payable over the life expectancy of the beneficiary beginning by December 31st of the year following the year after your or your spouse's death. If your spouse is the designated beneficiary, he or she is treated as the owner of the IRA. If minimum required distributions have begun, and no designated beneficiary is identified by December 31st of the year following the year of death, the entire amount must be distributed based on the life expectancy of the owner using the owner's age prior to death. A distribution of the balance of your IRA upon your death will not be considered a

IRA DISCLOSURE STATEMENT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

gift for federal tax purposes, but will be included in your gross estate for purposes of federal estate taxes.

ROTH IRAS

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Contributions may be made to a Roth IRA by taxpayers with adjusted gross incomes of less than $160,000 for married individuals filing jointly and less than $110,000 for single individuals. Married individuals filing separately are not eligible to contribute to a Roth IRA. The maximum amount of contributions allowable for any taxable year to all IRAs maintained by an individual is generally the lesser of the maximum amount allowed by law and 100% of compensation for that year (the maximum amount allowed by law is phased out for incomes between $150,000 and $160,000 for married and between $95,000 and $110,000 for singles). The contribution limit is reduced by the amount of any contributions made to a traditional IRA. Contributions to a Roth IRA are not deductible.

   For taxpayers with adjusted gross income of $100,000 or less, all or part of amounts in a traditional IRA may be converted, transferred or rolled over to a Roth IRA. Some or all of the IRA value will typically be includable in the taxpayer's gross income. Provided a rollover contribution meets the requirements of IRAs under Section 408(d)(3) of the Code, a rollover may be made from a Roth IRA to another Roth IRA.

   UNDER SOME CIRCUMSTANCES, IT MAY NOT BE ADVISABLE TO ROLL OVER, TRANSFER OR CONVERT ALL OR PART OF A TRADITIONAL IRA TO A ROTH IRA. PERSONS CONSIDERING A ROLLOVER, TRANSFER OR CONVERSION SHOULD CONSULT THEIR OWN TAX ADVISOR.

   "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2;
(b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a traditional IRA.

   Distributions from a Roth IRA need not commence at age 70 1/2. However, if the owner dies before the entire interest in a Roth IRA is distributed, any remaining interest in the contract must be distributed under the same rules applied to traditional IRAs where death occurs before the required beginning date.

REPORTING TO THE IRS


Whenever you are liable for one of the penalty taxes discussed above (6% for excess contributions, 10% for premature distributions or 50% for underpayments), you must file Form 5329 with the Internal Revenue Service. The form is to be attached to your federal income tax return for the tax year in which the penalty applies. Normal contributions and distributions must be shown on your income tax return for the year to which they relate. Beginning in January 2004, if you were at least 70 1/2 at the end of the prior year, we will indicate to you and to the IRS, on Form 5498, that your account is subject to minimum required distributions.

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

         APPENDIX

ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------


As we have indicated throughout this prospectus, the Strategic Partners Annuity One Variable Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique unit value corresponding to each combination of such Contract features. Here we depict the historical unit values corresponding to the contract features bearing the highest and lowest combinations of asset-based charges during the periods September 22, 2000 to December 31, 2000, January 1, 2001 to December 31, 2001 and January 1, 2002 to December 31, 2002. From September 22, 2000 to February 3, 2002, the highest combination of asset-based charges amounted to 1.70%. From February 4, 2002 to December 31, 2002 the highest combination of asset-based charges amounted to 1.80%. The lowest combination of asset-based charges for all of these periods amounted to 1.40%. Under the version of the contracts described in this prospectus, the highest combinations of asset-based charges now amounts to 1.85%, while the lowest combination of asset-based charges remains at 1.40%. The following tables reflect data for previous versions of the contract. In the Statement of Additional Information, we set out historical unit values corresponding to the other combinations of asset-based charges available during those prior periods. You can obtain a copy of the Statement of Additional Information without charge, by calling (888) PRU-2888 or by writing to us at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19101.

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------



ACCUMULATION UNIT VALUES: AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.40)*
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD    AT END OF PERIOD          OUTSTANDING AT END OF PERIOD
JENNISON PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $1.00269                  $0.81573                     2,804,198
         1/1/2001 to 12/31/2001                      $0.81573                  $0.65768                    13,472,779
         1/1/2002 to 12/31/2002                      $0.65768                  $0.44784                    17,750,091
         2/4/2002*** to 12/31/2002                   $0.97701                  $0.70649                     2,074,773

PRUDENTIAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002** to 12/31/2002                    $0.97750                  $0.78176                       610,157

PRUDENTIAL GLOBAL PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99803                  $0.87656                       371,999
         1/1/2001 to 12/31/2001                      $0.87656                  $0.71233                     2,021,873
         1/1/2002 to 12/31/2002                      $0.71233                  $0.52578                     2,853,658
         2/4/2002*** to 12/31/2002                   $0.98632                  $0.76666                       491,420

PRUDENTIAL MONEY MARKET PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $1.00040                  $1.01353                     3,827,370
         1/1/2001 to 12/31/2001                      $1.01353                  $1.04061                    28,517,423
         1/1/2002 to 12/31/2002                      $1.04061                  $1.04179                    30,407,337
         2/4/2002*** to 12/31/2002                   $1.00003                  $1.00082                     1,223,365

PRUDENTIAL STOCK INDEX PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99966                  $0.91141                     1,122,383
         1/1/2001 to 12/31/2001                      $0.91141                  $0.79064                     7,243,090
         1/1/2002 to 12/31/2002                      $0.79064                  $0.60663                    11,922,873
         2/4/2002*** to 12/31/2002                   $0.97534                  $0.78517                     2,259,907

PRUDENTIAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002** to 12/31/2002                    $0.97746                  $0.79350                       924,945

SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $0.92990                       612,611
         1/1/2001 to 12/31/2001                      $0.92990                  $0.75207                     2,321,220
         1/1/2002 to 12/31/2002                      $0.75207                  $0.57727                     3,164,636
         2/4/2002*** to 12/31/2002                   $0.98198                  $0.80240                       458,213

SP AIM AGGRESSIVE GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $0.85666                       599,327
         1/1/2001 to 12/31/2001                      $0.85666                  $0.63765                     1,875,278
         1/1/2002 to 12/31/2002                      $0.63765                  $0.49707                     2,447,386
         2/4/2002*** to 12/31/2002                   $0.97611                  $0.80273                       210,394

 * BASE DEATH BENEFIT

 ** COMMENCEMENT OF BUSINESS

*** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002                                               THIS CHART CONTINUES ON THE
NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.40)*
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
SP AIM CORE EQUITY INCOME PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $0.83933                       907,104
         1/1/2001 to 12/31/2001                      $0.83933                  $0.64005                     4,254,778
         1/1/2002 to 12/31/2002                      $0.64005                  $0.53519                     4,851,632
         2/4/2002*** to 12/31/2002                   $0.98416                  $0.85696                       309,138

SP ALLIANCE LARGE CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $0.85233                     1,254,905
         1/1/2001 to 12/31/2001                      $0.85233                  $0.71906                     5,750,267
         1/1/2002 to 12/31/2002                      $0.71906                  $0.48794                     6,976,552
         2/4/2002*** to 12/31/2002                   $0.96941                  $0.72083                       743,529
SP ALLIANCE TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $0.75990                     1,305,959
         1/1/2001 to 12/31/2001                      $0.75990                  $0.56163                     2,243,267
         1/1/2002 to 12/31/2002                      $0.56163                  $0.32494                     2,590,099
         2/4/2002*** to 12/31/2002                   $0.97074                  $0.60245                        40,621

SP BALANCED ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $0.98004                     1,201,198
         1/1/2001 to 12/31/2001                      $0.98004                  $0.91008                    13,774,348
         1/1/2002 to 12/31/2002                      $0.91008                  $0.79270                    22,825,268
         2/4/2002*** to 12/31/2002                   $0.98743                  $0.89088                     4,569,334

SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $1.00456                       831,559
         1/1/2001 to 12/31/2001                      $1.00456                  $0.98804                    12,182,545
         1/1/2002 to 12/31/2002                      $0.98804                  $0.91698                    19,460,197
         2/4/2002*** to 12/31/2002                   $0.99058                  $0.93899                     3,739,863

SP DAVIS VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $1.01293                     3,263,900
         1/1/2001 to 12/31/2001                      $1.01293                  $0.89451                    17,121,317
         1/1/2002 to 12/31/2002                      $0.89451                  $0.74364                    21,195,077
         2/4/2002*** to 12/31/2002                   $0.97724                  $0.86688                     2,962,070

SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $0.94430                       727,420
         1/1/2001 to 12/31/2001                      $0.94430                  $0.72585                     4,573,063
         1/1/2002 to 12/31/2002                      $0.72585                  $0.59296                     6,199,295
         2/4/2002*** to 12/31/2002                   $0.99846                  $0.85393                       823,568





 * BASE DEATH BENEFIT

 ** COMMENCEMENT OF BUSINESS

*** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002                                               THIS CHART CONTINUES ON THE
NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.40)*
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
SP GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $0.95179                     1,422,198
         1/1/2001 to 12/31/2001                      $0.95179                  $0.82679                    10,013,607
         1/1/2002 to 12/31/2002                      $0.82679                  $0.67465                    15,695,966
         2/4/2002*** to 12/31/2002                   $0.98366                  $0.84346                     3,092,708

SP INVESCO SMALL COMPANY GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $0.83474                       441,462
         1/1/2001 to 12/31/2001                      $0.83474                  $0.68188                     2,522,640
         1/1/2002 to 12/31/2002                      $0.68188                  $0.46899                     2,932,746
         2/4/2002*** to 12/31/2002                   $0.97561                  $0.72521                       544,296
SP JENNISON INTERNATIONAL GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $0.84672                       943,082
         1/1/2001 to 12/31/2001                      $0.84672                  $0.53757                     4,590,254
         1/1/2002 to 12/31/2002                      $0.53757                  $0.41046                     5,579,681
         2/4/2002*** to 12/31/2002                   $0.99603                  $0.80285                       424,766

SP LARGE CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $1.04410                       557,079
         1/1/2001 to 12/31/2001                      $1.04410                  $0.94081                     4,822,405
         1/1/2002 to 12/31/2002                      $0.94081                  $0.77601                     7,324,154
         2/4/2002*** to 12/31/2002                   $0.97731                  $0.83825                     1,061,212

SP MFS CAPITAL OPPORTUNITIES PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $0.91251                       810,786
         1/1/2001 to 12/31/2001                      $0.91251                  $0.69040                     2,722,542
         1/1/2002 to 12/31/2002                      $0.69040                  $0.48564                     3,368,105
         2/4/2002*** to 12/31/2002                   $0.96821                  $0.74461                       243,813

SP MID CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $0.97366                     1,181,291
         1/1/2001 to 12/31/2001                      $0.97366                  $0.75936                     4,194,730
         1/1/2002 to 12/31/2002                      $0.75936                  $0.40193                     5,093,082
         2/4/2002*** to 12/31/2002                   $0.95936                  $0.58443                       756,328

SP PIMCO HIGH YIELD PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $1.01546                       722,150
         1/1/2001 to 12/31/2001                      $1.01546                  $1.04100                     7,856,471
         1/1/2002 to 12/31/2002                      $1.04100                  $1.02813                     9,066,653
         2/4/2002*** to 12/31/2002                   $0.99887                  $0.98184                     1,529,066





 * BASE DEATH BENEFIT

 ** COMMENCEMENT OF BUSINESS

*** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002                                               THIS CHART CONTINUES ON THE
NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.40)*
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
SP PIMCO TOTAL RETURN PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $1.04774                     1,448,492
         1/1/2001 to 12/31/2001                      $1.04774                  $1.12247                    18,070,959
         1/1/2002 to 12/31/2002                      $1.12247                  $1.21092                    23,310,960
         2/4/2002*** to 12/31/2002                   $1.00358                  $1.06613                     6,564,425

SP PRUDENTIAL US EMERGING GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $0.83561                     1,515,243
         1/1/2001 to 12/31/2001                      $0.83561                  $0.67759                     6,095,282
         1/1/2002 to 12/31/2002                      $0.67759                  $0.45382                     8,181,551
         2/4/2002*** to 12/31/2002                   $0.96873                  $0.71988                       794,585
SP SMALL/MID CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $1.10899                     1,013,389
         1/1/2001 to 12/31/2001                      $1.10899                  $1.12776                     5,986,116
         1/1/2002 to 12/31/2002                      $1.12776                  $0.95217                     8,420,757
         2/4/2002*** to 12/31/2002                   $0.98396                  $0.84988                     2,200,257

SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99989                  $0.79227                       693,204
         1/1/2001 to 12/31/2001                      $0.79227                  $0.66171                     3,503,249
         1/1/2002 to 12/31/2002                      $0.66171                  $0.48778                     4,108,519
         2/4/2002*** to 12/31/2002                   $0.97345                  $0.77240                       272,093

JANUS ASPEN SERIES--GROWTH PORTFOLIO SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $1.00400                  $0.83038                     1,473,096
         1/1/2001 to 12/31/2001                      $0.83038                  $0.61510                     4,870,436
         1/1/2002 to 12/31/2002                      $0.61510                  $0.44459                     5,096,340
         2/4/2002*** to 12/31/2002                   $0.97419                  $0.74968                       287,219


 * BASE DEATH BENEFIT
 ** COMMENCEMENT OF BUSINESS

*** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9

ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------



ACCUMULATION UNIT VALUES:
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.70)*
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD    AT END OF PERIOD          OUTSTANDING AT END OF PERIOD
JENNISON PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $1.00266                  $0.81505                     4,493,317
         1/1/2001 to 12/31/2001                      $0.81505                  $0.65525                    18,580,183
         1/1/2002 to 12/31/2002                      $0.65525                  $0.44488                    23,361,642
         2/4/2002*** to 12/31/2002                   $0.97698                  $0.70460                     3,489,541

PRUDENTIAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002** to 12/31/2002                    $0.97747                  $0.77957                       953,353

PRUDENTIAL GLOBAL PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99801                  $0.87590                       436,450
         1/1/2001 to 12/31/2001                      $0.87590                  $0.70961                     2,884,282
         1/1/2002 to 12/31/2002                      $0.70961                  $0.52224                     3,815,417
         2/4/2002*** to 12/31/2002                   $0.98629                  $0.76460                       632,886

PRUDENTIAL MONEY MARKET PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $1.00038                  $1.01298                     3,183,106
         1/1/2001 to 12/31/2001                      $1.01298                  $1.03708                    17,605,242
         1/1/2002 to 12/31/2002                      $1.03708                  $1.03529                    20,261,707
         2/4/2002*** to 12/31/2002                   $1.00001                  $0.99820                     7,735,441

PRUDENTIAL STOCK INDEX PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99963                  $0.91059                       849,860
         1/1/2001 to 12/31/2001                      $0.91059                  $0.78747                     8,065,181
         1/1/2002 to 12/31/2002                      $0.78747                  $0.60247                    12,033,767
         2/4/2002*** to 12/31/2002                   $0.97531                  $0.78297                     3,594,789

PRUDENTIAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002** to 12/31/2002                    $0.97743                  $0.79137                       952,004

SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $0.92916                     1,073,826
         1/1/2001 to 12/31/2001                      $0.92916                  $0.74916                     3,546,887
         1/1/2002 to 12/31/2002                      $0.74916                  $0.57340                     4,412,377
         2/4/2002*** to 12/31/2002                   $0.98196                  $0.80023                     1,363,991

SP AIM AGGRESSIVE GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $0.85596                       898,874
         1/1/2001 to 12/31/2001                      $0.85596                  $0.63522                     3,045,738
         1/1/2002 to 12/31/2002                      $0.63522                  $0.49375                     4,079,956
         2/4/2002*** to 12/31/2002                   $0.97609                  $0.80046                       507,067





 * GMDB GREATER OF ROLL UP OR STEP-UP, AND GMDB ROLL UP OR STEP-UP AND CONTRACT WITH CREDIT
 ** COMMENCEMENT OF BUSINESS
*** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002                                               THIS CHART CONTINUES ON THE
  NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.70)*
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
SP AIM CORE EQUITY INCOME PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $0.83861                     1,337,786
         1/1/2001 to 12/31/2001                      $0.83861                  $0.63760                     5,822,149
         1/1/2002 to 12/31/2002                      $0.63760                  $0.53161                     6,220,983
         2/4/2002*** to 12/31/2002                   $0.98414                  $0.85470                       534,666

SP ALLIANCE LARGE CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $0.85163                     1,592,163
         1/1/2001 to 12/31/2001                      $0.85163                  $0.71633                     8,117,901
         1/1/2002 to 12/31/2002                      $0.71633                  $0.48468                    10,393,972
         2/4/2002*** to 12/31/2002                   $0.96938                  $0.71891                     1,351,694

SP ALLIANCE TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $0.75927                     2,337,710
         1/1/2001 to 12/31/2001                      $0.75927                  $0.55947                     4,812,766
         1/1/2002 to 12/31/2002                      $0.55947                  $0.32275                     5,700,986
         2/4/2002*** to 12/31/2002                   $0.97072                  $0.60084                       157,707

SP BALANCED ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $0.97922                     1,836,214
         1/1/2001 to 12/31/2001                      $0.97922                  $0.90679                    18,809,220
         1/1/2002 to 12/31/2002                      $0.90679                  $0.78749                    30,044,437
         2/4/2002*** to 12/31/2002                   $0.98740                  $0.88845                     8,586,292

SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $1.00374                       288,927
         1/1/2001 to 12/31/2001                      $1.00374                  $0.98439                    10,395,749
         1/1/2002 to 12/31/2002                      $0.98439                  $0.91103                    15,264,982
         2/4/2002*** to 12/31/2002                   $0.99055                  $0.93640                     6,136,137

SP DAVIS VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $1.01213                     3,194,985
         1/1/2001 to 12/31/2001                      $1.01213                  $0.89127                    21,617,427
         1/1/2002 to 12/31/2002                      $0.89127                  $0.73878                    26,427,460
         2/4/2002*** to 12/31/2002                   $0.97221                  $0.86447                     4,429,558

SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $0.94350                       752,798
         1/1/2001 to 12/31/2001                      $0.94350                  $0.72306                     6,757,406
         1/1/2002 to 12/31/2002                      $0.72306                  $0.58896                     8,246,093
         2/4/2002*** to 12/31/2002                   $0.99844                  $0.85162                     1,760,378





 * GMDB GREATER OF ROLL UP OR STEP-UP, AND GMDB ROLL UP OR STEP-UP AND CONTRACT WITH CREDIT
 ** COMMENCEMENT OF BUSINESS
*** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002                                               THIS CHART CONTINUES ON THE
  NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.70)*
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
SP GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $0.95105                     1,300,041
         1/1/2001 to 12/31/2001                      $0.95105                  $0.82369                    17,314,002
         1/1/2002 to 12/31/2002                      $0.82369                  $0.67004                    25,198,431
         2/4/2002*** to 12/31/2002                   $0.98363                  $0.84121                     8,259,878

SP INVESCO SMALL COMPANY GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $0.83404                       782,539
         1/1/2001 to 12/31/2001                      $0.83404                  $0.67926                     3,991,681
         1/1/2002 to 12/31/2002                      $0.67926                  $0.46578                     4,962,139
         2/4/2002*** to 12/31/2002                   $0.97558                  $0.72319                       647,683

SP JENNISON INTERNATIONAL GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $0.84597                     1,178,408
         1/1/2001 to 12/31/2001                      $0.84597                  $0.53544                     6,127,723
         1/1/2002 to 12/31/2002                      $0.53544                  $0.40766                     7,545,235
         2/4/2002*** to 12/31/2002                   $0.99601                  $0.80064                     1,013,026

SP LARGE CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $1.04325                       305,406
         1/1/2001 to 12/31/2001                      $1.04325                  $0.93729                     5,030,228
         1/1/2002 to 12/31/2002                      $0.93729                  $0.77078                     7,773,411
         2/4/2002*** to 12/31/2002                   $0.97728                  $0.83592                     1,893,068

SP MFS CAPITAL OPPORTUNITIES PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $0.91177                       690,992
         1/1/2001 to 12/31/2001                      $0.91177                  $0.68787                     3,167,301
         1/1/2002 to 12/31/2002                      $0.68787                  $0.48243                     3,528,858
         2/4/2002*** to 12/31/2002                   $0.96819                  $0.74266                       415,620

SP MID CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $0.97285                     1,175,567
         1/1/2001 to 12/31/2001                      $0.97285                  $0.75655                     5,759,019
         1/1/2002 to 12/31/2002                      $0.75655                  $0.39925                     7,287,557
         2/4/2002*** to 12/31/2002                   $0.95934                  $0.58278                     1,587,489

SP PIMCO HIGH YIELD PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $1.01459                       444,968
         1/1/2001 to 12/31/2001                      $1.01459                  $1.03690                     6,272,409
         1/1/2002 to 12/31/2002                      $1.03690                  $1.02112                     8,434,688
         2/4/2002*** to 12/31/2002                   $0.99885                  $0.97913                     3,687,930





 * GMDB GREATER OF ROLL UP OR STEP-UP, AND GMDB ROLL UP OR STEP-UP AND CONTRACT WITH CREDIT
 ** COMMENCEMENT OF BUSINESS
*** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002                                               THIS CHART CONTINUES ON THE
  NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.70)*
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
SP PIMCO TOTAL RETURN PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $1.04684                       793,489
         1/1/2001 to 12/31/2001                      $1.04684                  $1.11822                    17,147,878
         1/1/2002 to 12/31/2002                      $1.11822                  $1.20285                    28,256,991
         2/4/2002*** to 12/31/2002                   $1.00355                  $1.06315                    13,541,884

SP PRUDENTIAL US EMERGING GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $0.83496                     1,729,790
         1/1/2001 to 12/31/2001                      $0.83496                  $0.67514                     7,641,248
         1/1/2002 to 12/31/2002                      $0.67514                  $0.45086                    10,406,229
         2/4/2002*** to 12/31/2002                   $0.96871                  $0.71792                     1,252,294

SP SMALL/MID CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $1.10805                       866,330
         1/1/2001 to 12/31/2001                      $1.10805                  $1.12346                     6,562,121
         1/1/2002 to 12/31/2002                      $1.12346                  $0.94585                     9,585,670
         2/4/2002*** to 12/31/2002                   $0.98393                  $0.84758                     3,090,770

SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $0.99986                  $0.79161                       997,234
         1/1/2001 to 12/31/2001                      $0.79161                  $0.65929                     3,749,277
         1/1/2002 to 12/31/2002                      $0.65929                  $0.48451                     4,556,334
         2/4/2002*** to 12/31/2002                   $0.97342                  $0.77024                       474,559

JANUS ASPEN SERIES--GROWTH PORTFOLIO SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------
         9/22/2000** to 12/31/2000                   $1.00397                  $0.82976                     1,295,174
         1/1/2001 to 12/31/2001                      $0.82976                  $0.61281                     4,290,126
         1/1/2002 to 12/31/2002                      $0.61281                  $0.44152                     4,661,577
         2/4/2002*** to 12/31/2002                   $0.97417                  $0.74773                       494,202

 * GMDB GREATER OF ROLL UP OR STEP-UP, AND GMDB ROLL UP OR STEP-UP AND CONTRACT WITH CREDIT
 ** COMMENCEMENT OF BUSINESS
*** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES:
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.80)*, **
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD    AT END OF PERIOD          OUTSTANDING AT END OF PERIOD
JENNISON PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.97697                 $ 0.70404                    3,450,602

PRUDENTIAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.97747                 $ 0.77888                      725,818

PRUDENTIAL GLOBAL PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.98628                 $ 0.76397                      931,954

PRUDENTIAL MONEY MARKET PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 1.00000                 $ 0.99705                    7,056,377

PRUDENTIAL STOCK INDEX PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.97531                 $ 0.78234                    2,610,229

PRUDENTIAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.97743                 $ 0.79064                    1,420,530

SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.98195                 $ 0.79951                      804,367

SP AIM AGGRESSIVE GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.97608                 $ 0.79994                      513,944

SP AIM CORE EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.98413                 $ 0.85392                      334,119

SP ALLIANCE LARGE CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.96937                 $ 0.71821                    1,027,592

SP ALLIANCE TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.97071                 $ 0.60027                      245,867

SP BALANCED ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.98740                 $ 0.88776                    9,912,976

SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.99055                 $ 0.93552                    8,653,694

SP DAVIS VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.97220                 $ 0.86377                    3,598,104

SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.99843                 $ 0.85088                    1,437,758

SP GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.98362                 $ 0.84047                   10,846,528





 * GMDB GREATER OF ROLL UP OR STEP-UP AND CONTRACT WITH CREDIT

** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.80)*, **
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
SP INVESCO SMALL COMPANY GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.97557                 $ 0.72253                      647,876

SP JENNISON INTERNATIONAL GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.99600                 $ 0.80005                      801,609

SP LARGE CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.97727                 $ 0.83524                    1,348,763

SP MFS CAPITAL OPPORTUNITIES PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.96818                 $ 0.74196                      409,181

SP MID CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.95933                 $ 0.58236                    1,254,363
SP PIMCO HIGH YIELD PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.99884                 $ 0.97831                    4,341,711

SP PIMCO TOTAL RETURN PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 1.00354                 $ 1.06230                   11,976,408

SP PRUDENTIAL US EMERGING GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.96870                 $ 0.71719                    1,233,087

SP SMALL/MID CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.98392                 $ 0.84686                    3,227,651

SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.97341                 $ 0.76958                      425,562

JANUS ASPEN SERIES--GROWTH PORTFOLIO SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                      $ 0.97416                 $ 0.74702                      489,739



 * GMDB GREATER OF ROLLUP OR STEP-UP AND CONTRACT WITH CREDIT.


** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002

STRATEGIC PARTNERS(SM)

PLUS 3

VARIABLE ANNUITY
--------------------------------------------------------------------------------
PROSPECTUS: MAY 1, 2003


THIS PROSPECTUS DESCRIBES AN INDIVIDUAL VARIABLE ANNUITY CONTRACT OFFERED BY PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE). PRUCO LIFE IS A WHOLLY-OWNED SUBSIDIARY OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA.


THE FUNDS
------------------------------------------------------------


Strategic Partners Plus offers a wide variety of investment choices, including 35 variable investment options that invest in mutual funds managed by these leading asset managers:


PRUDENTIAL INVESTMENTS LLC
JENNISON ASSOCIATES LLC
A I M CAPITAL MANAGEMENT, INC.
ALLIANCE CAPITAL MANAGEMENT, L.P.

CALAMOS ASSET MANAGEMENT, INC.

DAVIS ADVISORS

DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LIMITED


EVERGREEN INVESTMENT MANAGEMENT COMPANY

FIDELITY MANAGEMENT & RESEARCH COMPANY

GE ASSET MANAGEMENT, INCORPORATED

INVESCO FUNDS GROUP, INC.
JANUS CAPITAL MANAGEMENT LLC

MASSACHUSETTS FINANCIAL SERVICES COMPANY (MFS)


PACIFIC INVESTMENT MANAGEMENT COMPANY LLC (PIMCO)


SALOMON BROTHERS ASSET MANAGEMENT INC.


You may choose between two basic versions of Strategic Partners Plus. One version, the Contract With Credit, provides for a bonus credit that we add to each purchase payment you make. If you choose this version of Strategic Partners Plus, some charges and expenses may be higher than if you choose the version without the credit. Those higher charges could exceed the amount of the credit under some circumstances, particularly if you withdraw purchase payments within a few years of making those purchase payments.

PLEASE READ THIS PROSPECTUS
------------------------------------------------------------


Please read this prospectus before purchasing a Strategic Partners Plus variable annuity contract, and keep it for future reference. Current prospectuses for the underlying mutual funds accompany this prospectus. These prospectuses contain important information about the mutual funds. Please read these prospectuses and keep them for reference as well. The Risk Factors section relating to the market value adjustment option appears on page 14 of this prospectus.


TO LEARN MORE ABOUT STRATEGIC PARTNERS PLUS
------------------------------------------------------------


To learn more about the Strategic Partners Plus variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2003. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 450 5th Street N.W., Washington, D.C. 20549-0102. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 942-8090. The SEC maintains a Web site (http://www.sec.gov) that contains the Strategic Partners Plus SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is on Page 61 of this prospectus.


FOR A FREE COPY OF THE SAI CALL US AT:
------------------------------------------------------------

- (888) PRU-2888 or write to us at:

- Prudential Annuity Service Center
  P.O. Box 7960
  Philadelphia, PA 19101

THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN STRATEGIC PARTNERS PLUS IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


STRATEGIC PARTNERS(SM) IS A SERVICE MARK OF THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA                                                                    P2360

CONTENTS
--------------------------------------------------------------------------------


                                       PART I: STRATEGIC PARTNERS PLUS PROSPECTUS
                                       ------------------------------------------------------------

                                       SUMMARY
                                       -------
                                                Glossary...........................................      6
                                                Summary............................................     10
                                                Risk Factors.......................................     14
                                                Summary of Contract Expenses.......................     15
                                                Expense Examples...................................     18

                                       PART II: STRATEGIC PARTNERS PLUS PROSPECTUS
                                       ------------------------------------------------------------

                                       SECTIONS 1-9
                                       ------------------------------------------------------------

                                           Section 1: What is the Strategic Partners Plus Variable
                                             Annuity?..............................................     24
                                                Short Term Cancellation Right or "Free Look".......     25

                                           Section 2: What Investment Options Can I Choose?........     26
                                                Variable Investment Options........................     26
                                                Fixed Interest Rate Options........................     27
                                                Market Value Adjustment Option.....................     28
                                                Transfers Among Options............................     30
                                                Market Timing......................................     30
                                                Other Available Features...........................     31
                                                Voting Rights......................................     31
                                                Substitution.......................................     32

                                           Section 3: What Kind of Payments Will I Receive During
                                             the Income Phase? (Annuitization).....................     33
                                                Payment Provisions Without the Guaranteed Minimum
                                                  Income Benefit...................................     33
                                                    Option 1: Annuity Payments for a Fixed
                                                      Period.......................................     33
                                                    Option 2: Life Income Annuity Option...........     33
                                                    Option 3: Interest Payment Option..............     33
                                                    Other Annuity Options..........................     34
                                                    Tax Considerations.............................     34
                                                Guaranteed Minimum Income Benefit..................     34
                                                    GMIB Option 1 -- Single Life Payout Option.....     35
                                                    GMIB Option 2 -- Joint Life Payout Option......     35
                                                Income Appreciator Benefit.........................     36

                                           Section 4: What is the Death Benefit?...................     38
                                                Beneficiary........................................     38
                                                Calculation of the Death Benefit...................     38
                                                Guaranteed Minimum Death Benefit...................     38
                                                Special Rules If Joint Owners......................     39
                                                Payout Options.....................................     39
                                                Earnings Appreciator Benefit.......................     40
                                                Spousal Continuance Benefit........................     41

                                           Section 5: How Can I Purchase a Strategic Partners Plus
                                             Contract?.............................................     43
                                                Purchase Payments..................................     43
                                                Allocation of Purchase Payments....................     43
                                                Credits............................................     43
                                                Calculating Contract Value.........................     44


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
                                           Section 6: What are the Expenses Associated with the
                                             Strategic Partners Plus Contract?.....................     45
                                                Insurance and Administrative Cost..................     45
                                                Earnings Appreciator Benefit Charge................     45
                                                Guaranteed Minimum Income Benefit Charge...........     46
                                                Income Appreciator Benefit Charge..................     46
                                                Contract Maintenance Charge........................     47
                                                Withdrawal Charge..................................     47
                                                Waiver of Withdrawal Charges.......................     48
                                                Taxes Attributable to Premium......................     48
                                                Transfer Fee.......................................     49
                                                Company Taxes......................................     49
                                                Underlying Mutual Fund Fees........................     49
                                           Section 7: How Can I Access My Money?...................     50
                                                Withdrawals During the Accumulation Phase..........     50
                                                Automated Withdrawals..............................     50
                                                Income Appreciator Benefit Options During the
                                                  Accumulation Phase...............................     50
                                                Suspension of Payments or Transfers................     52
                                           Section 8: What are the Tax Considerations Associated
                                             with the Strategic Partners Plus Contract?............     53
                                                Contracts Owned by Individuals (Not Associated with
                                                  Tax-Favored Retirement Plans)....................     53
                                                Contracts Held by Tax-Favored Plans................     55
                                           Section 9: Other Information............................     59
                                                Pruco Life Insurance Company.......................     59
                                                The Separate Account...............................     59
                                                Sale and Distribution of the Contract..............     59
                                                Litigation.........................................     60
                                                Assignment.........................................     60
                                                Financial Statements...............................     60
                                                Statement of Additional Information................     61
                                                Householding.......................................     61
                                                Market Value Adjustment Formula....................     62
                                                IRA Disclosure Statement...........................     65
                                           Appendix................................................     69
                                                Accumulation Unit Values...........................     69



                                       PART III: PROSPECTUSES
                                       ----------------------

                                       VARIABLE INVESTMENT OPTIONS
                                       ---------------------------

                                        THE PRUDENTIAL SERIES FUND, INC.

                                        EVERGREEN VARIABLE ANNUITY TRUST

                                        JANUS ASPEN SERIES


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PART I SUMMARY
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STRATEGIC PARTNERS PLUS PROSPECTUS

                                                                               5
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                                                                          PART I
STRATEGIC PARTNERS PLUS PROSPECTUS  SUMMARY

GLOSSARY
--------------------------------------------------------------------------------
WE HAVE TRIED TO MAKE THIS PROSPECTUS AS EASY TO READ AND UNDERSTAND AS POSSIBLE. BY THE NATURE OF THE CONTRACT, HOWEVER, CERTAIN TECHNICAL WORDS OR TERMS ARE UNAVOIDABLE. WE HAVE IDENTIFIED THE FOLLOWING AS SOME OF THESE WORDS OR TERMS.

ACCUMULATION PHASE

The period that begins with the contract date (which we define below) and ends when you start receiving income payments, or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

ADJUSTED CONTRACT VALUE

When you begin receiving income payments, the value of your contract minus any charge we impose for premium taxes.


ANNUITANT



The person whose life determines the amount of income payments that we will pay. If the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.


ANNUITY DATE

The date when income payments are scheduled to begin.

BENEFICIARY

The person(s) or entity you have chosen to receive a death benefit.

CONTRACT DATE

The date on which we credit your initial purchase payment. We will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

CONTRACT OWNER, OWNER, OR YOU

The person entitled to the ownership rights under the contract.

CONTRACT VALUE

This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your contract value will go up or down based on the performance of the investment options you choose.

CONTRACT WITH CREDIT


A version of the annuity contract that provides for a bonus credit with each purchase payment that you make and has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit.


CONTRACT WITHOUT CREDIT


A version of the annuity contract that does not provide a credit and has lower withdrawal charges and insurance and administrative costs than the Contract With Credit.


CREDIT

If you choose the Contract With Credit, this is the bonus amount that we allocate to your account each time you make a purchase payment. The amount of the credit is a percentage of the purchase payment. Bonus credits generally are not recaptured once the free look period expires. Our reference in the preceding sentence to "generally are not recaptured" refers to the fact that we have the contractual right to deduct, from the death benefit we pay, the amount of any credit corresponding to a purchase payment made within one year of death.

DEATH BENEFIT

If the sole owner dies, or if jointly owned, the first to die of the owner or joint owner, the beneficiary you designate will receive, at a minimum, the total amount invested, reduced by withdrawals or a potentially greater amount related to market appreciation. The guaranteed minimum death benefit is available for an additional charge.

DOLLAR COST AVERAGING FIXED RATE OPTION (DCA FIXED RATE OPTION)

An investment option that offers a fixed rate of interest for a selected period during which periodic transfers are

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                                                                          PART I
STRATEGIC PARTNERS PLUS PROSPECTUS  SUMMARY

automatically made to selected variable investment options or to the one-year fixed rate option. We guarantee your money will earn at least 3% while it is allocated to this option. Payments you allocate to the DCA Fixed Rate Option become part of Pruco Life's general assets until they are transferred.

EARNINGS APPRECIATOR BENEFIT (EAB)

An optional feature available for an additional charge that may provide a supplemental death benefit based on earnings under the contract.

FIXED INTEREST RATE OPTIONS

Investment options that offer a fixed rate of interest for either a one-year period (fixed rate option) or a selected period during which periodic transfers are made to selected variable investment options or to the one-year fixed rate option (dollar cost averaging fixed rate option).

GMDB PROTECTED VALUE

The guaranteed amount of the guaranteed minimum death benefit, which may equal the GMDB roll-up value, the GMDB step-up value, or the greater of the two. The protected value will be subject to certain age restrictions and time durations, however it will still increase by subsequent invested purchase payments and reduce by withdrawals.

GMDB ROLL-UP

We may use the GMDB roll-up value to compute the GMDB protected value of the guaranteed minimum death benefit.

     The GMDB roll-up is equal to the invested purchase payments compounded daily at an effective annual interest rate of 5% (if the sole owner or the older of the owner and joint owner is less than 80 years old on the contract date) or 3% (if the sole owner or the older of the owner and joint owner is between 80 and 85 years old on the contract date) starting on the date that each invested purchase payment is made, reduced by withdrawals.

GMDB STEP-UP

We may use the GMDB step-up value to compute the GMDB protected value of the guaranteed minimum death benefit.

     If the sole owner or the older of the owner and joint owner is less than age 80 on the contract date, the GMDB step-up before the first contract anniversary is the initial invested purchase payment increased by subsequent invested purchase payments and reduced by the effect of withdrawals. The GMDB step-up on each contract anniversary will be the greater of the previous GMDB step-up and the contract value as of such contract anniversary. Between contract anniversaries, the GMDB step-up will be increased by invested purchase payments and reduced by the effect of withdrawals.

     If the sole owner or the older of the owner and joint owner is between age 80 and 85 on the contract date, the GMDB step-up before the third contract anniversary is the sum of invested purchase payments, reduced by the effect of withdrawals. On the third contract anniversary the GMDB step-up will be adjusted to the greater of the then current GMDB step-up or the contract value as of that contract anniversary.

GMIB PROTECTED VALUE


We may use the GMIB protected value to calculate annuity payments should you annuitize under the guarantee minimum income benefit.



     The value is calculated daily and is equal to the GMIB roll-up, until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries or number of years since last GMIB reset. At such point, the GMIB protected value will be increased by any subsequent invested purchase payments, reduced by withdrawals. You may elect to reset your GMIB protected value to equal your contract value twice over the life of the contract.


GMIB ROLL-UP

We will use GMIB roll-up value to compute the GMIB protected value of the guaranteed minimum income benefit. The GMIB roll-up is equal to the invested purchase payments compounded daily at an effective annual interest rate of 5% starting on the date each invested purchase payment is made, subject to a 200% cap, and reduced by withdrawals.

GOOD ORDER

An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we

                                                                               7
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GLOSSARY CONTINUED
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                                                                          PART I
STRATEGIC PARTNERS PLUS PROSPECTUS  SUMMARY

require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.

GUARANTEED MINIMUM DEATH BENEFIT (GMDB)

An optional feature available for an additional charge, which guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value. Depending upon the terms of your contract, the protected value for the guaranteed minimum death benefit may equal the GMDB roll-up value, the GMDB step-up value, or the larger of the two.

GUARANTEED MINIMUM INCOME BENEFIT (GMIB)


An optional feature available for an additional charge that guarantees that the income payments you receive during the income phase will be no less than a certain GMIB protected value applied to the GMIB guaranteed annuity purchase rates.


GUARANTEE PERIOD


A period of time during which your invested purchase payment in the market value adjustment option earns interest at the declared rate. We will make available one or more of the following guarantee periods: 1 year (currently available only as a renewal option), 2 years, 3 years, 4 years, 5 years, 6 years, 7 years, 8 years, 9 years, and 10 years.


IAB AUTOMATIC WITHDRAWAL PAYMENT PROGRAM


A series of payments consisting of a portion of your contract value and income appreciator benefit paid to you in equal installments over a 10 year period, which you may choose, if you elect to receive the income appreciator benefit during the accumulation phase.


IAB CREDIT


An amount we add to your contract value that is credited in equal installments over a 10 year period, which you may choose, if you elect to receive the income appreciator benefit during the accumulation phase.


INCOME APPRECIATOR BENEFIT (IAB)

An optional feature that may be available for an additional charge that may provide a supplemental income benefit based on earnings under the contract.

INCOME OPTIONS

Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

INCOME PHASE

The period in which you receive income payments under the contract.

INVESTED PURCHASE PAYMENTS

Your purchase payments less any deduction we make for any premium or other tax charge.

JOINT OWNER

The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. A joint owner may be the owner's spouse, but need not be.


MARKET VALUE ADJUSTMENT



An adjustment to your contract value or withdrawal proceeds that is based on the relationship between interest you are currently earning within the market value adjustment option and prevailing interest rates. This adjustment may be positive or negative.


MARKET VALUE ADJUSTMENT OPTION


An investment option that offers guarantee periods pays a fixed rate of interest with respect to each guarantee period. We impose a market value adjustment on withdrawals or transfers that you make from this option prior to the end of a guarantee period.


NET PURCHASE PAYMENTS

Your total purchase payments less any withdrawals you have made.

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                                                                          PART I
STRATEGIC PARTNERS PLUS PROSPECTUS  SUMMARY

PRUDENTIAL ANNUITY SERVICE CENTER

For general correspondence: P.O. Box 7960, Philadelphia, PA 19101. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The telephone number is 888-PRU-2888. Prudential's Web site is www.prudential.com.

PURCHASE PAYMENTS

The amount of money you pay us to purchase the contract. With some restrictions, you can make additional purchase payments at any time during the accumulation phase.

SEPARATE ACCOUNT

We hold your purchase payments allocated to the variable investment options in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The separate account is set apart from all of the general assets of Pruco Life.

STATEMENT OF ADDITIONAL INFORMATION

A document containing certain additional information about the Strategic Partners Plus variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.

TAX DEFERRAL


This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See "What Are the Tax Considerations Associated with the Strategic Partners Plus Contract," on page 53.


VARIABLE INVESTMENT OPTION


When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.


                                                                               9
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                                                                          PART I
STRATEGIC PARTNERS PLUS PROSPECTUS  SUMMARY

SUMMARY FOR SECTIONS 1-9
--------------------------------------------------------------------------------

FOR A MORE COMPLETE DISCUSSION OF THE FOLLOWING TOPICS, SEE THE CORRESPONDING
SECTION IN PART II OF THE PROSPECTUS.

SECTION 1
WHAT IS THE STRATEGIC PARTNERS PLUS VARIABLE ANNUITY?


The Strategic Partners Plus variable annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life, we or us). The contract allows you to invest on a tax-deferred basis in one or more of 35 variable investment options, two fixed interest rate options, and the market value adjustment option. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit.


   There are two basic versions of the Strategic Partners Plus variable annuity.

Contract With Credit.

- provides for a bonus credit that we add to each purchase payment that you make,

- has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,

- may provide lower interest rates for fixed and market value adjustment options than the Contract Without Credit.


- may provide fewer available market value adjustment guarantee periods than the Contract Without Credit.


Contract Without Credit.

-  does not provide a credit,

- has lower withdrawal charges and insurance and administrative costs than the Contract With Credit.

- may provide higher interest rates for fixed and market value adjustment options than the Contract With Credit.


- may provide more available market value adjustment guarantee periods than the Contract With Credit.


   The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value.

   The fixed interest rate options offer a guaranteed interest rate. While your money is allocated to one of these options, your principal amount will not decrease and we guarantee that your money will earn at least a minimum interest rate annually.

   Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed and the interest amount that your money will earn is guaranteed by us to always be at least 3%.

   Payments allocated to the fixed interest rate options become part of Pruco Life's general assets. Payments allocated to the market value adjustment option are held as a separate pool of assets, but the income, gains or losses experienced by these assets are not directly credited or charged against the contracts. As a result, the strength of our guarantees under these options is based on the overall financial strength of Pruco Life.

   You can invest your money in any or all of the variable investment options, the fixed interest rate options and one or more guarantee periods available under the market value adjustment option. You may make up to 12 free transfers each contract year among the variable investment options. Certain restrictions apply to transfers involving the fixed interest rate options.

   The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase.

- During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal.

- The income phase starts when you begin receiving regular payments from your contract.

   The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of your payments, such as age, gender, and the payout option you select.

 10
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                                                                          PART I
STRATEGIC PARTNERS PLUS PROSPECTUS  SUMMARY

   The contract offers a choice of income and death benefit options, which may also be available to you.


   There are certain state variations to this contract that are referred to in this prospectus. Please see the Statement of Additional Information (SAI) and your contract for further information on these and other variations.


   If you change your mind about owning Strategic Partners Plus, you may cancel your contract within 10 days after receiving it (or whatever period is required under applicable state law). We call this the "Free Look" period.

SECTION 2
WHAT INVESTMENT OPTIONS CAN I CHOOSE?

You can invest your money in any or all of the following variable investment options:

The Prudential Series Fund, Inc.

   Jennison Portfolio (domestic equity)

   Prudential Equity Portfolio

   Prudential Global Portfolio

   Prudential Money Market Portfolio

   Prudential Stock Index Portfolio

   Prudential Value Portfolio (domestic equity)

   SP Aggressive Growth Asset Allocation Portfolio

   SP AIM Aggressive Growth Portfolio

   SP AIM Core Equity Portfolio

   SP Alliance Large Cap Growth Portfolio

   SP Alliance Technology Portfolio

   SP Balanced Asset Allocation Portfolio

   SP Conservative Asset Allocation Portfolio

   SP Davis Value Portfolio

   SP Deutsche International Equity Portfolio


   SP Growth Asset Allocation Portfolio


   SP INVESCO Small Company Growth Portfolio


   SP Jennison International Growth Portfolio



   SP Large Cap Value Portfolio


   SP MFS Capital Opportunities Portfolio (domestic and foreign equity)

   SP Mid Cap Growth Portfolio
       (formerly SP MFS Mid-Cap Growth Portfolio)


   SP PIMCO High Yield Portfolio


   SP PIMCO Total Return Portfolio

   SP Prudential U.S. Emerging Growth Portfolio

   SP Small/Mid Cap Value Portfolio


   SP Strategic Partners Focused Growth Portfolio


Evergreen Variable Annuity Trust

   Evergreen VA Blue Chip Fund

   Evergreen VA Capital Growth Fund

   Evergreen VA Foundation Fund

       (domestic balance/equity and fixed income)

   Evergreen VA Global Leaders

       (international and global growth/equity)

   Evergreen VA Growth Fund

   Evergreen VA Masters Fund

       (domestic growth/all cap/equity)

   Evergreen VA Omega Fund

       (domestic growth/all cap/equity)

   Evergreen VA Small Cap Value Fund

Janus Aspen Series

   Growth Portfolio -- Service Shares


   Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Performance information for the variable investment options appears in the SAI. Past performance is not a guarantee of future results.


   Two guaranteed fixed interest rate options are also available:

- The one-year fixed interest rate option offers a base interest rate that is guaranteed by us for one year, and will always be at least between 1.5% to 3% per year depending on your state's applicable law. We may also offer a higher interest rate on each purchase payment allocated to this option for the first year after the payment.

- The dollar cost averaging fixed rate option offers an interest rate that is guaranteed by us for a selected period during which we make periodic transfers from this option to the variable investment options you select or to the one-year fixed interest rate option. We guarantee that the interest rate for the dollar cost averaging fixed rate option will always be at least 3% per year.


   You may also invest your money in a market value adjustment option. You can allocate purchase payments or transfer contract value to one or more guarantee


                                                                              11
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SUMMARY FOR SECTIONS 1-9 CONTINUED
--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS PROSPECTUS  SUMMARY


periods available under the market value adjustment option. Available guarantee periods will include one or more of the following: 1 year (currently available only as a renewal option), 2 years, 3 years, 4 years, 5 years, 6 years, 7 years, 8 years, 9 years and 10 years in length. We may offer fewer available guarantee periods in the Contract With Credit than in the Contract Without Credit. Allocations or transfers must be at least $1,000. This option is not available for contracts issued in some states. Please see your contract.


SECTION 3
WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION)

If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

   For an additional fee, you may also choose, if it is available under your contract, the guaranteed minimum income benefit and the income appreciator benefit. The guaranteed minimum income benefit guarantees that once the income period begins, your income payments will be no less than a value calculated by a certain "GMIB protected value" applied to the GMIB guaranteed annuity purchase rates. The income appreciator benefit may provide an additional income amount during the accumulation phase or upon annuitization. See "What Kind Of Payments Will I Receive During the Income Phase" on page 33.

SECTION 4
WHAT IS THE DEATH BENEFIT?


In general, if the sole owner or first-to-die of the owner or joint owner dies before the income phase of the contract begins, the person(s) or entity that you have chosen as your beneficiary will receive, at a minimum, the greater of (i) the contract value, (ii) either the base death benefit or, for a higher insurance and administrative cost, a potentially larger guaranteed minimum death benefit. The base death benefit equals the total invested purchase payments proportionally reduced by withdrawals. The guaranteed minimum death benefit is equal to a "GMDB protected value" that depends upon which of the following guaranteed minimum death benefit options you choose:


- the highest value of the contract on any contract anniversary, which we call the "GMDB step-up value;"

- the total amount you invest increased by a guaranteed rate of return, which we call the "GMDB roll-up value;" or

-  the greater of the GMDB step-up value or GMDB roll-up value.


On the date we receive due proof of death, in lieu of paying a death benefit, we will allow the surviving spouse to continue the contract by exercising the Spousal Continuance Benefit, if in addition to certain other conditions:



(1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse; or



(2) there are an owner and joint owner of the contract, and the owner's spouse is both the joint owner and the beneficiary under the contract.



This benefit is described on page 41.



   Depending upon the terms of your contract, not all guaranteed death benefit options may be available. See "What is the Death Benefit" on page 38.



   For an additional fee, you may also choose, if it is available in your contract, the earnings appreciator supplemental death benefit, which provides a benefit payment upon the death of the sole owner or first to die of the owner or joint owner during the accumulation period.


SECTION 5
HOW CAN I PURCHASE A STRATEGIC PARTNERS PLUS CONTRACT?

Under most circumstances, you can purchase this contract with a minimum initial purchase payment of $10,000. In most states and subject to some conditions, you can make additional purchase payments of $500 or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms. The Contract With Credit provides for the allocation of a credit with each purchase payment.

 12
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                                                                          PART I
STRATEGIC PARTNERS PLUS PROSPECTUS  SUMMARY

   You may purchase this contract only if you are age 85 or younger. Certain age limits apply to certain features and benefits described herein.

SECTION 6
WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS CONTRACT?

The contract has insurance features and investment features, both of which have related costs and charges.

- Each year or upon full surrender we deduct a contract maintenance charge of $35 if your contract value is less than $75,000 (or 2% of your contract value, if that amount is less than $35). We do not impose the contract maintenance charge if your contract value is $75,000 or more. We may impose lesser charges in certain states.

- For insurance and administrative costs, we also deduct a daily charge based on the average daily value of all assets allocated to the variable investment options, depending on the death benefit option that you choose. The daily cost is equivalent to an annual charge, as follows:

   --  1.40% if you do not choose the guaranteed minimum death benefit,

   -- 1.65% if you choose the roll-up or step-up guaranteed minimum death benefit option, and

   -- 1.75% if you choose the guaranteed minimum death benefit option of the greater of the roll-up or step-up.

  We impose an additional insurance and administrative cost of 0.10% annually for the Contract With Credit.

- We will deduct an additional charge if you choose the earnings appreciator benefit supplemental death benefit. We deduct this charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.30% of your contract value.


- We will deduct an additional charge if you choose the guaranteed minimum income benefit. We deduct this annual charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is equal to 0.45% of the GMIB protected value. (In some states we will calculate this fee on a different basis, but it will not be higher than 0.45% of GMIB protected value. Further, in some states this charge is 0.30%. See your contract for details.)


- We will deduct an additional charge if you choose the income appreciator benefit. We deduct this charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.25% of your contract value.

- A few states and jurisdictions assess a premium tax when you begin receiving regular income payments from your annuity. In those states, we will assess the required premium tax charge, which can range up to 3.5% of your contract value.


- There are also expenses associated with the mutual funds. For 2002, the fees of these funds ranged on an annual basis from 0.37% to 3.00% of fund assets, which are reduced by expense reimbursements or waivers to .37% to 1.30%. These reimbursements or waivers may be terminated at any time.



- If you withdraw money (or you begin the income phase) less than seven contract anniversaries after making a purchase payment, then you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7% for the Contract Without Credit and 5-8% for the Contract With Credit. (In certain states reduced withdrawal charges may apply for certain ages. Your contract contains the applicable charges.)


   For more information, including details about other possible charges under the contract, see "Summary of Contract Expenses" on page 15 and "What Are The Expenses Associated With The Strategic Partners Plus Contract?" on page 45.

SECTION 7
HOW CAN I ACCESS MY MONEY?

You may withdraw money at any time during the accumulation phase. If you do so, however, you may be

SUMMARY FOR SECTIONS 1-9 CONTINUED
--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS PROSPECTUS  SUMMARY


subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. For the Contract Without Credit, if you withdraw money less than seven contract anniversaries after making a purchase payment, we may impose a withdrawal charge ranging from 1-7%. For the version of the Contract With Credit, we may impose a withdrawal charge ranging from 5-8%. (In certain states reduced withdrawal charges may apply for certain ages. Your contract contains the applicable charges.)


   Under the market value adjustment option, you will be subject to a market value adjustment if you make a withdrawal or transfer from the option prior to the end of a guarantee period.

SECTION 8
WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS CONTRACT?


Your earnings are generally not taxed until you withdraw them. If you take money out during the accumulation phase, the tax laws first treat the withdrawal as a withdrawal of earnings, which are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) prior to age 59 1/2 are taxable and subject to the 10% penalty.


SECTION 9
OTHER INFORMATION


This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.



RISK FACTORS



There are various risks associated with an investment in the market value adjustment option that we summarize below.



   ISSUER RISK. Your market value adjustment option is issued by Pruco Life, and thus is backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the market value adjustment option could be impaired.



   RISKS RELATED TO CHANGING INTEREST RATES. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the market value adjustment option. Nonetheless, the market value adjustment formula (which is detailed in the appendix to this prospectus) reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the market value adjustment option will perform better than another investment that you might have made.



   RISKS RELATED TO THE WITHDRAWAL CHARGE. We impose withdrawal charges under the variable annuities that offer the market value adjustment option as a companion option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

                                                                          PART I
STRATEGIC PARTNERS PLUS PROSPECTUS  SUMMARY

SUMMARY OF CONTRACT EXPENSES
--------------------------------------------------------------------------------

THE PURPOSE OF THIS SUMMARY IS TO HELP YOU TO UNDERSTAND THE COSTS AND EXPENSES YOU WILL PAY FOR STRATEGIC PARTNERS PLUS. THE FOLLOWING TABLES DESCRIBE THE MAXIMUM FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.


For more detailed information, including additional information about current and maximum charges, see "What Are The Expenses Associated With The Strategic Partners Plus Contract?" on page 45. For more detailed expense information about the underlying mutual funds, please refer to the individual fund prospectuses, which you will find attached at the back of this prospectus. Historical unit values appear in the appendix to this prospectus.


                       CONTRACTOWNER TRANSACTION EXPENSES

WITHDRAWAL CHARGE(1)
-----------------------------------------------
     NUMBER OF
     CONTRACT        CONTRACT       CONTRACT
ANNIVERSARIES SINCE    WITH         WITHOUT
 PURCHASE PAYMENT     CREDIT         CREDIT
-------------------  ---------   --------------
         0              8%             7%
         1              8%             6%
         2              8%             5%
         3              8%             4%
         4              7%             3%
         5              6%             2%
         6              5%             1%
         7              0%             0%
                        --             --


MAXIMUM TRANSFER FEE
-------------------------------------------------------------
         Each transfer after 12(2)                   $30.00



1: Each contract year, you may withdraw a specified amount of your contract value without incurring a withdrawal charge. We will waive the withdrawal fee if we pay a death benefit or under certain other circumstances. See "Withdrawal Charge" on page 47. In certain states reduced withdrawal charges may apply for certain ages under the Contract with Credit. Your contract contains the applicable charges.

2: Currently we charge $25 for each transfer after the twelfth in a contract year. We can raise that charge up to a maximum of $30, as shown in the above table, but have no current intention to do so. We will not charge you for transfers made in connection with Dollar Cost Averaging and Auto-Rebalancing and do not count them toward the limit of 12 free transfers per year.

SUMMARY OF CONTRACT EXPENSES CONTINUED

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS PROSPECTUS  SUMMARY

The next table describes the fees and expenses you will pay periodically during the time that you own the contract, not including underlying mutual fund fees and expenses.



MAXIMUM CONTRACT MAINTENANCE CHARGE AND CONTRACT CHARGE UPON FULL
WITHDRAWAL(3)
--------------------------------------------------------------------------
                                                                 $  60

INSURANCE AND ADMINISTRATIVE EXPENSES
--------------------------------------------------------------------------
         AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE ALLOCATED
        TO VARIABLE INVESTMENT OPTIONS
         Base Death Benefit:                                      1.40%
         Guaranteed Minimum Death Benefit Option--Roll-Up or
        Step-Up:                                                  1.65%
         Guaranteed Minimum Death Benefit Option--Greater of
        Roll-Up or Step-Up:                                       1.75%
         Additional Charge for Contract With Credit(4)            0.10%

ANNUAL GUARANTEED MINIMUM INCOME BENEFIT CHARGE AND CHARGE UPON CERTAIN
WITHDRAWALS(5)
--------------------------------------------------------------------------
         AS A PERCENTAGE OF GMIB PROTECTED VALUE                  0.45%

ANNUAL INCOME APPRECIATOR BENEFIT CHARGE AND CHARGE UPON CERTAIN
WITHDRAWALS(6)
--------------------------------------------------------------------------
         AS A PERCENTAGE OF CONTRACT VALUE                        0.25%

ANNUAL EARNINGS APPRECIATOR BENEFIT CHARGE AND CHARGE UPON CERTAIN
TRANSACTIONS(7)
--------------------------------------------------------------------------
         AS A PERCENTAGE OF CONTRACT VALUE                        0.30%


3: As shown in the table above, we have the right to assess a fee of up to $60 annually and at the time of full withdrawal. We currently assess a fee of $35 against contracts valued less than $75,000 (or 2% of contract value, if less).

4: We impose this additional charge of 0.10% on the Contract With Credit, irrespective of which death benefit option you choose.


5: We impose this charge only if you choose the guaranteed minimum income benefit. In some states this charge is 0.30%, see your contract for details. See "Guaranteed Minimum Income Benefit," on page 34. This charge is equal to 0.45% of the GMIB protected value, which is calculated daily and generally is equal to the GMIB roll-up value. Subject to certain age or duration restrictions, the roll-up value is the total of all invested purchase payments compounded daily at an effective annual rate of 5.0%, subject to a 200% cap. Withdrawals reduce both the roll-up value and the cap. The reduction is equal to the amount of the withdrawal for the first 5% of the roll-up value, calculated as of the latest contract anniversary (or contract date). The amount of the withdrawal in excess of 5% of the roll-up value further reduces the roll-up value and cap proportionally to the additional reduction in contract value after the first 5% withdrawal occurs. See "Effect of Withdrawals" on page 35. We assess this fee each contract anniversary and when you begin the income phase of your contract. We also assess this fee if you make a full withdrawal, but prorate the fee to reflect a partial rather than full year. If you make a partial withdrawal, we will assess the prorated fee if the remaining contract value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not assess the fee at that time.


6: We impose this charge only if you choose the income appreciator benefit. The charge for this benefit is based on an annual rate of 0.25% of your contract value. The income appreciator benefit charge is calculated: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full or partial withdrawal, and upon a subsequent purchase payment. The fee is based on the contract value at the time of the calculation, and is prorated based on the portion of the contract year since the date that the charge was last calculated. Although it may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owners prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the then-applicable charge. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

7: We impose this charge only if you choose the earnings appreciator benefit. The charge for this benefit is based on an annual rate of 0.30% of your contract value. Although the charge may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the then-applicable earnings appreciator charge. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS PROSPECTUS  SUMMARY

The next item shows the minimum and maximum total operating expenses charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2002. Fund expenses are not fixed or guaranteed by the Strategic Partners Plus contract, and may vary from year to year.

TOTAL ANNUAL MUTUAL FUND OPERATING EXPENSES (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)


                                                              MINIMUM   MAXIMUM
                                                              --------  --------
Total Annual Underlying Mutual Fund Operating Expenses          0.37%     3.00%


* Actual expenses for the mutual funds are lower due to any expense reimbursements or waivers. Expense reimbursements or waivers are voluntary and may be terminated at any time. The minimum and maximum expenses, with expense reimbursements are 0.37% and 1.30%, respectively.

                                                                          PART I
STRATEGIC PARTNERS PLUS PROSPECTUS  SUMMARY

EXPENSE EXAMPLES
--------------------------------------------------------------------------------

THESE EXAMPLES ARE INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, CONTRACT FEES, SEPARATE ACCOUNT ANNUAL EXPENSES, AND UNDERLYING MUTUAL FUND FEES AND EXPENSES.


THE EXAMPLES ASSUME THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLES ALSO ASSUME THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE MAXIMUM FEES AND EXPENSES OF ANY OF THE MUTUAL FUNDS, WHICH DO NOT REFLECT ANY EXPENSE REIMBURSEMENTS OR WAIVERS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE AS INDICATED IN THE TABLES THAT FOLLOW.



EXAMPLE 1a: Contract With Credit: Greater of Roll-up or Step-up Guaranteed Minimum Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets



This example assumes that:



-  You invest $10,000 in the Contract With Credit;



- You choose a Guaranteed Minimum Death Benefit that provides the greater of the step-up or roll-up death benefit;



-  You choose the Guaranteed Minimum Income Benefit;



-  You choose the Earnings Appreciator Benefit;



-  You choose the Income Appreciator Benefit;



- You allocate all of your assets to only one of the variable investment options having the maximum total operating expenses;



-  The investment has a 5% return each year;



-  The mutual fund's total operating expenses remain the same each year; and



-  You withdraw all your assets at the end of the indicated period.



EXAMPLE 1b: Contract With Credit: Greater of Roll-up or Step-up Guaranteed Minimum Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Do Not Withdraw Your Assets



This example makes exactly the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS PROSPECTUS  SUMMARY


EXAMPLE 2a: Contract Without Credit: Greater of Roll-up or Step-up Guaranteed Minimum Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets



This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the version of the Contract Without Credit



EXAMPLE 2b: Contract Without Credit: Greater of Roll-up or Step-up Guaranteed Minimum Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit and You Do Not Withdraw Your Assets



This example makes exactly the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.



EXAMPLE 3a: Contract With Credit: Base Death Benefit, and You Withdraw All Your Assets



This example assumes that:



-  You invest $10,000 in the Contract With Credit;



- You do not choose a Guaranteed Minimum Death Benefit, Earnings Appreciator Benefit, Guaranteed Minimum Income Benefit, and Income Appreciator Benefit;



- You allocate all of your assets to the variable investment option having the maximum total operating expenses;



-  The investment has a 5% return each year;



-  The mutual fund's total operating expenses remain the same each year; and;



-  You withdraw all your assets at the end of the indicated period.



EXAMPLE 3b: Contract With Credit: Base Death Benefit, and You Do Not Withdraw Your Assets



This example makes exactly the same assumptions as Example 3a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

EXPENSE EXAMPLES CONTINUED

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS PROSPECTUS  SUMMARY


EXAMPLE 4a: Contract Without Credit: Base Death Benefit, and You Withdraw All Your Assets



This example makes exactly the same assumptions as Example 3a except that it assumes that you invest in the version of the Contract Without Credit.



EXAMPLE 4b: Contract Without Credit: Base Death Benefit, and You Do Not Withdraw Your Assets



This example makes exactly the same assumptions as Example 4a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.


NOTES FOR EXPENSE EXAMPLES:

THESE EXAMPLES DO NOT SHOW PAST OR
FUTURE EXPENSES. ACTUAL EXPENSES
MAY BE HIGHER OR LOWER. THESE
EXAMPLES DO NOT DEPICT EVERY
POSSIBLE COMBINATION OF CHARGES
UNDER THE CONTRACTS.


The values shown in the 10 year
column are the same for Example 4a
and Example 4b, the same for
Example 3a and 3b, the same for
Example 2a and 2b, and the same for
Example 1a and 1b. This is because
if 10 years have elapsed since your
last purchase payment, we would no
longer deduct withdrawal charges
when you make a withdrawal or begin
the income phase of your contract.
Examples 1a, 1b, 3a and 3b reflect
the maximum withdrawal charges, in
certain states reduced withdrawal
charges may apply for certain ages.



The examples use an average
contract maintenance charge, which
we calculated based on our estimate
of the total contract fees we
expect to collect. Based on these
estimates, the contract maintenance
charge is included as an annual
charge of 0.035% of contract value.


Your actual fees will vary based on
the amount of your contract and
your specific allocation among the
investment options.

A table of accumulation unit values
of interests in each variable
investment option appears in the
Appendix.

The examples do not reflect premium
taxes. We may apply a charge for
premium taxes depending on what
state you live in.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS PROSPECTUS  SUMMARY


CONTRACT WITH CREDIT: GREATER OF ROLL-UP OR STEP-UP GUARANTEED MINIMUM
DEATH BENEFIT OPTION; GUARANTEED MINIMUM INCOME BENEFIT; EARNINGS
APPRECIATOR BENEFIT; INCOME APPRECIATOR BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                                                    EXAMPLE 1a:                         EXAMPLE 1b:
                                                    IF YOU WITHDRAW YOUR ASSETS         IF YOU DO NOT WITHDRAW YOUR ASSETS
                                                    -----------------------------------------------------------------------
                                                     1 YR    3 YRS    5 YRS    10 YRS   1 YR     3 YRS     5 YRS    10 YRS
                                                    $1,160   $2,044   $2,853   $4,534   $437    $1,322    $2,221    $4,534




CONTRACT WITHOUT CREDIT: GREATER OF ROLL-UP OR STEP-UP GUARANTEED MINIMUM
DEATH BENEFIT OPTION; GUARANTEED MINIMUM INCOME BENEFIT; EARNINGS
APPRECIATOR BENEFIT; INCOME APPRECIATOR BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                                                     EXAMPLE 2a:                         EXAMPLE 2b:
                                                     IF YOU WITHDRAW YOUR ASSETS         IF YOU DO NOT WITHDRAW YOUR ASSETS
                                                     ----------------------------------------------------------------------
                                                      1 YR    3 YRS    5 YRS    10 YRS   1 YR    3 YRS     5 YRS    10 YRS
                                                     $1,040   $1,692   $2,360   $4,277   $410    $1,242   $2,090    $4,277




CONTRACT WITH CREDIT: BASE DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------------------
                                                        EXAMPLE 3a:                         EXAMPLE 3b:
                                                        IF YOU WITHDRAW YOUR ASSETS         IF YOU DO NOT WITHDRAW YOUR ASSETS
                                                        ----------------------------------------------------------------------
                                                         1 YR    3 YRS    5 YRS    10 YRS   1 YR    3 YRS     5 YRS    10 YRS
                                                        $1,021   $1,636   $2,188   $3,288   $298     $914    $1,556    $3,288




CONTRACT WITHOUT CREDIT: BASE DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                                                       EXAMPLE 4a:                       EXAMPLE 4b:
                                                       IF YOU WITHDRAW YOUR ASSETS       IF YOU DO NOT WITHDRAW YOUR ASSETS
                                                       --------------------------------------------------------------------
                                                       1 YR   3 YRS    5 YRS    10 YRS   1 YR    3 YRS     5 YRS    10 YRS
                                                       $907   $1,299   $1,717   $3,066   $277     $849    $1,447    $3,066

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 22

PART II SECTIONS 1-9
--------------------------------------------------------------------------------
STRATEGIC PARTNERS PLUS PROSPECTUS

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

        1:
WHAT IS THE STRATEGIC PARTNERS PLUS

        VARIABLE ANNUITY?
--------------------------------------------------------------------------------

THE STRATEGIC PARTNERS PLUS VARIABLE ANNUITY IS A CONTRACT BETWEEN YOU, THE OWNER, AND US, PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE, WE OR US).

Under our contract, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time on or after the third contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

   This annuity contract benefits from tax deferral. Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract. (If you hold the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract.)

   There are two basic versions of Strategic Partners Plus variable annuity.

Contract With Credit.

- provides for a bonus credit that we add to each purchase payment that you make,

- has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,


- may provide a lower interest rate for fixed and market value adjustment options than the Contract Without Credit.



- may provide fewer available market value adjustment guarantee periods than the Contract Without Credit.


Contract Without Credit.

-  does not provide a credit,

- has lower withdrawal charges and insurance and administrative costs than the Contract With Credit,

- may provide a higher interest rate for fixed and market value adjustment options than the Contract With Credit.


- may provide more available market value adjustment guarantee periods than the Contract With Credit.


   Unless we state otherwise, when we use the word contract, it applies to both versions.

   Because of the higher withdrawal charges, if you choose the Contract With Credit and you withdraw a purchase payment, depending upon the performance of the investment options you choose, you may be worse off than if you had chosen the Contract Without Credit. We do not recommend purchase of either version of Strategic Partners Plus if you anticipate having to withdraw a significant amount of your purchase payments within a few years of making those purchase payments.


   Strategic Partners Plus is a variable annuity contract. This means that during the accumulation phase, you can allocate your assets among 35 variable investment options, two guaranteed fixed interest rate options and a market value adjustment option. If you select variable investment options, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual funds associated with those variable investment options. Because the mutual funds' portfolios fluctuate in value depending upon market conditions, your contract value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.


   As mentioned above, two guaranteed fixed interest rate options are available:

- The one-year fixed interest rate option offers a base interest rate that is guaranteed by us for one year and will always be at least a minimum interest rate per year between 1.5% to 3% depending on your state's applicable law. We may also offer a higher interest rate on each purchase payment allocated to this option for the first year after the payment.

- The dollar cost averaging fixed rate option offers an interest rate that is guaranteed by us for a selected

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

   period during which periodic transfers are made to selected variable investment options and/or to the one-year fixed interest rate option. We guarantee your money will earn at least 3% while it is allocated to this option.

   Additionally, you may allocate purchase payments or transfer contract value to the market value adjustment option. Under this option, we will offer one or more of the following guarantee periods: 1 year (currently available only as a renewal option), 2 years, 3 years, 4 years, 5 years, 6 years, 7 years, 8 years, 9 years, and 10 years in length. However, we will not allow purchase payments or transfers into a guarantee period unless that guarantee period offers 3% annual interest or greater.

   As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant is the person whose life is used to determine how much and how long the annuity payments will continue once the annuity phase begins. On or after the annuity date, the annuitant may not be changed.

   The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us. Your request becomes effective when we approve it.

   There are certain state variations to this contract that are referred to in this prospectus. Please see the SAI and your contract for further information on these and other variations.

SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"

If you change your mind about owning Strategic Partners Plus, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable state law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:

- Your full purchase payment, less any applicable federal and state income tax withholding; or


- The amount your contract is worth as of the day we receive your request, less any applicable federal and state income tax withholding. This amount may be more or less than your original payment. If you have purchased the Contract With Credit, we will deduct any credit we had added to your contract value. We will not, unless and until we obtain SEC approval, recoup for our own assets the full amount of the 6% bonus credit applicable to purchase payments of $1 million or greater that we had given to you. Rather, we will recoup an amount equal to the value of the credit as of the business day on which we receive your request, less any charges attributable to that credit. We reserve the right to recapture the entire amount of the credit upon obtaining appropriate approval of the SEC with regard to that bonus credit. To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

        2:
WHAT INVESTMENT OPTIONS

        CAN I CHOOSE?
--------------------------------------------------------------------------------


THE CONTRACT GIVES YOU THE CHOICE OF ALLOCATING YOUR PURCHASE PAYMENTS TO ANY ONE OR MORE OF 35 VARIABLE INVESTMENT OPTIONS, 2 FIXED INTEREST RATE OPTIONS, AND A MARKET VALUE ADJUSTMENT OPTION.



The 35 variable investment options invest in underlying mutual funds managed by leading investment advisers. Separate prospectuses for these funds are attached to this prospectus. You should read a mutual fund's prospectus before you decide to allocate your assets to the variable investment option using that fund.


VARIABLE INVESTMENT OPTIONS


Listed below are the underlying mutual funds in which the variable investment options invest. Each variable investment option has a separate investment objective.


The Prudential Series Fund, Inc.

-  Jennison Portfolio (domestic equity)

-  Prudential Equity Portfolio

-  Prudential Global Portfolio

-  Prudential Money Market Portfolio

-  Prudential Stock Index Portfolio

-  Prudential Value Portfolio (domestic equity)

-  SP Aggressive Growth Asset Allocation Portfolio

-  SP AIM Aggressive Growth Portfolio

-  SP AIM Core Equity Portfolio

-  SP Alliance Large Cap Growth Portfolio

-  SP Alliance Technology Portfolio

-  SP Balanced Asset Allocation Portfolio

-  SP Conservative Asset Allocation Portfolio

-  SP Davis Value Portfolio


-  SP Deutsche International Equity Portfolio



-  SP Growth Asset Allocation Portfolio


-  SP INVESCO Small Company Growth Portfolio


-  SP Jennison International Growth Portfolio


-  SP Large Cap Value Portfolio

-  SP MFS Capital Opportunities Portfolio

   (domestic and foreign equity)


-  SP Mid Cap Growth Portfolio (formerly SP MFS Mid-Cap Growth)


-  SP PIMCO High Yield Portfolio

-  SP PIMCO Total Return Portfolio

-  SP Prudential U.S. Emerging Growth Portfolio


-  SP Small/Mid Cap Value Portfolio


-  SP Strategic Partners Focused Growth Portfolio

The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio and Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI). In addition, the portfolios listed below also have subadvisers, which are listed below and which have day-to-day responsibility for managing the portfolio, subject to the oversight of PI using a manager-of-managers approach.


Under the manager-of-managers approach, PI has the ability to assign subadvisers to manage specific portions of a portfolio, and the portion managed by a subadviser may vary from 0% to 100% of the portfolio's assets. The subadvisers that managed some or all of a Prudential Series Fund portfolio as of December 31, 2002 are listed below.



     Jennison Portfolio, Prudential Global Portfolio, SP Jennison
     International Growth Portfolio, SP Prudential U.S. Emerging Growth Portfolio and Prudential Value Portfolio: Jennison Associates LLC


     Prudential Equity Portfolio: GE Asset Management, Incorporated, Jennison Associates LLC, and Salomon Brothers Asset Management Inc.


     Prudential Money Market Portfolio and Prudential Stock Index
     Portfolio: Prudential Investment Management, Inc.


     SP Strategic Partners Focused Growth Portfolio: Jennison Associates LLC and Alliance Capital Management, L.P.

     SP AIM Aggressive Growth Portfolio and SP AIM Core Equity Portfolio: A I M Capital Management, Inc.

     SP Alliance Large Cap Growth Portfolio and SP Alliance Technology
     Portfolio: Alliance Capital Management L.P.

     SP Davis Value Portfolio: Davis Advisors

     SP Deutsche International Equity Portfolio: Deutsche Asset Management Investment Services Limited, a wholly-owned subsidiary of Deutsche Bank AG

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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9


     SP INVESCO Small Company Growth Portfolio: INVESCO Funds Group, Inc.


     SP Large Cap Value Portfolio and SP Small/ Mid Cap Value Portfolio:
     Fidelity Management and Research Company

     SP MFS Capital Opportunities Portfolio: Massachusetts Financial Services Company


     SP Mid Cap Growth Portfolio (formerly SP MFS Mid-Cap Growth
     Portfolio): Calamos Asset Management, Inc.



     SP PIMCO High Yield Portfolio and SP PIMCO Total Return Portfolio:
     Pacific Investment Management Company


Evergreen Variable Annuity Trust

-  Evergreen VA Blue Chip Fund

-  Evergreen VA Capital Growth Fund

-  Evergreen VA Foundation Fund (domestic balanced/ equity and fixed income)

-  Evergreen VA Global Leaders Fund (international & global growth/equity)

-  Evergreen VA Growth Fund

-  Evergreen VA Masters Fund (domestic growth/all cap/equity)

-  Evergreen VA Omega Fund (domestic growth/all cap/equity)

-  Evergreen VA Small Cap Value Fund

Evergreen Investment Management Company, LLC serves as investment adviser to the above-listed Evergreen Variable Annuity Trust Funds.

Janus Aspen Series

-  Growth Portfolio--Service Shares

Janus Capital Management LLC serves as investment adviser to the Growth Portfolio--Service Shares of Janus Aspen Series.


   A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.


   An affiliate of each of the funds may compensate Pruco Life based upon an annual percentage of the average assets held in the fund by Pruco Life under the contracts. These percentages may vary by fund and/or portfolio, and reflect administrative and other services we provide.

FIXED INTEREST RATE OPTIONS

We offer two fixed interest rate options:

-  a one-year fixed interest rate option, and

-  a dollar cost averaging fixed rate option ("DCA Fixed Rate Option").

   When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest rate option. (You may not transfer amounts from other investment options into the DCA Fixed Rate Option.) You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time they will never be less than a certain minimum. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit.

ONE-YEAR FIXED INTEREST RATE OPTION

   We set a one-year base guaranteed annual interest rate for the one-year fixed interest rate option. Additionally, we may provide a higher interest rate on each purchase payment allocated to this option for the first year after the payment. This higher interest rate will not apply to amounts transferred from other investment options within the contract or amounts remaining in this option for more than one year. For the one-year fixed rate option, the minimum rate is between 1.5% to 3%, depending on your state's applicable law.

DOLLAR COST AVERAGING FIXED RATE OPTION

   You may allocate all or part of any purchase payment to the DCA Fixed Rate Option. For this option, the interest rate is guaranteed for the applicable period

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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

of time for which transfers are made. The minimum interest rate for this option is 3%. Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Rate Option to the variable investment options and/or to the one-year fixed interest rate option, as you select. We will invest the assets you allocate to the DCA Fixed Rate Option in our general account until they are transferred. You may not transfer from other investment options to the DCA Fixed Rate Option.

   If you choose to allocate all or part of a purchase payment to the DCA Fixed Rate Option, the minimum amount of the purchase payment you may allocate is $2,000. The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Rate Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payments allocated to the DCA Fixed Rate Option transferred to the other options in either six or twelve monthly installments, and you may not change that number of monthly installments after you have chosen the DCA Fixed Rate Option. You may allocate to both the six-month and twelve-month options. (In the future, we may make available other numbers of transfers and other transfer schedules--for example, quarterly as well as monthly.)

   If you choose a six-payment transfer schedule, each transfer generally will equal 1/6th of the amount you allocated to the DCA Fixed Rate Option, and if you choose a twelve-payment transfer schedule, each transfer generally will equal 1/12th of the amount you allocated to the DCA Fixed Rate Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the options into which the DCA Fixed Rate Option assets are transferred. You may make a one time transfer of the remaining value out of your DCA Fixed Rate Option, if you so choose. Transfers from the DCA Fixed Rate Option do not count toward the maximum number of free transfers allowed under the contract.

   If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Rate Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer the remaining balance in the DCA Fixed Rate Option on the next scheduled transfer date.

   By investing amounts on a regular basis instead of investing the total amount at one time, the DCA Fixed Rate Option may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

MARKET VALUE ADJUSTMENT OPTION


Under the market value adjustment option, we will make available one or more of the following guarantee periods: 1 year (currently available only as a renewal option), 2 years, 3 years, 4 years, 5 years, 6 years, 7 years, 8 years, 9 years, or 10 years in length. We may offer fewer available guarantee periods in Contracts With Credit than in Contracts Without Credit.



This option is not available for contracts issued in some states. Please see your contract.



   IF AMOUNTS ARE WITHDRAWN FROM A GUARANTEE PERIOD, OTHER THAN DURING THE 30-DAY PERIOD IMMEDIATELY FOLLOWING THE END OF THE GUARANTEE PERIOD, THEY WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT EVEN IF THEY ARE NOT SUBJECT TO A WITHDRAWAL CHARGE.


We declare the interest rate for each available guarantee period periodically, but we guarantee that we will declare no less than 3% interest with respect to any guarantee period. You will earn interest on your invested purchase payment at the rate that we have declared for the guarantee period you have chosen. You must invest at least $1,000. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit.


   We refer to interest rates as annual rates, although we credit interest within each guarantee period on a daily basis. The daily interest that we credit is equal to the pro rated portion of the interest that would be earned on an annual basis. We credit interest from the business day on which your purchase payment is received in good order at the Prudential Annuity Service Center until the earliest to


 28
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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9


occur of any of the following events: (a) full surrender of the Contract, (b) commencement of annuity payments or settlement, (c) end of the guarantee period,
(d) withdrawal or transfer the value of the guarantee period, or (e) death of the owner or first to die of the owner and joint owner (or annuitant, for entity-owned contracts) unless the contract is continued under the spousal continuance benefit.


   During the 30 day period immediately following the end of a guarantee period, we allow you to do any of the following, without the imposition of the market value adjustment:

(a)  withdrawal or transfer the value of the guarantee period,


(b) allocate the value in the guarantee period to another guarantee period or other investment option (provided that the new guarantee period ends prior to the annuity date). You will receive the interest rate applicable on the date we receive your instruction, or


(c) apply the value in the guarantee period to the annuity or settlement option of your choice.


If you do not instruct us what to do with the value in your maturing guarantee period, we will reinvest the contract value in the Prudential Money Market Portfolio investment option.



   During the 30 day period immediately following the end of the guarantee period, or until you elect to do (a), (b) or (c) listed immediately above, you will receive the current interest rate applicable to the guarantee period having the same duration as the guarantee period that just matured, which is offered on the day immediately following the end of the matured guarantee period. However, if at that time we do not offer a guarantee period with the same duration as that which matured, you will then receive the current interest rate applicable to the shortest guarantee period then offered.



   Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed by us and the interest amount that your money will earn is guaranteed by us to always be at least 3%.



   Payments allocated to the fixed interest rate options become part of Pruco Life's general assets. Payments allocated to the market value adjustment option are held as a separate pool of assets. Any gains or losses of these assets will not directly effect the contracts. The strength of our guarantees under these options are based on the overall financial strength of Pruco Life.


MARKET VALUE ADJUSTMENT


When you allocate a purchase payment or transfer contract value to a guarantee period, we use that money to buy and sell securities and other instruments to support our obligation to pay interest. Generally, we buy bonds for this purpose. The duration of the bonds and other instruments that we buy with respect to a particular guarantee period is influenced significantly by the length of the guarantee period. For example, we typically acquire longer-duration bonds with respect to the 10 year guarantee period than we do for the 3 year guarantee period. The value of these bonds is affected by changes in interest rates, among other factors. The market value adjustment that we assess against your contract value if you withdraw or transfer prior to the end of a guarantee period involves our attributing to you a portion of our investment experience on these bonds and other instruments.



   For example, if you make a full withdrawal when interest rates have risen since the time of your investment, the bonds and other investments in the guarantee period likely would have decreased in value, meaning that we would impose a "negative" market value adjustment on you (i.e., one that results in a reduction of the withdrawal proceeds that you receive). For a partial withdrawal, we would deduct a negative market value adjustment from your remaining contract value. If interest rates have decreased, the market value adjustment would be positive.


   Other things you should know about the market value adjustment include the following:

- We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that sec-

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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

   tion of the prospectus, we also provide hypothetical examples of how the formula works.

- In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the contract value you apply to an annuity or settlement option, unless you annuitize after the end of a guarantee period. The laws of certain states may prohibit us from imposing a market value adjustment on the annuity date.

   YOU SHOULD REALIZE, HOWEVER, THAT APART FROM THE MARKET VALUE ADJUSTMENT, THE VALUE OF THE BENEFITS UNDER YOUR CONTRACT DOES NOT DEPEND ON THE INVESTMENT PERFORMANCE OF THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD WITH RESPECT TO YOUR GUARANTEE PERIOD. APART FROM THE EFFECT OF ANY MARKET VALUE ADJUSTMENT, WE DO NOT PASS THROUGH TO YOU THE GAINS OR LOSSES ON THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD IN CONNECTION WITH A GUARANTEE PERIOD.

TRANSFERS AMONG OPTIONS

You can transfer money among the variable investment options and the one-year fixed interest rate option. In addition, you can transfer contract value out of a market value adjustment guarantee period into another market value adjustment guarantee period, a variable investment option, or the one-year fixed interest rate option, although a market value adjustment will apply to any transfer you make prior to the end of a guarantee period. You may transfer contract value into the market value adjustment option at any time, provided it is at least $1,000.


   You may make your transfer request by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. You may make up to two telephone and electronic transfer requests per month. We may require you to make any additional transfer requests during that month in writing with an original signature. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following telephone or electronic instructions that we reasonably believe to be genuine. Your transfer request will take effect at the end of the business day on which we receive it. Our business day generally closes at 4:00 p.m. Eastern time, and requests received after that time will take effect at the end of the next business day.



   With regard to the market value adjustment option, you can specify the guarantee period from which you wish to transfer. If you request a transfer from the market value adjustment option, but you do not specify the guarantee period from which funds are to be taken, then we will transfer funds from the guarantee period that has the least time remaining until its maturity date.


   YOU CAN MAKE TRANSFERS OUT OF A FIXED INTEREST-RATE OPTION, OTHER THAN THE DCA OPTION, ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF THE ONE YEAR INTEREST RATE PERIOD. TRANSFERS FROM THE DCA OPTION ARE MADE ON A PERIODIC BASIS FOR THE PERIOD THAT YOU SELECT.

   During the contract accumulation phase, you can make up to 12 transfers each contract year without charge. We currently charge $25 for each transfer after the twelfth in a contract year, and we have the right to increase this charge up to $30. (Dollar Cost Averaging and Auto-Rebalancing transfers are always free, and do not count toward the 12 free transfers per year.)

MARKET TIMING

THE CONTRACT WAS NOT DESIGNED FOR MARKET TIMING OR FOR PERSONS THAT MAKE PROGRAMMED, LARGE, OR FREQUENT TRANSFERS. BECAUSE MARKET TIMING AND SIMILAR TRADING PRACTICES GENERALLY ARE DISRUPTIVE TO THE SEPARATE ACCOUNT AND THE UNDERLYING MUTUAL FUNDS, WE MONITOR CONTRACT TRANSACTIONS IN AN EFFORT TO IDENTIFY SUCH TRADING PRACTICES. IF WE DETECT THOSE PRACTICES, WE RESERVE THE RIGHT TO REJECT A PROPOSED TRANSACTION AND TO MODIFY THE CONTRACT'S TRANSFER PROCEDURES. FOR EXAMPLE, WE MAY DECIDE NOT TO ACCEPT THE TRANSFER REQUESTS OF AN AGENT ACTING UNDER A POWER OF ATTORNEY ON BEHALF OF MORE THAN ONE CONTRACTHOLDER.


   TO DETER MARKET TIMING TRANSACTIONS, PRUCO LIFE RESERVES THE RIGHT TO EFFECT EXCHANGES ON A DELAYED BASIS FOR ALL CONTRACTS. THAT IS, PRUCO LIFE MAY PRICE AN EXCHANGE INVOLVING THE VARIABLE SUBACCOUNTS ON THE BUSINESS DAY SUBSEQUENT TO THE BUSINESS DAY ON WHICH THE EXCHANGE REQUEST WAS RECEIVED. BEFORE IMPLEMENTING SUCH PRACTICE, PRUCO LIFE WILL ISSUE A SEPARATE WRITTEN NOTICE TO CONTRACT OWNERS THAT EXPLAINS THE PRACTICE IN DETAIL.


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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

OTHER AVAILABLE FEATURES

DOLLAR COST AVERAGING

The dollar cost averaging (DCA) feature (which is distinct from the DCA Fixed Rate Option) allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option and into one or more other variable investment options or the one-year fixed rate option. You can have these automatic transfers occur monthly, quarterly, semiannually or annually. By investing amounts on a regular basis instead of investing the total amount at one time, dollar cost averaging may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

   Each dollar cost averaging transfer must be at least $100. Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. If the remaining amount to be transferred drops below $100, the entire remaining balance will be transferred on the next transfer date. You can allocate additional amounts to be transferred at any time.

   Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

   Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. The dollar cost averaging feature is available only during the contract accumulation phase.

ASSET ALLOCATION PROGRAM

We recognize the value of having advice when deciding how to allocate your purchase payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. We will prepare your asset allocation based on your answers to the questionnaire. We will not charge you for this service and you are not obligated to participate or to invest according to program recommendations.

AUTO-REBALANCING

Once you have allocated your money among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentages or to subsequent allocation percentages you select. We will rebalance only the variable investment options that you have designated. If you also participate in the DCA feature, then the variable investment option from which you make the DCA transfers will not be rebalanced.

   You may choose to have your rebalancing occur monthly, quarterly, semiannually, or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

   Any transfers that occur as a result of the Auto-Rebalancing feature do not count toward the 12 free transfers you are allowed per year. The auto-rebalancing feature is available only during the contract accumulation phase. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

VOTING RIGHTS


We are the legal owner of the shares of the mutual funds that underly the variable investment options. However, we currently vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a form that you can complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive


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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

instructions, and any other shares that we own, in the same proportion as shares for which we do receive instructions from contract owners. We may change the way your voting instructions are calculated if federal or state law requires or permits it.

SUBSTITUTION


We may substitute one or more of the underlying mutual funds used by the variable investment options. We would not do this without the approval of the SEC and any necessary state insurance departments. We would give you specific notice in advance of any substitution we intended to make. We may also stop allowing investments in existing variable investment options and their underlying funds.


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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

        3:

WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE

        INCOME PHASE? (ANNUITIZATION)
--------------------------------------------------------------------------------

We can begin making annuity payments any time on or after the third contract anniversary (or as required by state law if different). Annuity payments must begin no later than the contract anniversary next following the annuitant's 95th birthday (unless we agree to another date).

   The Strategic Partners Plus variable annuity contract offers an optional guaranteed minimum income benefit, which we describe below. Your annuity options vary depending upon whether you choose this benefit.

   Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1 for a period shorter than five years, Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose Option 1 for a period of five years or longer or Option 2. For information about withdrawal charges, see "What are the Expenses Associated with the Strategic Partners Plus Contract," page 45.

   In addition, any value in the guarantee period of the market value adjustment option may be subject to a market value adjustment.

PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT

We make the income plans described below available at any time before the annuity date. We call these plans "annuity options" or "settlement options." During the income phase, all of the annuity options under this contract are fixed annuity options. This means that you no longer invest in the variable investment options--that is, in the underlying mutual funds--on or after the annuity date. If another annuity option is not selected by the annuity date, you will automatically select the Life Income Annuity Option (Option 2, described below) unless prohibited by applicable law. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS.

OPTION 1
ANNUITY PAYMENTS FOR A FIXED PERIOD

Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). We will make these payments monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, we will continue payments to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump-sum payment. We calculate the amount of the lump sum payment as the present value of the unpaid future payments based upon the interest rate used to compute the actual payments. That interest rate will always be at least 3% a year.

OPTION 2
LIFE INCOME ANNUITY OPTION

Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years' worth of payments, we will pay the beneficiary the present value of the remaining annuity payments in one lump sum, unless we were specifically instructed to continue to pay the remaining monthly annuity payments. We calculate the present value of the remaining annuity payments using the interest rate used to compute the amount of the original 120 payments. That interest rate will always be at least 3% a year. If an annuity option is not selected by the annuity date, you will automatically select this option, unless prohibited by applicable law.

OPTION 3
INTEREST PAYMENT OPTION

Under this option, we will credit interest on the adjusted contract value until you request payment of all or part of the adjusted contract value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 3% a year. This option is not available if you hold your contract in an IRA.

   Under this option, all gain in the annuity will be taxable as of the annuity date.

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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9


OTHER ANNUITY OPTIONS


We currently offer a variety of other annuity options. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options then offered.

   Applicable state law may limit some of these options. Consult the Statement of Additional Information for details.

TAX CONSIDERATIONS

If your contract is held under a tax-favored plan, as discussed on page 55, you should consider the minimum distribution requirements mentioned on page 57 when selecting your annuity option.

   For certain contracts held in connection with "qualified" retirement plans (such as a Section 401(k) plan), please note that if you are married at the time your payments commence, you may be required by federal law to choose an income option that provides at least a 50 percent joint and survivor annuity to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. For more information, consult the terms of your retirement arrangement.

GUARANTEED MINIMUM INCOME BENEFIT

The guaranteed minimum income benefit (GMIB), is an optional feature that, if you choose it, guarantees that once the income period begins, your income payments will be no less than a value based on a certain GMIB protected value applied to the GMIB guaranteed annuity purchase rates. If you want the guaranteed minimum income benefit, you must elect it when you make your initial purchase payment. Once elected, the guaranteed minimum income benefit cannot be revoked. This feature may not be available in your state.


   The GMIB protected value is calculated daily and is equal to the GMIB roll-up until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries, or number of years since last GMIB reset, as described below. At this point, the GMIB protected value will be increased by any subsequent invested purchase payments, reduced by the effect of withdrawals.



   In addition, the annuitant must be 75 or younger in order for you to elect guaranteed minimum income benefit.



TO TAKE ADVANTAGE OF THE GUARANTEED MINIMUM INCOME BENEFIT, YOU MUST WAIT A CERTAIN AMOUNT OF TIME BEFORE YOU BEGIN THE INCOME PHASE. THE WAITING PERIOD IS THE PERIOD EXTENDING FROM THE CONTRACT DATE TO THE 7TH CONTRACT ANNIVERSARY BUT, IF THE GUARANTEED MINIMUM INCOME BENEFIT HAS BEEN RESET (AS DESCRIBED BELOW), THE WAITING PERIOD IS THE 7 YEAR PERIOD BEGINNING WITH THE DATE OF THE MOST RECENT RESET.


   Once the waiting period has elapsed, you will have a thirty-day period each year, beginning on the contract anniversary, during which you may begin the income phase with the guaranteed minimum income benefit by submitting the necessary forms in good order to the Prudential Annuity Service Center.

GMIB ROLL-UP

The GMIB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 5% starting on the date each invested purchase payment is made, until the cap is reached (GMIB roll-up cap). We will reduce this amount by the effect of withdrawals. The GMIB roll-up cap is equal to two times each invested purchase payment and is reduced by the effect of withdrawals.

   Even if the GMIB roll-up cap has not been reached, we will nevertheless stop increasing the GMIB roll-up value by the effective annual interest rate on the latest of:

    - the contract anniversary coinciding with or next following the annuitant's 80th birthday,

    -  the 7th contract anniversary, or

    -  7 years from the most recent GMIB reset (as described below).

   However, even if we stop increasing the GMIB roll-up value by the effective annual interest rate, we will still increase the GMIB protected value by subsequent invested purchase payments, reduced by the effect of withdrawals.

 34
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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

EFFECT OF WITHDRAWALS.


In each contract year, withdrawals will first reduce the GMIB protected value on a dollar-for-dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMIB protected value calculated on the contract anniversary (or, during the first contract year, on the contract date). A proportional reduction will apply to amounts exceeding the 5% of GMIB protected value. We calculate the proportional reduction by dividing the contract value after the withdrawal by the contract value immediately following the withdrawal of the first 5% of GMIB protected value. The resulting percentage is multiplied by the GMIB protected value minus the amount of the withdrawal that does not exceed 5%.


   Here is an example of the impact of a withdrawal on the GMIB protected value:


   An owner invests $100,000 initially and then requests a withdrawal of $8,000 in the first contract year. If the contract value had increased to $108,000 prior to the withdrawal, the first $5,000 of the withdrawal would reduce the GMIB protected value by $5,000 (dollar-for-dollar up to 5% of the GMIB protected value at issue). The remaining $3,000 of the withdrawal would reduce the GMIB protected value in the same proportion that the contract value was reduced. Since the remaining $3,000 withdrawn is 2.91% of the contract value after the initial $5,000 was withdrawn on a dollar-for-dollar basis, the remaining GMIB protected value is reduced by 2.91%. If the protected value were $105,000 before the withdrawal, after the reduction it would be $97,090 ($105,000 minus $5,000 taken dollar-for-dollar minus a reduction of 2.91% of $100,000 or $2,910).


GMIB RESET FEATURE


You may elect to "reset" your GMIB protected value to equal your current contract value twice over the life of the contract. You may only exercise this reset option if the annuitant has not yet reached his or her 76th birthday. If reset, you must wait a new 7-year period from the most recent reset to exercise the guaranteed minimum income benefit. Further, we will reset the GMIB roll-up cap to equal two times the GMIB protected value as of such date. Additionally, if you reset, we will determine the GMIB payout amount by using the GMIB guaranteed annuity purchase rates (attached to your contract) based on the number of years since the most recent reset. These purchase rates may be less advantageous than the rates that would have applied absent a reset.


PAYOUT AMOUNT


The guaranteed minimum income benefit payout amount is based on the age and sex of the annuitant (and, if there is one, the co-annuitant). After we first deduct a charge for any applicable premium taxes, the payout amount will equal the greater of:



1) the GMIB protected value as of the date you exercise the GMIB payout option, applied to the GMIB guaranteed annuity purchase rates and based on the annuity payout option as described below, or


2) the adjusted contract value--that is, the contract value minus any charge we impose for premium taxes--as of the date you exercise the GMIB payout option applied to the current annuity purchase rates then in use.

GMIB ANNUITY PAYOUT OPTIONS

We currently offer two guaranteed minimum income benefit annuity payout options. Each option involves payment for at least a period certain of ten years.

GMIB OPTION 1
SINGLE LIFE PAYOUT OPTION

We will make monthly payments for as long as the annuitant lives, with payments for a period certain. We will stop making payments after the later of the death of the annuitant or the end of the period certain.

GMIB OPTION 2
JOINT LIFE PAYOUT OPTION

In the case of an annuitant and co-annuitant, we will make monthly payments for the joint lifetime of the annuitant and co-annuitant, with payments for a period certain. If the co-annuitant dies first, we will continue to make payments until the later of the death of the annuitant and the end of the period certain. If the annuitant dies first, we will continue to make payments until the later of the death of the co-annuitant and the end of the period certain, but if the period certain ends

                                                                              35
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        3:

WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION) CONTINUED
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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

first, we will reduce the amount of each payment to 50% of the original amount.

   You have no right to withdraw amounts early under either GMIB payout option. We may make other payout frequencies available, such as quarterly, semi-annually or annually.


   Because we do not impose a new waiting period for each subsequent purchase payment, if you choose the guaranteed minimum income benefit, we reserve the right to limit subsequent purchase payments if we discover that by the timing of your purchase payments and withdrawals, your GMIB protected value is increasing in ways we did not intend. In determining whether to limit purchase payments, we will look at purchase payments which are disproportionately larger than your initial purchase payment and other actions that may artificially increase the GMIB protected value. Certain state laws may prevent us from limiting your subsequent purchase payments. You must exercise one of the GMIB payout options described above no later than 30 days after the contract anniversary following the annuitant's attainment of age 95.


INCOME APPRECIATOR BENEFIT


The income appreciator benefit (IAB) is an optional, supplemental income benefit that provides an additional income amount during the accumulation period or upon annuitization. The income appreciator benefit is designed to provide you with additional funds in order to defray the impact taxes may have on distributions from your contract. Because individual circumstances vary, you should consult with a qualified tax adviser to determine whether it would be appropriate for you to elect the income appreciator benefit.


   If you want the income appreciator benefit, you generally must elect it when you make your initial purchase payment. Once you elect the income appreciator benefit, you may not later revoke it.

- The annuitant must be 75 or younger in order for you to elect the income appreciator benefit

- If you choose the income appreciator benefit, we will impose an annual charge equal to 0.25% of your contract value. See "What are the Expenses Associated with the Strategic Partners Plus Contract?" on page 45.

ACTIVATION OF THE INCOME APPRECIATOR BENEFIT

You can activate the income appreciator benefit at any time after it has been in force for seven years. To activate the income appreciator benefit, you must send us a written request in good order.

   Once activated, you can receive the income appreciator benefit:

    --   at annuitization as part of an annuity payment (IAB Option 1);

    -- during the accumulation phase through the IAB automatic withdrawal payment program (IAB Option 2); or

    -- during the accumulation phase as an income appreciator benefit credit to your contract over a 10-year period (IAB Option 3).

   More information about IAB Option 1 appears below. For information about IAB Options 2 and 3, see "How Can I Access My Money?" on page 50.

   Income appreciator benefit payments are treated as earnings and may be subject to tax upon withdrawal. See "What are the Tax Considerations Associated with the Strategic Partners Plus Contract?" on page 53.


   IF YOU DO NOT ACTIVATE THE BENEFIT PRIOR TO THE MAXIMUM ANNUITIZATION AGE YOU MAY LOSE ALL OR PART OF THE IAB.


CALCULATION OF INCOME APPRECIATOR BENEFIT AMOUNT

We will calculate the income appreciator benefit amount as of the date we receive your written request in good order (or, for IAB Option 1, on the annuity date). We do this by multiplying the current earnings in the contract by the applicable income appreciator benefit percentage based on the number of years the income appreciator benefit has been in force. For purposes of calculating the income appreciator benefit:

- earnings are calculated as the difference between the contract value and the sum of all purchase payments;

- earnings do not include (1) any amount added to the contract value as a result of the spousal continuance benefit (explained on page 41), or

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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

   (2) if we were to permit you to elect the income appreciator benefit after the contract date, any earnings accrued under the contract prior to that election;

- withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis;

- the table below shows the income appreciator benefit percentages corresponding to the number of years the income appreciator benefit has been in force.

   NUMBER OF YEARS         INCOME
 INCOME APPRECIATOR     APPRECIATOR
       BENEFIT            BENEFIT
  HAS BEEN IN FORCE      PERCENTAGE
 ------------------     -----------
         0-6                 0%
         7-9                15%
        10-14               20%
         15+                25%


IAB OPTION 1 -- INCOME APPRECIATOR BENEFIT AT ANNUITIZATION


Under this option, if you choose to activate the income appreciator benefit at annuitization, we will calculate the income appreciator benefit amount on the annuity date and add it to the contract value for purposes of determining the adjusted contract value. You may apply the adjusted contract value to any annuity or settlement option over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

UPON ANNUITIZATION, YOU MAY LOSE ALL OR A PORTION OF THE INCOME APPRECIATOR BENEFIT IF YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION FOR AT LEAST 15 YEARS. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

EFFECT OF INCOME APPRECIATOR BENEFIT ON GUARANTEED MINIMUM INCOME BENEFIT

If you exercise the guaranteed minimum income benefit feature and an income appreciator benefit amount remains payable under your contract, the value we use to calculate the annuity payout amount will be the greater of:

1. the adjusted contract value plus the remaining income appreciator benefit amount, calculated at current annuitization rates; or


2. the GMIB protected value plus the remaining income appreciator benefit amount, calculated using the GMIB guaranteed annuity purchase rates shown in the contract.


If you exercise the guaranteed minimum income benefit feature and activate the income appreciator benefit at the same time, you must choose among the guaranteed minimum income benefit annuity payout options available at the time.

TERMINATING THE INCOME APPRECIATOR BENEFIT

The income appreciator benefit will terminate on the earliest of:

-  the date you make a total withdrawal from the contract;

- the date a death benefit is payable if the contract is not continued by the surviving spouse under the spousal continuance benefit;

- the date the income appreciator benefit amount is reduced to zero (generally ten years after activation) under IAB Options 2 and 3;

-  the date of annuitization; or

-  the date the contract terminates.

                                                                              37
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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

        4:

WHAT IS THE

        DEATH BENEFIT?
--------------------------------------------------------------------------------

THE DEATH BENEFIT FEATURE PROTECTS THE VALUE OF THE CONTRACT FOR THE
BENEFICIARY.

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit. You name the beneficiary at the time the contract is issued, unless you change it at a later date. Unless you name an irrevocable beneficiary, during the accumulation period you can change the beneficiary at any time before the owner dies. However, if jointly owned, the owner must name the joint owner and the joint owner must name the owner as the beneficiary.

CALCULATION OF THE DEATH BENEFIT

If the owner or joint owner dies during the accumulation phase, we will, upon receiving the appropriate proof of death and any other needed documentation ("proof of death"), pay a death benefit to the beneficiary designated by the deceased owner or joint owner. If there are an owner and joint owner of the contract, and the owner's spouse is both the joint owner and the beneficiary, at the death of the first to die, the death benefit will be paid to the surviving owner or the surviving owner may continue the contract under the Spousal Continuance Benefit. See "Spousal Continuance Benefit" on page 41. Upon death, the beneficiary will receive the greater of the following:


1) The current value of your contract (as of the time we receive proof of death). If you have purchased the Contract With Credit after such date that we may obtain SEC approval, we will first deduct any credit corresponding to a purchase payment made within one year of death. We impose no market value adjustment on contract value held within the market value adjustment option when a death benefit is paid.



2) Either the base death benefit, which equals the total invested purchase payments you have made proportionally reduced by any withdrawals, or, if you have chosen a guaranteed minimum death benefit, the GMDB protected value of that death benefit.


GUARANTEED MINIMUM DEATH BENEFIT


The guaranteed minimum death benefit (GMDB) provides for the option to receive an enhanced death benefit upon the death of the sole owner or the first to die of the owner or joint owner during the accumulation phase. If you elect the GMDB feature, you must elect a GMDB protected value option. The GMDB protected value option can be equal to the:



-  GMDB roll-up,



-  GMDB step-up, or



-  the greater of the GMDB roll-up or the GMDB step-up.


The GMDB protected value is calculated daily.

GMDB ROLL-UP

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 5% starting on the date that each invested purchase payment is made. The GMDB roll-up will increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

   We stop increasing the GMDB roll-up by the effective annual interest rate on the later of:

- the contract anniversary coinciding with or next following the sole owner's or older owner's 80th birthday, or

-  the 5th contract anniversary.

However, the GMDB protected value will still increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

   Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 5% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 5%.

   IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 3% starting on the date that each invested purchase payment is made. We will increase

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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

the GMDB roll-up by subsequent invested purchase payments and reduce it by the effect of withdrawals.

   We stop increasing the GMDB roll-up by the effective annual interest rate on the 5th contract anniversary. However we will continue to reduce the GMDB protected value by the effect of withdrawals.

   Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 3% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 3%.

GMDB STEP-UP

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB step-up before the first contract anniversary is the initial invested purchase payment increased by subsequent invested purchase payments, and proportionally reduced by the effect of withdrawals. The GMDB step-up on each contract anniversary will be the greater of the previous GMDB step-up and the contract value as of such contract anniversary. Between contract anniversaries, the GMDB step-up will increase by invested purchase payments and reduce proportionally by withdrawals.

   We stop increasing the GMDB step-up by any appreciation in the contract value on the later of:

- the contract anniversary coinciding with or next following the sole or older owner's 80th birthday, or

-  the 5th contract anniversary.

However we still increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.


   Here is an example of a proportional reduction:



   The current contract value is $100,000 and the protected value is $80,000. The owner makes a withdrawal that reduces the contract value by 25% (including the effect of any withdrawal charges). The new protected value is $60,000, or 75% of what it was before the withdrawal.


   IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB step-up before the third contract anniversary is the sum of invested purchase payments, reduced by the effect of withdrawals. On the third contract anniversary, we will adjust the GMDB step-up to the greater of the then current GMDB step-up or the contract value as of that contract anniversary. Thereafter we will only increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.

   Special rules apply if the beneficiary is the spouse of the owner, and the contract does not have a joint owner. In that case, upon the death of the owner, the spouse will have the choice of the following:

- If the sole beneficiary under the contract is the owner's spouse, and the other requirements of the Spousal Continuance Benefit are met (see page 41), then the contract can continue, and the spouse will become the new owner of the contract; or

- The spouse can receive the death benefit. If the spouse does wish to receive the death benefit, he or she must make that choice within the first 60 days following our receipt of proof of death. Otherwise, the beneficiary will receive the death benefit.

   If ownership of the contract changes as a result of the owner assigning it to someone else, we will reset the value of the death benefit to equal the contract value on the date the change of ownership occurs, and for purposes of computing the future death benefit, we will treat that contract value as a purchase payment occurring on that date.

   Depending on applicable state law, some death benefit options may not be available or may be subject to certain restrictions under your contract.

SPECIAL RULES IF JOINT OWNERS


If the contract has an owner and a joint owner and they are spouses at the time that one dies the Spousal Continuance Benefit may apply. See "Spousal Continuance Benefit" page 41. If the Contract has an owner and a joint owner and they are not spouses at the time one dies, we will pay the death benefit and the contract will end. Joint ownership may not be allowed in your state.


PAYOUT OPTIONS

The beneficiary may, within 60 days of providing proof of death, choose to take the death benefit under one of several death benefit payout options listed below.

                                                                              39
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        4:

WHAT IS THE DEATH BENEFIT? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

   The death benefit payout options are:

   CHOICE 1. Lump sum payment of the death benefit. If the beneficiary does not choose a payout option within sixty days, the beneficiary will receive this payout option.

   CHOICE 2. The payment of the entire death benefit within a period of 5 years from the date of death of the first to die of the owner or joint owner.

      The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the contract value among the variable or one-year fixed interest rate options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the contract value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.

      During this 5 year period, we will continue to deduct from the death benefit proceeds the charges and costs that were associated with the features and benefits of the contract. Some of these features and benefits may not be available to the beneficiary, such as the GMIB, IAB and spousal continuance benefit.

   CHOICE 3. Payment of the death benefit under an annuity or annuity settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the last to survive of the owner or joint owner.

   If the contract has an owner and a joint owner:

- If the owner and joint owner are spouses at the death of the first to die of the two, any portion of the death benefit not applied under Choice 3 within one year of the survivor's date of death must be distributed within five years of the survivor's date of death.

- If the owner and joint owner are not spouses at the death of the first to die of the two, any portion of the death benefit (which is equal to the adjusted contract value) not applied under Choice 3 within one year of the date of death of the first to die must be distributed within five years of that date of death.

   The tax consequences to the beneficiary vary among the three death benefit payout options. See "What are the Tax Considerations Associated with the Strategic Partners Plus Contract?" on page 53.

EARNINGS APPRECIATOR BENEFIT


The earnings appreciator benefit (EAB) is an optional, supplemental death benefit that provides a benefit payment upon the death of the sole owner or first to die of the owner or joint owner during the accumulation phase. Any earnings appreciator benefit payment we make will be in addition to any other death benefit payment we make under the contract. This feature may not be available in your state.


   The earnings appreciator benefit is designed to provide a beneficiary with additional funds when we pay a death benefit in order to defray the impact taxes may have on that payment. Because individual circumstances vary, you should consult with a qualified tax adviser to determine whether it would be appropriate for you to elect the earnings appreciator benefit.

   If you want the earnings appreciator benefit, you generally must elect it at the time you apply for the contract. If you elect the earnings appreciator benefit, you may not later revoke it.

   Upon our receipt of due proof of death in good order, we will determine an earnings appreciator benefit by multiplying the earnings appreciator benefit percentage below by the lesser of: (i) the then-existing amount of earnings under the contract, or (ii) an amount equal to 3 times the sum of all purchase payments previously made under the contract.

   For purposes of computing earnings and purchase payments under the earnings appreciator benefit, we calculate earnings as the difference between the contract value and the sum of all purchase payments. Withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis.

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
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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

   EAB percentage:

-  40% if the owner is age 70 or younger on the date the application is signed.

- 25% if the owner is between ages 71 and 75 on the date the application is signed.

- 15% if the owner is between ages 76 and 79 on the date the application is signed.

If the contract is owned jointly, the age of the older of the owner or joint owner determines the EAB percentage.

   If the surviving spouse is continuing the contract in accordance with the spousal continuance benefit (See "Spousal Continuance Benefit" below), the following conditions apply:

- In calculating the earnings appreciator benefit, we will use the age of the surviving spouse at the time that the spousal continuance benefit is activated to determine the applicable EAB percentage.

- We will not allow the surviving spouse to continue the earnings appreciator benefit (or bear the charge associated with this benefit) if he or she is age 80 or older on the date that the spousal continuance benefit is activated.

- If the earnings appreciator benefit is continued, we will calculate any applicable earnings appreciator benefit payable upon the surviving spouse's death by treating the contract value (as adjusted under the terms of the spousal continuance benefit) as the first purchase payment.

TERMINATING THE EARNINGS APPRECIATOR BENEFIT

The earnings appreciator benefit will terminate on the earliest of:

-  the date you make a total withdrawal from the contract,

- the date a death benefit is payable if the contract is not continued by the surviving spouse under the spousal continuance benefit,

-  the date the contract terminates, or

-  the date you annuitize the contract.

SPOUSAL CONTINUANCE BENEFIT

This benefit is available if, on the date we receive due proof of the owner's death, (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse; or (2) there are an owner and joint owner of the contract, and the joint owner is the owner's spouse and the owner's beneficiary under the contract. In such cases, the surviving spouse, or annuitant if other than the surviving spouse, cannot be older than age 95 on that date, and the surviving spouse will become the new sole owner under the contract. Assuming the above conditions are present, the surviving spouse can elect the spousal continuance benefit, but must do so no later than 60 days after furnishing due proof of the owner's death in good order.

   Upon activation of the spousal continuance benefit, the contract value is adjusted to equal the amount of the death benefit to which the surviving spouse would have been entitled. This contract value will serve as the basis for calculating any death benefit payable upon the death of the surviving spouse. We will allocate any increase in the adjusted contract value among the variable or fixed interest rate options in the same proportions that existed immediately prior to the spousal continuance adjustment.

   Under the spousal continuance benefit, we waive any potential withdrawal charges applicable to purchase payments made prior to activation of the spousal continuance benefit. However, we will continue to impose withdrawal charges on purchase payments made after activation of this benefit. In addition, contract value allocated to the market value adjustment option will remain subject to a potential market value adjustment.

   IF YOU ELECTED THE BASE DEATH BENEFIT, then upon activation of the spousal continuance benefit, we will adjust the contract value to equal the greater of:

-  the contract value, or

-  the sum of all invested purchase payments (adjusted for withdrawals),

plus the amount of any applicable earnings appreciator benefit.

   IF YOU ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB ROLL-UP, we will adjust the contract value to equal the greater of:

-  the contract value, or

-  the GMDB roll-up,

plus the amount of any applicable earnings appreciator benefit.

                                                                              41
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        4:

WHAT IS THE DEATH BENEFIT? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

   IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB STEP-UP, we will adjust the contract value to equal the greater of:

-  the contract value, or

-  the GMDB step-up,

plus the amount of any applicable earnings appreciator benefit.


   IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GREATER OF THE GMDB ROLL-UP OR GMDB STEP-UP, we will adjust the contract value to equal the greatest of:


-  the contract value,

-  the GMDB roll-up, or

-  the GMDB step-up,

plus the amount of any applicable earnings appreciator benefit.

   After we have made the adjustment to contract value set out immediately above, we will continue to compute the GMDB roll-up and the GMDB step-up under the surviving spousal owner's contract, and will do so in accordance with the preceding paragraphs.

   If the contract is being continued by the surviving spouse, the attained age of the surviving spouse will be the basis used in determining the death benefit payable under the guaranteed minimum death benefit provisions of the contract.


   IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, it will be continued for the surviving spousal owner. All provisions of the guaranteed minimum income benefit (i.e., waiting period, GMIB roll-up cap, etc.) will remain the same as on the date of the owner's death. See "Guaranteed Minimum Income Benefit" page
34. If the GMIB reset feature was never exercised, the surviving spousal owner can exercise the GMIB reset feature twice. If the original owner had previously exercised the GMIB reset feature once, the surviving spousal owner can exercise the GMIB reset once. However the surviving spouse (or new annuitant designated by the surviving spouse) must be under 76 years of age at the time of reset. If the original owner had previously exercised the GMIB reset feature twice, the surviving spousal owner may not exercise the GMIB reset at all. If the attained age of the surviving spouse at activation of the spousal continuance benefit, when added to the remainder of the GMIB waiting period to be satisfied, would preclude the surviving spouse from utilizing the guaranteed minimum income benefit, we will revoke the guaranteed minimum income benefit under the contract at that time and we will no longer charge for that benefit.


   IF YOU ELECTED THE INCOME APPRECIATOR BENEFIT, on the owner's death, the income appreciator benefit will end unless the contract is continued by the owner's surviving spouse under the spousal continuance benefit. See "Spousal Continuance Benefit" page 41. If the contract is continued by the surviving spouse, we will continue to pay the balance of any income appreciator benefit payments over the remainder of the 10-year payment period, or until the surviving spouse attains age 95, whichever occurs first.

   If the income appreciator benefit has not been in force for 7 contract years, the surviving spouse may not activate the benefit until it has been in force for 7 contract years. If the attained age of the surviving spouse at activation of the spousal continuation benefit, when added to the remainder of the IAB waiting period to be satisfied, would preclude the surviving spouse from utilizing the income appreciator benefit, we will revoke the income appreciator benefit under the contract at that time and we will no longer charge for that benefit. If the income appreciator benefit has been in force for 7 contract years, but the benefit has not been activated, the surviving spouse may activate the benefit at any time after the contract has been continued. If the income appreciator benefit is activated after the contract is continued by the surviving spouse, the income appreciator benefit calculation will exclude any amount added to the contract at the time of spousal continuance resulting from any death benefit value exceeding the contract value.

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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

        5:

HOW CAN I PURCHASE A STRATEGIC PARTNERS

        PLUS CONTRACT?
--------------------------------------------------------------------------------

PURCHASE PAYMENTS


The initial purchase payment is the amount of money you first pay us to purchase the contract. The minimum initial purchase payment is $10,000. In most states, and subject to some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers. You may not make additional purchase payments if you purchase a contract issued in Massachusetts, or if you purchase a Contract With Credit in Pennsylvania.



   You may purchase this contract only if the oldest of the owner, joint owner, or annuitant is age 85 or younger. Certain age limits apply to certain features and benefits described herein. No subsequent purchase payments may be made after the earliest of the 86th birthday of (i) the owner, (ii) the joint owner or
(iii) the annuitant.


   Currently, the maximum aggregate purchase payments you may make is $20 million. We limit the maximum total purchase payments in any contract year other than the first to $2 million. You must obtain our approval prior to submitting a purchase payment of $5 million or greater within the first contract year, or greater than $2 million for subsequent purchase payments. Depending on applicable state law, lower limits may apply.

ALLOCATION OF PURCHASE PAYMENTS

When you purchase a contract, we will allocate your invested purchase payment among the variable or fixed interest rate investment options or the market value adjustment option based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.

   You may change your allocation of future invested purchase payments at any time. Contact the Prudential Annuity Service Center for details.

   If you make an additional purchase payment without allocation instructions, we will allocate the invested purchase payment in the same proportion as your most recent purchase payment, unless you directed us in connection with that purchase payment to make that allocation on a one-time-only basis.

   The allocation procedure mentioned above will apply unless that portion designated for the DCA Fixed Rate Option is less than $2,000. In that case, we will use your transfer allocation for the DCA Fixed Rate Option as part of your allocation instructions until you direct us otherwise.

   We will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time.

CREDITS

If you purchase the Contract With Credit, we will add a credit amount to your contract value with each purchase payment you make. The credit amount is allocated to the variable or fixed interest rate investment options in the same percentages as the purchase payment.

   The bonus credit that we pay with respect to any purchase payment depends on
(i) the age of the older of the owner or joint owner on the date on which the purchase payment is made and (ii) the amount of the purchase payment. Specifically,

- if the elder owner is 80 or younger on the date that the purchase payment is made, then we will add a bonus credit to the purchase payment equal to 4% if the purchase payment is less than $250,000; 5% if the purchase payment is equal to or greater than $250,000 but less than $1 million; or 6% if the purchase payment is $1 million or greater; and

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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

- if the elder owner is aged 81-85 on the date that the purchase payment is made, then we will add a bonus credit equal to 3% of the amount of the purchase payment.


   Under the Contract With Credit, if the owner returns the contract during the free look period, we have the contractual right to take back any credit. If we pay a death benefit under the contract, we have a contractual right to take back any credit we applied within one year of the date of death. However, we will not, unless and until we obtain SEC approval, recoup for our own assets the full amount of the 6% bonus credit applicable to purchase payments of $1 million or greater that we had given to you. Rather, we will recoup an amount equal to the value of the credit as of the business day on which we receive your request or due proof of death, as applicable, less any charges attributable to that credit. We reserve the right to recapture the entire amount of the credit upon obtaining approval of the SEC with regard to that bonus credit.


CALCULATING CONTRACT VALUE

The value of your contract will go up or down depending on the investment performance of the variable investment options you choose. To determine the value of your contract, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

   Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) adding up the total amount of money allocated to a specific investment option,

2) subtracting from that amount insurance charges and any other applicable charges such as for taxes, and

3) dividing this amount by the number of outstanding accumulation units.

   When you make a purchase payment, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. We determine the number of accumulation units credited to your contract by dividing the amount of the purchase payment, plus (if you have purchased the Contract With Credit) any applicable credit, allocated to an investment option by the unit price of the accumulation unit for that investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.

   We cannot guarantee that your contract value will increase or that it will not fall below the amount of your total purchase payments. However, we do guarantee a minimum interest rate of between 1.5% and 3% a year, depending on your state's applicable law, on that portion of the contract value allocated to the one-year fixed interest-rate option. For the DCA Fixed Interest Rate Option, we guarantee a minimum interest rate of 3% annually.

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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

        6:

WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC

                    PARTNERS PLUS CONTRACT?
--------------------------------------------------------------------------------

THERE ARE CHARGES AND OTHER EXPENSES ASSOCIATED WITH THE CONTRACT THAT REDUCE THE RETURN ON YOUR INVESTMENT. WE DESCRIBE THESE CHARGES AND EXPENSES BELOW.

INSURANCE AND ADMINISTRATIVE COST

Each day, we make a deduction for the insurance and administrative cost. This cost covers our expenses for mortality and expense risk, administration, marketing and distribution. If you choose a guaranteed minimum death benefit option, the insurance and administrative cost also includes a charge to cover our assumption of the associated risk. The mortality risk portion of the cost is for our assumption of the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. The expense risk portion of the cost is for our assumption of the risk that the current costs will be insufficient in the future to cover the cost of administering the contract. The administrative expense portion of the cost compensates us for the expenses associated with the administration of the contract. This includes preparing and issuing the contract; establishing and maintaining contract records; preparation of confirmations and annual reports; personnel costs; legal and accounting fees; filing fees; and systems costs. The guaranteed minimum death benefit risk portion of the cost, if applicable, covers our assumption of the risk that the protected value of the contract will be larger than the base death benefit if the contract owner dies during the accumulation phase.

   If the insurance and administrative cost is not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from this cost. The insurance and administrative cost for your contract cannot be increased. We may use any profits from this cost to pay for the costs of distributing the contracts. If you choose the Contract With Credit, we will also use any profits from this charge to recoup our costs of providing the credit.

   We calculate the insurance and administrative cost based on the average daily value of all assets allocated to the variable investment options. These costs are not assessed against amounts allocated to the fixed interest rate options. The amount of the cost depends on the death benefit option that you choose. The cost is equal to:

   -  1.40% on an annual basis if you choose the base death benefit,

   - 1.65% on an annual basis if you choose either the roll-up or step-up guaranteed minimum death benefit option, and

   - 1.75% on an annual basis if you choose the guaranteed minimum death benefit option of the greater of the roll-up or step-up.

   We impose an additional insurance and administrative cost of 0.10% annually (of account value attributable to the variable investment options) for the Contract with Credit.

EARNINGS APPRECIATOR BENEFIT CHARGE

We will impose an additional charge if you choose the earnings appreciator benefit. The charge for this benefit is based on an annual rate of 0.30% of your contract value.

   We calculate the charge on each of the following events:

   -  each contract anniversary,

   -  on the annuity date,

   - upon death of the sole or first to die of the owner or joint owner prior to the annuity date,

   -  upon a full or partial withdrawal, and

   -  upon a subsequent purchase payment.

   The fee is based on the contract value at time of calculation and is pro-rated based on the portion of the contract year since the date that the earnings appreciator benefit charge was last calculated.

   Although the earnings appreciator benefit charge may be calculated more often, it is deducted only:

   -  on each contract anniversary,

   -  on the annuity date,

   - upon death of the sole owner or first to die of the owner or joint owner prior to the annuity date,

                                                                              45
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         PARTNERS PLUS CONTRACT? CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

   -  upon a full withdrawal, and

   - upon a partial withdrawal if the contract value remaining after the partial withdrawal is not enough to cover the then applicable earnings appreciator benefit charge.


   We withdraw this charge from each investment option (including each guarantee period) in the same proportion that the amount allocated to the investment option bears to the total contract value. Upon a full withdrawal or if the contract value remaining after a partial withdrawal is not enough to cover the then-applicable earnings appreciator benefit charge, we will deduct the charge from the amount we pay you. We will deem the payment of the earnings appreciator benefit charge as made from earnings for purposes of calculating other charges.


GUARANTEED MINIMUM INCOME BENEFIT CHARGE

We will impose an additional charge if you choose the guaranteed minimum income benefit. This is an annual charge equal to 0.45% of the GMIB protected value of your contract, which we deduct from your contract value on each of the following events:

-  each contract anniversary,

-  when you begin the income phase of the contract,

-  upon a full withdrawal, and

- upon a partial withdrawal if the remaining contract value would not be enough to cover the then applicable guaranteed minimum income benefit charge.


In some states this charge is 0.30%, see your contract for details.


   If we impose this fee other than on a contract anniversary, then we will pro-rate it based on the portion of the contract year for which the guaranteed minimum income benefit was in effect. We withdraw the fee from each investment option in the same proportion that your contract value is allocated to that investment option. Upon a full withdrawal or if the contract value remaining after a partial withdrawal is not enough to cover the applicable guaranteed minimum income benefit charge, we will deduct the charge from the amount we pay you.

   In some states, we may calculate the charge for the guaranteed minimum income benefit in a different manner, but that charge will not exceed 0.45% of the GMIB protected value.


   We will not impose the guaranteed minimum income benefit charge after the income phase begins, or after you choose your GMIB payout option.


INCOME APPRECIATOR BENEFIT CHARGE

We will impose an additional charge if you choose the income appreciator benefit. This is an annual charge equal to 0.25% of your contract value. The income appreciator benefit charge is calculated:

   -  on each contract anniversary,

   -  on the annuity date,

   - upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date,

   -  upon a full or partial withdrawal, and

   -  upon a subsequent purchase payment.

   The fee is based on the contract value at the time of the calculation, and is prorated based on the portion of the contract year since the date that the income appreciator benefit charge was last calculated.

   Although the income appreciator benefit charge may be calculated more often, it is deducted only:

   -  on each contract anniversary,

   -  on the annuity date,

   - upon the death of the sole owner or first to die of the owner or joint owners prior to the annuity date,

   -  upon a full withdrawal, and

   - upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the then-applicable income appreciator benefit charge.

   We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

   The income appreciator benefit charge is deducted from each investment option in the same proportion that the amount allocated to the investment option bears to the total contract value. Upon a full

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

withdrawal, or if the contract value remaining after a partial withdrawal is not enough to cover the then-applicable income appreciator benefit charge, the charge is deducted from the amount paid. The payment of the income appreciator benefit charge will be deemed to be made from earnings for purposes of calculating other charges.

   We no longer assess this charge upon election of IAB Option 1, the completion of IAB Option 2 or 3, and upon annuitization.

CONTRACT MAINTENANCE CHARGE

We do not deduct a contract maintenance charge for administrative expenses while your contract value is $75,000 or more. If your contract value is less than $75,000 on a contract anniversary during the accumulation phase or when you make a full withdrawal, we will deduct $35 (or a lower amount equal to 2% of your contract value) for administrative expenses. (This fee may differ in certain states.) We may increase this charge up to a maximum of $60 per year. Also, we may raise the level of the contract value at which we waive this fee. We will deduct this charge proportionately from each of your contract's investment options.

WITHDRAWAL CHARGE

A withdrawal charge may apply if you make a full or partial withdrawal during the withdrawal charge period for a purchase payment. The withdrawal charge may also apply if you begin the income phase during the withdrawal charge period, depending upon the annuity option you choose. The amount and duration of the withdrawal charge depends on whether you choose the Contract With Credit or the Contract Without Credit. The withdrawal charge varies with the number of contract anniversaries that have elapsed since each purchase payment was made. Specifically, we maintain an "age" for each purchase payment you have made by keeping track of how many contract anniversaries have passed since the purchase payment was made. The withdrawal charge is the percentage, shown below, of the amount withdrawn.

  NUMBER OF CONTRACT
ANNIVERSARIES SINCE THE                         CONTRACT WITHOUT
 DATE OF EACH PURCHASE   CONTRACT WITH CREDIT   CREDIT WITHDRAWAL
        PAYMENT           WITHDRAWAL CHARGE          CHARGE
-----------------------  --------------------   -----------------
          0                        8%                   7%
          1                        8%                   6%
          2                        8%                   5%
          3                        8%                   4%
          4                        7%                   3%
          5                        6%                   2%
          6                        5%                   1%
          7                        0%                   0%


   In certain states reduced withdrawal charges may apply for certain ages under the Contract with Credit. Your contract contains the applicable charges. See SAI for further details.



   If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage as of the next following contract anniversary will apply. If you request a withdrawal, we will deduct an amount from the contract value that is sufficient to pay the withdrawal charge and provide you with the amount requested.


   If you request a full withdrawal, we will provide you with the full amount of the contract value after making these deductions.

   Each contract year, you may withdraw a specified amount of your contract value without incurring a withdrawal charge. We make this "charge-free amount" available to you subject to approval of this feature in your state. We determine the charge-free amount available to you in a given contract year on the contract anniversary that begins that year. In calculating the charge-free amount, we divide purchase payments into two categories -- payments that are subject to a withdrawal charge and those that are not. We determine the charge-free amount based only on purchase payments that are subject to a withdrawal charge. The charge-free amount in a given contract year is equal to 10% of the sum of all the purchase payments subject to the withdrawal charge that you have made as of the applicable contract anniversary. During the first contract year, the charge-free amount is equal to 10% of the initial purchase payment.

                                                                              47
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WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC

         PARTNERS PLUS CONTRACT? CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

   When you make a withdrawal, we will first deduct the amount of the withdrawal from purchase payments no longer subject to a withdrawal charge, and then from the available charge-free amount, and will consider purchase payments to be paid out on a first-in, first-out basis. Withdrawals in excess of the charge-free amount will come first from purchase payments, also on a first-in, first-out basis, and will be subject to withdrawal charges, if applicable, even if earnings are available on the date of the withdrawal. Once you have withdrawn all purchase payments, additional withdrawals will come from any earnings. We do not impose withdrawal charges on earnings.


   If a withdrawal or transfer is taken from a market value adjustment guarantee period prior to the expiration of the rate guarantee period we will make a market value adjustment to the withdrawal amount, including the withdrawal charge. A hypothetical example follows:



   Owner requests a net withdrawal of $1,000 from the market value adjustment "MVA" option, subject to a 5% withdrawal charge and a negative 1.4% MVA:



Amount in MVA
  guarantee period
  prior to withdrawal:      $3,000
Withdrawal, including
  a 5% withdrawal
  charge:                   $1,000 (1 - 0.05) = $1,053
Withdrawal and
  withdrawal charge
  amount assuming a         $1,053/ [1 - 0.014 (MVA)] =
  negative MVA:             $1,068
Amount in MVA
  guarantee period:         $3,000
                        -   $1,068
                            -------------------------------
                            $1,932 = Amount remaining in
                                     MVA guarantee period
                                     after taking
                                     withdrawal
Owner receives:             $1,000
Withdrawal charge:      =   $53
MVA adjustment:         =   $15


   If you choose the Contract With Credit and make a withdrawal that is subject to a withdrawal charge, we may use part of that withdrawal charge to recoup our costs of providing the credit.


   Withdrawal charges will never be greater than permitted by applicable law.


WAIVER OF WITHDRAWAL CHARGES

CRITICAL CARE ACCESS

   Except as restricted by applicable state law, we will waive all withdrawal charges and any market value adjustment upon receipt of proof that the owner or a joint owner is terminally ill, or has been confined to an eligible nursing home or eligible hospital continuously for at least three months after the contract date. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This waiver is not available if the owner has assigned ownership of the contract to someone else.

MINIMUM DISTRIBUTION REQUIREMENTS

If a withdrawal is taken from a tax qualified contract in order to satisfy an IRS mandatory distribution requirement only with respect to that contract's account balance, we will waive withdrawal charges. See "What are the Tax Considerations Associated with the Strategic Partners Plus Contract?" on page 53.

TAXES ATTRIBUTABLE TO PREMIUM


There are federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. Some of these taxes are due when the contract is issued, others are due when the annuity payments begin. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income,


 48
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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

excise, business or any other type of tax measured by the amount of premium received by us.

TRANSFER FEE

You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract, which is the contract date. If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. In the future we could raise that charge up to $30 per additional transfer, although we have no current plans to do so. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. In certain states, we may limit the transfer fee to a lower amount to comply with applicable state law. Consult the Statement of Additional Information for details.

COMPANY TAXES

We will pay the taxes on the earnings of the separate account. We do not currently charge you for these taxes. We will periodically review the issue of charging for these taxes and may impose a charge in the future.


UNDERLYING MUTUAL FUND FEES



When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2002, the fees of these funds ranged on an annual basis from 0.37% to 1.30% of fund assets (these fees reflect the effect of expense reimbursements or waivers, which may terminate at any time). For additional information about these fund fees, please consult the prospectuses for the funds, which are attached to this prospectus.


                                                                              49
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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

        7:

HOW CAN I

        ACCESS MY MONEY?
--------------------------------------------------------------------------------

YOU CAN ACCESS YOUR MONEY BY:

-  MAKING A WITHDRAWAL (EITHER PARTIAL OR FULL); OR

-  CHOOSING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

WITHDRAWALS DURING THE ACCUMULATION PHASE

Following the free look period, when you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees. We will calculate the value of your contract and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

   Unless you tell us otherwise, we will take any partial withdrawal proportionately from all of the investment options in which you have invested. For a partial withdrawal, we will deduct any applicable charges and fees proportionately from the investment options in your contract. The minimum amount you may withdraw is $250. If, after a withdrawal, your contract value is less than $2,000, we have the right to end your contract.

   With respect to the variable investment options we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a withdrawal request in good order.

   With respect to the market value adjustment option, you may specify the guarantee period from which you would like to make a withdrawal. If you indicate that the withdrawal is to originate from the market value adjustment option, but you do not specify which guarantee period is to be involved, then we will take the withdrawal from the guarantee period that has the least time remaining until its maturity date. If you indicate that you wish to make a withdrawal, but do not specify the investment options to be involved, then we will take the withdrawal from your contract value on a pro rata basis from each investment option that you have. In that situation, we will aggregate the contract value in each of the guarantee periods that you have within the market value adjustment option for purposes of making that pro rata calculation. The portion of the withdrawal associated with the market value adjustment option then will be taken from the guarantee periods with the least amount of time remaining until the maturity date, irrespective of the original length of the guarantee period. You should be aware that a withdrawal may avoid a withdrawal charge based on the charge-free amount that we allow, yet still be subject to a market value adjustment.


   INCOME TAXES, TAX PENALTIES, AND CERTAIN RESTRICTIONS ALSO MAY APPLY TO ANY WITHDRAWAL YOU MAKE. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS.


AUTOMATED WITHDRAWALS

We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual, or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. You can make withdrawals from any designated investment option or proportionally from all investment options, other than a guarantee period within the market value adjustment option. The minimum automated withdrawal amount you can make is $100.


   INCOME TAXES, TAX PENALTIES, WITHDRAWAL CHARGES, AND CERTAIN RESTRICTIONS MAY APPLY TO AUTOMATED WITHDRAWALS. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS.


INCOME APPRECIATOR BENEFIT OPTIONS DURING THE ACCUMULATION PHASE

The income appreciator benefit (or "IAB") is discussed on page 36. As mentioned there, you may choose IAB Option 1 at annuitization, but you may instead choose IAB Options 2 or 3 during the accumulation phase of your contract. Income appreciator benefit payments under IAB Options 2 and 3 will begin on the same day of the month as the contract date, beginning with the next month following our receipt of your request in good order. Under IAB Options 2 and 3, you can choose to have the income appreciator benefit amounts paid or credited monthly, quarterly, semi-annually, or annually.

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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

   IAB OPTIONS 2 AND 3 INVOLVE A TEN-YEAR PAYMENT PERIOD. IF THE 10-YEAR PAYMENT PERIOD WOULD END AFTER THE ANNUITY DATE AND YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION OF AT LEAST 15 YEARS OR YOU MAKE A FULL WITHDRAWAL, YOU MAY LOSE ALL OR ANY REMAINING PORTION OF THE INCOME APPRECIATOR BENEFIT. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

IAB OPTION 2 -- INCOME APPRECIATOR BENEFIT AUTOMATIC WITHDRAWAL PAYMENT PROGRAM

Under this option, you elect to receive the income appreciator benefit during the accumulation phase. When you activate the benefit, a 10-year income appreciator benefit automatic withdrawal payment program begins. We will pay you the income appreciator benefit amount in equal installments over a 10 year payment period. You may combine this income appreciator benefit amount with an automated withdrawal amount from your contract value, in which case each combined payment must be at least $100.

   The maximum automated withdrawal payment amount that you may receive from your contract value under this income appreciator benefit program in any contract year during the 10-year period may not exceed 10% of the contract value as of the date you activate the income appreciator benefit.

   Once we calculate the income appreciator benefit, the amount will not be affected by changes in contract value due to the investment performance of any allocation option. Withdrawal charges may apply to automatic withdrawal payment amounts, but not income appreciator benefit amounts, of the income appreciator benefit program payments.

   After the ten-year payment period has ended, if the remaining contract value is $2,000 or more, the contract will continue. If the remaining contract value is less than $2,000 after the end of the 10-year payment period, we will pay you the remaining contract value and the contract will terminate. If the contract value falls below the minimum amount required to keep the contract in force due solely to investment results before the end of the 10-year payment period, we will continue to pay the income appreciator benefit amount for the remainder of the 10-year payment period.

DISCONTINUING THE INCOME APPRECIATOR BENEFIT AUTOMATIC WITHDRAWAL PAYMENT PROGRAM UNDER IAB OPTION 2

You may discontinue the income appreciator benefit payment program under IAB Option 2 and activate IAB Option 3 at any time after payments have begun and before the last payment is made. We will add the remaining income appreciator benefit amount to the contract value at the same frequency as your initial election until the end of the 10-year payment period. We will treat any income appreciator benefit amount added to the contract value as additional earnings. Unless you direct us otherwise, we will allocate these additions to the variable or fixed interest rate options in the same proportions as your most recent purchase payment allocation percentages.

   You may discontinue the income appreciator benefit payment program under IAB Option 2 before the last payment is made and elect an annuity or settlement option. We will add the balance of the income appreciator benefit amount for the 10-year payment period to the contract value in a lump sum before determining the adjusted contract value. The adjusted contract value may be applied to any annuity or settlement option that is paid over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

IAB OPTION 3 -- INCOME APPRECIATOR BENEFIT CREDIT TO CONTRACT VALUE

Under this option, you can activate the income appreciator benefit and receive the benefit as credits to your contract value over a 10-year payment period. We will allocate these income appreciator benefit credits to the variable investment options, the fixed interest rate options, or the market value adjustment option in the same manner as your current allocation, unless you direct us otherwise. We will calculate the income appreciator benefit amount on the date we receive your written request in good order. Once we have calculated

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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

the income appreciator benefit, the income appreciator benefit credit will not be affected by changes in contract value due to the investment performance of any allocation option.

   Before we add the last income appreciator benefit credit to your contract value, you may switch to IAB Option 2 and receive the remainder of the income appreciator benefit as payments to you (instead of credits to the contract value) under the income appreciator benefit program for the remainder of the 10-year payment period.

   You can also request that any remaining payments in the 10-year payment period be applied to an annuity or settlement option that is paid over the lifetime of the annuitants, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

EXCESS WITHDRAWALS

   During the 10 year period under IAB options 2 or 3, an "excess withdrawal" occurs when any amount is withdrawn from your contract value in a contract year that exceeds the sum of (1) 10% of the contract value as of the date the income appreciator benefit was activated plus (2) earnings since the income appreciator benefit was activated that have not been previously withdrawn.

   We will deduct the excess withdrawal on a proportional basis from the remaining income appreciator benefit amount. We will then calculate and apply a new reduced income appreciator benefit amount.

   Withdrawals you make in a contract year that do not exceed the sum of (1) 10% of the contract value as of the date the income appreciator benefit was activated plus (2) earnings since the income appreciator benefit was activated that have not been previously withdrawn do not reduce the remaining income appreciator benefit amount.

EFFECT OF TOTAL WITHDRAWAL ON INCOME APPRECIATOR BENEFIT

We will not make income appreciator benefit payments after the date you make a total withdrawal of the contract surrender value.

SUSPENSION OF PAYMENTS OR TRANSFERS

The Securities and Exchange Commission (SEC) may require us to suspend or postpone payments made in connection with withdrawals or transfers for any period when:

- The New York Stock Exchange is closed (other than customary weekend and holiday closings);

-  Trading on the New York Stock Exchange is restricted;

- An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the mutual funds are not feasible or we cannot reasonably value the accumulation units; or

- The Securities and Exchange Commission, by order, permits suspension or postponement of payments for the protection of owners.

   We expect to pay the amount of any withdrawal or transfer made from the fixed interest rate options promptly upon request.

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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

        8:

WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC

                    PARTNERS PLUS CONTRACT?
--------------------------------------------------------------------------------

The tax considerations associated with the Strategic Partners Plus contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. It is not intended as tax advice. You should consult with a qualified tax adviser for complete information and advice.

CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT
PLANS)

TAXES PAYABLE BY YOU

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

   Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

   Subject to approval by your state, we offer supplemental benefits such as the earnings appreciator benefit and the income appreciator benefit. Although we believe these benefits are investment protection features that should have no adverse tax consequences, it is possible that the Internal Revenue Service would assert that some or all of the charges for the features should be treated for federal income tax purposes as a partial withdrawal from the contract. It is also possible that the Internal Revenue Service would assert that some or all of the charges for the guaranteed minimum death benefit and guaranteed minimum income benefit should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for these benefits could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.

   If the Internal Revenue Service determines that the deductions for one or more benefits under the contract -- including, without limitation, the guaranteed minimum death benefit and the guaranteed minimum income benefit, and any supplemental benefit added by endorsement -- are taxable withdrawals, then the sole or surviving owner may cancel the affected benefit(s) within 90 days of notice from us.

TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else.

   If you assign or pledge all or part of your contract as collateral for a loan, the part assigned will be treated as a withdrawal. Also, if you elect the interest payment option, that election will be treated, for tax purposes, as surrendering your contract.

   If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on the gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

   It is our position that the guaranteed minimum death benefit, the guaranteed minimum income benefit, and other contract benefits are an integral part of the annuity contract and accordingly that the charges made against the annuity contract's cash value for the benefit should not be treated as distributions subject to income tax. It is possible, however, that the Internal Revenue Service could take the position that such charges should be treated as distributions.

TAXES ON ANNUITY PAYMENTS

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your

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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

   After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

TAX PENALTY ON WITHDRAWALS AND ANNUITY PAYMENTS

Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:

-  the amount is paid on or after you reach age 59 1/2 or die;

-  the amount received is attributable to your becoming disabled;

- the amount paid or received is in the form of level annuity payments not less frequently than annually under a lifetime annuity;

TAXES PAYABLE BY BENEFICIARIES

All of the death benefit options are subject to income tax to the extent the distribution exceeds the adjusted basis in the contract and the full value of the death benefit is included in the owner's estate. Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing an annuity payment option instead of a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below. Tax consequences to the beneficiary vary among the death benefit payment options.

-  Choice 1:  the beneficiary is taxed on earnings in the contract.

- Choice 2: the beneficiary is taxed as amounts are withdrawn (In this case earnings are treated as being distributed first).

- Choice 3: the beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).

REPORTING AND WITHHOLDING ON DISTRIBUTIONS

Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with 3 exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

   State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the CONTRACTS HELD BY TAX FAVORED PLANS section for withholding rules for tax favored plans (for example, an IRA).

   Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

ANNUITY QUALIFICATION

   Diversification And Investor Control In order to qualify for the tax rules applicable to annuity contracts described above, the contract must be an annuity contract for tax purposes. This means that the assets underlying the annuity contract must be diversified, according to certain rules. It also means that we, and not you as the contract-owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. We believe these rules, which are further discussed in the Statement of Additional Information, will be met.

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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

   Required Distributions Upon Your Death Upon your death (or the death of a joint owner, if earlier), certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

   If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

   If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if an annuity payment option is selected by your designated beneficiary and if annuity payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect an annuity payment option based on life expectancy or a period exceeding five years.

   If any portion of the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

   Changes In The Contract We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

ADDITIONAL INFORMATION

You should refer to the Statement of Additional Information if:

- The contract is held by a corporation or other entity instead of by an individual or as agent for an individual.

- Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.

- You transfer your contract to, or designate, a beneficiary who is either 37 1/2 years younger than you or a grandchild.

CONTRACTS HELD BY TAX FAVORED PLANS

The following discussion covers annuity contracts held under tax-favored retirement plans. Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a), 408(b) and 408A of the Internal Revenue Code of 1986, as amended (Code). This description assumes that you have satisfied the requirements for eligibility for these products.

   YOU SHOULD BE AWARE THAT TAX FAVORED PLANS SUCH AS IRAS GENERALLY PROVIDE TAX DEFERRAL REGARDLESS WHETHER THEY INVEST IN ANNUITY CONTRACTS. THIS MEANS THAT WHEN A TAX FAVORED PLAN INVESTS IN AN ANNUITY CONTRACT, IT GENERALLY DOES NOT RESULT IN ANY ADDITIONAL TAX DEFERRAL BENEFITS.

TYPES OF TAX FAVORED PLANS


   IRAs If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" on page 65 contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount credited under the contract, calculated as of the date that we receive this cancellation notice, if greater), less any applicable federal and state income tax withholding.



   Contributions Limits/Rollovers: Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution allowed by law you may make to an IRA. In 2003 and 2004 the limit is $3,000; increasing


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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9


in 2005 to 2007, to $4,000; and for 2008, $5,000. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above. These taxpayers will be permitted to contribute an additional $500 in years 2003 to 2005 and an additional $1,000 in 2006 and years thereafter). The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.


   Required Provisions: Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

- You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

-  Your rights as owner are non-forfeitable;

-  You cannot sell, assign or pledge the contract, other than to Pruco Life;

- The annual premium you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

- The date on which annuity payments must begin cannot be later than the April 1st of the calendar year after the calendar year you turn age 70 1/2; and

- Death and annuity payments must meet "minimum distribution requirements" (described below).

   Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

-  A 10% "early distribution penalty" (described below);

- Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

-  Failure to take a minimum distribution (also generally described below).

   ROTH IRAs Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

-  Contributions to a Roth IRA cannot be deducted from your gross income;

- "Qualified distributions" (generally, held for 5 tax years and payable on account of death, disability, attainment of age 59 1/2, or first time-homebuyer) from Roth IRAs are excludable from your gross income; and

- If eligible, you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

   Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA, you may purchase a contract as a Roth IRA only in connection with a "rollover" or "conversion" of the proceeds of another traditional IRA, conduit IRA, SEP, SIMPLE-IRA, or Roth IRA. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law.

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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION

If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount, including a new method permitted under IRS regulations released in April 2002. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% IRS penalty tax on the amount of any minimum distribution not made in a timely manner.

   You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this contract without either beginning annuity payments or surrendering the contract. We will send you a check for this minimum distribution amount, less any other partial withdrawals that you made during the year.

PENALTY FOR EARLY WITHDRAWALS

You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, SIMPLE-IRA (which may increase to 25%), Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. There are only limited exceptions to this tax, and you should consult your tax adviser for further details.

WITHHOLDING

Unless a distribution is an eligible rollover distribution that is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA, we will withhold at the rate of 20%. This 20% withholding does not apply to distributions from IRAs and Roth IRAs. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

- For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions; and

-  For all other distributions, we will withhold at a 10% rate.

   We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

ERISA DISCLOSURE/REQUIREMENTS

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevents a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.

   Information about any applicable fees, charges, discounts, penalties or adjustments may be found under "What are the Expenses Associated with the Strategic Partners Plus Contract" starting on page 45.


   Information about sales representatives and commissions may be found under "Other Information" and "Sale and Distribution of the Contract" on page 59.


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         PARTNERS PLUS CONTRACT CONTINUED
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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

   In addition, other relevant information required by the exemptions is contained in the contract and accompanying documentation. Please consult your tax advisor if you have any additional questions.

SPOUSAL CONSENT RULES FOR RETIREMENT PLANS -- QUALIFIED CONTRACTS

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

   Defined Benefit Plans, Money Purchase Pension Plans, and ERISA 403(b) Annuities. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" ("QJSA"), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a death benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" ("QPSA"). If the plan pays death benefits to other beneficiaries, you may elect to have a beneficiary other than your spouse receive the death benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

   Defined Contribution Plans (including 401(k) Plans). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire death benefit, even if you designated someone else as your beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

   IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution is not required. Upon your death, any death benefit will be paid to your designated beneficiary.

ADDITIONAL INFORMATION


For additional information about federal tax law requirements applicable to tax favored plans, see the "IRA Disclosure Statement" on page 65.


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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

        9:

OTHER

        INFORMATION
--------------------------------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY

Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.


   Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco's Life annual report for the year ended December 31, 2002, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contractholders, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life is 33-37587. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 450 Fifth Street, Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling (202) 942-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.


THE SEPARATE ACCOUNT


We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (the "separate account"), to hold the assets that are associated with the contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited financial statements, appears in the Statement of Additional Information.



SALE AND DISTRIBUTION OF THE CONTRACT



Prudential Investment Management Services LLC (PIMS), 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the contracts under a "best efforts" underwriting agreement with Pruco Life under which PIMS is reimbursed for its costs and expenses. PIMS is an indirect wholly-owned subsidiary of Prudential Financial, Inc. and is a limited liability corporation organized under Delaware law in 1996. It is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.


We pay the broker-dealer whose registered representatives sell the contract either:

-  a commission of up to 8% of your purchase payments; or

- a combination of a commission on purchase payments and a "trail" commission -- which is a commission determined as a percentage of your contract value that is paid periodically over the life of your contract.

The commission amount quoted above is the maximum amount which is paid. In most circumstances, the registered representative who sold the contract will receive significantly less. We will generally pay less

                                                                              59
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        9:

OTHER INFORMATION CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

compensation with respect to contracts issued to customers over 80 years old.

From time to time, Prudential or its affiliates may offer and pay non-cash compensation to registered representatives who sell the contract. For example, Prudential or an affiliate may pay for a training and education meeting that is attended by registered representatives of both Prudential-affiliated broker-dealers and independent broker-dealers. Prudential and its affiliates retain discretion as to which broker-dealers to offer non-cash (and cash) compensation arrangements, and will comply with NASD rules and other pertinent laws in making such offers and payments. Our payment of cash or non-cash compensation in connection with sales of the contract does not result directly in any additional charge to you.


LITIGATION





We are subject to legal and regulatory actions in the ordinary course of our business, including class action lawsuits. Pending legal and regulatory actions include proceedings that are specific to us and proceedings generally applicable to the businesses in which we operate. We are also subject to litigation arising out of our general business activities, such as our investments and third party contracts. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages.



   We have been subject to substantial regulatory actions and civil litigation, including class actions, involving individual life insurance sales practices from 1982 through 1995. As of January 31, 2003, Pruco Life has resolved those regulatory actions, its sales practices class action litigation and all of the individual sales practices actions filed by policyholders who "opted out" of the sales practices class action. Prudential has indemnified Pruco Life for any liabilities incurred in connection with sales practices litigation covering policyholders of individual permanent life insurance policies issued in the United States from 1982 to 1995.



   Pruco Life's litigation is subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters should not have a material adverse effect on Pruco Life's financial position.



ASSIGNMENT


You can assign the contract at any time during your lifetime. If you do so, we will reset the death benefit to equal the contract value on the date the assignment occurs. For details, see "What is the Death Benefit," on page 38. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event.

   If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.

FINANCIAL STATEMENTS


The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partner Plus contract, are included in the Statement of Additional Information.


 60
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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

STATEMENT OF ADDITIONAL INFORMATION

Contents:

-  Company


-  Experts


-  Principal Underwriter


-  Allocation of Initial Purchase Payment


-  Determination of Accumulation Unit Values

-  Performance Information

-  Comparative Performance Information and Advertising

-  Federal Tax Status

-  State Specific Variations

-  Directors and Officers

-  Financial Statements

HOUSEHOLDING

To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contractholder that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling 1-877-778-5008.

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                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

MARKET-VALUE
        ADJUSTMENT FORMULA
--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA

GENERAL FORMULA


The formula under which Pruco Life calculates the market value adjustment applicable to a full or partial surrender, annuitization, or settlement under the market value adjustment option is set forth below. The market value adjustment is expressed as a multiplier factor. That is, the Contract Value after the market value adjustment ("MVA"), but before any withdrawal charge, is as follows: Contract Value (after MVA) = Contract Value (before MVA) X (1 +
MVA). The MVA itself is calculated as follows:

                            1 + I
                   MVA = [(-----------)to the N/12 power] -1
                           1 + J + .0025

where:  I   =    the guaranteed credited interest rate
                 (annual effective) for the given
                 contract at the time of withdrawal or
                 annuitization or settlement.

        J   =    the current credited interest rate
                 offered on new money at the time of
                 withdrawal or annuitization or
                 settlement for a guarantee period of
                 equal length to the number of whole
                 years remaining in the Contract's
                 current guarantee period plus one
                 year.

        N   =    equals the remaining number of months
                 in the contract's current guarantee
                 period (rounded up) at the time of
                 withdrawal or annuitization or
                 settlement.

PENNSYLVANIA FORMULA

We use the same MVA formula with respect to contracts issued in Pennsylvania as the general formula, except that "J" in the formula above uses an interpolated rate as the current credited interest rate. Specifically, "J" is the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. The interpolated value is calculated using the following formula:

            m/365 X (n + 1) year rate + (365 - m)/365 X n year rate,

where "n" equals the number of whole years remaining in the Contract's current guarantee period, and "m" equals the number of days remaining in year "n" of the current guarantee period.

INDIANA FORMULA

We use the following MVA formula for contracts issued in Indiana:
                            1 + I
                   MVA = [(-----------)to the N/12 power] -1
                               1 + J

The variables I, J and N retain the same definitions as the general formula.

MARKET VALUE ADJUSTMENT EXAMPLE

(ALL STATES EXCEPT INDIANA AND PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  5% (0.05)

    The MVA factor calculation would be: [(1.06)/(1.05 + 0.0025)]to the (38/12) power -1 = 0.02274

2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 X 0.02274 = $253.03

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $253.03 = $11,380.14

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)

   The MVA factor calculation would be: [(1.06)/(1.07 + 0.0025)] to the(38/12) power -1 = -0.03644

2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.03644) = -$405.47

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$405.47) = $10,721.64

MARKET VALUE ADJUSTMENT EXAMPLE

(PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 4%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.


    N =  38
    I =  6% (0.06)
    J =  [(61/365) X 0.05] + [((365-61)/365) X 0.04] = 0.0417



   The MVA factor calculation would be: [(1.06)/(1.0417 + 0.0025)] to the (38/12) power-1 = 0.04902


2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 X 0.04902 = $545.45

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $545.45 = $11,672.56

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 7%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 8%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.


    N =  38
    I =  6% (0.06)
    J =  [(61/365) X 0.08] + [((365 - 61)/365) X 0.07] = 0.0717



   The MVA factor calculation would be: [(1.06)/(1.0717 + 0.0025)] to the (38/12) power-1 = -0.04098


2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.04098) = -$455.99

MARKET-VALUE ADJUSTMENT FORMULA CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$455.99) = $10,671.12

MARKET VALUE ADJUSTMENT EXAMPLE

(INDIANA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

POSITIVE MARKET VALUE ADJUSTMENT

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  5% (0.05)

The MVA factor calculation would be: [(1.06)/(1.05)] to the (38/12) power-1 = 0.03047

2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 x 0.03047 = $339.04

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $339.04 = $11,466.15

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)

    The MVA factor calculation would be: [(1.06)/(1.07)]to the (38/12) power -1 = -0.02930

2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.02930) = -$326.02

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$326.02) = $10,801.09

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)

   The MVA factor calculation would be: [(1.06)/(1.07)] to the (38/12) power-1 = -0.02930

2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 x (-0.02930) = -$326.02

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$326.02) = $10,801.09

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

IRA DISCLOSURE STATEMENT
--------------------------------------------------------------------------------

This statement is designed to help you understand the requirements of federal tax law which apply to your individual retirement annuity (IRA), your Roth IRA, your simplified employee pension IRA (SEP) for employer contributions, your Savings Incentive Match Plan for Employees (SIMPLE) IRA, or to one you purchase for your spouse. You can obtain more information regarding your IRA either from your sales representative or from any district office of the Internal Revenue Service. Those are federal tax law rules; state tax laws may vary.

FREE LOOK PERIOD


The annuity contract offered by this prospectus gives you the opportunity to return the contract for a refund (less any applicable federal and state income tax withholding) within 10 days (or whatever period is required by applicable state law) after it is delivered. The amount of the refund is dictated by state law. This is a more liberal provision than is required in connection with IRAs. To exercise this "free-look" provision, return the contract to the representative who sold it you or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus.


ELIGIBILITY REQUIREMENTS

IRAs are intended for all persons with earned compensation whether or not they are covered under other retirement programs. Additionally, if you have a non-working spouse (and you file a joint tax return), you may establish an IRA on behalf of your non-working spouse. A working spouse may establish his or her own IRA. A divorced spouse receiving taxable alimony (and no other income) may also establish an IRA.

CONTRIBUTIONS AND DEDUCTIONS

Contributions to your IRA will be deductible if you are not an "active participant" in an employer maintained qualified retirement plan or you have "Adjusted Gross Income" (as defined under Federal tax laws) which does not exceed the "applicable dollar limit." IRA (or SEP) contributions must be made by no later than the due date for filing your income tax return for that year, excluding extensions (generally by April 15th). For a single taxpayer, the applicable dollar limitation is $40,000 in 2003, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $40,000-$50,000. For married couples filing jointly, the applicable dollar limitation is $60,000, with the amount of IRA contribution which may be deducted reduced proportionately between $60,000-$70,000. There is no deduction allowed for IRA contributions when Adjusted Gross Income reaches $50,000 for individuals and $70,000 for married couples filing jointly. Income limits are scheduled to increase until 2006 for single taxpayers and 2007 for married taxpayers.

   Contributions made by your employer to your SEP are excludable from your gross income for tax purposes in the calendar year for which the amount is contributed. Certain employees who participate in a SEP will be entitled to elect to have their employer make contributions to their SEP on their behalf or to receive the contributions in cash. If the employee elects to have contributions made on the employee's behalf to the SEP, those funds are not treated as current taxable income to the employee. Elective deferrals under a SEP are limited to $12,000 in 2003, with a permitted catch-up contribution of $2,000 for individuals age 50 and above. Contribution limits and catch-up contribution limits are scheduled to increase through 2006 and are indexed for inflation thereafter. Salary-reduction SEPs (also called "SARSEPs") are available only if at least 50% of the employees elect to have amounts contributed to the SARSEP and if the employer has 25 or fewer employees at all times during the preceding year. New SARSEPs may not be established after 1996.

   The IRA maximum annual contribution is limited to the lesser of: (1) the maximum amount allowed by law, including catch-up contributions if applicable, or (2) 100% of your earned compensation. Contributions in excess of these limits may be subject to penalty. See below.

   Under a SEP agreement, the maximum annual contribution which your employer may make on your behalf to a SEP contract that is excludable from your income is the lesser of 25% of your salary or $40,000.

IRA DISCLOSURE STATEMENT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

An employee who is a participant in a SEP agreement may make after-tax contributions to the SEP contract, subject to the contribution limits applicable to IRAs in general. Those employee contributions will be deductible subject to the deductibility rules described above.

   The maximum tax deductible annual contribution that a divorced spouse with no other income may make to an IRA is the lesser of (1) the maximum amount allowed by law, including catch-up contributions if applicable or (2) 100% of taxable alimony.

   If you or your employer should contribute more than the maximum contribution amount to your IRA or SEP, the excess amount will be considered an "excess contribution." You are permitted to withdraw an excess contribution from your IRA or SEP before your tax filing date without adverse tax consequences. If, however, you fail to withdraw any such excess contribution before your tax filing date, a 6% excise tax will be imposed on the excess for the tax year of contribution.

   Once the 6% excise tax has been imposed, an additional 6% penalty for the following tax year can be avoided if the excess is (1) withdrawn before the end of the following year, or (2) treated as a current contribution for the following year. (See Premature Distributions below for penalties imposed on withdrawal when the contribution exceeds the maximum amount allowed by law, including catch-up contributions if applicable.)

IRA FOR NON-WORKING SPOUSE

If you establish an IRA for yourself, you may also be eligible to establish an IRA for your "non-working" spouse. In order to be eligible to establish such a spousal IRA, you must file a joint tax return with your spouse and, if your non-working spouse has compensation, his/her compensation must be less than your compensation for the year. Contributions of up to the maximum amount allowed by law, including catch-up contributions if applicable, may be made to your IRA and the spousal IRA if the combined compensation of you and your spouse is at least equal to the amount contributed. If requirements for deductibility (including income levels) are met, you will be able to deduct an amount equal to the least of (i) the amount contributed to the IRAs; (ii) twice the maximum amount allowed by law, including catch-up contributions if applicable; or (iii) 100% of your combined gross income.


   Contributions in excess of the contribution limits may be subject to penalty. See page 65 under "Contributions and Deductions." If you contribute more than the allowable amount, the excess portion will be considered an excess contribution. The rules for correcting it are the same as discussed above for regular IRAs.


   Other than the items mentioned in this section, all of the requirements generally applicable to IRAs are also applicable to IRAs established for non-working spouses.

ROLLOVER CONTRIBUTION

Once every year, you are permitted to withdraw any portion of the value of your IRA or SEP and reinvest it in another IRA or bond. Withdrawals may also be made from other IRAs and contributed to this contract. This transfer of funds from one IRA to another is called a "rollover" IRA. To qualify as a rollover contribution, the entire portion of the withdrawal must be reinvested in another IRA within 60 days after the date it is received. You will not be allowed a tax-deduction for the amount of any rollover contribution.

   A similar type of rollover to an IRA can be made with the proceeds of a qualified distribution from a qualified retirement plan or tax-sheltered annuity. Properly made, such a distribution will not be taxable until you receive payments from the IRA created with it. You may later roll over such a contribution to another qualified retirement plan. (You may roll less than all of a qualified distribution into an IRA, but any part of it not rolled over will be currently includable in your income without any capital gains treatment.) Funds can also be rolled over from an IRA or SEP to another IRA or SEP or to another qualified retirement plan or 457 government plan.

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

DISTRIBUTIONS

(a) PREMATURE DISTRIBUTIONS

At no time can your interest in your IRA or SEP be forfeited. To insure that your contributions will be used for retirement, the federal tax law does not permit you to use your IRA or SEP as security for a loan. Furthermore, as a general rule, you may not sell or assign your interest in your IRA or SEP to anyone. Use of an IRA (or SEP) as security or assignment of it to another will invalidate the entire annuity. It then will be includable in your income in the year it is invalidated and will be subject to a 10% tax penalty if you are not at least age 59 1/2 or totally disabled. (You may, however, assign your IRA or SEP without penalty to your former spouse in accordance with the terms of a divorce decree.)

   You may surrender any portion of the value of your IRA (or SEP). In the case of a partial surrender which does not qualify as a rollover, the amount withdrawn will be includable in your income and subject to the 10% penalty if you are not at least age 59 1/2 or totally disabled unless you comply with special rules requiring distributions to be made at least annually over your life expectancy.

   The 10% tax penalty does not apply to the withdrawal of an excess contribution as long as the excess is withdrawn before the due date of your tax return. Withdrawals of excess contributions after the due date of your tax return will generally be subject to the 10% penalty unless the excess contribution results from erroneous information from a plan trustee making an excess rollover contribution or unless you are over age 59 1/2 or are disabled.

(b) DISTRIBUTION AFTER AGE 59 1/2

Once you have attained age 59 1/2 (or have become totally disabled), you may elect to receive a distribution of your IRA (or SEP) regardless of when you actually retire. In addition, you must commence distributions from your IRA by April 1 following the year you attain age 70 1/2. You may elect to receive the distribution under any one of the periodic payment options available under the contract. The distributions from your IRA under any one of the periodic payment options or in one sum will be treated as ordinary income as you receive them to the degree that you have made deductible contributions. If you have made both deductible and nondeductible contributions, the portion of the distribution attributable to the nondeductible contribution will be tax-free.

(c) INADEQUATE DISTRIBUTIONS--50% TAX


Your IRA or SEP is intended to provide retirement benefits over your lifetime. Thus, federal tax law requires that you either (1) receive a lump-sum distribution of your IRA by April 1 of the year following the year in which you attain age 70 1/2 or (2) start to receive periodic payments by that date. If you elect to receive periodic payments, those payments must be sufficient to pay out the entire value of your IRA during your life expectancy (or over the joint life expectancies of you and your spouse/beneficiary). The calculation method is revised under the IRS final regulations for distributions beginning in 2003. If the payments are not sufficient to meet these requirements, an excise tax of 50% will be imposed on the amount of any underpayment.


(d) DEATH BENEFITS

If you (or your surviving spouse) die before receiving the entire value of your IRA (or SEP), the remaining interest must be distributed to your beneficiary (or your surviving spouse's beneficiary) in one lump-sum by December 31st of the fifth year after your (or your surviving spouse's) death, or applied to purchase an immediate annuity for the beneficiary. This annuity must be payable over the life expectancy of the beneficiary beginning by December 31st of the year following the year after your or your spouse's death. If your spouse is the designated beneficiary, he or she is treated as the owner of the IRA. If minimum required distributions have begun, and no designated beneficiary is identified by December 31st of the year following the year of death, the entire amount must be distributed based on the life expectancy of the owner using the owner's age prior to death. A distribution of the balance of your IRA upon your death will not be considered a

IRA DISCLOSURE STATEMENT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

gift for federal tax purposes, but will be included in your gross estate for purposes of federal estate taxes.

ROTH IRAS

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Contributions may be made to a Roth IRA by taxpayers with adjusted gross incomes of less than $160,000 for married individuals filing jointly and less than $110,000 for single individuals. Married individuals filing separately are not eligible to contribute to a Roth IRA. The maximum amount of contributions allowable for any taxable year to all IRAs maintained by an individual is generally the lesser of the maximum amount allowed by law and 100% of compensation for that year (the maximum amount allowed by law is phased out for incomes between $150,000 and $160,000 for married and between $95,000 and $110,000 for singles). The contribution limit is reduced by the amount of any contributions made to a traditional IRA. Contributions to a Roth IRA are not deductible.

   For taxpayers with adjusted gross income of $100,000 or less, all or part of amounts in a traditional IRA may be converted, transferred or rolled over to a Roth IRA. Some or all of the IRA value will typically be includable in the taxpayer's gross income. Provided a rollover contribution meets the requirements of IRAs under Section 408(d)(3) of the Code, a rollover may be made from a Roth IRA to another Roth IRA.

   UNDER SOME CIRCUMSTANCES, IT MAY NOT BE ADVISABLE TO ROLL OVER, TRANSFER OR CONVERT ALL OR PART OF A TRADITIONAL IRA TO A ROTH IRA. PERSONS CONSIDERING A ROLLOVER, TRANSFER OR CONVERSION SHOULD CONSULT THEIR OWN TAX ADVISOR.

   "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2;
(b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a traditional IRA.

   Distributions from a Roth IRA need not commence at age 70 1/2. However, if the owner dies before the entire interest in a Roth IRA is distributed, any remaining interest in the contract must be distributed under the same rules applied to traditional IRAs where death occurs before the required beginning date.

REPORTING TO THE IRS


   Whenever you are liable for one of the penalty taxes discussed above (6% for excess contributions, 10% for premature distributions or 50% for underpayments), you must file Form 5329 with the Internal Revenue Service. The form is to be attached to your federal income tax return for the tax year in which the penalty applies. Normal contributions and distributions must be shown on your income tax return for the year to which they relate. Beginning in January 2004, if you were at least 70 1/2 at the end of the prior year, we will indicate to you and to the IRS, on Form 5498, that your account is subject to minimum required distributions.

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

         APPENDIX

ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------


As we have indicated throughout this prospectus, the Strategic Partners Plus Variable Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique unit value corresponding to each combination of such Contract features. Here we depict the historical unit values corresponding to the contract features bearing the highest and lowest combinations of asset-based charges during the periods May 7, 2001 to December 31, 2001 and January 1, 2002 to December 31, 2002. From May 7, 2001 to February 3, 2002, the highest combination of asset-based charges amounted to 1.70%. From February 4, 2002 to December 31, 2002 the highest combination of asset-based charges amounted to 1.80%. The lowest combination of asset-based charges for all these periods amounted to 1.40%. Under the version of the contracts described in this prospectus, the highest combinations of asset-based charges now amounts to 1.85%, while the lowest combination of asset-based charges remains at 1.40%. The following tables reflect data from previous versions of the contract. In the Statement of Additional Information, we set out historical unit values corresponding to the other combinations of asset-based charges available during those prior periods. You can obtain a copy of the Statement of Additional Information without charge, by calling (888) PRU-2888 or by writing to us at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19101.

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------


ACCUMULATION UNIT VALUES: AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.40)*
---------------------------------------------------------------------------------------------------------------------------------
                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD           AT END OF PERIOD           OUTSTANDING AT END OF PERIOD
JENNISON PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99430                      $0.86988                          33,208
         1/1/2002 to 12/31/2002                 $0.86988                      $0.59236                          41,596
         2/4/2002*** to 12/31/2002              $0.97701                      $0.70649                               0

PRUDENTIAL EQUITY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002** to 12/31/2002               $0.97750                      $0.78176                               0

PRUDENTIAL GLOBAL PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99996                      $0.83992                               0
         1/1/2002 to 12/31/2002                 $0.83992                      $0.62009                               0
         2/4/2002*** to 12/31/2002              $0.98632                      $0.76666                               0

PRUDENTIAL MONEY MARKET PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $1.00009                      $1.01253                               0
         1/1/2002 to 12/31/2002                 $1.01253                      $1.01372                               0
         2/4/2002*** to 12/31/2002              $1.00003                      $1.00082                         188,201

PRUDENTIAL STOCK INDEX PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99726                      $0.90493                               0
         1/1/2002 to 12/31/2002                 $0.90493                      $0.69437                               0
         2/4/2002*** to 12/31/2002              $0.97534                      $0.78517                               0

PRUDENTIAL VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002** to 12/31/2002               $0.97746                      $0.79350                               0

SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99881                      $0.87109                               0
         1/1/2002 to 12/31/2002                 $0.87109                      $0.66866                               0
         2/4/2002*** to 12/31/2002              $0.98198                      $0.80240                               0

SP AIM AGGRESSIVE GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99724                      $0.87500                               0
         1/1/2002 to 12/31/2002                 $0.87500                      $0.68204                               0
         2/4/2002*** to 12/31/2002              $0.97611                      $0.80273                               0

SP AIM CORE EQUITY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99084                      $0.84109                               0
         1/1/2002 to 12/31/2002                 $0.84109                      $0.70328                               0
         2/4/2002*** to 12/31/2002              $0.98416                      $0.85696                               0

SP ALLIANCE LARGE CAP GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99509                      $0.88230                          27,876
         1/1/2002 to 12/31/2002                 $0.88230                      $0.59865                          31,466
         2/4/2002*** to 12/31/2002              $0.96941                      $0.72083                               0


 * BASE DEATH BENEFIT
 ** COMMENCEMENT OF BUSINESS
*** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002                               THIS CHART CONTINUES ON THE NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.40)*
---------------------------------------------------------------------------------------------------------------------------------
                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD        AT END OF PERIOD              OUTSTANDING AT END OF PERIOD
SP ALLIANCE TECHNOLOGY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.98559                      $0.81297                               0
         1/1/2002 to 12/31/2002                 $0.81297                      $0.47030                               0
         2/4/2002*** to 12/31/2002              $0.97074                      $0.60245                               0

SP BALANCED ASSET ALLOCATION PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99892                      $0.94964                               0
         1/1/2002 to 12/31/2002                 $0.94964                      $0.82711                           5,464
         2/4/2002*** to 12/31/2002              $0.98743                      $0.89088                               0

SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99796                      $0.98458                               0
         1/1/2002 to 12/31/2002                 $0.98458                      $0.91397                               0
         2/4/2002*** to 12/31/2002              $0.99058                      $0.93899                          74,336

SP DAVIS VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99791                      $0.92029                          39,934
         1/1/2002 to 12/31/2002                 $0.92029                      $0.76511                          46,013
         2/4/2002*** to 12/31/2002              $0.97224                      $0.86688                               0

SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $1.00228                      $0.84741                               0
         1/1/2002 to 12/31/2002                 $0.84741                      $0.69226                               0
         2/4/2002*** to 12/31/2002              $0.99846                      $0.85393                               0

SP GROWTH ASSET ALLOCATION PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99886                      $0.90967                           8,484
         1/1/2002 to 12/31/2002                 $0.90967                      $0.74223                          17,415
         2/4/2002*** to 12/31/2002              $0.98366                      $0.84346                               0

SP INVESCO SMALL COMPANY GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99727                      $0.92677                           3,587
         1/1/2002 to 12/31/2002                 $0.92677                      $0.63744                           1,942
         2/4/2002*** to 12/31/2002              $0.97561                      $0.72521                               0

SP JENNISON INTERNATIONAL GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $1.00272                      $0.74788                           1,091
         1/1/2002 to 12/31/2002                 $0.74788                      $0.57108                               0
         2/4/2002*** to 12/31/2002              $0.99603                      $0.80285                               0

SP LARGE CAP VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99702                      $0.92388                               0
         1/1/2002 to 12/31/2002                 $0.92388                      $0.76199                               0
         2/4/2002*** to 12/31/2002              $0.97731                      $0.83825                               0


 * BASE DEATH BENEFIT
 ** COMMENCEMENT OF BUSINESS
*** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002                           THIS CHART CONTINUES ON THE NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.40)*
---------------------------------------------------------------------------------------------------------------------------------
                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD        AT END OF PERIOD              OUTSTANDING AT END OF PERIOD
SP MFS CAPITAL OPPORTUNITIES PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99530                      $0.81060                               0
         1/1/2002 to 12/31/2002                 $0.81060                      $0.57009                               0
         2/4/2002*** to 12/31/2002              $0.96821                      $0.74461                               0

SP MID CAP GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99348                      $0.81540                           7,562
         1/1/2002 to 12/31/2002                 $0.81540                      $0.43161                           6,516
         2/4/2002*** to 12/31/2002              $0.95936                      $0.58443                               0

SP PIMCO HIGH YIELD PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99996                      $1.01397                           1,054
         1/1/2002 to 12/31/2002                 $1.01397                      $1.00143                           1,615
         2/4/2002*** to 12/31/2002              $0.99887                      $0.98184                               0

SP PIMCO TOTAL RETURN PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99996                      $1.04110                          24,059
         1/1/2002 to 12/31/2002                 $1.04110                      $1.12328                          29,690
         2/4/2002*** to 12/31/2002              $1.00358                      $1.06613                               0

SP PRUDENTIAL US EMERGING GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99484                      $0.87416                          15,458
         1/1/2002 to 12/31/2002                 $0.87416                      $0.58550                          19,001
         2/4/2002*** to 12/31/2002              $0.96873                      $0.71988                               0

SP SMALL/MID CAP VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $1.00085                      $1.00289                          25,060
         1/1/2002 to 12/31/2002                 $1.00289                      $0.84681                          29,602
         2/4/2002*** to 12/31/2002              $0.98396                      $0.84988                               0

SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99482                      $0.85719                               0
         1/1/2002 to 12/31/2002                 $0.85719                      $0.63181                               0
         2/4/2002*** to 12/31/2002              $0.97345                      $0.77240                               0

EVERGREEN VA BLUE CHIP FUND
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99628                      $0.90859                               0
         1/1/2002 to 12/31/2002                 $0.90859                      $0.69853                               0
         2/4/2002*** to 12/31/2002              $0.97928                      $0.78660                               0

EVERGREEN VA CAPITAL GROWTH FUND
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99866                      $0.90811                           7,690
         1/1/2002 to 12/31/2002                 $0.90811                      $0.69391                           7,210
         2/4/2002*** to 12/31/2002              $0.98641                      $0.80397                               0


 * BASE DEATH BENEFIT
 ** COMMENCEMENT OF BUSINESS
*** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002                               THIS CHART CONTINUES ON THE NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.40)*
---------------------------------------------------------------------------------------------------------------------------------
                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD        AT END OF PERIOD              OUTSTANDING AT END OF PERIOD
EVERGREEN VA FOUNDATION FUND
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99781                      $0.95089                          19,363
         1/1/2002 to 12/31/2002                 $0.95089                      $0.84711                           6,679
         2/4/2002*** to 12/31/2002              $0.98745                      $0.90443                               0

EVERGREEN VA GLOBAL LEADERS FUND
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $1.00219                      $0.91709                               0
         1/1/2002 to 12/31/2002                 $0.91709                      $0.72115                               0
         2/4/2002*** to 12/31/2002              $0.98750                      $0.80678                               0

EVERGREEN VA GROWTH FUND
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99162                      $0.98597                               0
         1/1/2002 to 12/31/2002                 $0.98597                      $0.71064                               0
         2/4/2002*** to 12/31/2002              $0.97334                      $0.73715                               0

EVERGREEN VA MASTERS FUND
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99617                      $0.87356                               0
         1/1/2002 to 12/31/2002                 $0.87356                      $0.63230                               0
         2/4/2002*** to 12/31/2002              $0.97189                      $0.75546                               0

EVERGREEN VA OMEGA FUND
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99424                      $0.91152                           3,859
         1/1/2002 to 12/31/2002                 $0.91152                      $0.67078                           3,618
         2/4/2002*** to 12/31/2002              $0.97492                      $0.75981                               0

EVERGREEN VA SMALL CAP VALUE FUND
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99754                      $1.09268                           3,551
         1/1/2002 to 12/31/2002                 $1.09268                      $0.94182                           3,331
         2/4/2002*** to 12/31/2002              $0.98336                      $0.85553                               0

JANUS ASPEN SERIES--GROWTH PORTFOLIO SERVICE SHARES
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99357                      $0.78373                               0
         1/1/2002 to 12/31/2002                 $0.78373                      $0.56640                               0
         2/4/2002*** to 12/31/2002              $0.97419                      $0.74968                               0


 * BASE DEATH BENEFIT
 ** COMMENCEMENT OF BUSINESS
*** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002                             THIS CHART CONTINUES ON THE NEXT PAGE

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------


ACCUMULATION UNIT VALUES: AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.70)*
---------------------------------------------------------------------------------------------------------------------------------
                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD        AT END OF PERIOD              OUTSTANDING AT END OF PERIOD
JENNISON PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99429                      $0.86817                               0
         1/1/2002 to 12/31/2002                 $0.86817                      $0.58941                               0
         2/4/2002*** to 12/31/2002              $0.97698                      $0.70460                               0

PRUDENTIAL EQUITY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002** to 12/31/2002               $0.97747                      $0.77957                               0

PRUDENTIAL GLOBAL PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99995                      $0.83831                               0
         1/1/2002 to 12/31/2002                 $0.83831                      $0.61700                               0
         2/4/2002*** to 12/31/2002              $0.98629                      $0.76460                               0

PRUDENTIAL MONEY MARKET PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $1.00008                      $1.01067                               0
         1/1/2002 to 12/31/2002                 $1.01067                      $1.00895                               0
         2/4/2002*** to 12/31/2002              $1.00001                      $0.99820                               0

PRUDENTIAL STOCK INDEX PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99725                      $0.90315                               0
         1/1/2002 to 12/31/2002                 $0.90315                      $0.69098                               0
         2/4/2002*** to 12/31/2002              $0.97531                      $0.78297                           2,452

PRUDENTIAL VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002** to 12/31/2002               $0.97743                      $0.79137                               0

SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99880                      $0.86938                               0
         1/1/2002 to 12/31/2002                 $0.86938                      $0.66539                         178,856
         2/4/2002*** to 12/31/2002              $0.98196                      $0.80023                               0

SP AIM AGGRESSIVE GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99723                      $0.87323                               0
         1/1/2002 to 12/31/2002                 $0.87323                      $0.67877                          20,452
         2/4/2002*** to 12/31/2002              $0.97609                      $0.80046                               0

SP AIM CORE EQUITY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99083                      $0.83939                               0
         1/1/2002 to 12/31/2002                 $0.83939                      $0.69981                               0
         2/4/2002*** to 12/31/2002              $0.98414                      $0.85470                               0

SP ALLIANCE LARGE CAP GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99508                      $0.88053                               0
         1/1/2002 to 12/31/2002                 $0.88053                      $0.59579                          24,791
         2/4/2002*** to 12/31/2002              $0.96938                      $0.71891                               0


 * GMDB GREATER OF ROLL UP OR STEP-UP, AND GMDB ROLL UP OR STEP-UP AND CONTRACT WITH CREDIT
 ** COMMENCEMENT OF BUSINESS
   *** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002                                         THIS CHART CONTINUES ON THE NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.70)*
---------------------------------------------------------------------------------------------------------------------------------
                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD        AT END OF PERIOD              OUTSTANDING AT END OF PERIOD
SP ALLIANCE TECHNOLOGY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.98559                      $0.81140                               0
         1/1/2002 to 12/31/2002                 $0.81140                      $0.46806                          13,766
         2/4/2002*** to 12/31/2002              $0.97072                      $0.60084                               0

SP BALANCED ASSET ALLOCATION PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99891                      $0.94775                               0
         1/1/2002 to 12/31/2002                 $0.94775                      $0.82314                          69,864
         2/4/2002*** to 12/31/2002              $0.98740                      $0.88845                           3,380
SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99796                      $0.98256                               0
         1/1/2002 to 12/31/2002                 $0.98256                      $0.90928                               0
         2/4/2002*** to 12/31/2002              $0.99055                      $0.93640                               0

SP DAVIS VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99791                      $0.91853                               0
         1/1/2002 to 12/31/2002                 $0.91853                      $0.76141                          20,303
         2/4/2002*** to 12/31/2002              $0.97221                      $0.86447                           6,850

SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $1.00227                      $0.84580                               0
         1/1/2002 to 12/31/2002                 $0.84580                      $0.68883                          13,608
         2/4/2002*** to 12/31/2002              $0.99844                      $0.85162                           2,230

SP GROWTH ASSET ALLOCATION PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99885                      $0.90794                          23,834
         1/1/2002 to 12/31/2002                 $0.90794                      $0.73863                         237,971
         2/4/2002*** to 12/31/2002              $0.98363                      $0.84121                         123,935

SP INVESCO SMALL COMPANY GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99726                      $0.92502                               0
         1/1/2002 to 12/31/2002                 $0.92502                      $0.63434                           1,575
         2/4/2002*** to 12/31/2002              $0.97558                      $0.72319                               0

SP JENNISON INTERNATIONAL GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $1.00272                      $0.74646                               0
         1/1/2002 to 12/31/2002                 $0.74646                      $0.56836                               0
         2/4/2002*** to 12/31/2002              $0.99601                      $0.80064                               0


 * GMDB GREATER OF ROLL UP OR STEP-UP, AND GMDB ROLL UP OR STEP-UP AND CONTRACT WITH CREDIT
 ** COMMENCEMENT OF BUSINESS
   *** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002                                          THIS CHART CONTINUES ON THE NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.70)*
---------------------------------------------------------------------------------------------------------------------------------
                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD        AT END OF PERIOD              OUTSTANDING AT END OF PERIOD
SP LARGE CAP VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99701                      $0.92210                               0
         1/1/2002 to 12/31/2002                 $0.92210                      $0.75821                               0
         2/4/2002*** to 12/31/2002              $0.97728                      $0.83592                           3,474

SP MFS CAPITAL OPPORTUNITIES PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99529                      $0.80894                               0
         1/1/2002 to 12/31/2002                 $0.80894                      $0.56730                          16,685
         2/4/2002*** to 12/31/2002              $0.96819                      $0.74266                               0

SP MID CAP GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99347                      $0.81381                               0
         1/1/2002 to 12/31/2002                 $0.81381                      $0.42951                          16,150
         2/4/2002*** to 12/31/2002              $0.95934                      $0.58278                           3,125

SP PIMCO HIGH YIELD PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99995                      $1.01191                               0
         1/1/2002 to 12/31/2002                 $1.01191                      $0.99642                               0
         2/4/2002*** to 12/31/2002              $0.99885                      $0.97913                           2,188

SP PIMCO TOTAL RETURN PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99995                      $1.03903                               0
         1/1/2002 to 12/31/2002                 $1.03903                      $1.11761                               0
         2/4/2002*** to 12/31/2002              $1.00355                      $1.06315                           8,021

SP PRUDENTIAL US EMERGING GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99483                      $0.87246                               0
         1/1/2002 to 12/31/2002                 $0.87246                      $0.58271                               0
         2/4/2002*** to 12/31/2002              $0.96871                      $0.71792                               0

SP SMALL/MID CAP VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $1.00084                      $1.00087                               0
         1/1/2002 to 12/31/2002                 $1.00087                      $0.84255                           7,358
         2/4/2002*** to 12/31/2002              $0.98393                      $0.84758                               0

SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99481                      $0.85553                               0
         1/1/2002 to 12/31/2002                 $0.85553                      $0.62875                               0
         2/4/2002*** to 12/31/2002              $0.97342                      $0.77024                               0


 * GMDB GREATER OF ROLL UP OR STEP-UP, AND GMDB ROLL UP OR STEP-UP AND CONTRACT WITH CREDIT
 ** COMMENCEMENT OF BUSINESS
   *** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002                                          THIS CHART CONTINUES ON THE NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.70)*
---------------------------------------------------------------------------------------------------------------------------------
                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD        AT END OF PERIOD              OUTSTANDING AT END OF PERIOD
EVERGREEN VA BLUE CHIP FUND
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99627                      $0.90677                               0
         1/1/2002 to 12/31/2002                 $0.90677                      $0.69499                               0
         2/4/2002*** to 12/31/2002              $0.97926                      $0.78443                               0

EVERGREEN VA CAPITAL GROWTH FUND
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99865                      $0.90641                               0
         1/1/2002 to 12/31/2002                 $0.90641                      $0.69059                               0
         2/4/2002*** to 12/31/2002              $0.98639                      $0.80182                               0

EVERGREEN VA FOUNDATION FUND
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99780                      $0.94909                               0
         1/1/2002 to 12/31/2002                 $0.94909                      $0.84305                               0
         2/4/2002*** to 12/31/2002              $0.98743                      $0.90199                               0

EVERGREEN VA GLOBAL LEADERS FUND
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $1.00218                      $0.91535                               0
         1/1/2002 to 12/31/2002                 $0.91535                      $0.71767                               0
         2/4/2002*** to 12/31/2002              $0.98747                      $0.80474                           5,512

EVERGREEN VA GROWTH FUND
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99161                      $0.98408                               0
         1/1/2002 to 12/31/2002                 $0.98408                      $0.70725                               0
         2/4/2002*** to 12/31/2002              $0.97332                      $0.73505                           4,531

EVERGREEN VA MASTERS FUND
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99617                      $0.87193                               0
         1/1/2002 to 12/31/2002                 $0.87193                      $0.62923                               0
         2/4/2002*** to 12/31/2002              $0.97187                      $0.75351                               0

EVERGREEN VA OMEGA FUND
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99423                      $0.90978                               0
         1/1/2002 to 12/31/2002                 $0.90978                      $0.66749                               0
         2/4/2002*** to 12/31/2002              $0.97490                      $0.75780                           4,495


 * GMDB GREATER OF ROLL UP OR STEP-UP, AND GMDB ROLL UP OR STEP-UP AND CONTRACT WITH CREDIT
 ** COMMENCEMENT OF BUSINESS
   *** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002                                         THIS CHART CONTINUES ON THE NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.70)*
---------------------------------------------------------------------------------------------------------------------------------
                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD        AT END OF PERIOD              OUTSTANDING AT END OF PERIOD
EVERGREEN VA SMALL CAP VALUE FUND
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99753                      $1.09055                               0
         1/1/2002 to 12/31/2002                 $1.09055                      $0.93724                           1,060
         2/4/2002*** to 12/31/2002              $0.98334                      $0.85320                          15,788

JANUS ASPEN SERIES--GROWTH PORTFOLIO SERVICE SHARES
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001** to 12/31/2001               $0.99356                      $0.78219                               0
         1/1/2002 to 12/31/2002                 $0.78219                      $0.56359                               0
         2/4/2002*** to 12/31/2002              $0.97417                      $0.74773                               0



 *  GMDB GREATER OF ROLL UP OR STEP-UP, AND GMDB ROLL UP OR STEP-UP AND CONTRACT WITH CREDIT
 ** COMMENCEMENT OF BUSINESS
*** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES: AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.80)*,**
---------------------------------------------------------------------------------------------------------------------------------
                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD        AT END OF PERIOD              OUTSTANDING AT END OF PERIOD
JENNISON PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.97697                      $0.70404                               0

PRUDENTIAL EQUITY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.97747                      $0.77888                               0

PRUDENTIAL GLOBAL PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.98628                      $0.76397                               0

PRUDENTIAL MONEY MARKET PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $1.00000                      $0.99705                               0

PRUDENTIAL STOCK INDEX PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.97531                      $0.78234                               0

PRUDENTIAL VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.97743                      $0.79064                               0

SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.98195                      $0.79951                          93,771

SP AIM AGGRESSIVE GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.97608                      $0.79994                               0

SP AIM CORE EQUITY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.98413                      $0.85392                               0

SP ALLIANCE LARGE CAP GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.96937                      $0.71821                               0

SP ALLIANCE TECHNOLOGY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.97071                      $0.60027                               0

SP BALANCED ASSET ALLOCATION PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.98740                      $0.88776                         435,174

SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.99055                      $0.93552                          87,096

SP DAVIS VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.97220                      $0.86377                               0

SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.99843                      $0.85088                               0

SP GROWTH ASSET ALLOCATION PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.98362                      $0.84047                               0



 * GMDB GREATER OF ROLL UP OR STEP-UP AND CONTRACT WITH CREDIT
** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002                   THIS CHART CONTINUES ON THE NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.80)*,**
---------------------------------------------------------------------------------------------------------------------------------
                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD        AT END OF PERIOD              OUTSTANDING AT END OF PERIOD
SP INVESCO SMALL COMPANY GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.97557                      $0.72253                               0

SP JENNISON INTERNATIONAL GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.99600                      $0.80005                               0

SP LARGE CAP VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.97727                      $0.83524                               0

SP MFS CAPITAL OPPORTUNITIES PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.96818                      $0.74196                               0

SP MID CAP GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.95933                      $0.58236                               0

SP PIMCO HIGH YIELD PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.99884                      $0.97831                               0

SP PIMCO TOTAL RETURN PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $1.00354                      $1.06230                               0

SP PRUDENTIAL U.S. EMERGING GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.96870                      $0.71719                               0

SP SMALL/MID CAP VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.98392                      $0.84686                               0

SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.97341                      $0.76958                               0

EVERGREEN VA BLUE CHIP FUND
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.97925                      $0.78371                               0

EVERGREEN VA CAPITAL GROWTH FUND
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.98638                      $0.80112                               0

EVERGREEN VA FOUNDATION FUND
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.98742                      $0.90122                               0

EVERGREEN VA GLOBAL LEADERS FUND
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.98747                      $0.80388                               0

EVERGREEN VA GROWTH FUND
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.97331                      $0.73443                               0

EVERGREEN VA MASTERS FUND
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.97186                      $0.75279                               0


 * GMDB GREATER OF ROLL UP OR STEP-UP AND CONTRACT WITH CREDIT
** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002                        THIS CHART CONTINUES ON THE NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (1.80)*,**
---------------------------------------------------------------------------------------------------------------------------------
                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD        AT END OF PERIOD              OUTSTANDING AT END OF PERIOD
EVERGREEN VA OMEGA FUND
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.97489                      $0.75713                               0

EVERGREEN VA SMALL CAP VALUE FUND
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.98333                      $0.85254                               0

JANUS ASPEN SERIES--GROWTH PORTFOLIO SERVICE SHARES
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002 to 12/31/2002                 $0.97416                      $0.74702                               0



 * GMDB GREATER OF ROLL UP OR STEP-UP AND CONTRACT WITH CREDIT
** VERSION OF CONTRACT FIRST OFFERED ON 2/4/2002

                                                                         PART II
STRATEGIC PARTNERS PLUS PROSPECTUS  SECTIONS 1-9

                       This page intentionally left blank

PART III PROSPECTUSES
--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS

STRATEGIC PARTNERS(SM)
FLEXELITE
VARIABLE ANNUITY
--------------------------------------------------------------------------------
PROSPECTUS: MAY 1, 2003

THIS PROSPECTUS DESCRIBES AN INDIVIDUAL VARIABLE ANNUITY CONTRACT OFFERED BY PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE). PRUCO LIFE IS A WHOLLY OWNED SUBSIDIARY OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA.

THE FUNDS
------------------------------------------------------------


Strategic Partners FlexElite offers a wide variety of investment choices, including 27 variable investment options that invest in mutual funds managed by these leading asset managers.


PRUDENTIAL INVESTMENTS LLC
JENNISON ASSOCIATES LLC
A I M CAPITAL MANAGEMENT, INC.

ALLIANCE CAPITAL MANAGEMENT, L.P.


CALAMOS ASSET MANAGEMENT, INC.

DAVIS ADVISORS

DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LIMITED


FIDELITY MANAGEMENT & RESEARCH COMPANY


GE ASSET MANAGEMENT, INCORPORATED

INVESCO FUNDS GROUP, INC.
JANUS CAPITAL MANAGEMENT LLC

MASSACHUSETTS FINANCIAL SERVICES COMPANY (MFS)

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC (PIMCO)

SALOMON BROTHERS ASSET MANAGEMENT INC.


PLEASE READ THIS PROSPECTUS
------------------------------------------------------------


Please read this prospectus before purchasing a Strategic Partners FlexElite variable annuity contract and keep it for future reference. The Risk Factors section relating to the market value adjustment option appears on page 13 of this prospectus. Current prospectuses for each of the underlying mutual funds accompany this prospectus. These prospectuses contain important information about the mutual funds. Please read these prospectuses and keep them for reference.


TO LEARN MORE ABOUT STRATEGIC PARTNERS FLEXELITE
------------------------------------------------------------


To learn more about the Strategic Partners FlexElite variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2003. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can be obtained from the SEC's Public Reference Section, 450 5th Street N.W., Washington, D.C. 20549-0102. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 942-8090. The SEC also maintains a Web site (http://www.sec.gov) that contains the Strategic Partners FlexElite SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is on Page 59 of this prospectus.


FOR A FREE COPY OF THE SAI CALL US AT:
------------------------------------------------------------

[ARROW GRAPHIC]  (888) PRU-2888 or write to us at:

[ARROW GRAPHIC]   Prudential Annuity Service Center
                  P.O. Box 7960
                  Philadelphia, PA 19101

YOU MAY ELECT BEFORE YOUR 3RD AND 6TH CONTRACT ANNIVERSARIES TO HAVE A CREDIT ADDED TO YOUR CONTRACT VALUE. IF YOU MAKE A CREDIT ELECTION, YOUR CHARGES MAY BE HIGHER THAN IF YOU HAD NOT MADE THE ELECTION AND THEY COULD EXCEED YOUR CREDIT AMOUNT IF YOU MAKE A WITHDRAWAL WITHIN 3 YEARS OF YOUR ELECTION.

THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN STRATEGIC PARTNERS FLEXELITE IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


STRATEGIC PARTNERS(SM) IS A SERVICE MARK OF THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA                                                                 ORD01091

CONTENTS
--------------------------------------------------------------------------------


                                       PART I: STRATEGIC PARTNERS FLEXELITE PROSPECTUS
                                       ------------------------------------------------------------

                                       SUMMARY
                                       ------------------------------------------------------------
                                                Glossary...........................................      6
                                                Summary............................................     10
                                                Risk Factors.......................................     13
                                                Summary of Contract Expenses.......................     14
                                                Expense Examples...................................     17

                                       PART II: STRATEGIC PARTNERS FLEXELITE PROSPECTUS
                                       ------------------------------------------------------------

                                       SECTIONS 1-9
                                       ------------------------------------------------------------

                                           Section 1: What is the Strategic Partners FlexElite
                                             Variable Annuity?.....................................     22
                                                Short Term Cancellation Right or "Free Look".......     22

                                           Section 2: What Investment Options Can I Choose?........     23
                                                Variable Investment Options........................     23
                                                Fixed Interest Rate Options........................     24
                                                Market Value Adjustment Option.....................     25
                                                Transfers Among Options............................     27
                                                Market Timing......................................     27
                                                Dollar Cost Averaging..............................     28
                                                Asset Allocation Program...........................     28
                                                Auto-Rebalancing...................................     28
                                                Voting Rights......................................     28
                                                Substitution.......................................     29

                                           Section 3: What Kind of Payments Will I Receive During
                                             the Income Phase? (Annuitization).....................     30
                                                Payment Provisions.................................     30
                                                Payment Provisions Without the Guaranteed Minimum
                                                  Income Benefit...................................     30
                                                    Option 1: Annuity Payments for a Fixed
                                                    Period.........................................     30
                                                    Option 2: Life Income Annuity Option...........     30
                                                    Option 3: Interest Payment Option..............     31
                                                    Other Annuity Options..........................     31
                                                    Tax Considerations.............................     31
                                                Guaranteed Minimum Income Benefit..................     31
                                                    GMIB Option 1 -- Single Life Payout Option.....     33
                                                    GMIB Option 2 -- Joint Life Payout Option......     33
                                                Income Appreciator Benefit.........................     33

                                           Section 4: What is the Death Benefit?...................     36
                                                Beneficiary........................................     36
                                                Calculation of the Death Benefit...................     36
                                                Guaranteed Minimum Death Benefit...................     36
                                                GMDB Roll-Up.......................................     36
                                                GMDB Step-Up.......................................     37
                                                Payout Options.....................................     38
                                                Earnings Appreciator Benefit.......................     39
                                                Spousal Continuance Benefit........................     40

                                           Section 5: How Can I Purchase a Strategic Partners
                                             FlexElite Contract?...................................     42
                                                Purchase Payments..................................     42
                                                Allocation of Purchase Payments....................     42
                                                Calculating Contract Value.........................     42
                                                Credit Election....................................     43


--------------------------------------------------------------------------------
 2

--------------------------------------------------------------------------------


                                           Section 6: What are the Expenses Associated with the
                                             Strategic Partners FlexElite Contract?................     44
                                                Insurance and Administrative Charge................     44
                                                Withdrawal Charge..................................     44
                                                Waiver of Withdrawal Charge for Critical Care......     45
                                                Earnings Appreciator Charge........................     45
                                                Contract Maintenance Charge........................     46
                                                Guaranteed Minimum Income Benefit Charge...........     46
                                                Income Appreciator Benefit Charge..................     46
                                                Taxes Attributable to Premium......................     47
                                                Transfer Fee.......................................     47
                                                Company Taxes......................................     47
                                                Underlying Mutual Fund Fees........................     47

                                           Section 7: How Can I Access My Money?...................     48
                                                Withdrawals During the Accumulation Phase..........     48
                                                Automated Withdrawals..............................     48
                                                Income Appreciator Benefit Options During the
                                                  Accumulation Phase...............................     48
                                                Suspension of Payments or Transfers................     50

                                           Section 8: What are the Tax Considerations Associated
                                             with the Strategic Partners FlexElite Contract?.......     51
                                                Contracts Owned by Individuals (Not Associated with
                                                  Tax Favored Retirement Plans)....................     51
                                                Contracts Held by Tax Favored Plans................     53

                                           Section 9: Other Information............................     58
                                                Pruco Life Insurance Company.......................     58
                                                The Separate Account...............................     58
                                                Sale and Distribution of the Contract..............     58
                                                Litigation.........................................     59
                                                Assignment.........................................     59
                                                Financial Statements...............................     59
                                                Statement of Additional Information................     59
                                                Householding.......................................     59
                                                Market Value Adjustment Formula....................     60
                                                IRA Disclosure Statement...........................     63

                                           Appendix................................................     67
                                                Accumulation Unit Values...........................     67

                                       PART III: PROSPECTUSES

                                       VARIABLE INVESTMENT OPTIONS

                                        THE PRUDENTIAL SERIES FUND, INC.

                                        JANUS ASPEN SERIES


--------------------------------------------------------------------------------

                       This page intentionally left blank

--------------------------------------------------------------------------------
 4

PART I SUMMARY
--------------------------------------------------------------------------------
STRATEGIC PARTNERS FLEXELITE PROSPECTUS

--------------------------------------------------------------------------------

PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY
GLOSSARY
--------------------------------------------------------------------------------
WE HAVE TRIED TO MAKE THIS PROSPECTUS AS EASY TO READ AND UNDERSTAND AS POSSIBLE. BY THE NATURE OF THE CONTRACT, HOWEVER, CERTAIN TECHNICAL WORDS OR TERMS ARE UNAVOIDABLE. WE HAVE IDENTIFIED THE FOLLOWING AS SOME OF THESE WORDS OR TERMS.

ACCUMULATION PHASE

The period that begins with the contract date (see definition below) and ends when you start receiving income payments, or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

ADJUSTED CONTRACT VALUE

When you begin receiving income payments, the value of your contract adjusted for any market value adjustment minus any charge we impose for premium taxes, withdrawal charge and credit election withdrawal charge.

ANNUITANT

The person whose life determines the amount of income payments that will be paid. If the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.

ANNUITY DATE

The date when income payments are scheduled to begin.

BENEFICIARY

The person(s) or entity you have chosen to receive a death benefit.

CO-ANNUITANT

The person shown on the contract data pages who becomes the annuitant upon the death of the annuitant. No co-annuitant may be designated if the owner is a non-natural person.

CONTRACT DATE

The date we receive your initial purchase payment. We will credit the initial purchase payment to your contract within two business days from the day on which we receive all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

CONTRACT OWNER, OWNER OR YOU

The person entitled to the ownership rights under the contract.

CONTRACT VALUE

This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your contract value will go up or down based on the performance of the investment options you choose.

CREDIT

The amount we add to your contract value if you make a credit election.

CREDIT ELECTION

Your election to have a credit added to your contract value. At least 30 calendar days prior to your 3rd and 6th contract anniversaries, we will notify you of your option to make a credit election. We will give you notice only if the credit election is available under your contract and you have not previously declined to receive a credit. We must receive the credit election in good order no later than the applicable contract anniversary.

DEATH BENEFIT


If the owner dies, the beneficiary you designate will receive, at a minimum, the total amount invested, reduced by withdrawals or a potentially greater amount related to market appreciation. The guaranteed minimum death benefit is available for an additional charge.


DOLLAR COST AVERAGING FIXED RATE OPTION (DCA FIXED RATE OPTION)

An investment option that offers a fixed rate of interest for a selected period during which periodic transfers are automatically made to selected variable investment options or to the one-year fixed rate option. We guarantee your money will earn at least 3% while it is allocated to this option. Payments you allocate to the DCA Fixed Rate Option become part of Pruco Life's general assets until they are transferred.

--------------------------------------------------------------------------------
 6

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PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY

EARNINGS APPRECIATOR

An optional feature available for an additional charge that may provide a supplemental death benefit based on earnings under the contract.

FIXED INTEREST RATE OPTIONS

These are investment options that offer a fixed rate of interest for either a one-year period (fixed rate option) or a selected period during which periodic transfers are made to selected variable investment options (DCA fixed rate option).

GMDB PROTECTED VALUE

The guaranteed amount of the guaranteed minimum death benefit, which may equal the GMDB roll-up value, the GMDB step-up value, or the greater of the two. The protected value will be subject to certain age restrictions and time durations, however it will still increase by subsequent invested purchase payments and reduce by withdrawals.

GMDB ROLL-UP

We may use the GMDB roll-up value to compute the GMDB protected value of the guaranteed minimum death benefit. The GMDB roll-up is equal to the invested purchase payments compounded daily at an effective annual interest rate of 5% (if the sole owner or the older of the owner and joint owner is less than 80 years old on the contract date) or for contracts sold the later of May 1, 2003 or upon state approval 3% (if the sole owner or the older of the owner and joint owner is between 80 and 85 years old on the contract date) starting on the date that each invested purchase payment is made, reduced by withdrawals.

GMDB STEP-UP

We may use the GMDB step-up value to compute the GMDB protected value of the guaranteed minimum death benefit.

     If the sole owner or the older of the owner and joint owner is less than age 80 on the contract date, the GMDB step-up before the first contract anniversary is the initial invested purchase payment increased by subsequent invested purchase payments and reduced by the effect of withdrawals. The GMDB step-up on each contract anniversary will be the greater of the previous GMDB step-up and the contract value as of such contract anniversary. Between contract anniversaries, the GMDB step-up will be increased by invested purchase payments and reduced by the effect of withdrawals.

     For contracts sold the later of May 1, 2003 or upon state approval, if the sole owner or the older of the owner and joint owner is between age 80 and 85 on the contract date, the GMDB step-up before the third contract anniversary is the sum of invested purchase payments, reduced by the effect of withdrawals. On the third contract anniversary the GMDB step-up will be adjusted to the greater of the then current GMDB step-up or the contract value as of that contract anniversary.

GMIB PROTECTED VALUE

The GMIB protected value is calculated daily and is equal to the GMIB roll-up, until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries or number of years since last GMIB reset. At such point, the GMIB protected value will be increased by any subsequent invested purchase payments, and reduced by withdrawals. You may elect to reset your GMIB protected value to equal your contract value twice over the life of the contract.

GMIB ROLL-UP

We will use the GMIB roll-up value to compute the GMIB protected value of the guaranteed minimum income benefit. The GMIB roll-up is equal to the invested purchase payments compounded daily at an effective annual interest rate of 5% starting on the date each invested purchase payment is made, subject to a 200% cap, and reduced by withdrawals.

GOOD ORDER

An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.

GUARANTEED MINIMUM DEATH BENEFIT (GMDB)

An optional feature available for an additional charge, which guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB "protected value". Depending upon the terms of your contract, the protected value for the guaranteed minimum death benefit may equal the GMDB "roll-up value," the GMDB "step-up value," or the larger of the two. We define these terms above.

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                                                                               7

PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY
GLOSSARY CONTINUED
--------------------------------------------------------------------------------

GUARANTEED MINIMUM INCOME BENEFIT (GMIB)

An optional feature available for an additional charge that guarantees that the income payments you receive during the income phase will be no less than a certain GMIB protected value applied to the guaranteed annuity purchase rates.

GUARANTEE PERIOD


A period of time during which your invested purchase payment in the market value adjustment option earns interest at the declared rate. We may offer one or more guarantee periods.


IAB AUTOMATIC WITHDRAWAL PAYMENT PROGRAM

A series of payments consisting of a portion of your contract value and income appreciator benefit paid to you in equal installments over a 10 year period, which you may choose, if you elect to receive the income appreciator benefit
(IAB) during the accumulation phase.

IAB CREDIT

An amount we add to your contract value that is credited in equal installments over a 10 year period, which you may choose, if you elect to receive the income appreciator benefit (IAB) during the accumulation phase.

INCOME APPRECIATOR BENEFIT (IAB)

An optional feature that may be available for an additional charge that may provide a supplemental income benefit based on earnings under the contract.

INCOME OPTIONS

Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

INCOME PHASE

The period in which you receive income payments under the contract.

INVESTED PURCHASE PAYMENTS

Your purchase payments (which we define below) less any deduction we make for any premium or other tax charge.

JOINT OWNER

The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. The joint owner may be the owner's spouse, but need not be.


MARKET VALUE ADJUSTMENT



An adjustment to your contract value or withdrawal proceeds that is based on the relationship between interest you are currently earning within the market value adjustment option and prevailing interest rates. This adjustment may be positive or negative.


MARKET VALUE ADJUSTMENT OPTION


An investment option for contracts sold the later of May 1, 2003 or upon state approval. The investment option offers guarantee periods from one to ten years in length, and pays a fixed rate of interest with respect to each guarantee period. We impose a market value adjustment on withdrawals that you make prior to the end of a guarantee period.


NET PURCHASE PAYMENTS

Your total purchase payments less any withdrawals you have made.

PRUDENTIAL ANNUITY SERVICE CENTER

For general correspondence: P.O. Box 7960, Philadelphia, PA, 19101. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The phone number is (888) PRU-2888. Prudential's Web site is www.prudential.com.

PURCHASE PAYMENTS

The amount of money you pay us to purchase the contract. Generally, with some restrictions, you can make additional purchase payments at any time during the accumulation phase.

SEPARATE ACCOUNT

Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The separate account is set apart from all of the general assets of Pruco Life.

STATEMENT OF ADDITIONAL INFORMATION

A document containing certain additional information about the Strategic Partners FlexElite variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.

--------------------------------------------------------------------------------
 8

--------------------------------------------------------------------------------
PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY

TAX DEFERRAL

This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See "What Are the Tax Considerations Associated with the Strategic Partners FlexElite Contract," on page 51.

VARIABLE INVESTMENT OPTION

When you choose a variable investment option, we purchase shares of the mutual fund which are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

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                                                                               9

PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY
SUMMARY FOR SECTIONS 1-9
--------------------------------------------------------------------------------

FOR A MORE COMPLETE DISCUSSION OF THE FOLLOWING TOPICS, SEE THE CORRESPONDING
SECTION IN PART II OF THE PROSPECTUS.

SECTION 1
WHAT IS THE STRATEGIC PARTNERS FLEXELITE VARIABLE ANNUITY?


The Strategic Partners FlexElite Variable Annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life Insurance Company will hereafter be referred to as Pruco Life, We or Us). The contract allows you to invest on a tax-deferred basis in one or more of 27 variable investment options. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit. Certain charges and features of the contract, such as the Guaranteed Minimum Income Benefit and the Income Appreciator Benefit, apply only to contracts sold the later of May 1, 2003 or upon state approval. The Guaranteed Minimum Income Benefit and Income Appreciator Benefit features are available in other Pruco Life variable annuities that have lower charges.


The variable investment options are designed to offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value.

You can invest your money in any or all of the variable investment options, the fixed interest rate options, and the market value adjustment option. You are allowed 12 free transfers each contract year among the variable investment options, without a charge.

The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase.

- During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal.

- The income phase starts when you begin receiving regular payments from your contract. The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount of payments you will receive during the income phase. Other factors will affect the amount of your payments such as age, gender and the payout option you selected.

If you change your mind about owning Strategic Partners FlexElite, you may cancel your contract within 10 days after receiving it (or whatever time period is required under applicable law). This time period is referred to as the Free Look period.

SECTION 2
WHAT INVESTMENT OPTIONS CAN I CHOOSE?

You generally can invest your money in any of the variable investment options that use the mutual funds described in the fund prospectuses provided with this prospectus:

The Prudential Series Fund, Inc.

   Jennison Portfolio (domestic equity)

   Prudential Equity Portfolio

   Prudential Global Portfolio

   Prudential Money Market Portfolio

   Prudential Stock Index Portfolio

   Prudential Value Portfolio (domestic equity)

   SP Aggressive Growth Asset Allocation Portfolio

   SP AIM Aggressive Growth Portfolio

   SP AIM Core Equity Portfolio

   SP Alliance Large Cap Growth Portfolio

   SP Alliance Technology Portfolio

   SP Balanced Asset Allocation Portfolio

   SP Conservative Asset Allocation Portfolio

   SP Davis Value Portfolio

   SP Deutsche International Equity Portfolio

   SP Growth Asset Allocation Portfolio

   SP INVESCO Small Company Growth Portfolio

   SP Jennison International Growth Portfolio

   SP Large Cap Value Portfolio

   SP MFS Capital Opportunities Portfolio (domestic and foreign equity)


   SP Mid Cap Growth Portfolio (formerly MFS Mid-Cap Growth Portfolio)


   SP PIMCO High Yield Portfolio

   SP PIMCO Total Return Portfolio

   SP Prudential U.S. Emerging Growth Portfolio

   SP Small/Mid Cap Value Portfolio

   SP Strategic Partners Focused Growth Portfolio

Janus Aspen Series

   Growth Portfolio -- Service Shares

--------------------------------------------------------------------------------
 10

--------------------------------------------------------------------------------
PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY

   You may also invest your money in a fixed interest rate option or in a market value adjustment option.

   Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the investment performance of the mutual funds used by the variable investment options that you choose. Performance information for the variable investment options is provided in the Statement of Additional Information (SAI). Past performance is not a guarantee of future results.

SECTION 3
WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION)

If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.


For an additional fee, you may also choose, if it is available under your contract, the guaranteed minimum income benefit and the income appreciator benefit. The guaranteed minimum income benefit guarantees that once the income period begins, your income payments will be no less than a certain "GMIB protected value" applied to the GMIB guaranteed annuity purchase rates. The income appreciator benefit provides an additional income amount during the accumulation phase or upon annuitization. See "What Kind Of Payments Will I Receive During the Income Phase" on page 30.


SECTION 4
WHAT IS THE DEATH BENEFIT?

For contracts sold the later of May 1, 2003 or upon state approval, if the sole owner or first to die of the owner and joint owner dies before the income phase of the contract begins, the person(s) or entity that you have chosen as your beneficiary will receive at a minimum, the greater of (i) the contract value,
(ii) either the base death benefit or, for a higher insurance charge, a potentially larger Guaranteed Minimum Death Benefit (GMDB). The base death benefit equals the total invested purchase payments proportionately reduced by withdrawals. The GMDB is equal to a "protected value" that depends upon which of the following GMDB options you choose:

- The highest value of the contract on any contract anniversary, which we call the "GMDB step-up value";

- The total amount you invest increased by a guaranteed rate of return, which we call the "GMDB roll-up value"; or

-  The greater of the GMDB step-up value or GMDB roll-up value.

   FOR ALL OTHER CONTRACTS, THE DEATH BENEFIT DESCRIBED ABOVE WILL BE PAID UPON THE DEATH OF THE SOLE OWNER OR IF SPOUSAL JOINT OWNERS, THE LAST SURVIVING OWNER.

   If on the date we receive due proof of death, (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse; or (2) for contracts sold the later of May 1, 2003 or upon state approval, there are an owner and joint owner of the contract, and the owner's spouse is both the joint owner and the beneficiary under the contract and certain other conditions are met, then in lieu of paying a death benefit, we will allow the surviving spouse to continue the contract by exercising the Spousal Continuance Benefit, which we describe on page 40.

Depending upon the terms of your contract, not all guaranteed death benefit options may be available. See "What is the Death Benefit" on page 36.

For an additional fee, you may also choose, if it is available under your contract, the earnings appreciator supplemental death benefit, which provides a benefit payment upon the death of the sole owner or first to die of the owner or joint owner during the accumulation period.

SECTION 5
HOW CAN I PURCHASE A STRATEGIC PARTNERS FLEXELITE CONTRACT?

You can purchase this contract, under most circumstances, with a minimum initial purchase payment of

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                                                                              11

PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY
SUMMARY FOR SECTIONS 1-9 CONTINUED
--------------------------------------------------------------------------------


$10,000. Generally, you can add $500 ($100 if made through electronic funds transfer) or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms. You may purchase this contract only if you are age 85 or younger, and certain age limits apply to certain features and benefits described herein.

SECTION 6
WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE CONTRACT?

The contract has insurance features and investment features, and there are costs related to each.

- Each year we deduct a contract maintenance charge if your contract value is less than $100,000. This charge is equal to the lesser of $50 or 2% of your contract value.

- For insurance and administrative costs, we also deduct a daily charge based on the average daily value of all assets allocated to the variable investment options, depending on the death benefit option that you choose. If you do not choose a GMDB option, the daily charge is equivalent to an annual charge of 1.65%. If you choose a GMDB option, the annual charge depends upon the option you choose and will be:

    - 1.90% if you choose either the GMDB roll-up or the GMDB step-up options, or

    - 2.00% if you choose the greater of GMDB roll-up and GMDB step-up option.

      The 1.65%, 1.90%, and 2.00% charges referenced immediately above apply to any Strategic Partners FlexElite contract sold the later of May 1, 2003 or upon state approval. Otherwise, those charges are 1.60%, 1.80%, and 1.90%, respectively.

- We will deduct an additional charge if you choose the Earnings Appreciator supplemental death benefit. We deduct this charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.30% of your contract value.

- We will deduct an additional charge if you choose the guaranteed minimum income benefit, if available in your contract. We deduct this annual charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is equal to 0.45% of the GMIB protected value.

- We will deduct an additional charge if you choose the income appreciator benefit, if available in your contract. We deduct this charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.25% of your contract value.

- There are a few states/jurisdictions that assess a premium tax when you begin receiving regular income payments from your annuity. In those states, we will assess the required premium tax charge, which can range up to 3.5% of your contract value.


- There are also expenses associated with the mutual funds. For 2002, the fees of these funds ranged on an annual basis from 0.37% to 3.00% of fund assets, which are reduced by expense reimbursements or waivers to .37% to 1.30%. These reimbursements or waivers may be terminated at any time.



- If you withdraw money within three years of the contract date or a credit election you may have to pay a withdrawal charge up to 7% on all or part of the withdrawal.


SECTION 7
HOW CAN I ACCESS MY MONEY?

You may take money out at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. If you withdraw money within three years of the contract date or a credit election, we may impose a withdrawal charge.

Under the market value adjustment option, you will be subject to a market value adjustment if you make a withdrawal prior to the end of a guarantee period.

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 12

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PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY


SECTION 8
WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE CONTRACT?


Your earnings are generally not taxed until withdrawn. If you take money out during the accumulation phase, the tax laws first treat the withdrawals as a withdrawal of earnings, which are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment. As a result, that portion of each payment is not taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) are taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.


SECTION 9
OTHER INFORMATION


This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker-dealers.



RISK FACTORS



There are various risks associated with an investment in the market value adjustment option annuity that we summarize below.



   Issuer Risk. Your market value adjustment option is issued by Pruco Life, and thus is backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the market value adjustment option could be impaired.



   Risks Related to Changing Interest Rates. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the market value adjustment option. Nonetheless, the market value adjustment formula (which is detailed in the appendix to this prospectus) reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the market value adjustment option will perform better than another investment that you might have made.



   Risks Related to the Withdrawal Charge. We impose withdrawal charges under the variable annuities that offer the market value adjustment option as a companion option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.


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                                                                              13

                                                                          PART I
STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY

SUMMARY OF CONTRACT EXPENSES
--------------------------------------------------------------------------------

THE PURPOSE OF THIS SUMMARY IS TO HELP YOU TO UNDERSTAND THE COSTS YOU WILL PAY FOR STRATEGIC PARTNERS FLEXELITE. THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.


For more detailed information, including additional information about current and maximum charges, see "What Are The Expenses Associated With The Strategic Partners FlexElite Contract?" on page 44. For more detailed expense information about the underlying mutual funds, please refer to the individual fund prospectuses which you will find at the back of this prospectus.


                       CONTRACTOWNER TRANSACTION EXPENSES

WITHDRAWAL CHARGE(1)
---------------------------------------------------------------------------
FULL CONTRACT YEARS
---------------------------------------------------------------------------
         0                                                             7%
         1                                                             7%
         2                                                             7%
         3                                                             0%

CREDIT ELECTION WITHDRAWAL CHARGE(2)
---------------------------------------------------------------------------
FULL CONTRACT YEARS
---------------------------------------------------------------------------
         3                                                             7%
         4                                                             7%
         5                                                             7%
         6                                                             7%
         7                                                             7%
         8                                                             7%
         9                                                             0%


MAXIMUM TRANSFER FEE(3)
--------------------------------------------------------------------
                                                             $ 30.00


1: Each contract year, you may withdraw a specified amount of your contract value without incurring a withdrawal charge. We will waive the withdrawal charge if we pay a death benefit or under certain other circumstances. See "Withdrawal Charge" on page 44.

2: We impose these withdrawal charges only if you elect to have the credit added to your contract value prior to your 3rd and 6th contract anniversaries. These charges may be lower in certain states.

3: Currently, we charge $10 for each transfer after the twelfth in a contract year. As shown in the table, we can increase that charge up to a maximum of $30, but we have no current intention to do so. You will not be charged for transfers made in connection with Dollar Cost Averaging and Auto-Rebalancing.
--------------------------------------------------------------------------------
 14

--------------------------------------------------------------------------------
PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY


The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying mutual fund fees and expenses.


MAXIMUM ANNUAL CONTRACT MAINTENANCE CHARGE AND CONTRACT
CHARGE UPON FULL WITHDRAWAL(4)
--------------------------------------------------------------------
                                                             $ 60.00
INSURANCE AND ADMINISTRATIVE EXPENSES(5)
  ------------------------------------------------------------------
         AS A PERCENTAGE OF THE AVERAGE ACCOUNT VALUE
        ALLOCATED TO VARIABLE INVESTMENT OPTIONS:
         Base Death Benefit                                     1.65%
         Guaranteed Minimum Death Benefit-
            Roll-Up or Step-Up                                  1.90%
            Greater of Roll-Up and Step-Up                      2.00%


EARNINGS APPRECIATOR CHARGE(6)
--------------------------------------------------------------------------------------
                                                              0.30% of contract value

ANNUAL GUARANTEED MINIMUM INCOME BENEFIT CHARGE AND CHARGE
  UPON CERTAIN WITHDRAWALS(7)
------------------------------------------------------------------
         AS A PERCENTAGE OF GMIB PROTECTED VALUE              0.45%

ANNUAL INCOME APPRECIATOR BENEFIT CHARGE AND CHARGE
  UPON CERTAIN WITHDRAWALS/ANNUITIZATIONS(8)
------------------------------------------------------------------
         AS A PERCENTAGE OF CONTRACT VALUE                    0.25%

4: Currently, we waive this fee if your contract value is greater than or equal to $100,000. If your contract value is less than $100,000, we currently charge the lesser of $50 or 2% of your contract value. This is a single fee that we assess (a) annually or (b) upon a full withdrawal made on a date other than a contract anniversary. As shown in the table, we can increase this fee in the future up to a maximum of $60, but we have no current intention to do so.


5: The 1.65%, 1.90%, and 2.00% charges listed here apply to any Strategic Partners FlexElite contract sold the later of May 1, 2003 or upon state approval. Otherwise, for contracts sold prior to May 1, 2003 or upon state approval, these charges are 1.60%, 1.80%, and 1.90%, respectively, and we reserve the right to impose an additional insurance charge of 0.10% annually of average account value for contracts issued to those aged 76 or older, under which the guaranteed minimum death benefit has been selected.



6: We impose this charge only if you choose the Earnings Appreciator supplemental death benefit. We deduct this charge annually. We also deduct this charge if you make a full withdrawal or enter the income phase of your contract, or if a death benefit is payable, but prorate the fee to reflect a partial rather than full year. If you make a partial withdrawal, we will deduct the prorated fee if the remaining contract value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not deduct the fee at that time. The fee is also calculated when you make any purchase payment or withdrawal but we do not deduct it until the next deduction date. For contracts sold prior to May 1, 2003 or upon state approval, we reserve the right to impose an additional charge of 0.10% annually of average account value for contracts issued to those aged 66 or older, under which the Earnings Appreciator Benefit has been selected.



7: We impose this charge only if you choose the guaranteed minimum income benefit. See "Guaranteed Minimum Income Benefit," on page 31. This charge is equal to 0.45% of the GMIB protected value, which is calculated daily and generally is equal to the GMIB roll-up value. Subject to certain age restrictions, the roll-up value is the total of all invested purchase payments compounded daily at an effective annual rate of 5.0%, subject to a 200% cap. Both the roll-up value and the cap are reduced dollar-for-dollar for the first 5% of the value, annually, and proportionally thereafter by withdrawals. We assess this fee on each contract anniversary, when you begin the income phase of your contract, upon a full withdrawal, and upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the applicable GMIB charge. We assess this fee if you make a full withdrawal, but prorate the fee to reflect a partial rather than full year. If you make a partial withdrawal, we will assess the prorated fee if the remaining contract value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not assess the fee at that time. In the future, we may make other guaranteed minimum income benefit options available. Those other options may involve different fees.



8: We impose this charge only if you choose the income appreciator benefit. The charge for this benefit is based on an annual rate of 0.25% of your contract value. The income appreciator benefit charge is calculated: on each contract anniversary, on the annuity date, if a death benefit is payable, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full or partial withdrawal, and upon a subsequent purchase payment. The fee is based on the contract value at the time of the calculation, and is prorated based on the portion of the contract year since the date that the charge was last calculated. Although it may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, if a death benefit is payable, upon the death of the sole owner or first to die of the owner or joint owners prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the then-applicable charge. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.


--------------------------------------------------------------------------------

PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY

SUMMARY OF CONTRACT EXPENSES CONTINUED

--------------------------------------------------------------------------------


The next item shows the minimum and maximum total operating expenses charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2002. Fund expenses are not fixed or guaranteed by the Strategic Partners FlexElite contract, and may vary from year to year.

TOTAL ANNUAL MUTUAL FUND OPERATING EXPENSES (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)


                                                              MINIMUM      MAXIMUM

TOTAL ANNUAL UNDERLYING MUTUAL FUND OPERATING EXPENSES*        0.37%        3.00%



* Actual expenses for the mutual funds are lower due to any expense reimbursements or waivers. Expense reimbursements or waivers are voluntary and may be terminated at any time. The minimum and maximum expenses, with expense reimbursements, are 0.37% and 1.30%, respectively.


--------------------------------------------------------------------------------
 16

PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY
EXPENSE EXAMPLES
--------------------------------------------------------------------------------

THESE EXAMPLES ARE INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, CONTRACT FEES, SEPARATE ACCOUNT ANNUAL EXPENSES, AND UNDERLYING MUTUAL FUND FEES AND EXPENSES.


THE EXAMPLES ASSUME THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLES ALSO ASSUME THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUME THE MAXIMUM FEES AND EXPENSES OF ANY OF THE MUTUAL FUNDS, WHICH DO NOT REFLECT ANY EXPENSE REIMBURSEMENTS OR WAIVERS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE AS INDICATED IN THE TABLES THAT FOLLOW.



EXAMPLE 1A: Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets



This example assumes that:



-  You invest $10,000 in the Strategic Partners FlexElite Contract;



-  You choose the Greater of Roll-Up and Step-Up Guaranteed Minimum Death
   Benefit;



-  You choose the Guaranteed Minimum Income Benefit;



-  You elect the Earnings Appreciation Benefit;



-  You elect the Income Appreciation Benefit;



- You make credit elections prior to your 3(rd) and 6(th) contract anniversaries;



- You allocate all your assets to the variable investment option having the maximum total operating expenses;



-  Your investment has a 5% return each year;



-  The mutual fund's total operating expenses remain the same each year; and



-  You withdraw all your assets at the end of the indicated period.


EXAMPLE 1B: Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit, Income Appreciator Benefit, and You Do Not Withdraw Your Assets

This example makes the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

NOTES FOR EXPENSE EXAMPLES:

These examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown. The expense examples are based on the insurance and administrative expenses applicable to contracts sold the later of May 1, 2003 or upon state approval.


The values shown in the 10 year column are the same for Example 1a and 1b and the same in the 5 year and 10 year columns for Example 2a and Example 2b. This is because if you decline the credit and 3 or more years have elapsed since your contract date, we would no longer deduct withdrawal charges when you make a withdrawal or begin the income phase of your contract. Similarly, if 3 or more years have elapsed since your last credit election before your 6th contract anniversary, no withdrawal charges apply.


If your contract value is less than $100,000, on your contract anniversary (and upon a full withdrawal), we deduct the lesser of $50.00 or 2% of the contract value. The examples use an average annual contract fee, which we calculated based on our estimate of the total contract fees we expect to collect in 2003. Based on these estimates, the annual contract fee is included as an annual charge of 0.05% of contract value. Your actual fees will vary based on the amount of your contract and your specific allocation(s).

Premium taxes are not reflected in the examples. A charge for premium taxes may apply depending on the state where you live.

--------------------------------------------------------------------------------

PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY

EXPENSE EXAMPLES CONTINUED
--------------------------------------------------------------------------------



EXAMPLE 2A: Base Death Benefit and You Withdraw All Your Assets


This example assumes that:

-  You invest $10,000 in the Strategic Partners FlexElite Contract;

-  You do not choose a Guaranteed Minimum Death Benefit;

- You allocate all your assets to the variable investment option having the maximum total operating expenses;

-  Your investment has a 5% return each year;

-  The mutual fund's total operating expenses remain the same each year;

-  You do not make a credit election; and

-  You withdraw all your assets at the end of the indicated period.


EXAMPLE 2B: Base Death Benefit and You Do Not Withdraw All Your Assets
This example makes the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.



In these expense examples, we set out projected expenses that are based on versions of the contract that carry the highest and lowest overall charges. We do not depict projected expenses for every possible combination of contract charges. The actual expenses under the contract with the insurance features and underlying funds that you have selected, and the purchase payments that you have made, may vary from the figures we depict here.


--------------------------------------------------------------------------------
 18

PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY
--------------------------------------------------------------------------------


GREATER OF ROLL-UP AND STEP-UP GUARANTEED MINIMUM DEATH
BENEFIT; GUARANTEED MINIMUM INCOME BENEFIT; EARNINGS APPRECIATOR;
INCOME APPRECIATOR BENEFIT; CREDIT ELECTIONS
-------------------------------------------------------------------------
    EXAMPLE 1A:                       EXAMPLE 1B:
    IF YOU WITHDRAW YOUR ASSETS       IF YOU DO NOT WITHDRAW YOUR ASSETS
-------------------------------------------------------------------------
    1 YR   3 YRS    5 YRS    10 YRS   1 YR     3 YRS     5 YRS    10 YRS
-------------------------------------------------------------------------
    $1,066 $1,948   $2,847   $4,540   $436    $1,318    $2,217    $4,540



BASE DEATH BENEFIT
-------------------------------------------------------------------------
    EXAMPLE 2A:                       EXAMPLE 2B:
    IF YOU WITHDRAW YOUR ASSETS       IF YOU DO NOT WITHDRAW YOUR ASSETS
-------------------------------------------------------------------------
    1 YR   3 YRS    5 YRS    10 YRS   1 YR     3 YRS     5 YRS    10 YRS
-------------------------------------------------------------------------
    $933   $1,557   $1,582   $3,353   $303      $927    $1,582    $3,353



--------------------------------------------------------------------------------

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 20

PART II SECTIONS 1-9
--------------------------------------------------------------------------------
STRATEGIC PARTNERS FLEXELITE PROSPECTUS

        1:
WHAT IS THE STRATEGIC PARTNERS FLEXELITE

        VARIABLE ANNUITY?
--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

THE STRATEGIC PARTNERS FLEXELITE VARIABLE ANNUITY IS A CONTRACT BETWEEN YOU, THE OWNER, AND US, THE INSURANCE COMPANY, PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE, WE OR US).

Under our contract or agreement, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time after the second contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

   This annuity contract benefits from tax deferral. Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract. (If you hold the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract.)


   Strategic Partners FlexElite is a variable annuity contract. During the accumulation phase, you can allocate your assets among 27 variable investment options, two guaranteed fixed interest rate options, and the market value adjustment option. If you select variable investment options, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund associated with that variable investment option.


   Because the mutual funds' portfolios fluctuate in value depending upon market conditions, your contract value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.

   As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant is the person whose life is used to determine how much and how long these payments will continue once the income phase begins. On or after the annuity date, the annuitant may not be changed.

   The beneficiary is the person(s) or entity you designate to receive any death benefit if the owner(s) dies during the accumulation phase. You may change the beneficiary any time prior to the annuity date by making a written request to us. Your request becomes effective when we approve it.

   There are certain state variations to this contract that are referred to in this prospectus. Please see the SAI and your contract for further information on these and other variations.

SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"

If you change your mind about owning Strategic Partners FlexElite, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable law:


-  Your full purchase payment less any applicable federal and state income tax;
   or



- The amount your contract is worth as of the day we receive your request. This amount may be more or less than your original payment, less any applicable federal and state income tax. We impose neither a withdrawal charge nor any market value adjustment if you cancel your contract under this provision.



   To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.

--------------------------------------------------------------------------------
 22

        2:
WHAT INVESTMENT OPTIONS

        CAN I CHOOSE?
--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


THE CONTRACT GIVES YOU THE CHOICE OF ALLOCATING YOUR PURCHASE PAYMENTS TO ANY ONE OR MORE OF 27 VARIABLE INVESTMENT OPTIONS.



The 27 variable investment options invest in underlying mutual funds managed by leading investment advisors. You should read the mutual fund prospectus before you decide to allocate your assets to the variable investment option using that fund.


VARIABLE INVESTMENT OPTIONS


Listed below are the underlying mutual funds in which the variable investment options invest. Each variable investment option has a different investment objective.


THE PRUDENTIAL SERIES FUND, INC.

-  Jennison Portfolio (domestic equity)

-  Prudential Equity Portfolio

-  Prudential Global Portfolio

-  Prudential Money Market Portfolio

-  Prudential Stock Index Portfolio

-  Prudential Value Portfolio (domestic equity)

-  SP Aggressive Growth Asset Allocation Portfolio

-  SP AIM Aggressive Growth Portfolio

-  SP AIM Core Equity Portfolio

-  SP Alliance Large Cap Growth Portfolio

-  SP Alliance Technology Portfolio

-  SP Balanced Asset Allocation Portfolio

-  SP Conservative Asset Allocation Portfolio

-  SP Davis Value Portfolio

-  SP Deutsche International Equity Portfolio


-  SP Growth Asset Allocation Portfolio



-  SP INVESCO Small Company Growth Portfolio


-  SP Jennison International Growth Portfolio


-  SP Large Cap Value Portfolio


-  SP MFS Capital Opportunities Portfolio (domestic and foreign equity)


-  SP Mid Cap Growth Portfolio (formerly SP MFS Mid-Cap Growth Portfolio)



-  SP PIMCO High Yield Portfolio


-  SP PIMCO Total Return Portfolio

-  SP Prudential U.S. Emerging Growth Portfolio


-  SP Small/Mid Cap Value Portfolio


-  SP Strategic Partners Focused Growth Portfolio


The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio, Prudential Value Portfolio, and each "SP" Portfolio of The Prudential Series Fund, Inc., are managed by an indirect wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI). Under the manager-of-managers approach, PI has the ability to assign subadvisers to manage specific portions of a portfolio, and the portion managed by a subadviser may vary from 0% to 100% of the portfolio's assets. The subadvisers that managed some or all of a Prudential Series Fund portfolio as of December 31, 2002 are listed below.


    Prudential Money Market Portfolio and Prudential Stock Index Portfolio:
    Prudential Investment Management, Inc.

    Jennison Portfolio, Prudential Global Portfolio, Prudential Value Portfolio, SP Jennison International Growth Portfolio, and SP Prudential U.S. Emerging Growth Portfolio: Jennison Associates LLC

    Prudential Equity Portfolio: Jennison Associates LLC, GE Asset Management, Incorporated, and Salomon Brothers Asset Management Inc.

    SP Strategic Partners Focused Growth Portfolio: Jennison Associates LLC and Alliance Capital Management, L.P.

    SP AIM Aggressive Growth Portfolio and SP AIM Core Equity Portfolio:
    A I M Capital Management, Inc.

    SP Alliance Large Cap Growth Portfolio and SP Alliance Technology
    Portfolio: Alliance Capital Management, L.P.

    SP Davis Value Portfolio: Davis Advisors


    SP Deutsche International Equity Portfolio: Deutsche Asset Management Investment Services Limited, a wholly-owned subsidiary of Deutsche Bank AG



    SP INVESCO Small Company Growth Portfolio;



    INVESCO Funds Group, Inc.



    SP Large Cap Value Portfolio and SP Small/Mid Cap Value Portfolio:
    Fidelity Management & Research Company


    SP MFS Capital Opportunities Portfolio: Massachusetts Financial Services Company
--------------------------------------------------------------------------------

        2:
WHAT INVESTMENT OPTIONS CAN I CHOOSE? CONTINUED

--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

    SP Mid Cap Growth Portfolio (formerly SP MFS Mid-Cap Growth Portfolio):
    Calamos Asset Management, Inc.


    SP PIMCO High Yield Portfolio and SP PIMCO Total Return Portfolio:
    Pacific Investment Management Company LLC


Janus Aspen Series

-  Growth Portfolio--Service Shares

Janus Capital Management LLC serves as investment adviser to the Growth Portfolio--Service Shares of Janus Aspen Series.


   A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.


   An affiliate of each of the funds may compensate Pruco Life based upon an annual percentage of the average assets held in the fund by Pruco Life under the contracts. These percentages may vary by fund and/or portfolio, and reflect administrative and other services we provide.

FIXED INTEREST RATE OPTIONS

We offer two fixed interest rate options:

-  a one-year fixed rate option, and

-  a dollar cost averaging fixed rate option ("DCA Fixed Rate Option").

   We set a one year guaranteed annual interest rate for the one-year fixed rate option. For the DCA Fixed Rate Option, the interest rate is guaranteed for the applicable period of time for which transfers are made.


   When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest rate option. (You may not transfer amounts from other investment options into the DCA Fixed Rate Option.) You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. For the one-year fixed rate option, the minimum guaranteed interest rate is between 1.5% and 3%, depending on your state's applicable law. The minimum interest rate for the DCA Fixed Rate Option will never be less than 3%. FOR CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL, we pay an additional interest rate under the fixed rate option, with respect to certain invested purchase payments (other than transfers). The additional interest is only credited on new payments for the one-year guarantee period. It is not credited upon renewal or transfer into the fixed rate option.



   You may allocate all or part of a purchase payment to the DCA Fixed Rate Option. FOR CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL, you may allocate all or part of your initial purchase payment to the DCA Fixed Rate Option. Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Rate Option to the variable investment options and/or to the one-year fixed interest rate option, as you select. We will invest the assets you allocate to the DCA Fixed Rate Option in our general account until they are transferred.



   If you choose to allocate all or part of a purchase payment to the DCA Fixed Rate Option, the minimum amount of the purchase payment you may allocate is $5,000. Purchase payments of less than $5,000 may not be allocated to the DCA Fixed Rate Option. FOR CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL, if you choose to allocate all or part of your initial purchase payment to the DCA Fixed Rate Option, the minimum amount of the purchase payment you may allocate is $2,000. The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Rate Option.



   Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payment amount allocated to the DCA Fixed Rate Option transferred to the selected variable investment options or to the one-year fixed interest rate option, in either six or twelve monthly

--------------------------------------------------------------------------------
 24

--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


installments, and you may not change that number of monthly installments after you have chosen the DCA Fixed Rate Option. You may allocate to both the six-month and twelve-month options, but the minimum amount of a purchase payment that may be allocated to one or the other is $5,000. FOR CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL, you may allocate to both the six-month and twelve-month options, but the minimum amount of your initial purchase payment that may be allocated to one or the other is $2,000. (In the future, we may make available other numbers of transfers and other transfer schedules--for example, quarterly as well as monthly.) If you choose a six-payment transfer schedule, each transfer generally will equal 1/6th of the amount you allocated to the DCA Fixed Rate Option, and if you choose a twelve-payment transfer schedule, each transfer generally will equal 1/12th of the amount you allocated to the DCA Fixed Rate Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the investment options into which the DCA Fixed Rate Option assets are transferred. Transfers from the DCA Fixed Rate Option do not count toward the maximum number of free transfers allowed under the contract.


   If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Rate Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer the remaining balance in the DCA Fixed Rate Option on the next scheduled transfer date.

   By investing amounts on a regular basis instead of investing the total amount at one time, the DCA Fixed Rate Option may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

MARKET VALUE ADJUSTMENT OPTION


THE MARKET VALUE ADJUSTMENT OPTION IS AVAILABLE TO STRATEGIC PARTNERS FLEXELITE CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL. THIS OPTION MAY NOT BE AVAILABLE IN YOUR STATE.



   Under the market value adjustment option, we may offer one or more of several guarantee periods.



   IF AMOUNTS ARE WITHDRAWN FROM A GUARANTEE PERIOD, OTHER THAN DURING THE 30-DAY PERIOD IMMEDIATELY FOLLOWING THE END OF THE GUARANTEE PERIOD, THEY WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT EVEN IF THEY ARE NOT SUBJECT TO A WITHDRAWAL CHARGE.


   We declare the interest rate for each available guarantee period periodically, but we guarantee that we will declare no less than 3% interest with respect to any guarantee period. You will earn interest on your invested purchase payment at the rate that we have declared for the guarantee period you have chosen. You must invest at least $1,000.


   We refer to interest rates as annual rates, although we credit interest within each guarantee period on a daily basis. The daily interest that we credit is equal to the pro rated portion of the interest that would be earned on an annual basis. We credit interest from the business day on which your purchase payment is received in good order at the Prudential Annuity Service Center until the earliest to occur of any of the following events: (a) full surrender of the Contract, (b) commencement of annuity payments or settlement, (c) end of the guarantee period, (d) transfer of value in the guarantee period, (e) death as of which a death benefit is determined, or (f) the date the amount is withdrawn.


   During the 30-day period immediately following the end of a guarantee period, we allow you to do any of the following, without the imposition of the market value adjustment:

(a) withdraw the value in the guarantee period,


(b) allocate the value to another guarantee period or other investment option (provided that the new guarantee period ends prior to the annuity date). You will receive the interest rate applicable on the date we receive your instruction, or


--------------------------------------------------------------------------------

        2:
WHAT INVESTMENT OPTIONS CAN I CHOOSE? CONTINUED

--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

(c) apply the value in the guarantee period to the annuity or settlement option of your choice.

   If we do not receive instructions from you concerning the disposition of the contract value in your maturing guarantee period, we will reinvest the contract value in the Prudential Money Market Portfolio investment option.


   During the 30-day period immediately following the end of the guarantee period, or until you elect to do a, b or c delineated immediately above, you will receive the current interest rate applicable to the guarantee period having the same duration as the guarantee period that just matured, which is offered on the day immediately following the end of the matured guarantee period. However, if at that time we do not offer a guarantee period with the same duration as that which matured, you will then receive the current interest rate applicable to the shortest guarantee period then offered.



   Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed by us and the interest amount that your money will earn is guaranteed by us to always be at least 3%.


   Payments allocated to the fixed interest rate options become part of Pruco Life's general assets. Payments allocated to the market value adjustment option are held as a separate pool of assets, but the income, gains or losses experienced by these assets are not directly credited or charged against the contracts. As a result, the strength of our guarantees under these options is based on the overall financial strength of Pruco Life.

MARKET VALUE ADJUSTMENT


When you allocate a purchase payment or transfer contract value to a guarantee period, we use that money to buy and sell securities and other instruments to support our obligation to pay interest. Generally we buy bonds for this purpose. The duration of the bonds and other instruments that we buy with respect to a particular guarantee period is influenced significantly by the length of the guarantee period. Thus, for example, we typically would acquire longer-duration bonds with respect to a longer guarantee period than we do for a shorter duration guarantee period. The value of these bonds is affected by changes in interest rates, among other factors. The market value adjustment that we assess against your contract value if you withdraw prior to the end of a guarantee period involves our attributing to you a portion of our investment experience on these bonds and other instruments. For example, if you make a full withdrawal when interest rates have risen since the time of your investment, the bonds and other investments in the guarantee period likely would have decreased in value, meaning that we would impose a "negative" market value adjustment on you (i.e., one that results in a reduction of the withdrawal proceeds that you receive.) For a partial withdrawal, we would deduct a negative market value adjustment from your remaining contract value. Conversely, if interest rates have decreased, the market value adjustment would be positive.


   Other things you should know about the market value adjustment include the following:

- We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.

- A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal.

- In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the contract value you apply to an annuity or settlement option, unless you annuitize after the end of a guarantee period. The laws of certain states may prohibit us from imposing a market value adjustment on the annuity date.


   IF THE WITHDRAWAL CHARGE PERIOD ENDS PRIOR TO MATURITY OF A GUARANTEE PERIOD, AMOUNTS WITHDRAWN FROM A GUARANTEE PERIOD, OTHER THAN DURING THE 30-DAY PERIOD, WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT.

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


   YOU SHOULD REALIZE, HOWEVER, THAT APART FROM THE MARKET VALUE ADJUSTMENT, THE VALUE OF THE BENEFITS IN YOUR GUARANTEE PERIOD DOES NOT DEPEND ON THE INVESTMENT PERFORMANCE OF THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD WITH RESPECT TO YOUR GUARANTEE PERIOD. APART FROM THE EFFECT OF ANY MARKET VALUE ADJUSTMENT, WE DO NOT PASS THROUGH TO YOU THE GAINS OR LOSSES ON THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD IN CONNECTION WITH A GUARANTEE PERIOD.

TRANSFERS AMONG OPTIONS

Subject to certain restrictions, you can transfer money among the variable investment options and the one-year fixed interest rate option. In addition, you can transfer contract value out of a market value adjustment guarantee period into another market value adjustment guarantee period under the market value adjustment option, into a variable investment option, or into the one-year fixed interest rate option, although a market value adjustment will apply to any transfer you make at a time other than the 30 day period immediately following the end of a guarantee period. You may transfer contract value into the market value adjustment option at any time, provided it is at least $1,000.


   Your transfer request may be made by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. Only two transfers per month may be made by telephone or electronically. After that, all transfer requests must be in writing with an original signature. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following telephone or electronic instructions that we reasonably believe to be genuine. Your transfer request will take effect at the end of the business day on which it was received. Our business day usually closes at 4:00 p.m. Eastern time.



   With regard to the market value adjustment option, you can specify the guarantee period from which you wish to transfer. If you request a transfer from the market value adjustment option, but you do not specify the guarantee period from which funds are to be taken, then we will transfer funds from the guarantee period that has the least time remaining until its maturity date.


   YOU CAN MAKE TRANSFERS OUT OF A FIXED INTEREST RATE OPTION, OTHER THAN THE DCA FIXED RATE OPTION, ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF THE ONE YEAR INTEREST RATE PERIOD. TRANSFERS FROM THE DCA FIXED RATE OPTION ARE MADE ON A PERIODIC BASIS FOR THE PERIOD THAT YOU SELECT. TRANSFERS FROM THE DCA FIXED RATE OPTION CANNOT BE MADE INTO THE MARKET VALUE ADJUSTMENT OPTION BUT CAN BE MADE INTO THE FIXED RATE OPTION, AT OUR DISCRETION. WE CURRENTLY ALLOW TRANSFERS INTO THE FIXED RATE OPTION.

   During the contract accumulation phase, you can make 12 transfers each contract year, among the investment options, without charge. If you make more than 12 transfers in one contract year, you may be charged up to $30 for each additional transfer. Currently we charge only $10 for additional transfers. (Dollar Cost Averaging and Auto-Rebalancing transfers are always free, and do not count toward the 12 free transfers per year. Nor do transfers made during the 30 day period immediately following the end of a guarantee period count against the 12 free transfers.) If a transfer that you request out of the market value adjustment option will be subject to a transfer charge, then:

- We will deduct the transfer charge proportionally from the contract value in each guarantee period, where you have directed us to transfer funds from several guarantee periods; and

- If you have directed us to transfer the full contract value out of a guarantee period, then we will first deduct the transfer charge and thereafter transfer the remaining amount; and

- In any event, we will deduct the applicable transfer charge prior to effecting the transfer.

MARKET TIMING

THE CONTRACT WAS NOT DESIGNED FOR MARKET TIMING OR FOR PERSONS THAT MAKE PROGRAMMED, LARGE, OR FRE-

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WHAT INVESTMENT OPTIONS CAN I CHOOSE? CONTINUED

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


QUENT TRANSFERS. BECAUSE MARKET TIMING AND SIMILAR TRADING PRACTICES GENERALLY ARE DISRUPTIVE TO THE SEPARATE ACCOUNT AND THE UNDERLYING MUTUAL FUNDS, WE MONITOR CONTRACT TRANSACTIONS IN AN EFFORT TO IDENTIFY SUCH TRADING PRACTICES. IF WE DETECT THOSE PRACTICES, WE RESERVE THE RIGHT TO REJECT A PROPOSED TRANSACTION AND TO MODIFY THE CONTRACT'S TRANSFER PROCEDURES. FOR EXAMPLE, WE MAY DECIDE NOT TO ACCEPT THE TRANSFER REQUEST OF AN AGENT ACTING UNDER A POWER OF ATTORNEY ON BEHALF OF MORE THAN ONE CONTRACTHOLDER.


   TO DETER MARKET TIMING TRANSACTIONS, PRUCO LIFE RESERVES THE RIGHT TO EFFECT EXCHANGES ON A DELAYED BASIS FOR ALL CONTRACTS. THAT IS, PRUCO LIFE MAY PRICE AN EXCHANGE INVOLVING THE VARIABLE SUBACCOUNTS ON THE BUSINESS DAY SUBSEQUENT TO THE BUSINESS DAY ON WHICH THE EXCHANGE REQUEST WAS RECEIVED. BEFORE IMPLEMENTING SUCH A PRACTICE, PRUCO LIFE WILL ISSUE A SEPARATE WRITTEN NOTICE TO CONTRACT OWNERS THAT EXPLAINS THE PRACTICE IN DETAIL.


DOLLAR COST AVERAGING


The dollar cost averaging (DCA) feature allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option into any other variable investment option(s). Under this feature, you cannot make transfers into the market value adjustment option and transfers into a fixed rate option are at our discretion. For contracts sold the later of May 1, 2003 or upon state approval, we will allow you to transfer into the one-year fixed interest rate option. You can transfer money to more than one variable investment option. The investment option used for the transfers is designated as the DCA account. You can have these automatic transfers made from the DCA account monthly, quarterly, semiannually or annually. By allocating amounts on a regular schedule instead of allocating the total amount at one particular time, you may be less susceptible to the impact of market fluctuations. Of course, there is no guarantee that dollar cost averaging will ensure a profit or protect against a loss in declining markets.


   Each transfer from your DCA account must be at least $100. Transfers will be made automatically on the schedule you elect until the entire amount in your DCA account has been transferred or until you tell us to discontinue the transfers. If your DCA account balance drops below $100, the entire remaining balance of the account will be transferred on the next transfer date. You can allocate subsequent purchase payments to re-open the DCA account at any time.

   Your transfers will be made on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

   Any transfers you make because of Dollar Cost Averaging are not counted toward the 12 free transfers you are allowed each contract year. The DCA feature is available only during the contract accumulation phase, and is offered without charge.

ASSET ALLOCATION PROGRAM

We recognize the value of having advice when deciding on the allocation of your money. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service, and you are not obligated to participate or to invest according to program recommendations.

AUTO-REBALANCING

Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentage or to a subsequent allocation percentage you select. We will rebalance only the variable investment options that you have designated. The DCA account cannot participate in this feature.

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


   Your rebalancing will be done monthly, quarterly, semiannually or annually based on your choice. The rebalancing will be done on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

   Any transfers you make because of Auto-Rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

VOTING RIGHTS


We are the legal owner of the shares of the mutual funds that underly variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contractowners. We will mail you a proxy which is a form you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. Fund shares for which we do not receive instructions or which we own in our own right, are voted in the same proportion as shares for which instructions are received from contractowners. We may change the way your voting instructions are calculated if it is required by federal or state regulation.


SUBSTITUTION


We may substitute one or more of the mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would not do this without the approval of the Securities and Exchange Commission
(SEC) and any necessary state insurance departments approvals. You will be given specific notice in advance of any substitution we intend to make. We may also stop allowing investments in existing variable investment options and their underlying funds.


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                                                                         PART II
STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

        3:

WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE

        INCOME PHASE? (ANNUITIZATION)
--------------------------------------------------------------------------------

PAYMENT PROVISIONS

We can begin making annuity payments any time after the second contract anniversary (or as required by state law if different). Annuity payments must begin no later than the contract anniversary coinciding with or next following the annuitant's 95th birthday (unless we agree to another date).

   We make the income plans described below available at any time before the annuity date. These plans are called annuity options or settlement options. During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Life Income Annuity Option (Option 2, described below) will automatically be selected unless prohibited by applicable law. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS.

   The Strategic Partners FlexElite variable annuity contract offers an optional guaranteed minimum income benefit, which we describe below. Your annuity options vary depending upon whether you choose this benefit.


   Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1 for a period shorter than five years (ten years for contracts sold the later of May 1, 2003 or upon state approval), Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose Option 1 for a period of five years or longer or Option 2. For information about withdrawal charges, see "What are the Expenses Associated with the Strategic Partners FlexElite Contract," page 44.


   In addition, any value in a guarantee period of the market value adjustment option may be subject to a market value adjustment upon annuitization.

PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT

OPTION 1
ANNUITY PAYMENTS FOR A FIXED PERIOD

Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, payments will continue to the beneficiary for the remainder of the fixed period. A lump sum payment will be made to the beneficiary if the beneficiary so chooses. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate used will always be at least 3% a year.

OPTION 2
LIFE INCOME ANNUITY OPTION

Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary the present value of the remaining annuity payments in one lump sum unless we were specifically instructed that the remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate used will always be at least 3% a year.

   If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. If the life income annuity option is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

OPTION 3
INTEREST PAYMENT OPTION

Under this option, we will credit interest on the adjusted contract value until you request payment of all or part of

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


the adjusted contract value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 3% a year. This option is not available if your contract is held in an IRA. Under this option, all gain in the annuity will be taxable as of the annuity date. Under this option, you can withdraw part or all of the contract value that we are holding at any time.

OTHER ANNUITY OPTIONS

We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.

TAX CONSIDERATIONS

If your contract is held under a tax-favored plan, as discussed on page 53, you should consider the minimum distribution requirements mentioned on page 56, when selecting your Annuity Option.

   If contracts are held in connection with "qualified" retirement plans (such as a Section 401(k) plan), please note that if you are married at the time your payments commence, you may be required by federal law to choose an income option that provides at least a 50 percent joint and survivor annuity to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. For more information, consult the terms of your retirement arrangement.

GUARANTEED MINIMUM INCOME BENEFIT


THE GUARANTEED MINIMUM INCOME BENEFIT (GMIB), IS AN OPTIONAL FEATURE THAT IS AVAILABLE TO STRATEGIC PARTNERS FLEXELITE CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL. If you choose the GMIB, it guarantees that once the income period begins, your income payments will be no less than a certain GMIB protected value applied to the guaranteed annuity purchase rates. If you elect, the guaranteed minimum income benefit, it cannot be revoked. This feature may not be available in your state.



   The GMIB protected value is calculated daily and is equal to the GMIB roll-up until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries, or number of years since last GMIB reset, as described below. At this point, the GMIB protected value will be increased by any subsequent invested purchase payments and reduced by the effect of withdrawals. Depending on applicable state law, the guaranteed minimum income benefit is not available under all contracts. In addition, the guaranteed minimum income benefit is subject to certain age restrictions described below.



- The annuitant must be 75 or younger in order for you to elect the guaranteed minimum income benefit.


- If you choose the guaranteed minimum income benefit, we will impose an annual charge equal to 0.45% of the GMIB protected value, described below. (In some states, we may calculate this fee on a different basis, but it will not be higher than 0.45% of the GMIB protected value.) See "What are the Expenses Associated with the Strategic Partners FlexElite Contract?" on page 44.

- TO TAKE ADVANTAGE OF THE GUARANTEED MINIMUM INCOME BENEFIT, YOU MUST WAIT A CERTAIN AMOUNT OF TIME BEFORE YOU BEGIN THE INCOME PHASE. THE WAITING PERIOD IS THE PERIOD EXTENDING FROM THE CONTRACT DATE TO THE 7TH CONTRACT ANNIVERSARY BUT, IF THE GUARANTEED MINIMUM INCOME BENEFIT HAS BEEN RESET (AS DESCRIBED BELOW), THE WAITING PERIOD IS THE 7-YEAR PERIOD BEGINNING WITH THE DATE OF THE MOST RECENT RESET.

   Once the waiting period has elapsed, you will have a 30-day period each year, beginning on the contract anniversary, during which you may begin the income phase with the guaranteed minimum income benefit by submitting the necessary forms in good order to the Prudential Annuity Service Center.

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


GMIB ROLL-UP

The GMIB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 5% starting on the date each invested purchase payment is made, until the cap is reached (GMIB roll-up cap). We will reduce this amount by the effect of withdrawals. The GMIB roll-up cap is equal to two times each invested purchase payment and is reduced by the effect of withdrawals.

   Even if the GMIB roll-up cap has not been reached, we will nevertheless stop increasing the GMIB roll-up value by the effective annual interest rate on the latest of:

    - the contract anniversary coinciding with or next following the annuitant's 80th birthday,

    -  the 7th contract anniversary, or

    -  7 years from the most recent GMIB reset (as described below).

   However, even if we stop increasing the GMIB roll-up value by the effective annual interest rate, we will still increase the GMIB protected value by subsequent invested purchase payments, reduced by the effect of withdrawals.

EFFECT OF WITHDRAWALS

In each contract year, withdrawals will first reduce the GMIB protected value on a dollar-for-dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMIB protected value calculated on the contract anniversary (or, during the first contract year, on the contract date). A proportional reduction will apply to amounts exceeding the 5% of GMIB protected value. We calculate the proportional reduction by dividing the contract value after the withdrawal by the contract value immediately following the withdrawal of the first 5% of GMIB protected value. The resulting percentage is multiplied by the GMIB protected value minus the amount of the withdrawal that does not exceed 5%.

   Here is an example of the impact of a withdrawal on the GMIB protected value:

   An owner invests $100,000 initially and then requests a withdrawal of $8,000 in the first contract year. If the contract value had increased to $108,000 prior to the withdrawal, the first $5,000 of the withdrawal would reduce the GMIB protected value by $5,000 (dollar-for-dollar up to 5% of the GMIB protected value at issue). The remaining $3,000 of the withdrawal would reduce the GMIB protected value in the same proportion that the contract value was reduced. Since the remaining $3,000 withdrawn is 2.91% of the contract value after the initial $5,000 was withdrawn on a dollar-for-dollar basis, the remaining GMIB protected value is reduced by 2.91%. If the protected value were $105,000 before the withdrawal, after the reduction it would be $97,090 ($105,000 minus $5,000 taken dollar-for-dollar minus a reduction of 2.91% of $100,000 or $2,910).

GMIB RESET FEATURE


You may elect to "reset" your GMIB protected value to equal your current contract value twice over the life of the contract. You may only exercise this reset option if the annuitant has not yet reached his or her 76th birthday. If reset, you must wait a new 7-year period from the most recent reset to exercise the guaranteed minimum income benefit. Further, we will reset the GMIB roll-up cap to equal two times the GMIB protected value as of such date. Additionally, if you reset, we will determine the GMIB payout amount by using the GMIB guaranteed annuity purchase rates (attached to your contract) based on the number of years since the most recent reset.


PAYOUT AMOUNT

The guaranteed minimum income benefit payout amount is based on the age and sex of the annuitant (and, if there is one, the co-annuitant as well). After we first deduct a charge for any applicable premium taxes, the payout amount will equal the greater of:


1) the GMIB protected value as of the date you exercise the GMIB payout option, applied to the GMIB guaranteed annuity purchase rates and based on the annuity payout option as described below.


2) the adjusted contract value--that is, the contract value minus any charge we impose for premium taxes--as of the date you exercise the GMIB payout

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


   option applied to the current annuity purchase rates then in use.

GMIB ANNUITY PAYOUT OPTIONS

We currently offer two guaranteed minimum income benefit annuity payout options. Each option involves lifetime payments with a period certain of ten years.

GMIB OPTION 1
SINGLE LIFE PAYOUT OPTION

We will make monthly payments for as long as the annuitant lives, with payments for a period certain. We will stop making payments after the later of the death of the annuitant or the end of the period certain.

GMIB OPTION 2
JOINT LIFE PAYOUT OPTION

In the case of an annuitant and co-annuitant, we will make monthly payments for the joint lifetime of the annuitant and co-annuitant, with payments for a period certain. If the co-annuitant dies first, we will continue to make payments until the later of the death of the annuitant and the end of the period certain. If the annuitant dies first, we will continue to make payments until the later of the death of the co-annuitant and the end of the period certain, but if the period certain ends first, we will reduce the amount of each payment to 50% of the original amount.

   You have no right to withdraw amounts early under either GMIB payout option. We may make other payout frequencies available, such as quarterly, semi-annually or annually.


   Because we do not impose a new waiting period for each subsequent purchase payment, if you choose the guaranteed minimum income benefit, we reserve the right to limit subsequent purchase payments if we discover that by the timing of your purchase payments and withdrawals, your GMIB protected value is increasing in ways we did not intend. In determining whether to limit purchase payments, we will look at purchase payments which are disproportionately larger than your initial purchase payment and other actions that may artificially increase the GMIB protected value. Certain state laws may prevent us from limiting your subsequent purchase payments. You must exercise one of the GMIB payout options described above no later than 30 days after the contract anniversary following the annuitant's attainment of age 95.


INCOME APPRECIATOR BENEFIT


THE INCOME APPRECIATOR BENEFIT (IAB) IS AVAILABLE TO STRATEGIC PARTNERS FLEXELITE CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL. The IAB is an optional, supplemental income benefit that provides an additional income amount during the accumulation period or upon annuitization. The income appreciator benefit is designed to provide you with additional funds in order to defray the impact taxes may have on distributions from your contract. Because individual circumstances vary, you should consult with a qualified tax adviser to determine whether it would be appropriate for you to elect the income appreciator benefit.


   If you want the income appreciator benefit, you generally must elect it when you make your initial purchase payment. Once you elect the income appreciator benefit, you may not later revoke it.

- The annuitant must be 75 or younger in order for you to elect the income appreciator benefit

- If you choose the income appreciator benefit, we will impose an annual charge equal to 0.25% of your contract value. See "What are the Expenses Associated with the Strategic Partners FlexElite Contract?" on page 44.

ACTIVATION OF THE INCOME APPRECIATOR BENEFIT

YOU CAN ACTIVATE THE INCOME APPRECIATOR BENEFIT AT ANY TIME AFTER IT HAS BEEN IN FORCE FOR SEVEN YEARS. To activate the income appreciator benefit, you must send us a written request in good order.

   Once activated, you can receive the income appreciator benefit:

    --   at annuitization as part of an annuity payment (IAB Option 1);

    -- during the accumulation phase through the IAB automatic withdrawal payment program (IAB Option 2); or

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CONTINUED
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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

    -- during the accumulation phase as an income appreciator benefit credit to your contract over a 10-year period (IAB Option 3).

   More information about IAB Option 1 appears below. For information about IAB Options 2 and 3, see "How Can I Access My Money?" on page 48.

   Income appreciator benefit payments are treated as earnings and may be subject to tax upon withdrawal. See "What are the Tax Considerations Associated with the Strategic Partners FlexElite Contract?" on page 51.


IF YOU DO NOT ACTIVATE THE BENEFIT PRIOR TO THE MAXIMUM ANNUITIZATION AGE YOU MAY LOSE ALL OR PART OF THE IAB.


CALCULATION OF INCOME APPRECIATOR BENEFIT AMOUNT

We will calculate the income appreciator benefit amount as of the date we receive your written request in good order (or, for IAB Option 1, on the annuity date). We do this by multiplying the current earnings in the contract by the applicable income appreciator benefit percentage based on the number of years the income appreciator benefit has been in force. For purposes of calculating the income appreciator benefit:

- earnings are calculated as the difference between the contract value and the sum of all purchase payments;

- earnings do not include (1) any amount added to the contract value as a result of the spousal continuance benefit (explained on page 40), or (2) if we were to permit you to elect the income appreciator benefit after the contract date, any earnings accrued under the contract prior to that election;

- withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis;

- the table below shows the income appreciator benefit percentages corresponding to the number of years the income appreciator benefit has been in force.

   NUMBER OF YEARS         INCOME
 INCOME APPRECIATOR     APPRECIATOR
       BENEFIT            BENEFIT
  HAS BEEN IN FORCE      PERCENTAGE
 ------------------     -----------
         0-6                 0%
         7-9                15%
        10-14               20%
         15+                25%


IAB OPTION 1 -- INCOME APPRECIATOR BENEFIT AT ANNUITIZATION


Under this option, if you choose to activate the income appreciator benefit at annuitization, we will calculate the income appreciator benefit amount on the annuity date and add it to the contract value for purposes of determining the adjusted contract value. You may apply the adjusted contract value to any annuity or settlement option over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

UPON ANNUITIZATION, YOU MAY LOSE ALL OR A PORTION OF THE INCOME APPRECIATOR BENEFIT IF YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION FOR AT LEAST 15 YEARS. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

EFFECT OF INCOME APPRECIATOR BENEFIT ON GUARANTEED MINIMUM INCOME BENEFIT

If you exercise the guaranteed minimum income benefit feature and an income appreciator benefit amount remains payable under your contract, the value we use to calculate the annuity payout amount will be the greater of:

1. the adjusted contract value plus the remaining income appreciator benefit amount, calculated at current annuitization rates; or


2. the GMIB protected value plus the remaining income appreciator benefit amount, calculated


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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


   using the GMIB guaranteed annuity purchase rates shown in the contract.


If you exercise the guaranteed minimum income benefit feature and activate the income appreciator benefit at the same time, you must choose among the guaranteed minimum income benefit annuity payout options available at the time.

TERMINATING THE INCOME APPRECIATOR BENEFIT

The income appreciator benefit will terminate on the earliest of:

-  the date you make a total withdrawal from the contract;

- the date a death benefit is payable if the contract is not continued by the surviving spouse under the spousal continuance benefit;

- the date the income appreciator benefit amount is reduced to zero (generally ten years after activation) under IAB Options 2 and 3;

-  the date of annuitization; or

-  the date the contract terminates.

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                                                                              35

                                                                         PART II
STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

        4:

WHAT IS THE

        DEATH BENEFIT?
--------------------------------------------------------------------------------

THE DEATH BENEFIT FEATURE PROTECTS THE VALUE OF THE CONTRACT FOR THE
BENEFICIARY.

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, during the accumulation period you can change the beneficiary at any time before the owner or last survivor, if there are spousal joint owners, dies.

CALCULATION OF THE DEATH BENEFIT

FOR CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL, if the owner or joint owner dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation ("proof of death"), pay a death benefit to the beneficiary designated by the owner or joint owner. If there is a sole owner and there is only one beneficiary who is the owner's spouse, then the surviving spouse may continue the contract under the Spousal Continuance Benefit. If there are an owner and joint owner of the contract, and the owner's spouse is both the joint owner and the beneficiary, at the death of the first to die, the death benefit will be paid to the surviving owner, or the surviving owner may continue the contract under the Spousal Continuance Benefit.


   FOR ALL OTHER CONTRACTS, if the sole owner dies during the accumulation phase, we will, upon receiving appropriate proof of death, pay a death benefit to the beneficiary designated by the owner. If there is a sole owner and there is only one beneficiary who is the owner's spouse, then the surviving spouse may continue the contract under the Spousal Continuance Benefit. If the owner and joint owner are spouses we will pay this death benefit upon the death of the last surviving spouse who continues the contract as the sole owner. If the Contract has an owner and a joint owner and they are not spouses at the time one dies, we will pay the contract value and the contract will end. Joint ownership may not be allowed in your state.


   We require proof of death to be submitted promptly. The beneficiary will receive the greater of the following:

1) The current value of your contract (as of the time we receive appropriate proof of death). We impose no market value adjustment on contract value held within the market value adjustment option when a death benefit is paid.

2) Either the base death benefit, which equals the total invested purchase payments you have made proportionally reduced by any withdrawals, or, if you have chosen a guaranteed minimum death benefit, the "protected value" of that death benefit.

FOR CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL, you may elect the base death benefit and the guaranteed minimum death benefit (GMDB) if you are age 85 or younger.

   FOR ALL OTHER CONTRACTS, you may elect the base death benefit if you are 85 or younger and you may elect a Guaranteed Minimum Death Benefit (GMDB) if you are 79 or younger.

GUARANTEED MINIMUM DEATH BENEFIT

GUARANTEED MINIMUM DEATH BENEFIT If you elect the GMDB feature, you must elect a GMDB protected value option. The GMDB protected value option can be equal to the GMDB roll-up, the GMDB step-up, or the greater of the GMDB roll-up and the GMDB step-up. The GMDB protected value is calculated daily.

GMDB ROLL-UP

CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL.

   IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 5% starting on the date that each invested purchase payment is made. The GMDB roll-up will increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

   We stop increasing the GMDB roll-up by the effective annual interest rate on the later of:

- the contract anniversary coinciding with or next following the sole owner's or older owner's 80th birthday, or

-  the 5th contract anniversary.

However, the GMDB protected value will still increase by subsequent invested purchase payments and reduce by the effect of withdrawals.


   Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 5% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 5%. See "Effect of Withdrawals" section on page 32 for an explanation of proportional withdrawals and withdrawals on a dollar-for-dollar basis.


   IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 3% starting on the date that each invested purchase payment is made. We will increase the GMDB roll-up by subsequent invested purchase payments and reduce it by the effect of withdrawals.

   We stop increasing the GMDB roll-up by the effective annual interest rate on the 5th contract anniversary. However we will continue to reduce the GMDB protected value by the effect of withdrawals.

   Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 3% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 3%.

ALL OTHER CONTRACTS

   The roll-up value equals the total of all invested purchase payments compounded daily at an effective annual rate of 5.0%, subject to a cap of 200% of all invested purchase payments. Both the roll-up value and the cap are reduced proportionally by withdrawals.

   We stop increasing the GMDB roll-up by the effective annual interest rate on the contract anniversary coinciding with or next following the sole owner's or older owner's 80th birthday.

   However, the GMDB protected value will still increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

GMDB STEP-UP

CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL.

   IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB step-up before the first contract anniversary is the initial invested purchase payment increased by subsequent invested purchase payments, and proportionally reduced by the effect of withdrawals. The GMDB step-up on each contract anniversary will be the greater of the previous GMDB step-up and the contract value as of such contract anniversary. Between contract anniversaries, the GMDB step-up will increase by invested purchase payments and reduce proportionally by withdrawals.

   We stop increasing the GMDB step-up by any appreciation in the contract value on the later of:

- the contract anniversary coinciding with or next following the sole or older owner's 80th birthday, or

-  the 5th contract anniversary.

However we still increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.

   IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB step-up before the third contract anniversary is the sum of invested purchase payments, reduced by the effect of withdrawals. On the third contract anniversary, we will adjust the GMDB step-up to the greater of the then current GMDB step-up or the contract value as of that contract anniversary. Thereafter we will only increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.

--------------------------------------------------------------------------------

        4:

WHAT IS THE DEATH BENEFIT? CONTINUED

--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

ALL OTHER CONTRACTS

The GMDB step-up before the first contract anniversary is the initial invested purchase payment increased by subsequent invested purchase payments and reduced by the effect of withdrawals.

The step-up value equals the highest value of the contract on any contract anniversary date--that is, on each contract anniversary, the new step-up value becomes the higher of the previous step-up value and the current contract value. Between anniversary dates, the step-up value is only increased by additional invested purchase payments and reduced proportionally by withdrawals.

   We stop increasing the GMDB step-up by any appreciation in the contract value on the contract anniversary coinciding with or next following the sole or older owner's 80th birthday.

   However we still increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.


GREATER OF STEP-UP AND ROLL-UP GUARANTEED MINIMUM DEATH BENEFIT--Under this option, the protected value is equal to the greater of the step-up value and the roll-up value.



   If you have chosen the base death benefit and death occurs after age 80, the beneficiary will receive the base death benefit described above. If you have chosen the guaranteed minimum death benefit option and death occurs on or after age 80, the beneficiary will receive the greater of: 1) the current contract value as of the date that due proof of death is received, and 2) the protected value of that death benefit as of age 80, increased by subsequent invested purchase payments reduced proportionally by any subsequent withdrawals. For this purpose, an owner is deemed to reach age 80 on the contract anniversary on or following the owner's actual 80th birthday (or if there is a joint owner, the contract anniversary on or following the older owner's actual 80th birthday).



PROPORTIONAL REDUCTION EXAMPLE



The following is an example of a proportional reduction:



   The current contract value is $100,000 and the protected value is $80,000. The owner makes a withdrawal that reduces the contract value by 25% (including the effect of any withdrawal charges). The new protected value is $60,000, or 75% of what it was before the withdrawal.


PAYOUT OPTIONS

The beneficiary may, within 60 days of providing proof of death, choose to take the death benefit under one of several death benefit payout options listed below.

   The death benefit payout options are:

   CHOICE 1. Lump sum payment of the death benefit. If the beneficiary does not choose a payout option within sixty days, the beneficiary will receive this payout option.


   CHOICE 2. The payment of the entire death benefit within a period of 5 years from the date of death.


      The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the contract value among the variable, one-year fixed interest rate, or the market value adjustment options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the contract value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.

      During this 5 year period, we will continue to deduct from the death benefit proceeds the charges and costs that were associated with the features and benefits of the contract. Some of these features and benefits may not be available to the beneficiary, such as the GMIB, IAB and spousal continuance benefit.

   CHOICE 3. Payment of the death benefit under an annuity or annuity settlement option over the

--------------------------------------------------------------------------------
 38
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--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


   lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death.



   If the owner and joint owner are not spouses, any portion of the death benefit not applied under Choice 3 within one year of the date of death must be distributed within five years of that date of death.


   The tax consequences to the beneficiary vary among the three death benefit payout options. See "What are the Tax Considerations Associated with the Strategic Partners FlexElite Contract?" on page 51.

EARNINGS APPRECIATOR BENEFIT


The earnings appreciator benefit (EAB) is an optional, supplemental death benefit that provides a benefit payment upon the death of the sole owner or first to die of the owner or joint owner during the accumulation phase. Any earnings appreciator benefit payment we make will be in addition to any other death benefit payment we make under the contract. This feature may not be available in your state.


   The earnings appreciator benefit is designed to provide a beneficiary with additional funds when we pay a death benefit in order to defray the impact taxes may have on that payment. Because individual circumstances vary, you should consult with a qualified tax adviser to determine whether it would be appropriate for you to elect the earnings appreciator benefit.

   If you want the earnings appreciator benefit, you generally must elect it at the time you apply for the contract. If you elect the earnings appreciator benefit, you may not later revoke it.

   Upon our receipt of due proof of death in good order, we will determine an earnings appreciator benefit by multiplying the earnings appreciator benefit percentage below by the lesser of: (i) the then-existing amount of earnings under the contract, or (ii) an amount equal to 3 times the sum of all purchase payments previously made under the contract.

   For purposes of computing earnings and purchase payments under the earnings appreciator benefit, we calculate earnings as the difference between the contract value and the sum of all purchase payments. Withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis.

   EAB percentage:

-  40% if the owner is age 70 or younger on the date the application is signed.

- 25% if the owner is between ages 71 and 75 on the date the application is signed.

- FOR CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL, 15% if the owner is between ages 76 and 79 on the date the application is signed.

If the contract is owned jointly, the age of the older of the owner or joint owner determines the EAB percentage.

   If the surviving spouse is continuing the contract in accordance with the spousal continuance benefit (See "Spousal Continuance Benefit" below), the following conditions apply:

- In calculating the earnings appreciator benefit, we will use the age of the surviving spouse at the time that the spousal continuance benefit is activated to determine the applicable EAB percentage.


- We will not allow the surviving spouse to continue the earnings appreciator benefit (or bear the charge associated with this benefit) if he or she is age 76 or older on the date that the spousal continuance benefit is activated. FOR CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL, we will not allow the surviving spouse to continue the earnings appreciation benefit (or bear the charge associated with this benefit) if he or she is age 80 or older on the date the spousal continuance benefit is activated.


- If the earnings appreciator benefit is continued, we will calculate any applicable earnings appreciator benefit payable upon the surviving spouse's death by treating the contract value (as adjusted under the terms of the spousal continuance benefit) as the first purchase payment.

--------------------------------------------------------------------------------

        4:

WHAT IS THE DEATH BENEFIT? CONTINUED

--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


TERMINATING THE EARNINGS APPRECIATOR BENEFIT

The earnings appreciator benefit will terminate on the earliest of:

-  the date you make a total withdrawal from the contract,

- the date a death benefit is payable if the contract is not continued by the surviving spouse under the spousal continuance benefit,

-  the date the contract terminates, or

-  the date you annuitize the contract.

SPOUSAL CONTINUANCE BENEFIT

This benefit is available if, on the date we receive due proof of the owner's death, (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse; or (2) FOR CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL, there are an owner and joint owner of the contract, and the joint owner is the owner's spouse and the owner's beneficiary under the contract. In such cases, the surviving spouse, or annuitant if other than the surviving spouse, cannot be older than age 95 on that date, and the surviving spouse will become the new sole owner under the contract. Assuming the above conditions are present, the surviving spouse can elect the spousal continuance benefit, but must do so no later than 60 days after furnishing due proof of the owner's death in good order.

   Upon activation of the spousal continuance benefit, the contract value is adjusted to equal the amount of the death benefit to which the surviving spouse would have been entitled. This contract value will serve as the basis for calculating any death benefit payable upon the death of the surviving spouse. We will allocate any increase in the adjusted contract value among the variable, fixed interest rate and market value adjustment options in the same proportions that existed immediately prior to the spousal continuance adjustment. We will waive the $1,000 minimum requirement for the market value adjustment option.


   Under the spousal continuance benefit, we waive any potential withdrawal charges applicable to purchase payments made prior to activation of the spousal continuance benefit. In addition, the contract value allocated to the market value adjustment option will remain subject to a potential market value adjustment.


   IF YOU ELECTED THE BASE DEATH BENEFIT, then upon activation of the spousal continuance benefit, we will adjust the contract value to equal the greater of:

-  the contract value, or

-  the sum of all invested purchase payments (adjusted for withdrawals),

plus the amount of any applicable earnings appreciator benefit.

   If you elected the guaranteed minimum death benefit with the GMDB roll-up, we will adjust the contract value to equal the greater of:

-  the contract value, or

-  the GMDB roll-up,

plus the amount of any applicable earnings appreciator benefit.


   IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB STEP-UP, we will adjust the contract value to equal the greater of:


-  the contract value, or

-  the GMDB step-up,

plus the amount of any applicable earnings appreciator benefit.

   IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GREATER OF THE GMDB ROLL-UP AND GMDB STEP-UP, we will adjust the contract value to equal the greatest of:

-  the contract value,

-  the GMDB roll-up, or

-  the GMDB step-up,

plus the amount of any applicable earnings appreciator benefit.

   After we have made the adjustment to contract value set out immediately above, we will continue to compute the GMDB roll-up and the GMDB step-up under the surviving spousal owner's contract, and will do so in accordance with the preceding paragraphs.

   If the contract is being continued by the surviving spouse, the attained age of the surviving spouse will be the basis used in determining the death benefit payable

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


under the guaranteed minimum death benefit provisions of the contract.

   FOR CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL, IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, it will be continued for the surviving spousal owner. All provisions of the guaranteed minimum income benefit (i.e., waiting period, GMIB roll-up cap, etc.) will remain the same as on the date of the owner's death. See "Guaranteed Minimum Income Benefit" page 31. If the GMIB reset feature was never exercised, the surviving spousal owner can exercise the GMIB reset feature twice. If the original owner had previously exercised the GMIB reset feature once, the surviving spousal owner can exercise the GMIB reset once. However the surviving spouse (or new annuitant designated by the surviving spouse) must be under 76 years of age at the time of reset. If the original owner had previously exercised the GMIB reset feature twice, the surviving spousal owner may not exercise the GMIB reset at all. If the attained age of the surviving spouse at activation of the spousal continuance benefit, when added to the remainder of the GMIB waiting period to be satisfied, would preclude the surviving spouse from utilizing the guaranteed minimum income benefit, we will revoke the guaranteed minimum income benefit under the contract at that time and we will no longer charge for that benefit.

   FOR CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL, IF YOU ELECTED THE INCOME APPRECIATOR BENEFIT, on the owner's death, the income appreciator benefit will end unless the contract is continued by the owner's surviving spouse under the spousal continuance benefit. See "Spousal Continuance Benefit" page 40. If the contract is continued by the surviving spouse, we will continue to pay the balance of any income appreciator benefit payments over the remainder of the 10-year payment period, or until the surviving spouse attains age 95, whichever occurs first.

   If the income appreciator benefit has not been in force for 7 contract years, the surviving spouse may not activate the benefit until it has been in force for 7 contract years. If the attained age of the surviving spouse at activation of the spousal continuation benefit, when added to the remainder of the IAB waiting period to be satisfied, would preclude the surviving spouse from utilizing the income appreciator benefit, we will revoke the income appreciator benefit under the contract at that time and we will no longer charge for that benefit. If the income appreciator benefit has been in force for 7 contract years, but the benefit has not been activated, the surviving spouse may activate the benefit at any time after the contract has been continued. If the income appreciator benefit is activated after the contract is continued by the surviving spouse, the income appreciator benefit calculation will exclude any amount added to the contract at the time of spousal continuance resulting from any death benefit value exceeding the contract value.

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

        5:

HOW CAN I PURCHASE A STRATEGIC PARTNERS

        FLEXELITE CONTRACT?
--------------------------------------------------------------------------------

PURCHASE PAYMENTS


A purchase payment is the amount of money you give us to purchase the contract. The minimum purchase payment is $10,000. With some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers.



   You may purchase this contract only if the oldest of the owner, joint owner, or annuitant is age 85 or younger. Certain age limits apply to certain features and benefits described herein. No subsequent purchase payments may be made after the earliest of the 86th birthday of:


-  the owner;

-  joint owner; or

-  the annuitant.

   We have established an aggregate maximum purchase payment limit of $20 million, and we limit the maximum total purchase payments per contract in any contract year, other than the first, to $2 million. You must obtain our approval prior to submitting a purchase payment of $5 million or greater within the first contract year, or greater than $2 million for subsequent purchase payments. Depending on the applicable state law, other limits may apply.

ALLOCATION OF PURCHASE PAYMENTS


When you purchase a contract, we will allocate your purchase payment among the variable investment options, fixed interest rate options, or the market value adjustment option based on the percentages you choose. The percentage of your allocation to a specific investment option can range in whole percentages from 0% to 100%. You must allocate at least $1,000 to any guarantee period under the market value adjustment option. If, after the initial invested purchase payment, we receive a purchase payment without allocation instructions, we will allocate the corresponding invested purchase payment in the same proportion as your most recent purchase payment (unless you directed us to allocate that purchase payment on a one-time-only basis).


   You may submit an allocation change request at any time. Contact the Prudential Annuity Service Center for details.

   We generally will credit the initial purchase payment to your contract within two business days from the day on which the payment is received at the Prudential Annuity Service Center, if we receive the application in good order. If the initial purchase payment and application are not received in good order, we will take up to five business days to try to complete the application. If the application cannot be completed within that five business day period, we will return your payment to you (unless you consent to our retention of it). We credit subsequent payments on the business day on which they are received in good order at the Prudential Annuity Service Center. Our business day ends when the New York Stock Exchange closes, usually at 4:00 p.m. Eastern time.

CALCULATING CONTRACT VALUE

The value of your contract will go up or down depending on the investment performance of the variable investment option(s) you choose. To determine the value of your contract allocated to the variable investment option(s), we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

   Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) adding up the total amount of money allocated to a specific investment option;

2) subtracting from that amount insurance charges and any other applicable charges such as for taxes; and

3) dividing this amount by the number of outstanding accumulation units.

   When you make a purchase payment, we credit your contract with accumulation units of the subaccount or subaccounts selected. The number of accumulation units credited to your contract is determined by dividing the amount of the purchase payment allocated to an

--------------------------------------------------------------------------------
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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


investment option by the unit price of the accumulation unit for that investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.

   We cannot guarantee that your contract value will increase or that it will not fall below the amount of your total purchase payments.

   We reserve the right to terminate the contract, and pay the contract value to you, in either of the following scenarios: (i) if immediately prior to the annuity date, the contract value is less than $2000, or if the contract would provide annuity payments of less than $20 per month and (ii) if during the accumulation period, no purchase payment has been received during the immediately preceding two contract years and each of the following is less than $2000: (a) the total purchase payments (less withdrawals) made prior to such period, and (b) the current contract value.

CREDIT ELECTION

We will notify you of your option to make a credit election thirty days before your 3rd and 6th contract anniversaries. If you make a credit election, we will add to your contract value a credit amount of at least 0.5% of the contract value as of the applicable contract anniversary. Currently, we will add a credit amount of 1% of the contract value as of the applicable contract anniversary. The credit will be allocated to the variable investment and fixed interest rate options in the same proportion as the contract value on the contract anniversary. We must receive your credit election in good order by your contract anniversary in order to add the credit to your contract value. This option is not available if the annuitant or co-annuitant is 81 or older on the contract date, the contract is continued under the Spousal Continuance Benefit, or you previously elected not to take the credit.

   After you make a credit election, amounts you withdraw will be subject to the following credit election withdrawal charges depending upon the number of contract years since your credit election:

CONTRACT YEARS        CREDIT ELECTION
 SINCE CREDIT            WITHDRAWAL
   ELECTION                CHARGE
--------------------------------------
      0                      7%
      1                      7%
      2                      7%
      3                      0%


   These charges may be lower in certain states.


   The credit election withdrawal charges are determined and applied in the same manner as the withdrawal charges described on page 44. Credits and related earnings are treated as earnings under the contract.


   We recoup the cost of the credit by assessing higher charges. If you make a withdrawal during the credit election withdrawal charge period you may be in a worse position than if you had declined the credit. This credit option may not be available in your state.


--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

        6:
WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC

        PARTNERS FLEXELITE CONTRACT?
--------------------------------------------------------------------------------

THERE ARE CHARGES AND OTHER EXPENSES ASSOCIATED WITH THE CONTRACT THAT REDUCE THE RETURN ON YOUR INVESTMENT. THESE CHARGES AND EXPENSES ARE DESCRIBED BELOW.

INSURANCE AND ADMINISTRATIVE CHARGE

Each day, we make a deduction for the insurance and administrative charge. The insurance and administrative charge covers our expenses for mortality and expense risk, administration, marketing and distribution. If you choose a GMDB option, the insurance and administrative charge also includes a charge to cover our assumption of the associated risk. The mortality risk portion of the charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. The expense risk portion of the charge is for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract. The administrative expense portion of the charge is for the expenses associated with the administration of the contract. This would include preparing and issuing the contract; establishing and maintaining contract records; preparation of confirmations and annual reports; personnel costs; legal and accounting fees; filing fees; and systems costs. The GMDB risk portion of the charge, if applicable, covers our assumption of the risk that the protected value of the contract will be larger than the base death benefit if the contract owner dies during the accumulation phase.

   We calculate the insurance and administrative charge based on the average daily value of all assets allocated to the variable investment options. These charges are not assessed against amounts allocated to the fixed interest rate options. The amount of the charge depends on the death benefit option that you choose. The charge on an annual basis is equal to 1.65% if you choose the base death benefit, 1.90% if you choose either the roll-up or step-up GMDB option, and 2.00% if you choose the greater of the roll-up or step-up GMDB option. THE CHARGES DESCRIBED ABOVE APPLY TO CONTRACTS SOLD THE LATER OF MAY 1, 2003 OR UPON STATE APPROVAL. For all other contracts, these charges are 1.60%, 1.80%, and 1.90%, respectively.

   If the charges under the contract are not sufficient, then we will bear the loss. We do, however, expect to profit from this charge. The insurance risk charge for your contract cannot be increased. Any profits made from this charge may be used by us to pay for the costs of distributing the contracts.

WITHDRAWAL CHARGE


A withdrawal charge may apply if you make a full or partial withdrawal within three years of the contract date. The withdrawal charge may also apply if you begin the income phase during these periods, depending upon the annuity option you choose. As described on page 43, when you make a credit election, a 7% withdrawal charge will be applied to amounts withdrawn for the three contract years following the credit election.


   The withdrawal charge is a percentage, shown below, of the amount withdrawn.

FULL CONTRACT YEARS        WITHDRAWAL CHARGE
--------------------------------------------
         0                         7%
         1                         7%
         2                         7%
         3                         0%


   In certain states reduced withdrawal charges may apply for certain ages if a credit election is made.



   If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage as of the next following contract anniversary will apply.


   If you request a withdrawal, we will:

   - deduct an amount from the contract value that is sufficient to pay the withdrawal charge, and

   -  provide you with the amount requested.

   If you request a full withdrawal, we will provide you with the full amount of the contract value after making deductions for charges.

   Each contract year, you may withdraw a specified amount of your contract value without incurring a

--------------------------------------------------------------------------------
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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


withdrawal charge. We determine the "charge-free amount" available to you in a given contract year on the contract anniversary that begins that year. The charge-free amount in a given contract year is equal to 10% of the sum of all purchase payments that you have made as of the applicable contract anniversary. During the first contract year, the charge-free amount is equal to 10% of the initial purchase payment.

   When you make a withdrawal, we will deduct the amount of the withdrawal first from the available charge-free amount. Any excess amount will then be deducted from purchase payments in excess of the charge-free amount and subject to applicable withdrawal charges. Once you have withdrawn all purchase payments, additional withdrawals will come from any earnings. We do not impose withdrawal charges on earnings.


   If a withdrawal is taken from a market value adjustment guarantee period prior to the expiration of the rate guarantee period, we will make a market value adjustment to the withdrawal amount, including the withdrawal charge. A hypothetical example follows:



Owner requests a net withdrawal of $1,000 from the market value adjustment "MVA" option, subject to a 5% withdrawal charge:



Amount in MVA guarantee
  period prior to
  withdrawal:
                                  $3,000

Withdrawal, including a 5%
  withdrawal charge:
                                  1,000/(1- 0.05) = $1,053

Withdrawal and withdrawal
  charge amount assuming a
  negative MVA:
                                  $1,053/[1- 0.014 (MVA)] =
                                  $1,068

Amount in MVA guarantee
  period:
                                  $3,000
                              -
                                  $1,068
                                  -------------------------------
                                  $1,932 = Amount remaining in
                                           MVA guarantee period
                                           after taking
                                           withdrawal

Owner receives:                   $1,000

Withdrawal charge:            =   $53

MVA adjustment:               =   $15



WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE


Except as restricted by applicable state law, we will waive all withdrawal charges and any market value adjustment upon receipt of proof that the owner or a joint owner is terminally ill, or has been confined to an eligible nursing home or eligible hospital continuously for at least three months after the contract date. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This waiver is not available if the owner has assigned ownership of the contract to someone else.

EARNINGS APPRECIATOR CHARGE

We will impose an additional charge if you choose the Earnings Appreciator supplemental death benefit. The charge for this benefit is based on an annual rate of 0.30% of your contract value.

   We calculate the charge on each of the following events:

   -  each contract anniversary,

   -  on the annuity date,

   - upon death of the sole or first to die of the owner or joint owner prior to the annuity date,

   -  upon a full or partial withdrawal, and

   -  upon a subsequent purchase payment.

   The fee is based on the contract value at time of calculation and is pro-rated based on the portion of the contract year since the date that the earnings appreciator benefit charge was last calculated.

   Although the earnings appreciator benefit charge may be calculated more often, it is deducted only:

   -  on each contract anniversary,

   -  on the annuity date,

   - upon death of the sole owner or first to die of the owner or joint owner prior to the annuity date,

   -  upon a full withdrawal, and

   - upon a partial withdrawal if the contract value remaining after the partial withdrawal is not enough to cover the then applicable earnings appreciator benefit charge.

   We withdraw this charge from each investment option (including each guarantee period) in the same

--------------------------------------------------------------------------------
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WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE CONTRACT?
CONTINUED
--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

proportion that the amount allocated to the investment option bears to the total contract value. Upon a full withdrawal or if the contract value remaining after a partial withdrawal is not enough to cover the then-applicable earnings appreciator benefit charge, we will deduct the charge from the amount we pay you. We will deem the payment of the earnings appreciator benefit charge as made from earnings for purposes of calculating other charges.

   As noted above, the charge is calculated and deducted at least once a year on the contract anniversary. In the future, we may calculate and deduct this fee more frequently, such as quarterly.

CONTRACT MAINTENANCE CHARGE

On each contract anniversary during the accumulation phase, if your contract value is less than $100,000, we will deduct the lesser of $50 or 2% of your contract value, for administrative expenses. (This fee may differ in certain states). While this is what we currently charge, we may increase this charge up to a maximum of $60. Also, we may raise the level of the contract value at which we waive this fee. The charge will be deducted proportionately from each of the contract's variable investment options, fixed interest rate options, and guarantee periods within the market value adjustment option. This same charge will also be deducted when you surrender your contract if your contract value is less than $100,000.

GUARANTEED MINIMUM INCOME BENEFIT CHARGE

We will impose an additional charge if you choose the guaranteed minimum income benefit. This is an annual charge equal to 0.45% of the GMIB protected value of your contract, which we deduct from your contract value on each of the following events:

-  each contract anniversary,

-  when you begin the income phase of the contract,


-  upon a full withdrawal, and


- upon a partial withdrawal if the remaining contract value would not be enough to cover the then applicable guaranteed minimum income benefit charge.

   If we impose this fee other than on a contract anniversary, then we will pro-rate it based on the portion of the contract year for which the guaranteed minimum income benefit was in effect. We withdraw the fee from each investment option in the same proportion that your contract value is allocated to that investment option. Upon a full withdrawal or if the contract value remaining after a partial withdrawal is not enough to cover the applicable guaranteed minimum income benefit charge, we will deduct the charge from the amount we pay you.

   In some states, we may calculate the charge for the guaranteed minimum income benefit in a different manner, but that charge will not exceed 0.45% of the GMIB protected value.


   We will not impose the guaranteed minimum income benefit charge after the income phase begins, or after you choose your GMIB payout option.


INCOME APPRECIATOR BENEFIT CHARGE

We will impose an additional charge if you choose the income appreciator benefit. This is an annual charge equal to 0.25% of your contract value. The income appreciator benefit charge is calculated:

   -  on each contract anniversary,

   -  on the annuity date,

   - upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date,

   -  upon a full or partial withdrawal, and

   -  upon a subsequent purchase payment.

   The fee is based on the contract value at the time of the calculation, and is prorated based on the portion of the contract year since the date that the income appreciator benefit charge was last calculated.

   Although the income appreciator benefit charge may be calculated more often, it is deducted only:

   -  on each contract anniversary,

   -  on the annuity date,

   - upon the death of the sole owner or first to die of the owner or joint owners prior to the annuity date,

--------------------------------------------------------------------------------
 46
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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


   -  upon a full withdrawal, and

   - upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the then-applicable income appreciator benefit charge.

   We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

   The income appreciator benefit charge is deducted from each investment option in the same proportion that the amount allocated to the investment option bears to the total contract value. Upon a full withdrawal, or if the contract value remaining after a partial withdrawal is not enough to cover the then-applicable income appreciator benefit charge, the charge is deducted from the amount paid. The payment of the income appreciator benefit charge will be deemed to be made from earnings for purposes of calculating other charges.

   We no longer assess this charge upon election of IAB Option 1, the completion of IAB Option 2 or 3, and upon annuitization.

TAXES ATTRIBUTABLE TO PREMIUM


There are federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. Some of these taxes are due when the contract is issued, others are due when the annuity payments begin. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the tax associated with federal deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.


TRANSFER FEE

You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract (contract date). If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $10 for each additional transfer. We have the right to increase this fee up to a maximum of $30 per transfer, but we have no current intention of doing so. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made.

COMPANY TAXES

We will pay the taxes on the earnings of the separate account. We are not currently charging the separate account for taxes. We will periodically review the issue of charging the separate account for these taxes and may impose a charge in the future.


UNDERLYING MUTUAL FUND FEES



When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2002, the fees of these funds ranged on an annual basis from 0.37% to 1.30% of fund assets (these fees reflect the effect of expense reimbursements or waivers, which may terminate at any time). For additional information about these fund fees, please consult the prospectuses for the funds, which are attached to this prospectus.


--------------------------------------------------------------------------------

        7:

HOW CAN I

        ACCESS MY MONEY?
--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

YOU CAN ACCESS YOUR MONEY BY:

- MAKING A WITHDRAWAL (EITHER PARTIAL OR COMPLETE); OR

- ELECTING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

WITHDRAWALS DURING THE ACCUMULATION PHASE

When you make a complete withdrawal, you will receive the value of your contract minus the applicable charges and fees. We will calculate the value of your contract and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

   Unless you tell us otherwise, any partial withdrawal and related withdrawal charges will be made proportionately from all of the variable investment and any available fixed interest rate options you have selected. The minimum amount which may be withdrawn is $250. If you request a withdrawal that would reduce your total contract fund below the minimum $2,000, we will withdraw the maximum amount that will not reduce the total contract fund below that amount.

   With respect to the variable investment options, we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a withdrawal request in good order. We will deduct applicable charges, if any, from the assets in your contract.

   With respect to the market value adjustment option, you may specify the guarantee period from which you would like to make a withdrawal. If you indicate that the withdrawal is to originate from the market value adjustment option, but you do not specify which guarantee period is to be involved, then we will take the withdrawal from the guarantee period that has the least time remaining until its maturity date. If you indicate that you wish to make a withdrawal, but do not specify the investment options to be involved, then we will take the withdrawal from your contract value on a pro rata basis from each investment option that you have. In that situation, we will aggregate the contract value in each of the guarantee periods that you have within the market value adjustment option for purposes of making that pro rata calculation. The portion of the withdrawal associated with the market value adjustment option then will be taken from the guarantee periods with the least amount of time remaining until the maturity date, irrespective of the original length of the guarantee period. You should be aware that a withdrawal may avoid a withdrawal charge based on the charge-free amount that we allow, yet still be subject to a market value adjustment.


   INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS ALSO MAY APPLY TO ANY WITHDRAWAL. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS.


AUTOMATED WITHDRAWALS

We offer an Automated Withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. You can make withdrawals from any designated investment option or proportionally from all investment options (other than a guarantee period within the market value adjustment option). The minimum automated withdrawal amount you can make is $100.


   INCOME TAXES, TAX PENALTIES, WITHDRAWAL CHARGES, AND CERTAIN RESTRICTIONS MAY APPLY TO AUTOMATED WITHDRAWALS. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS.


INCOME APPRECIATOR BENEFIT OPTIONS DURING THE ACCUMULATION PHASE

The income appreciator benefit (or "IAB") is discussed on page 33. As mentioned there, you may choose IAB Option 1 at annuitization, but you may instead choose IAB Options 2 or 3 during the accumulation phase of your contract. Income appreciator benefit payments under IAB Options 2 and 3 will begin on the same day of the month as the contract date, beginning with the next month following our receipt of your request in good

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

order. Under IAB Options 2 and 3, you can choose to have the income appreciator benefit amounts paid or credited monthly, quarterly, semi-annually, or annually.

   IAB OPTIONS 2 AND 3 INVOLVE A TEN-YEAR PAYMENT PERIOD. IF THE 10-YEAR PAYMENT PERIOD WOULD END AFTER THE ANNUITY DATE AND YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION OF AT LEAST 15 YEARS OR YOU MAKE A FULL WITHDRAWAL, YOU MAY LOSE ALL OR ANY REMAINING PORTION OF THE INCOME APPRECIATOR BENEFIT. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

IAB OPTION 2 -- INCOME APPRECIATOR BENEFIT AUTOMATIC WITHDRAWAL PAYMENT PROGRAM

Under this option, you elect to receive the income appreciator benefit during the accumulation phase. When you activate the benefit, a 10-year income appreciator benefit automatic withdrawal payment program begins. We will pay you the income appreciator benefit amount in equal installments over a 10-year payment period. You may combine this income appreciator benefit amount with an automated withdrawal amount from your contract value, in which case each combined payment must be at least $100.

   The maximum automated withdrawal payment amount that you may receive from your contract value under this income appreciator benefit program in any contract year during the 10-year period may not exceed 10% of the contract value as of the date you activate the income appreciator benefit.

   Once we calculate the income appreciator benefit, the amount will not be affected by changes in contract value due to the investment performance of any allocation option. Withdrawal charges may apply to automatic withdrawal payment amounts, but not income appreciator benefit amounts, of the income appreciator benefit program payments.

   After the ten-year payment period has ended, if the remaining contract value is $2,000 or more, the contract will continue. If the remaining contract value is less than $2,000 after the end of the 10-year payment period, we will pay you the remaining contract value and the contract will terminate. If the contract value falls below the minimum amount required to keep the contract in force due solely to investment results before the end of the 10-year payment period, we will continue to pay the income appreciator benefit amount for the remainder of the 10-year payment period.

DISCONTINUING THE INCOME APPRECIATOR BENEFIT AUTOMATIC WITHDRAWAL PAYMENT PROGRAM UNDER IAB OPTION 2

You may discontinue the income appreciator benefit payment program under IAB Option 2 and activate IAB Option 3 at any time after payments have begun and before the last payment is made. We will add the remaining income appreciator benefit amount to the contract value at the same frequency as your initial election until the end of the 10-year payment period. We will treat any income appreciator benefit amount added to the contract value as additional earnings. Unless you direct us otherwise, we will allocate these additions to the variable, fixed interest rate, or market value adjustment options in the same proportions as your most recent purchase payment allocation percentages.

   You may discontinue the income appreciator benefit payment program under IAB Option 2 before the last payment is made and elect an annuity or settlement option. We will add the balance of the income appreciator benefit amount for the 10-year payment period to the contract value in a lump sum before determining the adjusted contract value. The adjusted contract value may be applied to any annuity or settlement option that is paid over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

IAB OPTION 3 -- INCOME APPRECIATOR BENEFIT CREDIT TO CONTRACT VALUE

Under this option, you can activate the income appreciator benefit and receive the benefit as credits to your contract value over a 10-year payment period. We will allocate these income appreciator benefit credits to the variable investment options, the fixed interest rate option, or the market value adjustment option in the

--------------------------------------------------------------------------------
                                                                              49
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        7:

HOW CAN I ACCESS MY MONEY? CONTINUED

--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


same manner as your current allocation, unless you direct us otherwise. We will waive the $1,000 minimum requirement for the market value adjustment option. We will calculate the income appreciator benefit amount on the date we receive your written request in good order. Once we have calculated the income appreciator benefit, the income appreciator benefit credit will not be affected by changes in contract value due to the investment performance of any allocation option.


   Before we add the last income appreciator benefit credit to your contract value, you may switch to IAB Option 2 and receive the remainder of the income appreciator benefit as payments to you (instead of credits to the contract value) under the income appreciator benefit program for the remainder of the 10-year payment period.

   You can also request that any remaining payments in the 10-year payment period be applied to an annuity or settlement option that is paid over the lifetime of the annuitants, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

EXCESS WITHDRAWALS

   During the 10-year period under IAB options 2 or 3, an "excess withdrawal" occurs when any amount is withdrawn from your contract value in a contract year that exceeds the sum of (1) 10% of the contract value as of the date the income appreciator benefit was activated plus (2) earnings since the income appreciator benefit was activated, that have not been previously withdrawn.

   We will deduct the excess withdrawal on a proportional basis from the remaining income appreciator benefit amount. We will then calculate and apply a new reduced income appreciator benefit amount.

   Withdrawals you make in a contract year that do not exceed the sum of (1) 10% of the contract value as of the date the income appreciator benefit was activated plus (2) earnings since the income appreciator benefit was activated, that have not been previously withdrawn, do not reduce the remaining income appreciator benefit amount.

EFFECT OF TOTAL WITHDRAWAL ON INCOME APPRECIATOR BENEFIT

We will not make income appreciator benefit payments after the date you make a total withdrawal of the contract surrender value.

SUSPENSION OF PAYMENTS OR TRANSFERS

We may be required to suspend or postpone payments made in connection with withdrawals or transfers from a variable investment option for any period when:

- The New York Stock Exchange is closed (other than customary weekend and holiday closings);

-  Trading on the New York Stock Exchange is restricted;

- An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the mutual funds are not feasible or we cannot reasonably value the accumulation units; or

- The SEC, by order, permits suspension or postponement of payments for the protection of owners.

--------------------------------------------------------------------------------
 50

        8:
WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC

        PARTNERS FLEXELITE CONTRACT?
--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

The tax considerations associated with the Strategic Partners FlexElite contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. It is not intended as tax advice. A qualified tax adviser should be consulted for complete information and advice.

CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT
PLANS)

TAXES PAYABLE BY YOU

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

   Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

   If the Internal Revenue Service (IRS) determines that the deductions for one or more benefits under the contract, including without limitation the Earnings Appreciator benefit and Guaranteed Minimum Death Benefit, are taxable withdrawals, then the owner may revoke the affected benefit(s) within 90 days after notice from us.

TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else.

   If you assign or pledge all or part of your contract as collateral for a loan, the part assigned will be treated as a withdrawal. Also, if you elect the interest payment option, that election will be treated, for tax purposes, as surrendering your contract.

   If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on the gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

   It is our position that the Guaranteed Minimum Death Benefit option, "the supplemental death benefit option," and other contract benefits are an integral part of the annuity contract and accordingly that the charges made against the annuity contract's cash value for the option should not be treated as distributions subject to income tax. It is possible, however, that the IRS could take the position that such charges should be treated as distributions.

TAXES ON ANNUITY PAYMENTS

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

   After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

TAX PENALTY ON WITHDRAWALS AND ANNUITY PAYMENTS

Any taxable amount you receive under your contract may be subject to a 10 % tax penalty. Amounts are not subject to this tax penalty if:

-  the amount is paid on or after you reach age 59 1/2 or die;

--------------------------------------------------------------------------------
                                                                              51
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        8:
WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE CONTRACT CONTINUED
--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

-  the amount received is attributable to your becoming disabled;

- the amount paid or received is in the form of level annuity payments paid or received not less frequently than annually under a lifetime annuity; and

- the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

If you modify the lifetime annuity payment stream (other than as a result of death or disability) before you reach age 59 1/2 (or before the end of the five year period beginning with the first payment and ending after you reach age
59 1/2), your tax for the year of modification will be increased by the penalty tax that would have been imposed without the exception, plus interest for the deferral.

TAXES PAYABLE BY BENEFICIARIES

All the death benefit options are subject to income tax to the extent the distribution exceeds the adjusted basis in the contract and the full value of the death benefit is included in the owner's estate.

   Generally, the same tax rules apply to amounts received by your beneficiary as those set forth above with respect to you. The election of an annuity payment option instead of a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.

REPORTING AND WITHHOLDING DISTRIBUTIONS

Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three exemptions. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

   State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the CONTRACTS HELD BY TAX FAVORED PLANS section for withholding rules for tax favored plans (for example, an IRA).

   Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

ANNUITY QUALIFICATION

   Diversification and Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the contract must be an annuity contract for tax purposes. This means that the assets underlying the annuity contract must be diversified, according to certain rules. It also means that we, and not you as the contract-owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. We believe these rules, which are further discussed in the SAI, will be met.

   Required Distributions Upon Your Death. Upon your death (or the death of a joint owner, if earlier), certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

   If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

   If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if an annuity payment option is selected by your designated beneficiary and if

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

annuity payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect an annuity payment option based on life expectancy or a period exceeding five years.

   If any portion of the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

   Changes in the Contract. We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contractowners and you will be given notice to the extent feasible under the circumstances.

ADDITIONAL INFORMATION

You should refer to the SAI if:

- The contract is held by a corporation or other entity instead of by an individual or as agent for an individual.

- Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.

- You transfer your contract to, or designate, a beneficiary who is either 37 1/2 years younger than you or a grandchild.

CONTRACTS HELD BY TAX FAVORED PLANS

The following discussion covers annuity contracts held under tax-favored retirement plans.

   Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities ("IRAs") which are subject to Sections 408(a), 408(b) and 408A of the Internal Revenue Code of 1986, as amended (Code). At some future time we may allow the contract to be purchased in connection with other retirement arrangements which are also entitled to favorable federal income tax treatment ("tax favored plans"). These other tax favored plans include:

   Simplified employee pension plans ("SEPs") under Section 408(k) of the Code; Saving incentive match plans for employees-IRAs ("SIMPLE-IRAs") under Section 408(p) of the Code; and Tax-deferred annuities ("TDAs") under Section 403(b) of the Code. This description assumes that (i) we will be offering this to both IRA and non-IRA tax favored plans, and (ii) you have satisfied the requirements for eligibility for these products.

   YOU SHOULD BE AWARE THAT TAX FAVORED PLANS SUCH AS IRAS GENERALLY PROVIDE TAX DEFERRAL REGARDLESS OF WHETHER THEY INVEST IN ANNUITY CONTRACTS. THIS MEANS THAT WHEN A TAX FAVORED PLAN INVESTS IN AN ANNUITY CONTRACT, IT GENERALLY DOES NOT RESULT IN ANY ADDITIONAL TAX DEFERRAL BENEFITS.

TYPES OF TAX FAVORED PLANS

   IRAs. If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and the contract. The "IRA Disclosure Statement" on page 63 contains information about eligibility, contribution limits, tax particulars and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount credited under the contract, calculated as of the date that we receive this cancellation notice, if greater) less any applicable federal and state income tax withholding.


   Contributions Limits/Rollovers: Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution allowed by law that you may make to an IRA. For 2003 and 2004 the limit is $3,000;


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CONTRACT CONTINUED
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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


increasing in 2005 to 2007 to $4,000; and for 2008 to $5,000. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above. These taxpayers will be permitted to contribute an additional $500 in years 2003 to 2005 and an additional $1,000 in 2006 and years thereafter. The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.


   Required Provisions: Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

- You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

-  Your rights as owner are non-forfeitable;

-  You cannot sell, assign or pledge the contract, other than to Pruco Life;

- The annual premium you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

- The date on which annuity payments must begin cannot be later than the April 1st of the calendar year after the calendar year you turn age 70 1/2; and

- Death and annuity payments must meet "minimum distribution requirements" (described on page 56).

   Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

-  A 10% "early distribution penalty" (described on page 56);

- Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

-  Failure to take a minimum distribution (also generally described on page 56).

   SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

- If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of (a) $40,000 in 2003 or (b) 25% of the employee's earned income (not including the employer contribution amount as "earned income" for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2003, this limit is $200,000;

- SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and


- Some SEPs for small employers permit salary deferrals up to $12,000 in 2003 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SAR-SEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $2,000 in 2003, increasing in $1,000 increments per year until reaching $5,000 in 2006. Thereafter the amount is indexed for inflation.


You will also be provided the same information, and have the same "free look" period, as you would have if you were purchasing the contract for a standard IRA.

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

   SIMPLE-IRAs. SIMPLE-IRAs are another variation on the standard IRA, available to small employers (under 100 employees, on a "controlled group" basis) that do not offer other tax favored plans. SIMPLE-IRAs are also subject to the same basic IRA requirements with the following exceptions:

- Participants in a SIMPLE-IRA may contribute up to $8,000 in 2003, as opposed to the usual IRA contribution limit, and employer contributions may also be provided as a match (up to 3% of your compensation); and

- Individuals age 50 or above by the end of the year will be permitted to contribute an additional $1,000 in 2003, increasing in $500 increments per year until reaching $2,500 in 2006. Thereafter the amount is indexed for inflation.

-  SIMPLE-IRAs are not subject to the SEP nondiscrimination rules.

   ROTH IRAs. Like standard IRAs, income within a Roth IRA accumulates tax-deferred, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

-  Contributions to a Roth IRA cannot be deducted from your gross income;

- "Qualified distributions" (generally, held for 5 years and payable on account of death, disability, attainment of age 59 1/2, or first time-homebuyer) from Roth IRAs are excludable from your gross income; and

- If eligible, you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

   Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA, you may purchase a contract as a Roth IRA only in connection with a "rollover" or "conversion" of the proceeds of another traditional IRA, conduit IRA, SEP, SIMPLE-IRA, or Roth IRA. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law.

   TDAs. You may own a TDA generally if you are either an employer or employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as the employee's rights to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $12,000 in 2003. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $2,000 in 2003, increasing in $1,000 increments per year until reaching $5,000 in 2006. Thereafter the amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also rollover TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may only qualify as a TDA if distributions (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

-  Your attainment of age 59 1/2;

-  Your severance of employment;

-  Your death;

-  Your total and permanent disability; or

- Hardship (under limited circumstances, and only related to salary deferrals and any earnings attributable to these amounts).

   In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later.

   These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund

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WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE
CONTRACT CONTINUED
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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

"custodial account" described under Code Section 403(b)(7).

   Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION


   If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount, including a new method under IRS regulations released in April 2002. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% IRS penalty tax on the amount of any minimum distribution not made in a timely manner.


   You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this contract without either beginning annuity payments or surrendering the contract. We will send you a check for this minimum distribution amount, less any other partial withdrawals that you made during the year.

PENALTY FOR EARLY WITHDRAWALS


   You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, SIMPLE-IRA (which may increase to 25%), Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2.


WITHHOLDING

Unless a distribution is an eligible rollover distribution that is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA, we will withhold at the rate of 20%. This 20% withholding does not apply to distributions from IRAs and Roth IRAs. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

- For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions; and

-  For all other distributions, we will withhold at a 10% rate.

   We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

ERISA DISCLOSURE/REQUIREMENTS

   ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevents a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.

   Information about any applicable fees, charges, discounts, penalties or adjustments may be found under "What Are the Expenses Associated with the Strategic Partners FlexElite Contract" starting on page 44.

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

   Information about sales representatives and commissions may be found under "Other Information" and "Sale and Distribution of the Contract" on page 58.

   In addition, other relevant information required by the exemptions is contained in the contract and accompanying documentation. Please consult your tax advisor if you have any additional questions.

SPOUSAL CONSENT RULES FOR RETIREMENT PLANS -- QUALIFIED CONTRACTS

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

   Defined Benefit Plans, Money Purchase Pension Plans, and ERISA 403(b) Annuities. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" ("QJSA"), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a death benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" ("QPSA"). If the plan pays death benefits to other beneficiaries, you may elect to have a beneficiary other than your spouse receive the death benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

   Defined Contribution Plans (including 401(k) Plans). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire death benefit, even if you designated someone else as your beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

   IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution is not required. Upon your death, any death benefit will be paid to your designated beneficiary.

ADDITIONAL INFORMATION

   For additional information about the requirements of federal tax law applicable to tax favored plans, see the "IRA Disclosure Statement" on page 63.

--------------------------------------------------------------------------------
                                                                              57
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                                                                         PART II
STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

        9:

OTHER

        INFORMATION
--------------------------------------------------------------------------------
PRUCO LIFE INSURANCE COMPANY

Pruco Life Insurance Company is a stock life insurance company organized in 1971 under the laws of the State of Arizona. Pruco Life is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York and therefore is subject to the insurance laws and regulations of all the jurisdictions where it is licensed to do business.

   Pruco Life is a wholly owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.


   Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco Life's annual report for the year ended December 31, 2002, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contractholders, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life is 33-37587. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 450 Fifth Street, Washington, D.C. 20549-0102. You can obtain information on the operation of the Public Reference Room by calling (202) 942-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.


THE SEPARATE ACCOUNT

We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account, to hold the assets that are associated with the variable annuity contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940, as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited financial statements, are provided in the SAI.


SALE AND DISTRIBUTION OF THE CONTRACT



Prudential Investment Management Services LLC (PIMS), 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the contracts under a "best efforts" underwriting agreement with Pruco Life under which PIMS is reimbursed for its costs and expenses. PIMS is an indirect wholly-owned subsidiary of Prudential Financial, Inc. and is a limited liability corporation organized under Delaware law in 1996. It is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.



   We pay the broker-dealer whose registered representatives sell the contract either:



-  a commission of up to 8.0% of your purchase payments; or



- a combination of a commission on purchase payments and a "trail" commission -- which is a commission determined as a percentage of your contract value that is paid periodically over the life of your contract.



   The commission amount quoted above is the maximum amount which is paid. In most circumstances, the registered representative who sold the contract will receive significantly less. We will generally pay less compensation with respect to contracts issued to customers over 80 years old.

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9



   From time to time, Prudential or its affiliates may offer and pay non-cash compensation to registered representatives who sell the contract. For example, Prudential or an affiliate may pay for a training and education meeting that is attended by registered representatives of both Prudential-affiliated broker-dealers and independent broker-dealers. Prudential and its affiliates retain discretion as to which broker-dealers to offer non-cash (and cash) compensation arrangements, and will comply with NASD rules and other pertinent laws in making such offers and payments. Our payment of cash or non-cash compensation in connection with sales of the contract does not result directly in any additional charge to you.



LITIGATION



We are subject to legal and regulatory actions in the ordinary course of our business, including class action lawsuits. Pending legal and regulatory actions include proceedings that are specific to us and proceedings generally applicable to the businesses in which we operate. We are also subject to litigation arising out of our general business activities, such as our investments and third party contracts. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages.



   We have been subject to substantial regulatory actions and civil litigation, including class actions, involving individual life insurance sales practices from 1982 through 1995. As of January 31, 2003, Pruco Life has resolved those regulatory actions, its sales practices class action litigation and all of the individual sales practices actions filed by policyholders who "opted out" of the sales practices class action. Prudential has indemnified Pruco Life for any liabilities incurred in connection with sales practices litigation covering policyholders of individual permanent life insurance policies issued in the United States from 1982 to 1995.



   Pruco Life's litigation is subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters should not have a material adverse effect on Pruco Life's financial position.


ASSIGNMENT

You can assign the contract at any time during your lifetime. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event.

   If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.

FINANCIAL STATEMENTS


The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partners FlexElite contract, are included in the SAI.


STATEMENT OF ADDITIONAL INFORMATION

Contents:

-  Company

-  Experts


-  Principal Underwriter



-  Allocation of Initial Purchase Payment


-  Determination of Accumulation Unit Values

-  Performance Information

-  Comparative Performance Information

-  Federal Tax Status

-  State Specific Variations

-  Directors and Officers

-  Financial Statements

HOUSEHOLDING

To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contractholder that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling 1-877-778-5008.
--------------------------------------------------------------------------------
                                                                              59
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                                                                         PART II
STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

MARKET-VALUE
        ADJUSTMENT FORMULA
--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA

GENERAL FORMULA


The formula under which Pruco Life calculates the market value adjustment applicable to a full or partial surrender, annuitization, or settlement under the market value adjustment option is set forth below. The market value adjustment is expressed as a multiplier factor. That is, the Contract Value after the market value adjustment ("MVA"), but before any withdrawal charge, is as follows: Contract Value (after MVA) = Contract Value (before MVA) X (1 +
MVA). The MVA itself is calculated as follows:

                              1 + I
                  MVA = [(-------------)to the N/12 power] -1
                          1 + J + .0025

where:  I   =    the guaranteed credited interest rate
                 (annual effective) for the given
                 contract at the time of withdrawal or
                 annuitization or settlement.
        J   =    the current credited interest rate
                 offered on new money at the time of
                 withdrawal or annuitization or
                 settlement for a guarantee period of
                 equal length to the number of whole
                 years remaining in the Contract's
                 current guarantee period plus one
                 year.
        N   =    equals the remaining number of months
                 in the contract's current guarantee
                 period (rounded up) at the time of
                 withdrawal or annuitization or
                 settlement.

PENNSYLVANIA FORMULA

We use the same MVA formula with respect to contracts issued in Pennsylvania as the general formula, except that "J" in the formula above uses an interpolated rate as the current credited interest rate. Specifically, "J" is the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. The interpolated value is calculated using the following formula:

            m/365 X (n + 1) year rate + (365 - m)/365 X n year rate,

where "n" equals the number of whole years remaining in the Contract's current guarantee period, and "m" equals the number of days remaining in year "n" of the current guarantee period.

INDIANA FORMULA

We use the following MVA formula for contracts issued in Indiana:
                              1 + I
                   MVA = [(-----------)to the N/12 power] -1
                              1 + J

The variables I, J and N retain the same definitions as the general formula.

MARKET VALUE ADJUSTMENT EXAMPLE

(ALL STATES EXCEPT INDIANA AND PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  5% (0.05)

    The MVA factor calculation would be: [(1.06)/(1.05 + 0.0025)]to the (38/12) power -1 = 0.02274

2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 X 0.02274 = $253.03

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $253.03 = $11,380.14

--------------------------------------------------------------------------------
 60

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)

   The MVA factor calculation would be: [(1.06)/(1.07 + 0.0025)] to the(38/12) power -1 = -0.03644

2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.03644) = -$405.47

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$405.47) = $10,721.64

MARKET VALUE ADJUSTMENT EXAMPLE

(PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 4%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.


    N =  38
    I =  6% (0.06)
    J =  [(61/365) X 0.05] + [((365-61)/365) X 0.04] =
         0.0417



   The MVA factor calculation would be: [(1.06)/(1.0417 + 0.0025)] to the (38/12) power-1 = 0.04902


2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 X 0.04902 = $545.45

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $545.45 = $11,672.56

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 7%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 8%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.


    N =  38
    I =  6% (0.06)
    J =  [(61/365) X 0.08] + [((365 - 61)/365) X 0.07] =
         0.0717



   The MVA factor calculation would be: [(1.06)/(1.0717 + 0.0025)] to the (38/12) power-1 = -0.04098


2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.04098) = -$455.99
--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$455.99) = $10,671.12

MARKET VALUE ADJUSTMENT EXAMPLE

(INDIANA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  5% (0.05)

The MVA factor calculation would be: [(1.06)/(1.05)] to the (38/12) power-1 = 0.03047

2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 x 0.03047 = $339.04

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $339.04 = $11,466.15

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)

    The MVA factor calculation would be: [(1.06)/(1.07)]to the (38/12) power -1 = -0.02930

2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.02930) = -$326.02

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$326.02) = $10,801.09

--------------------------------------------------------------------------------
 62

                                                                         PART II
STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

IRA DISCLOSURE STATEMENT
--------------------------------------------------------------------------------
This statement is designed to help you understand the requirements of federal tax law which apply to your individual retirement annuity (IRA), your Roth IRA, your simplified employee pension IRA (SEP) for employer contributions, your Savings Incentive Match Plan for Employees (SIMPLE) IRA, or to one you purchase for your spouse. You can obtain more information regarding your IRA either from your sales representative or from any district office of the Internal Revenue Service. Those are federal tax law rules; state tax laws may vary.

FREE LOOK PERIOD


The annuity contract offered by this prospectus gives you the opportunity to return the contract for a refund (less any applicable federal and state income tax withholding) within 10 days (or whatever period is required by applicable state law) after it is delivered. The amount of the refund is dictated by state law. This is a more liberal provision than is required in connection with IRAs. To exercise this "free-look" provision, return the contract to the representative who sold it to you or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus.


ELIGIBILITY REQUIREMENTS

IRAs are intended for all persons with earned compensation whether or not they are covered under other retirement programs. Additionally, if you have a non-working spouse (and you file a joint tax return), you may establish an IRA on behalf of your non-working spouse. A working spouse may establish his or her own IRA. A divorced spouse receiving taxable alimony (and no other income) may also establish an IRA.

CONTRIBUTIONS AND DEDUCTIONS

Contributions to your IRA will be deductible if you are not an "active participant" in an employer maintained qualified retirement plan or you have "Adjusted Gross Income" (as defined under Federal tax laws) which does not exceed the "applicable dollar limit." IRA (or SEP) contributions must be made by no later than the time you file your income tax return for that year. For a single taxpayer, the applicable dollar limitation is $40,000 in 2003, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $40,000 -- $50,000. For married couples filing jointly, the applicable dollar limitation is $60,000, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $60,000 -- $70,000. There is no deduction allowed for IRA contributions when Adjusted Gross Income reaches $50,000 for individuals and $70,000 for married couples filing jointly. These amounts are for 2003. Income limits are scheduled to increase until 2006 for single taxpayers and 2007 for married taxpayers.

   Contributions made by your employer to your SEP are excludable from your gross income for tax purposes in the calendar year for which the amount is contributed. Certain employees who participate in a SEP will be entitled to elect to have their employer make contributions to their SEP on their behalf or to receive the contributions in cash. If the employee elects to have contributions made on the employee's behalf to the SEP, those funds are not treated as current taxable income to the employee. Elective deferrals under a SEP are limited to $12,000 in 2003, with a permitted catch-up contribution of $2,000 for individuals age 50 and above. Contribution limits and catch-up contribution limits are scheduled to increase through 2006 and are indexed for inflation thereafter. Salary-reduction SEPs (also called "SARSEPs") are available only if at least 50% of the employees elect to have amounts contributed to the SARSEP and if the employer has 25 or fewer employees at all times during the preceding year. New SARSEPs may not be established after 1996.

   The IRA maximum annual contribution and your tax deduction is limited to the lesser of: (1) the maximum amount allowed by law, including catch-up contributions if applicable, or (2) 100% of your earned compensation. Contributions in excess of the deduction limits may be subject to penalty. See below.

   Under a SEP agreement, the maximum annual contribution which your employer may make on your behalf to a SEP contract that is excludable from your income is the lesser of 25% of your salary or $40,000 in
--------------------------------------------------------------------------------

IRA DISCLOSURE STATEMENT CONTINUED
--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

2003. An employee who is a participant in a SEP agreement may make after-tax contributions to the SEP contract, subject to the contribution limits applicable to IRAs in general. Those employee contributions will be deductible subject to the deductibility rules described above.

   The maximum tax deductible annual contribution that a divorced spouse with no other income may make to an IRA is the lesser of (1) the maximum amount allowed by law, including catch-up contributions if applicable or (2) 100% of taxable alimony.

   If you or your employer should contribute more than the maximum contribution amount to your IRA or SEP, the excess amount will be considered an "excess contribution." You are permitted to withdraw an excess contribution from your IRA or SEP before your tax filing date without adverse tax consequences. If, however, you fail to withdraw any such excess contribution before your tax filing date, a 6% excise tax will be imposed on the excess for the tax year of contribution.


   Once the 6% excise tax has been imposed, an additional 6% penalty for the following tax year can be avoided if the excess is (1) withdrawn before the end of the following year, or (2) treated as a current contribution for the following year. (See Premature Distributions, page 65, for penalties imposed on withdrawal when the contribution exceeds the maximum amount allowed by law, including catch-up contributions if applicable.)


IRA FOR NON-WORKING SPOUSE

If you establish an IRA for yourself, you may also be eligible to establish an IRA for your "non-working" spouse. In order to be eligible to establish such a spousal IRA, you must file a joint tax return with your spouse and, if your non-working spouse has compensation, his/her compensation must be less than your compensation for the year. Contributions of up to the maximum amount allowed by law, including catch-up contributions if applicable, may be made to your IRA and the spousal IRA if the combined compensation of you and your spouse is at least equal to the amount contributed. If requirements for deductibility (including income levels) are met, you will be able to deduct an amount equal to the least of (i) the amount contributed to the IRAs; (ii) twice the maximum amount allowed by law, including catch-up contributions if applicable; or (iii) 100% of your combined gross income.

   Contributions in excess of the contribution limits may be subject to penalty. See above under "Contributions and Deductions." If you contribute more than the allowable amount, the excess portion will be considered an excess contribution. The rules for correcting it are the same as discussed above for regular IRAs.

   Other than the items mentioned in this section, all of the requirements generally applicable to IRAs are also applicable to IRAs established for non-working spouses.

ROLLOVER CONTRIBUTION

Once every year, you are permitted to withdraw any portion of the value of your IRA or SEP and reinvest it in another IRA or bond. Withdrawals may also be made from other IRAs and contributed to this contract. This transfer of funds from one IRA to another is called a "rollover" IRA. To qualify as a rollover contribution, the entire portion of the withdrawal must be reinvested in another IRA within 60 days after the date it is received. You will not be allowed a tax-deduction for the amount of any rollover contribution.


   A similar type of rollover to an IRA can be made with the proceeds of a qualified distribution from a qualified retirement plan or tax-sheltered annuity. Properly made, such a distribution will not be taxable until you receive payments from the IRA created with it. You may later roll over such a contribution to another qualified retirement plan. As long as you have not mixed it with IRA (or SEP) contributions, you can retain favorable tax treatment permitted you on distributions from a qualified retirement plan, if you later rollover to a qualified retirement plan. (You may roll less than all of a qualified distribution into an IRA, but any part of it not rolled over will be currently includable in your income without any capital gains treatment.) Funds can also be rolled over from an IRA or SEP to another IRA or SEP or to another qualified retirement plan or 457 government plan.

--------------------------------------------------------------------------------
 64

--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

DISTRIBUTIONS

(a) PREMATURE DISTRIBUTIONS

At no time can your interest in your IRA or SEP be forfeited. To insure that your contributions will be used for retirement, the federal tax law does not permit you to use your IRA or SEP as security for a loan. Furthermore, as a general rule, you may not sell or assign your interest in your IRA or SEP to anyone. Use of an IRA (or SEP) as security or assignment of it to another will invalidate the entire annuity. It then will be includable in your income in the year it is invalidated and will be subject to a 10% tax penalty if you are not at least age 59 1/2 or totally disabled. (You may, however, assign your IRA or SEP without penalty to your former spouse in accordance with the terms of a divorce decree.)

   You may surrender any portion of the value of your IRA (or SEP). In the case of a partial surrender which does not qualify as a rollover, the amount withdrawn will be includable in your income and subject to the 10% penalty if you are not at least age 59 1/2 or totally disabled unless you comply with special rules requiring distributions to be made at least annually over your life expectancy.

   The 10% tax penalty does not apply to the withdrawal of an excess contribution as long as the excess is withdrawn before the due date of your tax return. Withdrawals of excess contributions after the due date of your tax return will generally be subject to the 10% penalty unless the excess contribution results from erroneous information from a plan trustee making an excess rollover contribution or unless you are over age 59 1/2 or are disabled.


(b) DISTRIBUTION AFTER AGE 59 1/2



Once you have attained age 59 1/2 (or have become totally disabled), you may elect to receive a distribution of your IRA (or SEP) regardless of when you actually retire. In addition, you must commence distributions from your IRA by April 1 following the year you attain age 70 1/2. You may elect to receive the distribution under any one of the periodic payment options available under the contract. The distributions from your IRA under any one of the period payment options, or in one sum, will be treated as ordinary income as you receive them, to the degree that you have made deductible contributions. If you have made both deductible and nondeductible contributions, the portion of the distribution attributable to the nondeductible contribution will be tax-free.


(c) INADEQUATE DISTRIBUTIONS--50% TAX


Your IRA or SEP is intended to provide retirement benefits over your lifetime. Thus, federal tax law requires that you either (1) receive a lump-sum distribution of your IRA by April 1 of the year following the year in which you attain age 70 1/2 or (2) start to receive periodic payments by that date. If you elect to receive periodic payments, those payments must be sufficient to pay out the entire value of your IRA during your life expectancy (or over the joint life expectancies of you and your spouse/beneficiary). The calculation method is revised under the IRS regulations issued in April 2002 for distributions beginning in 2003. If the payments are not sufficient to meet these requirements, an excise tax of 50% will be imposed on the amount of any underpayment.


(d) DEATH BENEFITS

If you (or your surviving spouse) die before receiving the entire value of your IRA (or SEP), the remaining interest must be distributed to your beneficiary (or your surviving spouse's beneficiary) in one lump-sum by December 31st of the fifth year after your (or your surviving spouse's) death, or applied to purchase an immediate annuity for the beneficiary. This annuity must be payable over the life expectancy of the beneficiary beginning by December 31st of the year following the year after your or your spouse's death. If your spouse is the designated beneficiary, he or she is treated as the owner of the IRA. If minimum required distributions have begun, and no designated beneficiary is identified by December 31st of the year following the year of death, the entire amount must be distributed based on the life expectancy of the owner using the owner's age prior to death. A distribution of the balance of your IRA upon your death will not be considered a
--------------------------------------------------------------------------------

IRA DISCLOSURE STATEMENT CONTINUED
--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

gift for federal tax purposes, but will be included in your gross estate for purposes of federal estate taxes.

ROTH IRAS

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Contributions may be made to a Roth IRA by taxpayers with adjusted gross incomes of less than $160,000 for married individuals filing jointly and less than $110,000 for single individuals. Married individuals filing separately are not eligible to contribute to a Roth IRA. The maximum amount of contributions allowable for any taxable year to all IRAs maintained by an individual is generally the lesser of the maximum amount allowed by law and 100% of compensation for that year (the lesser of the maximum amount allowed by law is phased out for incomes between $150,000 and $160,000 for married and between $95,000 and $110,000 for singles). The contribution limit is reduced by the amount of any contributions made to a traditional IRA. Contributions to a Roth IRA are not deductible.

   For taxpayers with adjusted gross income of $100,000 or less, all or part of amounts in a traditional IRA may be converted, transferred or rolled over to a Roth IRA. Some or all of the IRA value will typically be includable in the taxpayer's gross income. Provided a rollover contribution meets the requirements of IRAs under Section 408(d)(3) of the Code, a rollover may be made from a Roth IRA to another Roth IRA.

   UNDER SOME CIRCUMSTANCES, IT MAY NOT BE ADVISABLE TO ROLL OVER, TRANSFER OR CONVERT ALL OR PART OF A TRADITIONAL IRA TO A ROTH IRA. PERSONS CONSIDERING A ROLLOVER, TRANSFER OR CONVERSION SHOULD CONSULT THEIR OWN TAX ADVISOR.

   "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2;
(b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a traditional IRA.

   Distributions from a Roth IRA need not commence at age 70 1/2. However, if the owner dies before the entire interest in a Roth IRA is distributed, any remaining interest in the contract must be distributed by December 31 of the calendar year containing the fifth anniversary of the owner's death subject to certain exceptions.

REPORTING TO THE IRS


Whenever you are liable for one of the penalty taxes discussed above (6% for excess contributions, 10% for premature distributions or 50% for underpayments), you must file Form 5329 with the Internal Revenue Service. The form is to be attached to your federal income tax return for the tax year in which the penalty applies. Normal contributions and distributions must be shown on your income tax return for the year to which they relate. Beginning in January 2004, if you were at least 70 1/2 at the end of the prior year, we will indicate to you and to the IRS, on Form 5498, that your account is subject to minimum required distributions.


--------------------------------------------------------------------------------
 66

                                                                         PART II
STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

         APPENDIX

ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------


As we have indicated throughout this prospectus, the Strategic Partners FlexElite Variable Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique unit value corresponding to each combination of such Contract features. Here we depict the historical unit values corresponding to the contract features bearing the highest and lowest combinations of asset-based charges during the period May 1, 2002 to December 31, 2002. During that period, the highest combination of asset-based charges amounted to 1.90%, and the lowest combination of asset-based charges amounted to 1.60%. For contracts sold on or after May 1, 2003, the highest combination of asset-based charges now amounts to 2.00%, and the lowest combination of asset-based charges now amount to 1.65%.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES:
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (BASE DEATH BENEFIT 1.60)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD    AT END OF PERIOD          OUTSTANDING AT END OF PERIOD
JENNISON PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00649                  $0.75325                       93,203

PRUDENTIAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00967                  $0.80433                       19,194

PRUDENTIAL GLOBAL PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00696                  $0.78574                      122,789

PRUDENTIAL MONEY MARKET PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00000                  $0.99920                      423,551

PRUDENTIAL STOCK INDEX PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00875                  $0.81778                       59,882

PRUDENTIAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00860                  $0.79642                       40,410

SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00677                  $0.79525                      312,154

SP AIM AGGRESSIVE GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00304                  $0.78203                       96,866

SP AIM CORE EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00936                  $0.85600                       37,745

SP ALLIANCE LARGE CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00779                  $0.78002                       83,646

SP ALLIANCE TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00200                  $0.68057                        2,907

SP BALANCED ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00335                  $0.88984                    2,338,741

SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00203                  $0.93918                    2,345,900

SP DAVIS VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00676                  $0.85482                      433,610

SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00812                  $0.81844                      208,005

SP GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00493                  $0.84271                      723,141



* COMMENCEMENT OF BUSINESS                                                             THIS CHART CONTINUES ON THE NEXT PAGE

--------------------------------------------------------------------------------
 68

--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (BASE DEATH BENEFIT 1.60)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD    AT END OF PERIOD          OUTSTANDING AT END OF PERIOD
SP INVESCO SMALL COMPANY GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $0.99996                  $0.76251                       66,083

SP JENNISON INTERNATIONAL GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00364                  $0.76891                       36,399

SP LARGE CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00956                  $0.83364                       51,159

SP MFS CAPITAL OPPORTUNITIES PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00460                  $0.76575                       89,492

SP MID CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $0.98986                  $0.68122                       64,598
SP PIMCO HIGH YIELD PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $0.99896                  $0.97196                      257,990

SP PIMCO TOTAL RETURN PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $0.99996                  $1.05757                      946,026

SP PRUDENTIAL US EMERGING GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00813                  $0.75658                       77,973

SP SMALL/MID CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00401                  $0.77921                      127,081

SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00807                  $0.80793                       98,858

JANUS ASPEN SERIES--GROWTH PORTFOLIO SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00860                  $0.77398                        8,577


* COMMENCEMENT OF BUSINESS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES:
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (GMDB GREATER OF ROLL UP AND STEP-UP 1.90)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD    AT END OF PERIOD          OUTSTANDING AT END OF PERIOD

JENNISON PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00648                  $0.75180                      377,115

PRUDENTIAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00966                  $0.80268                       66,016

PRUDENTIAL GLOBAL PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00695                  $0.78418                       29,542
PRUDENTIAL MONEY MARKET PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $0.99999                  $0.99700                      571,732

PRUDENTIAL STOCK INDEX PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00874                  $0.81618                      266,528

PRUDENTIAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00859                  $0.79484                      132,220
SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00676                  $0.79375                       96,535

SP AIM AGGRESSIVE GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00303                  $0.78053                       97,237

SP AIM CORE EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00935                  $0.85428                      250,386
SP ALLIANCE LARGE CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00779                  $0.77852                      111,582

SP ALLIANCE TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00200                  $0.67919                       63,900

SP BALANCED ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00334                  $0.88815                    2,232,613
SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00202                  $0.93721                    1,208,424

SP DAVIS VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00675                  $0.85308                      767,809

SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00811                  $0.81683                      301,582
SP GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00493                  $0.84106                      867,397



* COMMENCEMENT OF BUSINESS                                                             THIS CHART CONTINUES ON THE NEXT PAGE

--------------------------------------------------------------------------------
 70

--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS (GMDB GREATER OF ROLL UP AND STEP-UP 1.90)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD    AT END OF PERIOD          OUTSTANDING AT END OF PERIOD
SP INVESCO SMALL COMPANY GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $0.99995                  $0.76102                       42,549

SP JENNISON INTERNATIONAL GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00363                  $0.76740                      102,907

SP LARGE CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00955                  $0.83199                      169,886

SP MFS CAPITAL OPPORTUNITIES PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00459                  $0.76423                       82,463

SP MID CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $0.98985                  $0.67989                      273,705

SP PIMCO HIGH YIELD PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $0.99894                  $0.96993                      254,347

SP PIMCO TOTAL RETURN PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $0.99995                  $1.05530                    1,146,670

SP PRUDENTIAL US EMERGING GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00811                  $0.75509                       99,516

SP SMALL/MID CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00400                  $0.77764                      687,163

SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00807                  $0.80631                       53,305

JANUS ASPEN SERIES--GROWTH PORTFOLIO
SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00859                  $0.77246                       13,767


* COMMENCEMENT OF BUSINESS

--------------------------------------------------------------------------------

                       This page intentionally left blank

PART III PROSPECTUSES
--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Incorporated by reference to Part II, Item 2 or Part II, Item 5 of the Registrant's most recently filed report on Form 10-Q or 10-K, respectively.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in connection with certain affiliates, maintains various insurance coverages under which the underwriter and certain affiliated persons may be insured against liability which may be incurred in such capacity, subject to the terms, conditions and exclusions of the insurance policies.

Arizona, being the state of organization of Pruco Life Insurance Company ("Pruco"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850, et seq. of the Arizona Statutes Annotated. The text of Pruco's By-law, Article VIII which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to its Form 10-Q, filed August 15, 1997.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a)  EXHIBITS

(1) Form of a Distribution Agreement between Prudential Investment Management Services, Inc., "PIMS" (Principal Underwriter) and Pruco Life Insurance Company (Depositor). (Note 2)


(3) (i) Articles of Incorporation of Pruco Life Insurance Company, as amended through October 19, 1993 (Note 9)



     (ii) By-Laws of Pruco Life Insurance Company, as amended through May 6, 1997 (Note 10)


(4)  (a) Strategic Partners Variable Annuity Contract VBON-2000 (Note 3)

     (b) Strategic Partners Variable Annuity Contract VDCA-2000 (Note 3)


     (c) Strategic Partners MVA Endorsement ORD 112805 (Note 8)



     (d) Strategic Partners Application ORD 99730 (Note 8)


     (e) FlexElite Variable Annuity Contract VFLX-2003 (Note 7)

     (f) FlexElite Application (to be filed by post-effective amendment)

(5) Opinion of Counsel as to the legality of the securities being registered. (Note 1)


(23) Consent of PricewaterhouseCoopers LLP (Note 1)


(24) Powers of Attorney:

     (a) Vivian L. Banta, Richard J. Carbone, and Helen M. Galt  (Note 4)

     (b) Ronald P. Joelson. (Note 6)

     (c) James J. Avery, Jr. (Note 5)

     (d) David R. Odenath, Jr. (Note 6)

     (e) William J. Eckert, IV (Note 6)


     (f) Andrew J. Mako (to be filed by Amendment)


----------
(Note 1) Filed herewith.

(Note 2) Incorporated by reference to Post Effective Amendment No. 4 on Form
    S-1, Registration No. 33-61143, filed April 15, 1999, on behalf the Pruco Life Insurance Company.

(Note 3) Incorporated by reference to the initial registration on Form N-4, Registration No. 333-37728, filed May 24, 2000 on behalf of the Pruco Life Flexible Premium Variable Annuity Account.

(Note 4) Incorporated by reference to Post-Effective Amendment No. 5 to Form
    S-6, Registration No. 333-85115, filed on or about June 28, 2001 on behalf of the Pruco Life Variable Universal Account.

(Note 5) Incorporated by reference to Post-Effective Amendment No. 2 to Form
    S-6, Registration No. 333-07451, filed June 25, 1997 on behalf of the Pruco Life Variable Appreciable Account.

(Note 6) Incorporated by reference to initial Registration on Form N-4,
    Registration No. 333-52754, filed December 26, 2000 on behalf of the Pruco Life Flexible Premium Variable Annuity Account.

(Note 7) Incorporated by reference to Post-Effective Amendment No. 1 to Form
    N-4, Registration No. 333-75702, filed February 14, 2003 on behalf of Pruco Life Flexible Premium Variable Annuity Account.


(Note 8) Incorporated by reference to initial Form S-3 Registration
    No. 333-103474 filed February 27, 2003 on behalf of Pruco Life Insurance Company.



(Note 9) Incorporated by reference to the initial registration on Form S-6, Registration No. 333-07451, filed July 2, 1999 on behalf of the Pruco Life Variable Appreciable Account.



(Note 10) Incorporated by reference to Form 10-Q as filed August 15, 1997, on behalf of Pruco Life Insurance Company.



ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and



         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 23rd day of April, 2003.


                     PRUCO LIFE INSURANCE COMPANY
                     (Registrant)


                     By: /s/ ANDREW J. MAKO
                     ----------------------
                     ANDREW J. MAKO
                     PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE AND TITLE


    /s/  *                                        April 23, 2003
   -------------------------------------------
         VIVIAN L. BANTA
         CHAIRMAN AND DIRECTOR


    /s/  *                                        *By: /s/ CLIFFORD E. KIRSCH
   -------------------------------------------    ---------------------------
         WILLIAM J. ECKERT, IV                    CLIFFORD E. KIRSCH
         VICE PRESIDENT AND CHIEF                 (ATTORNEY-IN-FACT)
         ACCOUNTING OFFICER,(PRINCIPAL FINANCIAL
         OFFICER AND CHIEF ACCOUNTING OFFICER)

    /s/  *
   -------------------------------------------
         RONALD P. JOELSON
         DIRECTOR

    /s/  *
   -------------------------------------------
         RICHARD J. CARBONE
         DIRECTOR

    /s/  *
   -------------------------------------------
         HELEN M. GALT
         DIRECTOR

    /s/  *
   -------------------------------------------
         JAMES J. AVERY, JR.
         VICE CHAIRMAN AND DIRECTOR

    /s/  *
   -------------------------------------------
         DAVID R. ODENATH, JR.
         DIRECTOR



   -------------------------------------------
         ANDREW J. MAKO
         PRESIDENT AND DIRECTOR

                                  EXHIBIT INDEX

(5)  Opinion of Counsel

(23) Consent of PricewaterhouseCoopers LLP